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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

American Residential Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROSPECTUS/PROXY STATEMENT

January 22, 2016

Dear American Residential Properties Stockholder:

         You are cordially invited to attend a special meeting of the stockholders of American Residential Properties, Inc. to be held at our headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., local time.

         At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger of American Residential Properties into a subsidiary of American Homes 4 Rent, a Maryland real estate investment trust. This merger will close concurrently with the merger of the operating partnerships of the two companies.

         Upon completion of the mergers, you will be entitled to receive 1.135 Class A common shares of American Homes 4 Rent for each share of American Residential Properties common stock that you own at that time, and you will no longer be a stockholder of American Residential Properties. This exchange ratio is fixed and will not be adjusted to reflect changes in the trading prices of the shares of either company. The Class A common shares of American Homes 4 Rent are traded on the New York Stock Exchange under the symbol "AMH". We anticipate that, upon completion of the mergers, former American Residential Properties equity holders will own approximately 12.6% of the equity of American Homes 4 Rent.

         The board of directors of American Residential Properties unanimously recommends that you vote "FOR" the merger of American Residential Properties into the American Homes 4 Rent subsidiary and "FOR" the proposal to approve adjournments of the special meeting, if necessary. In arriving at its recommendations, the board gave careful consideration to a number of factors described in the accompanying prospectus/proxy statement. As described in the accompanying materials, the board conducted a comprehensive process designed to maximize value to the American Residential Properties stockholders.

         The affirmative vote, whether in person or by proxy, of a majority of the outstanding shares of common stock of American Residential Properties is required to approve the merger of American Residential Properties into the American Homes 4 Rent subsidiary.

         The accompanying prospectus/proxy statement explains the proposed mergers and provides specific information concerning the special meeting. It also includes a copy of the merger agreement. Please read the accompanying materials. In particular, you should carefully consider the discussion in the section entitled "Risk Factors," beginning on page 29 of the prospectus/proxy statement.

         Whether or not you plan to attend the special meeting, we urge you to please complete, sign and return your proxy as soon as possible in the enclosed pre-addressed, postage-paid envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the special meeting and vote your shares of common stock in person. Your proxy may be revoked at any time before it is voted by submitting a written revocation or an executed proxy bearing a later date, or by attending and voting in person at the special meeting. For shares held in "street name," you may revoke or change your vote by submitting instructions to your broker, bank or nominee. If you fail to vote in person or by proxy, it will have the same effect as a vote against the merger proposal.

Sincerely,

Stephen G. Schmitz Chief Executive Officer and Chairman American Residential Properties, Inc.

         Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the parent merger or the securities to be issued under this prospectus/proxy statement or has passed upon the adequacy or accuracy of the disclosure in this prospectus/proxy statement. Any representation to the contrary is a criminal offense.

         This prospectus/proxy statement is dated January 22, 2016 and is first being mailed to ARPI stockholders on or about January 28, 2016.

AMERICAN RESIDENTIAL PROPERTIES, INC.
7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2016

To the Stockholders of American Residential Properties, Inc.:

        Notice is hereby given of a special meeting of stockholders of American Residential Properties, Inc., which we refer to as ARPI. The special meeting, which we refer to as the ARPI special meeting, will be held at ARPI's headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., Mountain Standard Time, to consider and vote upon the following matters:

  •
  a proposal to approve the merger of ARPI with and into a wholly owned subsidiary of American Homes 4 Rent, which transaction we refer to as the parent merger, pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, as it may be amended from time to time, which we refer to as the merger agreement, by and among American Homes 4 Rent, Sunrise Merger Sub, LLC, American Homes 4 Rent, L.P., OP Merger Sub, LLC, ARPI, American Residential Properties OP, L.P. and American Residential GP, LLC, and the other transactions contemplated by the merger agreement (the "merger proposal"); and

  •
  a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the "adjournment proposal").

        THE ARPI BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED AND APPROVED THE PARENT MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, ADOPTED RESOLUTIONS DECLARING IT ADVISABLE AND IN THE BEST INTERESTS OF ARPI, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL.

        ARPI stockholders of record at the close of business on January 22, 2016, are entitled to receive this notice and vote at the ARPI special meeting and any adjournment thereof.

        The merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ARPI common stock. If you fail to vote in person or by proxy, it will have the same effect as voting against the merger proposal. The parent merger cannot be completed without the approval by ARPI stockholders of the merger proposal.

        The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the votes cast on such proposal. If you fail to vote in person or by proxy, such failure will have no effect on the adjournment proposal.

        Please refer to the accompanying prospectus/proxy statement for further information with respect to the business to be transacted at the ARPI special meeting.

        Please refer to the proxy card and the accompanying prospectus/proxy statement for information regarding your voting options. Even if you plan to attend the ARPI special meeting, please submit a proxy to assure that your shares of ARPI common stock are represented at the ARPI special meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying prospectus/proxy statement.

By Order of the Board of Directors of American Residential Properties, Inc.

Patricia B. Dietz General Counsel, Chief Compliance Officer and Secretary

Scottsdale, Arizona
January 22, 2016

        Your vote is important. Whether or not you plan to attend the ARPI special meeting in person, we urge you to authorize a proxy to vote your shares of ARPI common stock as promptly as possible by (1) accessing the internet website specified on the enclosed proxy card, (2) calling the toll-free number specified on the enclosed proxy card, or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares of ARPI common stock may be represented and voted at the ARPI special meeting. If your shares of ARPI common stock are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the record holder of your shares of ARPI common stock.

 ADDITIONAL INFORMATION

        This prospectus/proxy statement incorporates important business and financial information about American Homes 4 Rent, which is referred to herein as AMH, and American Residential Properties, Inc., which is referred to herein as ARPI, from other documents that are not included in or delivered with this prospectus/proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this prospectus/proxy statement by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

American Homes 4 Rent Attention: Investor Relations 30601 Agoura Road, Suite 200 Agoura Hills, California 91301 Telephone: (855) 794-2447	American Residential Properties, Inc. c/o Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, New York 10036 Telephone: (877) 285-5990

        Investors may also consult AMH's or ARPI's website for more information concerning the mergers described in this prospectus/proxy statement. AMH's website is www.americanhomes4rent.com. ARPI's website is www.amresprop.com. Additional information is available at www.sec.gov. Information included on these websites is not incorporated by reference into this prospectus/proxy statement.

        If you would like to request copies of any documents that are incorporated by reference into this prospectus/proxy statement, please do so by February 19, 2016 in order to receive them before the ARPI special meeting.

        For more information, see "Where You Can Find More Information" beginning on page 164.

ABOUT THIS DOCUMENT

        This prospectus/proxy statement, which forms part of a registration statement on Form S-4 filed by AMH (File No. 333-208714) with the Securities and Exchange Commission, which is referred to herein as the SEC, constitutes a prospectus of AMH for purposes of the Securities Act of 1933, as amended, which is referred to herein as the Securities Act, with respect to the AMH Class A common shares to be issued to ARPI stockholders in exchange for shares of ARPI common stock pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, by and among AMH, Sunrise Merger Sub, LLC, American Homes 4 Rent, L.P., OP Merger Sub, LLC, ARPI, American Residential Properties OP, L.P. and American Residential GP, LLC, as such agreement may be amended from time to time, which is referred to herein as the merger agreement. This prospectus/proxy statement also constitutes a proxy statement for ARPI for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act. In addition, it constitutes a notice of meeting with respect to the ARPI special meeting.

        You should rely only on the information contained or incorporated by reference in this prospectus/proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus/proxy statement. This prospectus/proxy statement is dated January 22, 2016. You should not assume that the information contained in, or incorporated by reference into, this prospectus/proxy statement is accurate as of any date other than that date. Neither our mailing of this prospectus/proxy statement to ARPI stockholders nor the issuance by AMH of its Class A common shares pursuant to the merger agreement will create any implication to the contrary.

        This prospectus/proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this prospectus/proxy statement regarding AMH has been provided by AMH, and information contained in this prospectus/proxy statement regarding ARPI has been provided by ARPI.

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QUESTIONS AND ANSWERS

        The following are answers to some questions that you may have regarding the proposed transaction between AMH and ARPI and the ARPI special meeting. AMH and ARPI urge you to read carefully this entire prospectus/proxy statement, including the Annexes and the documents incorporated by reference into this prospectus/proxy statement, because the information in this section does not provide all the information that might be important to you.

        Unless stated otherwise, all references in this prospectus/proxy statement to:

  •
  "AMH" are to American Homes 4 Rent, a Maryland real estate investment trust;

  •
  the "AMH Board" are to the board of trustees of AMH;

  •
  "AMH common shares" are to Class A common shares of beneficial interest in AMH, $0.01 par value per share;

  •
  "AMH OP" are to American Homes 4 Rent, L.P., a Maryland limited partnership, which is AMH's operating partnership;

  •
  "AMH OP limited partnership agreement" are to the Agreement of Limited Partnership of AMH OP, dated as of November 21, 2012, as amended, restated or supplemented from time to time;

  •
  "AMH OP units" are to the limited partnership interests in AMH OP designated as "Class A Units," "LTIP Units," "Limited Partner Interests," "Partnership Interests," or "Partnership Units" under the AMH OP limited partnership agreement;

  •
  "ARP GP" are to American Residential GP, LLC, a Delaware limited liability company, which is the general partner of ARPI's operating partnership and is a wholly owned subsidiary of ARPI;

  •
  "ARP OP" are to American Residential Properties OP, L.P., a Delaware limited partnership, which is ARPI's operating partnership;

  •
  "ARP OP limited partnership agreement" are to the Agreement of Limited Partnership of ARP OP, dated as of May 11, 2012, as amended, modified or supplemented from time to time and in effect on the date hereof;

  •
  "ARP OP units" are to the limited partner interests in ARP OP designated as "Common Units," "LTIP Units," "Partnership Interests" or "Partnership Units" under the ARP OP limited partnership agreement;

  •
  "ARPI" are to American Residential Properties, Inc., a Maryland corporation;

  •
  the "ARPI Board" are to the board of directors of ARPI;

  •
  "ARPI common stock" are to shares of common stock of ARPI, $0.01 par value per share;

  •
  "ARPI special meeting" are to the special meeting of ARPI stockholders to be held at ARPI's headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., Mountain Standard Time;

  •
  the "merger agreement" are to the Agreement and Plan of Merger, dated as of December 3, 2015, by and among AMH, Merger Sub, AMH OP, OP Merger Sub, ARPI, ARP OP and ARP GP, as it may be amended from time to time, a copy of which is attached as Annex A to this prospectus/proxy statement and is incorporated herein by reference;

  •
  "Merger Sub" are to Sunrise Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMH;

  •
  the "mergers" are to the parent merger and the partnership merger;

  •
  the "NYSE" are to the New York Stock Exchange;

  •
  "OP Merger Sub" are to OP Merger Sub, LLC, a Delaware limited limited liability company and wholly owned subsidiary of AMH OP;

  •
  the "parent merger" are to the merger of ARPI with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH, pursuant to the terms of the merger agreement;

  •
  the "partnership merger" are to the merger of OP Merger Sub with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP, pursuant to the terms of the merger agreement;

  •
  "REIT" are to a real estate investment trust; and

  •
  "SEC" are to the United States Securities and Exchange Commission.

Q:
What is the proposed transaction?

A:
AMH and ARPI, and certain of their subsidiaries, have entered into the merger agreement, which provides for the merger of ARPI with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH, pursuant to the terms of the merger agreement.

  The merger agreement also provides for the merger of OP Merger Sub with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP.

Q:
What will holders of ARPI common stock receive in connection with the parent merger?

A:
As a result of the parent merger, each issued and outstanding share of ARPI common stock (including each issued and outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that vest or lapse in connection with the parent merger) will automatically be converted into the right to receive 1.135, which is referred to herein as the exchange ratio, AMH common shares. Each issued and outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that do not vest or lapse immediately prior to the effective time of the parent merger in accordance with the terms of the applicable employee benefit plan relating to such shares, which is referred to herein as ARPI restricted stock, will automatically be converted into the right to receive 1.135 AMH common shares that are subject to the same vesting and forfeiture conditions as are applicable to such shares immediately prior to the effective time of the parent merger, which are referred to herein as AMH restricted shares, as described under "The Merger Agreement—Merger Consideration; Effects of the Parent Merger and the Partnership Merger" beginning on page 126. ARPI stockholders will not receive any fractional AMH common shares in the parent merger. Instead, ARPI stockholders will be paid cash (without interest) in lieu of any fractional share interests to which they would otherwise be entitled.

  As a result of the partnership merger, each ARP OP unit will automatically be converted into 1.135 AMH OP units. Immediately prior to the effective time of the partnership merger, each outstanding unvested LTIP unit of ARP OP, which are collectively referred to herein as ARPI LTIP units, (i) that is subject to time-based vesting restrictions will become fully vested, (ii) that is subject to performance-based vesting and was granted on a date prior to January 1, 2015 will become fully vested, and (iii) that is subject to performance-based vesting and was granted on or after January 1, 2015, will become vested based on actual performance up to the effective time of the partnership merger. All issued and outstanding unvested ARPI LTIP units that do not become vested immediately prior to the effective time of the partnership merger will be immediately forfeited and void. At the effective time of the partnership merger, each issued and outstanding vested ARPI LTIP unit will automatically be converted into 1.135 AMH OP units. Holders of ARP OP units and holders of ARPI LTIP units will not receive any fractional AMH OP units in the partnership merger. Instead, holders of ARP OP units and holders of ARPI LTIP units will be paid cash (without interest) in lieu of any fractional interests to which they would otherwise be entitled.

Q:
How will AMH shareholders be affected by the mergers and the issuance of AMH common shares to ARPI stockholders in the parent merger?

A:
The parent merger will not affect the number of AMH common shares each AMH shareholder owns immediately prior to the parent merger. However, because AMH will be issuing new AMH common shares to ARPI stockholders in the parent merger and there will consequently be more AMH common shares outstanding, each outstanding AMH common share immediately prior to the parent merger will represent a smaller percentage of the aggregate number of AMH common shares outstanding after the parent merger.

  Upon completion of the parent merger, AMH and ARPI anticipate that continuing AMH equity holders will own approximately 87.4% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 86.7% of the total voting power of AMH shareholders, and former ARPI equity holders will own approximately 12.6% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 13.3% of the total voting power of AMH shareholders.

Q:
What happens if the market prices of AMH common shares or shares of ARPI common stock change before the closing of the parent merger?

A:
Changes in the market price of AMH common shares or the market price of shares of ARPI common stock at or prior to the effective time of the parent merger will not change the number of AMH common shares that ARPI stockholders will receive in the parent merger, because the exchange ratio is fixed. However, the value of the AMH common shares to be received by ARPI stockholders in the parent merger will depend on the market price of AMH common shares at the time of the parent merger.

Q:
Why am I receiving this prospectus/proxy statement?

A:
The ARPI Board is using this prospectus/proxy statement to solicit proxies of ARPI stockholders in connection with the parent merger and the other transactions contemplated by the merger agreement. The parent merger and the other transactions contemplated by the merger agreement cannot be completed unless the holders of a majority of the outstanding shares of ARPI common stock vote to approve the proposal regarding the parent merger and the other transactions contemplated by the merger agreement. We refer herein to this proposal as the merger proposal.

  ARPI will hold a meeting of its stockholders to obtain this approval and to consider the other proposal as described elsewhere in this prospectus/proxy statement.

  This prospectus/proxy statement contains important information about the merger proposal and the other proposal being voted on at the ARPI special meeting and you should read it carefully. The enclosed voting materials allow you to vote your shares of ARPI common stock without attending the ARPI special meeting.

  Your vote is important. We encourage you to submit your proxy as promptly as possible. If you do not vote or submit your proxy, that will have the same effect as voting against the merger proposal.

Q:
Am I being asked to vote on any other proposals at the ARPI special meeting in addition to the merger proposal?

A:
At the ARPI special meeting, ARPI stockholders will be asked to consider and vote upon the following proposal in addition to the merger proposal:

•
a proposal to approve one or more adjournments of the ARPI special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.

  We refer herein to this additional proposal as the adjournment proposal.

Q:
Why is AMH proposing the mergers?

A:
In making its determination to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement, the AMH Board considered a number of factors. See "The Mergers—AMH's Reasons for the Mergers" beginning on page 63 for a discussion of such factors.

Q:
Why is ARPI proposing the mergers?

A:
The ARPI Board is proposing the mergers for several reasons, including (i) the ARPI Board's belief that, after giving effect to the mergers and the exchange of ARPI common stock for AMH common shares, ARPI's stockholders will have the potential to realize a greater long-term return on their investment than they would if ARPI remained independent, liquidated or pursued a different strategic alternative, (ii) the premium ARPI stockholders are receiving over historical stock prices and (iii) the improved liquidity ARPI stockholders will have by holding shares in an entity having a significantly larger equity capitalization. To review the reasons of the ARPI Board for the mergers in greater detail, see "The Mergers—Recommendation of the ARPI Board and Its Reasons for the Mergers" beginning on page 60.

Q:
Who will be the trustees on the AMH Board after the parent merger?

A:
After the parent merger, the AMH Board will consist of nine members, eight of whom are the current trustees of AMH and one of whom will be designated by ARPI, subject to such designee being one of the current members of the ARPI Board who is reasonably acceptable to the AMH Board, has not been party to or involved in an event that would be required to be disclosed pursuant to Rule 401(f) of Regulation S-K under the Securities Act and the Exchange Act, and who qualifies as an independent trustee as set forth in the NYSE Listed Company Manual or any NYSE rules related thereto as determined by the nominating committee of the AMH Board. The eight current trustees of AMH are Dann V. Angeloff, John Corrigan, Matthew J. Hart, B. Wayne Hughes, James H. Kropp, David P. Singelyn, Lynn C. Swann and Kenneth M. Woolley.

Q:
Will AMH and ARPI continue to pay dividends prior to the effective time of the parent merger?

A:
Yes. The merger agreement permits AMH to continue to pay regular quarterly dividends, in accordance with past practice, and any dividend or distribution that is necessary to maintain its REIT qualification and/or to avoid the imposition of U.S. federal income or excise tax. The merger agreement also permits ARPI to pay a regular quarterly dividend at a rate of $0.10 per share in accordance with past practice for the fourth quarter of 2015. However, the merger agreement limits the amount of any regular quarterly dividend ARPI may pay in 2016 to a rate equal to the applicable quarterly dividend per share declared by AMH in respect of AMH common shares, multiplied by the exchange ratio.

Q:
When and where is the ARPI special meeting?

A:
The ARPI special meeting will be held at ARPI's headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., Mountain Standard Time.

Q:
Who can vote at the ARPI special meeting and how many votes do I have?

A:
All ARPI stockholders of record as of the close of business on January 22, 2016, the record date for determining stockholders entitled to notice of and to vote at the ARPI special meeting, are entitled to receive notice of and vote at the ARPI special meeting. As of January 21, 2016, there were 32,205,558 shares of ARPI common stock outstanding and entitled to vote at the ARPI special meeting, held by approximately 32 holders of record. Each share of ARPI common stock is entitled to one vote on each proposal presented at the ARPI special meeting.

Q:
What constitutes a quorum?

A:
ARPI's bylaws provide that the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum.

  Shares that are voted, in person or by proxy, and shares held by stockholders who abstain from voting are treated as present at the ARPI special meeting for purposes of determining whether a quorum is present.

Q:
What vote is required to approve the proposals?

A:
Approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of ARPI common stock.

  Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast on the proposal.

Q:
How does the ARPI Board recommend that ARPI stockholders vote on the proposals?

A:
After careful consideration, the ARPI Board has unanimously determined and declared that the parent merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of ARPI and approved and adopted the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The ARPI Board unanimously recommends that ARPI stockholders vote "FOR" the merger proposal and "FOR" the adjournment proposal.

  For a more complete description of the recommendation of the ARPI Board, see "The Mergers—Recommendation of the ARPI Board and Its Reasons for the Mergers" beginning on page 60.

Q:
Have any ARPI stockholders already agreed to approve the parent merger?

A:
Yes. Pursuant to separate voting agreements, Stephen G. Schmitz, ARPI's Chief Executive Officer and Chairman of the ARPI Board, and Laurie A. Hawkes, ARPI's President, Chief Operating Officer and Director, who as of December 3, 2015 collectively owned, directly or indirectly, less than 1% of the outstanding shares of ARPI common stock and approximately 88.1% of the outstanding ARP OP units, have agreed to vote in favor of the merger proposal and against any alternative proposal, subject to the terms and conditions of their voting agreements, as described under "Voting Agreements" beginning on page 149.

Q:
Who is responsible for conducting the ARPI special meeting and what are his or her powers?

A:
An individual appointed by the ARPI Board will serve as chairman of the ARPI special meeting. The order of business and all other matters of procedure at the meeting will be determined by the chairman, who may prescribe such rules, regulations and procedures and take such action as, in his or her discretion and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.

Q:
If my shares of ARPI common stock are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of ARPI common stock for me?

A:
No. Unless you instruct your broker, bank or other nominee how to vote your shares of ARPI common stock held in "street name," your shares will NOT be voted, which will have the same effect as voting "AGAINST" the merger proposal. If you hold your shares of ARPI common stock in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in "street name"), you must provide your broker, bank or other nominee with instructions on how to vote your shares.

Q:
Are there risks associated with the parent merger that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the parent merger and the other transactions contemplated by the merger agreement that you should consider. They are discussed in this prospectus/proxy statement described in the section entitled "Risk Factors" beginning on page 29.

Q:
Are there any conditions to closing of the mergers that must be satisfied for the mergers to be completed?

A:
Yes. In addition to the approval of the ARPI stockholders of the parent merger and the other transactions contemplated by the merger agreement, there are a number of conditions that must be satisfied or waived for the mergers to be consummated. For a description of all of the conditions to the mergers, see "The Merger Agreement—Conditions to Completion of the Mergers" beginning on page 141.

Q:
What happens if I do not vote for a proposal?

A:
If you fail to vote, fail to instruct your broker, bank or nominee to vote, or abstain from voting:

•
with respect to the merger proposal, it will have the same effect as a vote "AGAINST" the proposal; and

•
with respect to the adjournment proposal, it will not have an effect on the proposal.

Q:
Will my rights as an ARPI stockholder change as a result of the parent merger?

A:
Yes. You will have different rights following the effective time of the parent merger because you will hold AMH common shares instead of ARPI common stock, and there are differences between the governing documents of AMH and ARPI. For more information regarding the differences in shareholder rights, see "Comparison of Rights of Shareholders of AMH and Stockholders of ARPI" beginning on page 158.

Q:
When are the mergers expected to be completed?

A:
AMH and ARPI expect to complete the mergers as soon as reasonably practicable following satisfaction of all of the required conditions to closing the mergers. If the ARPI stockholders approve the parent merger and the other transactions contemplated by the merger agreement, and if the other conditions to closing the mergers are satisfied or waived, it is expected that the mergers will be completed in the first half of 2016. However, there is no guaranty that the conditions to the mergers will be satisfied or that the mergers will close.

Q:
Do I need to do anything with my share certificates or book-entry shares now?

A:
No. You should not submit or attempt to exchange your share certificates or book-entry shares at this time. After the parent merger is completed, if you held ARPI common stock, the exchange agent for AMH will send you, or to your broker, bank or other nominee if you hold your shares of ARPI common stock in street name, a letter of transmittal and instructions for exchanging your shares of ARPI common stock for AMH common shares pursuant to the terms of the merger agreement. Upon surrender of a certificate or book-entry share for cancellation along with the executed letter of transmittal and other required documents described in the instructions, an ARPI stockholder will receive AMH common shares pursuant to the terms of the merger agreement. The value of any fractional interest of an AMH common share to which a holder would otherwise be entitled will be paid in cash.

Q:
What are the anticipated U.S. federal income tax consequences to me of the proposed parent merger?

A:
The parent merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to herein as the Code. The closing of the mergers is conditioned on the receipt by each of AMH and ARPI of an opinion from its respective counsel to the effect that the parent merger will qualify as reorganization within the meaning of Section 368(a) of the Code. Assuming that the parent merger qualifies as a reorganization, U.S. holders of shares of ARPI common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of AMH common shares in exchange for shares of ARPI common stock in connection with the parent merger, except with respect to cash received in lieu of any fractional interests of AMH common shares. Holders of shares of ARPI common stock should read the discussion under the heading "The Mergers—U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Parent Merger" beginning on page 85 and consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the parent merger in their particular circumstances.

Q:
Are ARPI stockholders entitled to dissenters' or appraisal rights?

A:
No. ARPI stockholders are not entitled to dissenters' or appraisal rights in connection with the parent merger.

Q:
What do I need to do now?

A:
After you have carefully read this prospectus/proxy statement, please complete, sign and date your proxy card or voting instruction card and return it in the enclosed pre-addressed, postage-paid envelope or, if available, by submitting your proxy by one of the other methods specified on your proxy card or voting instruction card as promptly as possible so that your shares of ARPI common stock will be represented and voted at the ARPI special meeting.

  If you hold your shares through a broker, bank or other nominee, please refer to your proxy card or voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available to you.

  The method by which you submit a proxy will in no way limit your right to vote at the ARPI special meeting if you later decide to attend the meeting in person. However, if your shares of ARPI common stock are held in the name of a broker, bank or other nominee, you must obtain a

  "legal proxy," executed in your favor, from your broker, bank or other nominee to be able to vote in person at the ARPI special meeting.

Q:
How will my proxy be voted?

A:
All shares of ARPI common stock entitled to vote and represented by properly completed proxies received prior to the ARPI special meeting, and not revoked, will be voted at the ARPI special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of ARPI common stock should be voted on a matter, the shares of ARPI common stock represented by your proxy will be voted as the ARPI Board recommends and therefore "FOR" the merger proposal and "FOR" the adjournment proposal. If you do not provide voting instructions to your broker, bank or other nominee, your shares of ARPI common stock will NOT be voted at the ARPI special meeting, which will have the same effect as a vote "AGAINST" the merger proposal.

Q:
Can I revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the ARPI special meeting. If you are a holder of record, you can do this in any of the three following ways:

•
by sending a written notice to ARPI's Secretary at 7047 East Greenway Parkway, Suite 350, Scottsdale, AZ 85254 in time for it to be received before the ARPI special meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card bearing a later date than the date of the proxy you are revoking and returning it by mail in time for it to be received before the ARPI special meeting, or by submitting a proxy at a later date by the Internet or telephone, in which case your later-submitted proxy will be recorded and your earlier proxy will be revoked; or

•
by attending the ARPI special meeting and voting in person, although simply attending the ARPI special meeting will not revoke your proxy or change your vote, as you must deliver a notice of revocation or vote at the ARPI special meeting in order to revoke a prior proxy.

  If your shares of ARPI common stock are held in an account at a broker, bank or other nominee and you desire to change your vote or vote in person, you should contact your broker, bank or other nominee for instructions on how to do so.

Q:
What does it mean if I receive more than one set of voting materials for the ARPI special meeting?

A:
You may receive more than one set of voting materials for the ARPI special meeting, including multiple copies of this prospectus/proxy statement and multiple proxy cards or voting instruction cards because you hold shares of ARPI common stock in different accounts or under different names. For example, if you hold your shares of ARPI common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of ARPI common stock. If you are a holder of record and your shares of ARPI common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return every proxy card and voting instruction card that you receive or, if available, please submit each of your proxies by telephone or over the Internet.

Q:
Do I need identification to attend the ARPI special meeting in person?

A:
Yes. If you wish to attend the ARPI special meeting in person, please bring proper identification, together with proof that you are a record owner of shares of ARPI common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of ARPI common stock on the applicable record date. Even if you plan to attend the ARPI special meeting and to vote in person, please submit a proxy as early as possible to assure that your shares of ARPI common stock are represented at the ARPI special meeting.

Q:
Will a proxy solicitor be used?

A:
Yes. ARPI has engaged Okapi Partners LLC to assist in the solicitation of proxies for the ARPI special meeting, and ARPI estimates it will pay Okapi Partners LLC a fee not to exceed $19,000. ARPI has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses. In addition to mailing proxy solicitation material, ARPI's directors, officers and employees may also solicit proxies in person, by telephone or by any other means of communication deemed appropriate. No additional compensation will be paid to ARPI's directors, officers or employees for such services.

Q:
Who can answer my questions?

A:
If you have any questions about the merger proposal or the adjournment proposal or how to submit your proxy or need additional copies of this prospectus/proxy statement, the enclosed proxy card or voting instructions, you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Telephone: (877) 285-5990

SUMMARY

        The following summary highlights some of the information contained in this prospectus/proxy statement. This summary may not contain all of the information that is important to you. For a more complete description of the merger agreement, the mergers and the other transactions contemplated by the merger agreement, AMH and ARPI encourage you to read carefully this entire prospectus/proxy statement, including the attached Annexes and the other documents to which you have been referred. See also "Where You Can Find More Information" beginning on page 164. Page references have been included to direct you to more complete descriptions in this prospectus/proxy statement of the topics presented in this summary.

The Companies

American Homes 4 Rent (See page 39)

        AMH is an internally managed Maryland REIT focused on acquiring, renovating, leasing and operating single-family homes as rental properties. AMH commenced operations in November 2012 to continue the investment activities of American Homes 4 Rent LLC, which is referred to herein as AH LLC, which was founded by its chairman, B. Wayne Hughes, in 2011 to take advantage of the dislocation in the single-family rental market. AMH completed its initial public offering on the NYSE in August 2013.

        As of September 30, 2015, AMH owned 38,377 single-family properties in selected sub-markets of metropolitan statistical areas, or MSAs, in 22 states. As of September 30, 2015, 35,617, or 92.8%, of AMH's total properties were leased. AMH's properties are internally managed through its proprietary property management platform.

        AMH conducts substantially all of its operations through its operating partnership, AMH OP, of which AMH is the general partner, and its subsidiaries. As of September 30, 2015, AMH held a 79.3% interest in AMH OP.

        AMH common shares are listed on the NYSE, trading under the symbol "AMH."

        AMH was formed as a REIT in the state of Maryland on October 19, 2012, and AMH OP was formed as a limited partnership in the state of Delaware on October 22, 2012. AMH's principal executive offices are located at 30601 Agoura Road, Suite 200, Agoura Hills, California 91031, and its main telephone number is (805) 413-5300.

        Merger Sub, a Delaware limited liability company and wholly owned subsidiary of AMH, was formed on December 2, 2015 for the purpose of effecting the parent merger. Upon completion of the parent merger, ARPI will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

        OP Merger Sub, a Delaware limited liability company and wholly owned subsidiary of AMH OP, was formed on December 2, 2015 for the purpose of effecting the partnership merger. Upon completion of the partnership merger, OP Merger Sub will be merged with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

American Residential Properties, Inc. (See page 39)

        ARPI is a Maryland corporation that has elected to be treated as a REIT under the Code. ARPI's primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive risk-adjusted returns over the long-term.

        ARPI completed its initial private offering of ARPI common stock in May 2012 and a follow-on private offering and a separate private placement of ARPI common stock in December 2012 and January 2013, respectively. In May 2013, ARPI completed its initial public offering.

        As of September 30, 2015, ARPI owned 8,938 properties in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas with an aggregate investment of $1.34 billion.

        ARPI conducts substantially all of its operations through its operating partnership, ARP OP, of which a wholly owned subsidiary of ARPI is the general partner, and its subsidiaries. As of September 30, 2015, ARPI held, through a wholly owned subsidiary, a 96.3% interest in ARP OP (after giving effect to vested and unvested LTIP awards).

        ARPI common stock is listed on the NYSE, trading under the symbol "ARPI."

        ARPI was incorporated in the state of Maryland on March 30, 2012, and ARP OP was formed in the state of Delaware on April 9, 2012. ARPI's principal executive offices are located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, and its main telephone number is (480) 474-4800.

The Mergers

The Merger Agreement (See page 124)

        AMH, Merger Sub, AMH OP, OP Merger Sub, ARPI, ARP OP and ARP GP have entered into the merger agreement attached as Annex A to this prospectus/proxy statement, which is incorporated herein by reference. AMH and ARPI encourage you to carefully read the merger agreement in its entirety because it is the principal document governing the mergers and the other transactions contemplated by the merger agreement.

The Mergers (See page 47)

        Subject to the terms and conditions of the merger agreement, at the effective time of the parent merger, ARPI will merge with and into Merger Sub, a direct wholly owned subsidiary of AMH, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH. The merger agreement also provides for the partnership merger in which, immediately prior to the parent merger, OP Merger Sub, a direct wholly owned subsidiary of AMH OP, will merge with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP.

        Upon completion of the parent merger, AMH and ARPI estimate that continuing AMH equity holders will own approximately 87.4% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 86.7% of the total voting power of AMH shareholders, and former ARPI equity holders will own approximately 12.6% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 13.3% of the total voting power of AMH shareholders.

The Merger Consideration (See page 126)

        At the effective time of the parent merger, (i) each outstanding share of ARPI common stock (other than shares held by any wholly owned subsidiary of ARPI or by AMH or any of its subsidiaries but including each outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that vest or lapse in connection with the parent merger) will be converted into the right to receive 1.135 AMH common shares, and (ii) each outstanding share of ARPI restricted stock will be converted into the right to receive 1.135 AMH restricted shares.

        The exchange ratio is fixed and will not be adjusted for changes in the market value of AMH common shares. Because of this, the implied value of the merger consideration to be received by ARPI stockholders in the parent merger will fluctuate between now and the completion of the parent merger. Based on the closing price of $16.75 per AMH common share on December 2, 2015, the last trading day before the announcement of the proposed mergers, the exchange ratio represented approximately $19.01 in AMH common shares for each share of ARPI common stock. Based on the closing price of $14.64 per AMH common share on January 21, 2016, the latest practicable trading day before the date of this prospectus/proxy statement, the exchange ratio represented approximately $16.62 in AMH common shares for each share of ARPI common stock.

        You are urged to obtain current market prices of AMH common shares and ARPI common stock. You are cautioned that the trading price of AMH common shares after the mergers may be affected by factors different from those currently affecting the trading prices of AMH common shares and ARPI common stock, and therefore the historical trading prices of AMH common shares and ARPI common stock may not be indicative of the trading price of AMH common shares after the mergers. See the risks related to the mergers and the related transactions described under the section "Risk Factors—Risks Related to the Mergers and Related Transactions" beginning on page 29.

Voting Agreements (See page 149)

        Concurrently with the execution of the merger agreement, AMH entered into separate voting agreements with Stephen G. Schmitz, ARPI's Chief Executive Officer and Chairman of the ARPI Board, and Laurie A. Hawkes, ARPI's President, Chief Operating Officer and Director. As of December 3, 2015, Mr. Schmitz and Ms. Hawkes collectively owned, directly or indirectly, less than 1% of the outstanding shares of ARPI common stock and approximately 88.1% of the outstanding ARP OP units.

        Subject to the terms and conditions contained in the voting agreements, Mr. Schmitz and Ms. Hawkes have agreed to, among other things, vote all shares of ARPI common stock and ARP OP units directly or indirectly owned by him or her to approve and adopt the merger agreement, the mergers and all agreements and actions contemplated by the merger agreement at any meeting of the stockholders of ARPI, or the holders of ARP OP units, as applicable, and at any adjournment thereof, and against the approval of any Acquisition Proposal (as defined in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" beginning on page 134), any reorganization, recapitalization, dissolution, liquidation or winding-up of ARPI or ARP OP or any other extraordinary action involving ARPI other than the mergers, any action the consummation of which could frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the merger agreement, or any other matter relating to, or in connection with, any of the foregoing matters, including the mergers.

        Mr. Schmitz and Ms. Hawkes have also agreed to certain restrictions on the transfer of his or her shares of ARPI common stock and ARP OP units that are subject to the voting agreements and to certain other covenants. The voting agreements terminate upon the earlier of: (1) the closing of the mergers, and (2) the termination of the merger agreement.

        The foregoing summary of the voting agreements is subject to, and qualified in its entirety by reference to, the full text of each of the voting agreements. Copies of the voting agreements are attached as Annex C and Annex D to this prospectus/proxy statement and are incorporated herein by reference.

Recommendations of the ARPI Board (See page 60)

        After careful consideration, the ARPI Board has unanimously determined and declared that the parent merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of ARPI and has unanimously adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

        The ARPI Board unanimously recommends that ARPI stockholders vote "FOR" the merger proposal and "FOR" the adjournment proposal.

Risks Related to the Mergers and Related Transactions (See page 29)

        You should consider carefully all of the risk factors together with all of the other information included in this prospectus/proxy statement before deciding how to vote. The risks related to the mergers and the related transactions are described under the section "Risk Factors—Risks Related to the Mergers and Related Transactions" beginning on page 29.

The ARPI Special Meeting (See page 41)

        The ARPI special meeting will be held at ARPI's headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., Mountain Standard Time.

        At the ARPI special meeting, ARPI stockholders will be asked to consider and vote upon the following matters:

  •
  the merger proposal; and

  •
  the adjournment proposal.

        Approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of ARPI common stock.

        Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast on the proposal.

        ARPI stockholders of record at the closing of business on January 22, 2016 are entitled to receive this notice and vote at the ARPI special meeting and any adjournments or postponements thereof.

        At the close of business on January 21, 2016, directors and executive officers of ARPI and their affiliates were entitled to vote 65,102 shares of ARPI common stock, or approximately 0.2% of the shares of ARPI common stock issued and outstanding on that date. ARPI currently expects that the ARPI directors and executive officers will vote their shares of ARPI common stock in favor of the merger proposal, and, if necessary or appropriate, the adjournment proposal, although only Mr. Schmitz and Ms. Hawkes are obligated to do so. Mr. Schmitz and Ms. Hawkes have separately agreed to vote all the shares of ARPI common stock he or she directly or indirectly owns in favor of the merger proposal, as described above in "Voting Agreements."

        Your vote as an ARPI stockholder is very important. Accordingly, please promptly submit your proxy whether or not you plan to attend the ARPI special meeting in person.

Opinion of ARPI's Financial Advisor (See page 65 and Annex B)

        In connection with the mergers, on December 2, 2015, at a meeting of the ARPI Board, Barclays Capital Inc., which is referred to herein as Barclays, rendered its oral opinion (which was subsequently confirmed and provided in writing) to the ARPI Board that, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in the written opinion, from a financial point of view, the exchange ratio to be offered to the stockholders of ARPI in the parent merger was fair to such stockholders.

        The full text of Barclays' written opinion, dated as of December 2, 2015, is attached as Annex B to this prospectus/proxy statement and is incorporated herein by reference. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. The summary of Barclays' opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. ARPI encourages you to read the opinion carefully in its entirety. Barclays' opinion is addressed to the ARPI Board, addressed only the fairness, from a financial point of view, to ARPI stockholders of the exchange ratio to be offered to such stockholders in the parent merger, and does not constitute a recommendation to any stockholder of ARPI as to how such stockholder should vote with respect to the parent merger. See "The Mergers—Opinion of ARPI's Financial Advisor" beginning on page 65.

Trustees and Management of AMH After the Mergers (See page 77)

        Following the consummation of the mergers, the AMH Board will consist of nine members, eight of whom are the current trustees of AMH and one of whom will be designated by ARPI, subject to such designee being one of the current members of the ARPI Board who is reasonably acceptable to the AMH Board, has not been party to or involved in an event that would be required to be disclosed pursuant to Rule 401(f) of Regulation S-K under the Securities Act and the Exchange Act, and who qualifies as an independent trustee as set forth in the NYSE Listed Company Manual or any NYSE rules related thereto as determined by the nominating committee of the AMH Board. The eight current trustees of AMH are Dann V. Angeloff, John Corrigan, Matthew J. Hart, B. Wayne Hughes, James H. Kropp, David P. Singelyn, Lynn C. Swann and Kenneth M. Woolley.

        All of the executive officers of AMH immediately prior to the effective time of the mergers will continue as the executive officers of AMH following the effective time of the mergers.

Interests of ARPI's Directors and Executive Officers in the Mergers (See page 77)

        Holders of ARPI common stock should be aware that certain of ARPI's directors and executive officers have interests in the mergers that are different from, or in addition to the interests of ARPI stockholders generally, which may create potential conflicts of interest. The ARPI Board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the mergers, and in recommending that ARPI stockholders vote "FOR" the merger proposal and the adjournment proposal. For a description of these interests, refer to the section entitled "The Mergers—Interests of ARPI's Directors and Executive Officers in the Mergers."

Listing of AMH Common Shares; Delisting and Deregistration of ARPI Common Stock (See page 123)

        It is a condition to the completion of the mergers that the AMH common shares issuable in connection with the parent merger be approved for listing on the NYSE, subject to official notice of issuance. After the parent merger is completed, the ARPI common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

No Dissenters' or Appraisal Rights (See page 122)

        Holders of ARPI common stock are not entitled to dissenters' or appraisal rights, and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the parent merger, because, as permitted by the Maryland General Corporation Law, which is referred to herein as the MGCL, ARPI's charter generally provides that stockholders shall not be entitled to exercise any appraisal rights.

Conditions to Completion of the Mergers (See page 141)

        A number of conditions must be satisfied or, to the extent permitted by law, waived before the mergers can be consummated. These include, among others:

  •
  approval of the parent merger, the partnership merger and the other transactions contemplated by the merger agreement by ARPI stockholders;

  •
  a registration statement on Form S-4 relating to the parent merger having been declared effective, no stop order suspending the effectiveness of such Form S-4 having been issued by the SEC and remaining in effect and no proceeding to that effect having been commenced or threatened by the SEC and not withdrawn;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority of competent jurisdiction or any law or other legal restraint or prohibition enjoining, making illegal or preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement;

  •
  the AMH common shares to be issued in the parent merger having been approved for listing on the NYSE, subject to official notice of issuance at or prior to the closing of the mergers;

  •
  the accuracy of the representations and warranties made by each party in the merger agreement and performance by each party of its obligations under the merger agreement (subject in each case to certain materiality standards);

  •
  neither party having experienced a material adverse effect;

  •
  with respect to AMH's obligation to complete the mergers, certain third-party consents and approvals having been obtained and remaining in full force and effect;

  •
  with respect to AMH's obligation to complete the mergers, ARPI having prepared and AMH having executed with the notes trustee the supplemental indenture required by ARPI's exchangeable notes indenture;

  •
  with respect to AMH's obligation to complete the mergers, the receipt by AMH of the rating agency confirmation contemplated in ARPI's securitization facility, if required;

  •
  with respect to AMH's obligation to complete the mergers, the receipt by AMH of a payoff letter on behalf of the lenders to ARPI's credit facility;

  •
  the receipt by each party of an opinion from the other party's legal counsel regarding the other party's qualification as a REIT within the meaning of the Code;

  •
  the receipt by each party of an opinion from its respective legal counsel regarding the parent merger's qualification as a reorganization within the meaning of the Code; and

  •
  with respect to AMH's obligation to complete the mergers, approval of the parent merger and the partnership merger by the holders of a "Majority in Interest" (as defined in the ARP OP limited partnership agreement) of ARP OP.

        Neither AMH nor ARPI can give any assurance as to when or if all of the conditions to the consummation of the mergers will be satisfied or waived or that the mergers will occur.

Regulatory Approvals Required for the Mergers (See page 83)

        AMH and ARPI are not aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement.

No Solicitation and Change in ARPI Recommendation (See page 134)

        Under the merger agreement, ARPI has agreed that it will not, nor will it permit any of its subsidiaries and its and their respective officers, trustees, directors, employees or representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer (whether written or oral, binding or nonbinding, publicly announced or confidentially submitted) by or with a third party with respect to an Acquisition Proposal (as defined in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" on page 135), (ii) enter into, engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any confidential information or data to, or otherwise cooperate with, any person relating to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve, recommend, execute or enter into any letter of intent, indication of interest, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding) related to any Acquisition Proposal, or (iv) propose publicly or agree to do any of the foregoing.

        However, prior to the ARPI special meeting, the ARPI Board may, under certain specified circumstances as described in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" beginning on page 134, engage in discussions and negotiations with, or provide any nonpublic information or data to, any third party in response to an unsolicited bona fide written Acquisition Proposal by such third party. Under the merger agreement, ARPI is required to notify AMH promptly (and in no event later than 24 hours) after receipt of any Acquisition Proposal or any request for nonpublic information relating to ARPI or any of its subsidiaries in connection with an Acquisition Proposal or potential Acquisition Proposal.

        Prior to the ARPI special meeting, the ARPI Board may, under certain specified circumstances as described in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" beginning on page 134, withdraw its recommendation to the ARPI stockholders with respect to the parent merger and the other transactions contemplated by the merger agreement if it determines in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal (as defined in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" on page 137) and the directors of ARPI have concluded in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with their directors' duties under applicable law. Prior to withdrawing its recommendation, ARPI must offer AMH the right to match such Superior Proposal.

Termination of the Merger Agreement (See page 144)

        The merger agreement may be terminated at any time before the effective time of the partnership merger by the mutual written consent of AMH and ARPI.

        The merger agreement may also be terminated prior to the effective time of the partnership merger by either AMH or ARPI if:

  •
  a governmental authority of competent jurisdiction has issued an order, decree or ruling or taken any other action permanently enjoining or otherwise prohibiting the mergers, and such order, decree, ruling or other action has become final and nonappealable (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement was the cause of, or resulted in, such action);

  •
  the mergers have not been consummated on or before 5:00 p.m. (New York time) on May 31, 2016 (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the cause of, or resulted in, the failure of the mergers to occur on or before such date);

  •
  there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions and cannot be cured by May 31, 2016 (provided that this termination right will not be available to a party that is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions are not satisfied); or

  •
  the stockholders of ARPI fail to approve the parent merger and the other transactions contemplated by the merger agreement at the ARPI special meeting or any duly convened postponement or adjournment of the ARPI special meeting (provided that this termination right will not be available to ARPI if the failure to obtain ARPI's stockholder approval was primarily due to ARPI's breach of certain provisions of the merger agreement).

        AMH may also decide to terminate the merger agreement prior to the effective time of the partnership merger if:

  •
  the ARPI Board has made a Change in ARPI Recommendation (as defined in "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" on page 136) or failed to publicly reaffirm the approval, recommendation or declaration of advisability by the ARPI Board (or any committee thereof) within five business days after receipt of any written request to do so from AMH;

  •
  ARPI has materially breached any of its obligations under the provisions of the merger agreement regarding no solicitation of transactions or its obligations to call, convene or hold the ARPI special meeting; or

  •
  a tender offer or exchange offer for outstanding shares of ARPI common stock has been publicly disclosed and, prior to the earlier of the ARPI special meeting and 10 business days after the commencement of such tender offer or exchange offer, the ARPI Board fails to publicly recommend against acceptance of such offer.

        ARPI may decide to terminate the merger agreement prior to the effective time of the partnership merger in order to enter into an Acquisition Agreement (as defined in the merger agreement) with respect to a Superior Proposal in accordance with the provisions of the merger agreement, so long as substantially concurrently with the occurrence of such termination and the entry into such Acquisition Agreement with respect to such Superior Proposal ARPI pays the termination fee (as described under "The Merger Agreement—Termination of the Merger Agreement" beginning on page 144) to AMH.

Termination Fee and Expenses (See page 146)

        Generally, all fees and expenses incurred in connection with the mergers and the transactions contemplated by the merger agreement will be paid by the party that incurs those fees and expenses. However, if the merger agreement is terminated under certain circumstances, either AMH or ARPI may be obligated to pay the other a termination fee of $22.5 million, plus a fixed expense amount of $4.0 million. If the merger agreement is terminated under certain other circumstances (where the termination fee is not otherwise payable), ARPI will be required to pay AMH a fixed expense amount of $4.0 million.

U.S. Federal Income Tax Considerations (See page 83)

        The parent merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the mergers is conditioned on the receipt by each of AMH and ARPI of an opinion of its respective counsel to the effect that the parent merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. Assuming that the parent merger qualifies as a reorganization, ARPI stockholders that are U.S. holders (as defined below) are not expected to recognize gain or loss as a result of the parent merger (except with respect to the receipt of cash in lieu of fractional interests of AMH common shares). If the parent merger were to fail to qualify as a tax-free reorganization, then each ARPI stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the AMH common shares and cash in lieu of any fractional interest of an AMH common share received by the ARPI stockholder in the parent merger; and (ii) the ARPI stockholder's adjusted tax basis in its ARPI common stock. Moreover, ARPI would be treated as selling, in a taxable transaction, all of its assets to AMH, with the result that ARPI would generally recognize gain or loss on the deemed transfer of its assets to AMH and AMH could incur a significant current tax liability.

        For a further discussion of the material U.S. federal income tax consequences of the parent merger and the ownership of AMH common shares, see "The Mergers—U.S. Federal Income Tax Considerations" beginning on page 83.

        Holders of shares of ARPI common stock (including each issued and outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that vest or lapse in connection with the parent merger) and ARPI restricted stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the parent merger and the ownership of, or conversion of rights with respect to, AMH common shares.

Accounting Treatment of the Mergers (See page 121)

        AMH prepares its financial statements in accordance with accounting principles generally accepted in the United States, which is referred to herein as GAAP. The parent merger will be accounting for by applying the acquisition method of accounting. See "The Mergers—Accounting Treatment of the Mergers" beginning on page 121.

Selected Historical Financial Information of AMH

        The following selected historical financial information of AMH for each of the years ended December 31, 2014, 2013 and 2012 and the selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from AMH's consolidated audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015, which is incorporated by reference into this prospectus/proxy statement. The following selected historical financial information as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, is unaudited and has been derived from AMH's unaudited condensed consolidated financial statements contained in AMH's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 6, 2015, which is incorporated by reference into this prospectus/proxy statement. The following selected historical financial information of AMH for the period from June 23, 2011 (inception) through December 31, 2011 and the selected consolidated balance sheet data as of December 31, 2012 and 2011 have been derived from AMH's consolidated audited financial statements not included in or incorporated by reference into this prospectus/proxy statement. Interim results for the nine months ended September 30, 2015, are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015, or of AMH following the mergers. You should read the following selected historical financial information of AMH together with the consolidated financial statements included in the reports that are incorporated by reference in this prospectus/proxy statement and their accompanying notes and management's discussion and analysis of operations and financial condition of AMH contained in such reports. See "Where You Can Find More Information" beginning on page 164.

 American Homes 4 Rent
Selected Financial Data
(Dollars in thousands, except share and per share data)

	For the Nine Months Ended September 30,		For the Years Ended December 31,			For the Period from June 23, 2011 (inception) to December 31, 2011
	2015	2014	2014	2013	2012
Operating Data
Revenues:
Rents from single-family properties	$407,313	$266,842	$376,385	$132,722	$4,540	$65
Fees from single-family properties	5,681	4,776	5,968	3,639	—	—
Tenant charge-backs	40,215	9,310	14,931	1,588	—	—
Other	4,780	1,047	1,590	1,083	—	—

Total revenues	457,989	281,975	398,874	139,032	4,540	65

Expenses:
Property operating expenses
Leased single-family properties	205,435	117,148	165,474	51,411	1,744	27
Vacant single-family properties and other	12,950	18,770	22,899	22,341	1,846	12
General and administrative expense	18,497	16,068	21,947	8,845	7,199	47
Advisory fees	—	—	—	6,352	937	—
Interest expense	61,539	10,502	19,881	370	—	—
Noncash share-based compensation expense	2,343	1,895	2,586	1,079	70	—
Acquisition fees and costs expensed	14,297	15,921	22,386	4,799	869	—
Depreciation and amortization	180,685	118,311	165,516	70,987	2,111	21

Total expenses	495,746	298,615	420,689	166,184	14,776	107

Gain on remeasurement of equity method investment	—	—	—	10,945	—	—
Remeasurement of Series E units	3,456	(4,112)	(5,119)	(2,057)	—	—
Remeasurement of preferred shares	(2,300)	(2,348)	(6,158)	(1,810)	—	—

Loss from continuing operations	(36,601)	(23,100)	(33,092)	(20,074)	(10,236)	(42)
Income from discontinued operations	—	—	—	1,008	—	—

Net loss	(36,601)	(23,100)	(33,092)	(19,066)	(10,236)	(42)
Noncontrolling interest	10,795	11,214	14,965	13,245	—	—
Dividends on preferred shares	16,707	13,359	18,928	1,160	—	—
Conversion of preferred units	—	—	—	10,456	—	—

Net loss attributable to common shareholders	$(64,103)	$(47,673)	$(66,985)	$(43,927)	$(10,236)	$(42)

Weighted-average shares outstanding—basic and diluted	211,460,840	191,251,638	196,348,757	123,592,086	7,225,512	3,301,667

Net loss per share—basic and diluted:
Loss from continuing operations	$(0.30)	$(0.25)	$(0.34)	$(0.37)	$(1.42)	$(0.01)
Income from discontinued operations	—	—	—	0.01	—	—
Net loss attributable to common shareholders per share—basic and diluted	$(0.30)	$(0.25)	$(0.34)	$(0.36)	$(1.42)	$(0.01)

	As of September 30,		As of December 31,
	2015	2014	2014	2013	2012	2011
Balance Sheet Data
Single-family properties, net	$6,267,464	$5,117,743	$5,710,671	$3,861,422	$505,713	$3,495
Total assets	$6,965,816	$5,536,344	$6,227,351	$4,224,144	$921,458	$3,523
Credit facility	$—	$82,000	$207,000	$375,000	$—	$—
Asset-backed securitizations	$2,536,192	$993,058	$1,519,390	$—	$—	$—
Secured note payable	$50,980	$—	$51,644	$—	$—	$—
Total liabilities	$2,950,684	$1,349,487	$2,057,757	$573,485	$16,294	$49
Total shareholders' equity	$3,303,007	$3,476,240	$3,450,101	$2,934,944	$904,674	$3,474
Noncontrolling interest	$712,125	$710,617	$719,493	$715,715	$490	$—
Total equity	$4,015,132	$4,186,857	$4,169,594	$3,650,659	$905,164	$3,474

	For the Nine Months Ended September 30,					For the Period from June 23, 2011 (inception) to December 31, 2011
			For the Years Ended December 31,
	2015	2014	2014	2013	2012
Other Data
Cash flows provided by (used for):
Operating activities	$155,949	$131,652	$160,537	$16,172	$(6,549)	$(21)
Investing activities	$(743,926)	$(1,261,364)	$(1,900,752)	$(2,369,371)	$(97,470)	$—
Financing activities	$717,607	$1,084,662	$1,700,013	$2,104,990	$501,217	$21
Distributions declared per common share	$0.15	$0.15	$0.20	$0.05	$—	$—
Distributions declared per Series A participating preferred share	$0.9375	$0.9375	$1.25	$0.229167	$—	$—
Distributions declared per Series B participating preferred share	$0.9375	$0.975	$1.2875	$—	$—	$—
Distributions declared per Series C participating preferred share	$1.03125	$0.57	$0.912847	$—	$—	$—

Selected Historical Financial Information of ARPI

        The following selected historical financial information of ARPI for each of the years ended December 31, 2014 and 2013 and the period from March 30, 2012 (inception) to December 31, 2012 and the selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from ARPI's consolidated audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015, which is incorporated by reference into this prospectus/proxy statement. The following selected historical financial information as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, is unaudited and has been derived from ARPI's unaudited condensed consolidated financial statements contained in ARPI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 6, 2015, which is incorporated by reference into this prospectus/proxy statement. The following selected consolidated balance sheet data of ARPI as of December 31, 2012 have been derived from ARPI's consolidated audited financial statements not included in or incorporated by reference into this prospectus/proxy statement. Interim results for the nine months ended September 30, 2015, are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015, or of AMH following the mergers. You should read the following selected historical financial information of ARPI together with the consolidated financial statements included in the reports that are incorporated by reference in this prospectus/proxy statement and their accompanying notes and management's discussion and analysis of operations and financial condition of ARPI contained in such reports. See "Where You Can Find More Information" beginning on page 164.

 American Residential Properties, Inc.
Selected Financial Data
(Dollars in thousands, except share and per share data)

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from March 30, 2012 (inception) to December 31, 2012
Operating Data	2015	2014	2014	2013
Revenue:
Self-managed rental revenue	$84,051	$53,818	$76,757	$26,110	$1,746
Local operator rental revenue	4,014	3,951	5,126	6,244	449
Management services (related party)	107	321	393	442	238
Interest and other	3,337	3,603	4,588	5,164	497

Total revenue	91,509	61,693	86,864	37,960	2,930
Expenses:
Property operating and maintenance	23,259	14,337	21,485	8,536	912
Real estate taxes	15,941	11,011	14,787	6,095	608
Homeowners' association fees	2,143	1,505	2,145	1,170	330
Acquisition	85	179	937	3,890	760
Depreciation and amortization	47,064	32,960	47,298	22,193	1,804
General, administrative and other	13,341	11,274	15,023	16,374	4,837
Interest	22,677	15,060	22,664	5,113	—

Total expenses	124,510	86,326	124,339	63,371	9,251

Loss from continuing operations before equity in net income (loss) of unconsolidated ventures	(33,001)	(24,633)	(37,475)	(25,411)	(6,321)
Equity in net income (loss) of unconsolidated ventures	10	(230)	(158)	60	83

Net loss	(32,991)	(24,863)	(37,633)	(25,351)	(6,238)

Net loss attributable to non-controlling interests	659	423	654	368	99

Net loss attributable to common stockholders	$(32,332)	$(24,440)	$(36,979)	$(24,983)	$(6,139)

Basic and diluted loss per share:
Net loss attributable to common stockholders	$(1.01)	$(0.76)	$(1.15)	$(0.92)	$(0.53)

Weighted-average number of shares of common stock outstanding	32,164,563	32,139,807	32,143,934	27,130,348	11,536,193

Dividend per common share	$0.20	$—	$—	$—	$—

	As of September 30,		As of December 31,
Balance Sheet Data	2015	2014	2014	2013	2012
Investment in real estate, net	$1,244,374	$1,129,793	$1,243,603	$775,548	$216,696
Total assets	$1,359,112	$1,259,276	$1,360,773	$894,202	$349,427
Revolving credit facility	$335,000	$199,000	$311,000	$169,000	$—
Exchangeable senior notes, net	$104,406	$101,455	$102,188	$99,377	$—
Securitization loan, net	$340,923	$340,591	$340,675	$—	$—
Total liabilities	$823,944	$674,673	$788,208	$286,783	$3,196
Total stockholders' equity	$522,238	$573,298	$560,787	$597,410	$340,896
Noncontrolling interest	$12,930	$11,305	$11,778	$10,009	$5,335
Total equity	$535,168	$584,603	$572,565	$607,419	$346,231

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from March 30, 2012 (inception) to December 31, 2012
Cash Flows Data	2015	2014	2014	2013
Cash flows provided by (used for):
Operating activities	$17,794	$11,976	$14,015	$7,179	$(2,772)
Investing activities	$(36,495)	$(367,580)	$(486,832)	$(625,732)	$(242,538)
Financing activities	$19,123	$358,160	$469,793	$541,122	$347,035

Summary Unaudited Pro Forma Condensed Consolidated Financial Information (See page F-1)

        The following table displays summary unaudited pro forma condensed consolidated financial information. The pro forma condensed consolidated financial information combines the historical financial statements of AMH and ARPI after giving effect to the mergers using the acquisition method of accounting and preliminary estimates, assumptions and pro forma adjustments as described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information should be read in conjunction with AMH's historical condensed consolidated financial statements and ARPI's historical condensed consolidated financial statements, including the notes thereto, which are incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164. The selected unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and accompanying notes included in this prospectus/proxy statement. See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page F-1. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the mergers had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements. All dollar amounts are in thousands, except per share amounts.

	As of and for the Nine Months Ended September 30, 2015
	AMH Historical	ARPI Historical	Pro Forma Adjustments	Combined Pro Forma
Statement of Operations Data:
Total revenues	$457,989	$91,520	$—	$549,509
Property operating expenses	218,385	41,343	—	259,728
Interest expense	61,539	22,677	(4,161)	80,055
Depreciation and amortization	180,685	47,064	(18,610)	209,139
Total expenses	495,746	124,510	(26,120)	594,136
Net loss attributable to common shareholders	(64,103)	(32,331)	25,670	(70,764)
Net loss attributable to common shareholders per share—basic and diluted	$(0.30)	$(1.01)		$(0.29)
Balance Sheet Data:
Single-family properties, net	$6,267,464	$1,244,374	$129,465	$7,641,303
Total assets	6,965,816	1,359,112	135,637	8,460,565
Total liabilities	2,950,684	823,944	25,107	3,799,735
Total equity	$4,015,132	$535,168	$110,530	$4,660,830

 Unaudited Comparative Per Share Information

        The following table sets forth for the nine months ended September 30, 2015, and the year ended December 31, 2014, selected per share information for AMH common shares on a historical and pro forma combined basis and for ARPI common stock on a historical and pro forma equivalent basis. Except for the historical information as of and for the year ended December 31, 2014, the information in the table is unaudited. You should read the table together with the historical consolidated financial statements and related notes of AMH and ARPI contained in their respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 2015 and in their respective Annual Reports on Form 10-K for the year ended December 31, 2014, which are incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

        The AMH pro forma combined per share amounts described below are presented as if the parent merger occurred on September 30, 2015 in the case of the book value per common share data, and as if the parent merger occurred on January 1, 2015 in the case of the cash dividends declared per common share and loss from continuing operations per common share data. The AMH pro forma combined per share amounts described below were calculated by combining the AMH historical per share amounts with pro forma per share amounts from ARPI, assuming 36,553,926 AMH common shares are issued to the holders of ARPI common stock and ARPI restricted stock, and 1,370,626 AMH OP units are issued to the holders of ARP OP units, which are included in the denominator since each ARP OP unit is redeemable under certain circumstances for shares of ARPI common stock on a one-for-one basis. The AMH pro forma combined per share amounts described below reflect certain acquisition accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the closing date of the parent merger. These adjustments are described in the notes to unaudited pro forma combined financial information contained elsewhere in this document under the heading "Unaudited Pro Forma Condensed Consolidated Financial Information."

        The ARPI pro forma equivalent per common share amounts were calculated by multiplying the AMH pro forma amounts by the exchange ratio of 1.135.

        The unaudited pro forma comparative per share information in the following table is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the date of this prospectus/proxy statement.

	AMH		ARPI
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
For the Nine Months Ended September 30, 2015
Loss from continuing operations available for common shareholders/stockholders per common share/share of common stock, basic and diluted	$(0.30)	$(0.29)	$(1.01)	$(0.33)
Cash dividends declared per common share/share of common stock	$0.15	$0.15	$0.20	$0.17
As of September 30, 2015
Book value per common share/share of common stock	$15.87	$16.05	$16.21	$18.21
For the Year Ended December 31, 2014
Loss from continuing operations available for common shareholders/stockholders per common share/share of common stock, basic and diluted	$(0.34)	$(0.42)	$(1.15)	$(0.48)
Cash dividends declared per common share/share of common stock	$0.20	$0.20	$—	$0.23

Comparative Stock Prices and Dividends

        AMH common shares and shares of ARPI common stock are traded on the NYSE under the symbols "AMH" and "ARPI," respectively. The following table presents trading information for AMH common shares and shares of ARPI common stock on December 2, 2015, the last trading day before the public announcement of the execution of the merger agreement, and January 21, 2016, the latest practicable trading day before the date of this prospectus/proxy statement.

	AMH Common Shares			ARPI Common Stock
Date	High	Low	Close	High	Low	Close
December 2, 2015	$16.91	$16.68	$16.75	$17.74	$17.45	$17.49
January 21, 2016	$14.92	$14.54	$14.64	$16.77	$16.38	$16.47

        For illustrative purposes, the following table provides ARPI equivalent per share information on each of the specified dates. ARPI equivalent per share amounts are calculated by multiplying AMH per share amounts in the table above by the exchange ratio of 1.135.

	AMH Common Shares			ARPI Equivalent Per Share
Date	High	Low	Close	High	Low	Close
December 2, 2015	$16.91	$16.68	$16.75	$19.19	$18.93	$19.01
January 21, 2016	$14.92	$14.54	$14.64	$16.93	$16.50	$16.62

Market Prices and Dividend Data

        The following tables set forth the high and low sales prices of AMH common shares and shares of ARPI common stock as reported on the NYSE, and the quarterly cash dividends declared per share, for each of the quarterly periods indicated.

AMH

	High	Low	Dividend
2013
First Quarter	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A
Third Quarter	$16.99	$15.29	$—
Fourth Quarter	16.95	15.10	0.05
2014
First Quarter	$17.60	$16.07	$0.05
Second Quarter	18.15	15.76	0.05
Third Quarter	18.85	16.71	0.05
Fourth Quarter	17.70	16.32	0.05
2015
First Quarter	$17.55	$15.91	$0.05
Second Quarter	17.39	15.89	0.05
Third Quarter	16.99	15.09	0.05
Fourth Quarter	17.34	15.80	0.05

ARPI

	High	Low	Dividend
2013
First Quarter	N/A	N/A	N/A
Second Quarter	$21.00	$17.20	$—
Third Quarter	18.41	16.50	—
Fourth Quarter	18.53	16.29	—
2014
First Quarter	$19.02	$17.12	$—
Second Quarter	19.28	17.01	—
Third Quarter	19.45	18.09	—
Fourth Quarter	19.16	17.01	—
2015
First Quarter	$18.65	$17.10	$—
Second Quarter	19.60	18.16	0.10
Third Quarter	18.95	16.00	0.10
Fourth Quarter	19.05	14.64	0.10

        Because the exchange ratio will not be adjusted for changes in the market price of either AMH common shares or shares of ARPI common stock, the market value of the AMH common shares that holders of ARPI common stock will have the right to receive upon completion of the mergers may vary significantly from the market value of the AMH common shares that holders of ARPI common stock would receive if the mergers were completed on the date of this prospectus/proxy statement. As a result, you should obtain recent market prices of AMH common shares and shares of ARPI common stock prior to voting your shares. See "Risk Factors—Risks Related to the Mergers and Related Transactions" beginning on page 29.

RISK FACTORS

        In addition to the other information included in this prospectus/proxy statement, including the matters addressed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" on page 38 you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of AMH and ARPI. These risks can be found in the respective Annual Reports on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q, of AMH and ARPI, each of which is filed with the SEC and incorporated by reference into this prospectus/proxy statement. You should also read and consider the other information in this prospectus/proxy statement and the other documents incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

 Risks Related to the Mergers and Related Transactions

The exchange ratio is fixed and will not be adjusted in the event of any change in the share prices of either AMH or ARPI.

        Upon consummation of the parent merger, each share of ARPI common stock (including each issued and outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that vest or lapse in connection with the parent merger) will be converted into the right to receive 1.135 AMH common shares, with cash paid in lieu of any fractional shares. This exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of either AMH common shares or shares of ARPI common stock. Therefore, changes in the market price of AMH common shares prior to the parent merger will affect the market value of the merger consideration that ARPI stockholders will receive on the closing date of the parent merger. Share price changes may result from a variety of factors (many of which are beyond the control of AMH and ARPI), including the following factors:

  •
  market reaction to the announcement of the mergers;

  •
  changes in the respective businesses, operations, assets, liabilities and prospects of AMH or ARPI;

  •
  changes in market assessments of the business, operations, financial position and prospects of AMH or ARPI;

  •
  market assessments of the likelihood that the mergers will be completed;

  •
  interest rates, general market and economic conditions and other factors generally affecting the market prices of AMH common shares and shares of ARPI common stock;

  •
  the actual or perceived impact of U.S. monetary policy;

  •
  federal, state and local legislation, governmental regulation and legal developments in the businesses in which AMH and ARPI operate; and

  •
  other factors beyond the control of either AMH or ARPI, including those described or referred to elsewhere in this "Risk Factors" section.

        The market price of AMH common shares at the closing of the parent merger is expected to vary from its price on the date the merger agreement was executed, on the date of this prospectus/proxy statement and on the date of the ARPI special meeting. As a result, the market value of the merger consideration may also vary. For example, based on the closing prices of AMH common shares during the period from December 2, 2015, the last trading day before public announcement of the mergers, through January 21, 2016, the latest practicable date before the date of this prospectus/proxy statement, the exchange ratio of 1.135 represented a market value per share of ARPI common stock ranging from a low of $16.62 to a high of $19.01.

        Because the parent merger will be completed after conclusion of the ARPI special meeting, at the time of the ARPI special meeting, you will not know the market value of the AMH common shares that ARPI stockholders will receive upon completion of the parent merger. You should consider the following two risks:

  •
  If the market price of AMH common shares increases between the date the merger agreement was signed or the conclusion of the ARPI special meeting and the closing of the parent merger, ARPI stockholders will receive AMH common shares that have a market value upon completion of the parent merger that is greater than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the ARPI special meeting, respectively.

  •
  If the market price of AMH common shares declines between the date the merger agreement was signed or the conclusion of the ARPI special meeting and the closing of the parent merger, ARPI stockholders will receive AMH common shares that have a market value upon completion of the parent merger that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the ARPI special meeting, respectively.

        Therefore, while the number of AMH common shares to be issued per share of ARPI common stock is fixed, ARPI stockholders cannot be sure of the market value of the merger consideration they will receive upon completion of the parent merger.

The parent merger and related transactions are subject to approval by the stockholders of ARPI and the holders of a "Majority in Interest" (as defined in the ARP OP limited partnership agreement) of ARP OP.

        In order for the parent merger to be completed, the holders of a majority of the outstanding shares of ARPI common stock and the holders of a "Majority in Interest" (as defined in the ARP OP limited partnership agreement) of ARP OP must approve the parent merger and the other transactions contemplated by the merger agreement, and the holders of a "Majority in Interest" (as defined in the ARP OP limited partnership agreement) must approve the partnership merger. Approval of the parent merger, the partnership merger and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of ARPI common stock and the affirmative vote of holders of a "Majority in Interest."

If the mergers do not occur, ARPI may incur payment obligations to AMH.

        If the merger agreement is terminated under certain circumstances, ARPI may be obligated to pay AMH a termination fee of $22.5 million or a fixed expense amount of $4.0 million or both. See "The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by ARPI to AMH" beginning on page 146.

Failure to complete the mergers could negatively affect the stock price and the future business and financial results of ARPI.

        If the mergers are not completed, the ongoing business of ARPI could be adversely affected and ARPI will be subject to a variety of related risks, including the following:

  •
  ARPI being required, under certain circumstances, to pay AMH a termination fee of $22.5 million or a fixed expense amount of $4.0 million or both;

  •
  incurrence of substantial costs relating to the proposed mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

  •
  diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the mergers.

        If the mergers are not completed, these risks could materially affect the business, financial results and price of ARPI common stock.

The pendency of the mergers could adversely affect the business and operations of ARPI.

        Prior to the effective time of the mergers, some tenants or vendors of ARPI may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of ARPI, regardless of whether the mergers are completed. Similarly, employees of ARPI may face uncertainty about their future roles with AMH following the mergers, which may materially adversely affect the ability of ARPI to retain key personnel during the pendency of the mergers. In addition, due to operating restrictions in the merger agreement, ARPI may be unable, during the pendency of the mergers, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

The merger agreement contains provisions that could discourage a potential competing acquirer of ARPI or could result in any competing acquisition proposal being at a lower price than it might otherwise be.

        The merger agreement contains provisions that, subject to limited exceptions, restrict the ability of ARPI to initiate, solicit, knowingly encourage or knowingly facilitate any third-party proposals to acquire all or a significant part of ARPI. With respect to any bona fide third-party Superior Proposal, AMH generally has an opportunity to offer to modify the terms of the merger agreement in response to such a proposal before the ARPI Board may withdraw or modify its recommendation to its stockholders in response to such Acquisition Proposal. Upon termination of the merger agreement in certain circumstances, ARPI may be required to pay AMH a termination fee or a fixed expense amount or both. See "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" beginning on page 134, and "The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by ARPI to AMH" beginning on page 146.

        These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of ARPI from considering or proposing a competing acquisition, even if the potential competing acquirer were prepared to pay a higher per-share amount than that proposed to be received or realized in the mergers, or might result in a potential competing acquirer proposing to pay a lower per-share amount than it might otherwise have proposed to pay because of the added expense of the termination fee and fixed expense amount that may become due in certain circumstances under the merger agreement.

The mergers are subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the mergers or adversely impact the companies' ability to complete the transactions.

        The completion of the mergers is subject to the satisfaction or waiver of a number of conditions. While it is currently anticipated that the mergers will be completed promptly following the meeting of ARPI stockholders to approve the parent merger and the other transactions contemplated by the merger agreement (assuming such approval), the completion date might be later than expected due to delays in satisfying such conditions. Accordingly, AMH and ARPI cannot provide ARPI stockholders with a definitive date on which they would receive the merger consideration.

If the mergers are not consummated by May 31, 2016, either AMH or ARPI may terminate the merger agreement.

        Either AMH or ARPI may terminate the merger agreement if the mergers have not been consummated by May 31, 2016. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the merger agreement and that failure was the cause of, or resulted in, the failure to consummate the mergers. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 144.

If the parent merger does not qualify as a tax-free reorganization, ARPI stockholders may recognize a taxable gain.

        The parent merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the mergers is conditioned on the receipt by each of AMH and ARPI of an opinion of its respective counsel to the effect that the parent merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. Assuming that the parent merger qualifies as a reorganization, ARPI stockholders that are U.S. holders (as defined below) are not expected to recognize gain or loss as a result of the parent merger (except with respect to the receipt of cash in lieu of fractional interests of AMH common shares). If the parent merger were to fail to qualify as a tax-free reorganization, then each ARPI stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the AMH common shares and cash in lieu of any fractional interest of an AMH common share received by the ARPI stockholder in the parent merger; and (ii) the ARPI stockholder's adjusted tax basis in its ARPI common stock. Moreover, ARPI would be treated as selling, in a taxable transaction, all of its assets to AMH, with the result that ARPI would generally recognize gain or loss on the deemed transfer of its assets to AMH and AMH could incur a significant current tax liability. See "The Mergers—U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Parent Merger" beginning on page 85.

Some of the directors and executive officers of ARPI have interests in seeing the mergers completed that are different from, or in addition to, those of the other ARPI stockholders.

        Some of the directors and executive officers of ARPI have arrangements that provide them with interests in the mergers that are different from, or in addition to, those of the stockholders of ARPI generally. These interests include, among other things, the anticipated accelerated vesting of equity awards and payment of cash severance if the mergers are consummated. These interests, among other things, may influence or may have influenced such directors and executive officers of ARPI to support or approve the mergers. See "The Mergers—Interests of ARPI's Directors and Executive Officers in the Mergers" beginning on page 77.

Risks Related to AMH Following the Mergers

AMH expects to incur substantial expenses related to the mergers.

        AMH expects to incur substantial expenses in connection with completing the mergers and integrating the business, operations, networks, systems, technologies, policies and procedures of ARPI with its own. AMH also expects to pay substantial severance payments to certain ARPI employees who will not be continuing with AMH following the mergers. In addition, there are a large number of systems that must be integrated, including property management, revenue management, resident payment, credit screening, lease administration, website content management, purchasing, accounting, payroll, benefits, fixed assets and financial reporting systems.

        Although AMH and ARPI have assumed that a certain level of transaction and integration expenses will be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of the integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the mergers could, particularly in the near term, exceed the savings that AMH expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the mergers.

Following the mergers, AMH may be unable to integrate the business of ARPI with its own successfully and realize the anticipated synergies and other benefits of the mergers or to do so within the anticipated timeframe.

        The mergers involve the combination of two companies that currently operate as independent public companies. Following the mergers, AMH is expected to benefit from certain synergies, including cost savings; however, AMH may encounter potential difficulties in the integration process, including:

  •
  the inability to successfully integrate the business of ARPI with its own in a manner that permits AMH, following completion of the mergers, to achieve the cost savings anticipated to result from the mergers, which would result in the anticipated benefits of the mergers not being realized in the timeframe currently anticipated or at all;

  •
  the complexities associated with integrating personnel from the two companies;

  •
  the complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

  •
  the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the mergers within the expected timeframe or at all;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the mergers;

  •
  performance shortfalls as a result of the diversion of management's attention caused by completing the mergers and integrating the companies' operations; and

  •
  the inability to retain key employees of ARPI who may depart either before or after the mergers because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with AMH following the mergers.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of AMH's management following the mergers, the disruption of AMH's ongoing business or inconsistencies in AMH's operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of AMH to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the mergers, or could otherwise adversely affect the business and financial results of AMH.

The future results of AMH will suffer if AMH does not effectively manage its expanded operations following the mergers.

        Following the mergers, AMH intends to continue to evaluate expanding its operations through additional acquisitions of properties, some of which may involve complex challenges. The future success of AMH will depend, in part, upon the ability of AMH to manage its expansion opportunities, which may pose substantial challenges for AMH to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that AMH's expansion or acquisition opportunities will be successful, or that AMH will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

 Risks Related to an Investment in AMH Common Shares

Following the mergers, the market price of AMH common shares may be affected by factors different from those affecting the price of AMH common shares or shares of ARPI common stock before the mergers.

        Upon completion of the parent merger, AMH and ARPI anticipate that continuing AMH equity holders will own approximately 87.4% of the issued and outstanding AMH common share, AMH Class B common shares and AMH OP units, collectively, representing 86.7% of the total voting power of AMH shareholders, and former ARPI equity holders will own approximately 12.6% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 13.3% of the total voting power of AMH shareholders.

        The results of operations of AMH, as well as the market price of AMH common shares after the parent merger may be affected by factors in addition to those currently affecting AMH's or ARPI's results of operations and the market prices of AMH common shares and shares of ARPI common stock. These factors include:

  •
  a greater number of AMH common shares outstanding as compared to the number of currently outstanding shares;

  •
  different shareholders;

  •
  different markets; and

  •
  different assets and capitalizations.

        Accordingly, the historical market prices and financial results of AMH and ARPI may not be indicative of these matters for AMH after the mergers. For a discussion of the businesses of AMH and ARPI and certain risks to consider in connection with investing in those businesses, see the documents incorporated by reference by AMH and ARPI into this prospectus/proxy statement referred to under "Where You Can Find More Information."

The market price of AMH common shares may decline as a result of the mergers.

        The market price of the AMH common shares may decline as a result of the mergers if AMH does not achieve the perceived benefits of the mergers or the effect of the mergers on AMH's financial results is not consistent with the expectations of financial or industry analysts.

        In addition, upon consummation of the parent merger, AMH shareholders and ARPI stockholders will own interests in AMH, which will be operating an expanded business with a different mix of properties, risks and liabilities. Current shareholders of AMH and ARPI may not wish to continue to invest in AMH, or for other reasons may wish to dispose of some or all of their AMH common shares. If, following the effective time of the parent merger, large amounts of AMH common shares are sold, the price of AMH common shares could decline.

After the parent merger is completed, ARPI stockholders who receive AMH common shares in the parent merger will have different rights that may be less favorable than their current rights as ARPI stockholders.

        After the closing of the parent merger, ARPI stockholders who receive AMH common shares in the parent merger will have different rights than they currently have as ARPI stockholders which may be less favorable than their current rights as ARPI stockholders. For a detailed discussion of the significant differences between the current rights of a stockholder of ARPI and the rights of a shareholder of AMH following the parent merger, see "Comparison of Rights of Shareholders of AMH and Stockholders of ARPI" beginning on page 158.

Distributions to AMH shareholders are made at a lower rate than distributions to ARPI stockholders.

        Distributions to AMH shareholders are made at a lower rate than distributions to ARPI stockholders, because, among other reasons, AMH distributes a smaller share of its cash provided by operations than does ARPI. Therefore, the AMH common shares that ARPI stockholders will hold as a result of the mergers will receive distributions at a rate lower than the rate of distributions currently made on shares of ARPI common stock. See "The Mergers—Recommendation of the ARPI Board and Its Reasons for the Mergers" beginning on page 60.

Following the parent merger, AMH may not continue to pay dividends at the rate it currently pays.

        Decisions on whether, when and in what amounts to make any future dividends will remain at all times entirely at the discretion of the AMH Board, which has the right to change AMH's dividend practices at any time and for any reason. Changes to dividend practices may occur for various reasons, including the following:

  •
  AMH may not have enough cash to pay such dividends due to changes in AMH's cash requirements, capital spending plans, cash flow or financial position; and

  •
  the amount of dividends that AMH's subsidiaries may distribute to AMH may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

        Shareholders of AMH have no contractual or other legal right to dividends that have not been declared by the AMH Board.

The unaudited pro forma condensed consolidated financial information included in this prospectus/proxy statement may not be representative of AMH's results after the mergers, and accordingly, you have limited financial information on which to evaluate AMH following the mergers.

        The unaudited pro forma condensed consolidated financial information included in this prospectus/proxy statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the mergers been completed as of the date indicated, nor is it indicative of the future operating results or financial position of AMH following the mergers. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the mergers, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the mergers, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma condensed consolidated financial information presented in this prospectus/proxy statement is based in part on certain assumptions regarding the mergers that AMH and ARPI believe are reasonable under the circumstances. AMH and ARPI cannot assure you that the assumptions will prove to be accurate over time.

ARPI is more leveraged than AMH.

        ARPI is more leveraged than AMH, and the ARPI debt to be assumed or repaid by AMH in the mergers will increase AMH's leverage. See "The Mergers—AMH's Reasons for the Mergers" beginning on page 63.

 Risks Related to Tax

AMH may incur adverse tax consequences if AMH has failed or fails, or if ARPI has failed, to qualify as a REIT for U.S. federal income tax purposes.

        Each of AMH and ARPI has operated in a manner that has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code, and intends to continue to do so through the time of the parent merger. AMH intends to operate in a manner that it believes will allow it to qualify as a REIT after the parent merger. Neither AMH nor ARPI has requested or plans to request a ruling from the Internal Revenue Service, which is referred to herein as the IRS, that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership (such as AMH does and will continue to do after the parent merger). The determination of various factual matters and circumstances not entirely within the control of AMH or ARPI may affect its ability to qualify as a REIT.

        In order to qualify as a REIT, each of AMH and ARPI must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to shareholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains.

        If AMH loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its shareholders, because:

  •
  it would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to shareholders in computing its taxable income);

  •
  it could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods;

  •
  unless it is entitled to relief under applicable statutory provisions, neither it nor any "successor" company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

  •
  for the five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it would be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

        Even if AMH retains its REIT status, if ARPI is determined to have lost its REIT status for a taxable year ending on or before the parent merger, AMH could face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its shareholders, because, assuming that AMH otherwise maintains its REIT qualification:

  •
  AMH would be subject to tax (at the highest corporate rate in effect at the date of the sale) on the built-in gain on each asset of ARPI existing at the time of the parent merger if AMH were to dispose of the ARPI asset for up to five years following the parent merger;

  •
  AMH would succeed to any earnings and profits accumulated by ARPI for taxable periods that it did not qualify as a REIT, and AMH would have to pay a special dividend and/or employ applicable deficiency dividend procedures (including interest payments to the IRS) to eliminate such earnings and profits (if AMH does not timely distribute those earnings and profits, AMH could fail to qualify as a REIT); and

  •
  if ARPI incurred any unpaid tax liabilities prior to the parent merger, those tax liabilities would be transferred to AMH as a result of the parent merger.

        If there is an adjustment to ARPI's taxable income or dividends paid deductions, AMH could elect to use the deficiency dividend procedure in order to maintain ARPI's REIT status. That deficiency dividend procedure could require AMH to make significant distributions to its shareholders and to pay significant interest to the IRS.

        As a result of these factors, AMH's failure (before and after the parent merger), or ARPI's failure (before and at the parent merger), to qualify as a REIT could impair AMH's ability after the parent merger to expand its business and raise capital, and could materially adversely affect the value of AMH's common shares.

In certain circumstances, even if AMH qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state and other taxes, which would reduce AMH's cash available for distribution to its shareholders.

        Even if AMH has qualified and continues to qualify as a REIT, it may be subject to U.S. federal, state, or other taxes. For example, net income from the sale of properties that are "dealer" properties sold by a REIT (a "prohibited transaction" under the Code) will be subject to a 100% tax. In addition, AMH may not be able to make sufficient distributions to avoid income and excise taxes applicable to REITs. Alternatively, AMH may decide to retain income it earns from the sale or other disposition of its property and pay income tax directly on such income. In that event, AMH's shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, might not have any benefit from their deemed payment of such tax liability. AMH and its subsidiaries may also be subject to U.S. federal taxes other than U.S. federal income taxes, as well as state and local taxes (such as state and local income and property taxes), either directly or at the level of its operating partnership, or at the level of the other companies through which AMH indirectly owns its assets. Any U.S. federal or state taxes that AMH (or any of its subsidiaries) pays will reduce cash available for distribution by AMH to its shareholders. See "The Mergers—U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations Related to AMH Common Shares" beginning on page 89.

The parent merger may have adverse tax consequences.

        The parties intend that the parent merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, and ARPI will receive a legal opinion to that effect from its legal counsel, Hunton & Williams LLP, and AMH will receive a legal opinion to that effect from its legal counsel, Hogan Lovells US LLP. These tax opinions represent the legal judgment of counsel rendering the opinion and is not binding on the IRS or the courts. If the parent merger were to fail to qualify as a tax-free reorganization, then an ARPI stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the AMH common shares and cash in lieu of any fractional interest of an AMH common share received by the ARPI stockholder in the parent merger; and (ii) the ARPI stockholder's adjusted tax basis in its ARPI common stock. Moreover, ARPI would be treated as selling, in a taxable transaction, all of its assets to AMH, with the result that ARPI would generally recognize gain or loss on the deemed transfer of its assets to AMH and AMH could incur a significant current tax liability.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus/proxy statement and the documents incorporated by reference into this prospectus/proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain statements that are not in the present or past tense or that discuss AMH's or ARPI's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "project," "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon current beliefs as to the outcome and timing of future events. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which AMH and ARPI operate and beliefs of and assumptions made by their respective management, involve uncertainties that could significantly affect the financial results of AMH or ARPI. There can be no assurance that actual future developments affecting AMH or ARPI will be those anticipated by AMH or ARPI. Examples of forward-looking statements include statements about the anticipated benefits of the mergers, including future financial and operating results, and AMH's plans, objectives, expectations and intentions following completion of the mergers. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of AMH or ARPI) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties:

  •
  changes in the real estate industry and in performance of the financial markets and interest rates;

  •
  the actual or perceived impact of U.S. monetary policy;

  •
  the demand for and market acceptance of either company's properties for rental purposes;

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  the ability of either company to enter into new leases or renewal leases on favorable terms;

  •
  the amount and growth of either company's expenses;

  •
  tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions and competition in those areas where either company owns properties;

  •
  risks associated with joint venture partners;

  •
  risks associated with the ownership and development of real property;

  •
  the outcome of claims and litigation involving or affecting either company;

  •
  the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions;

  •
  applicable regulatory changes;

  •
  risks associated with acquisitions, including the integration of the companies' businesses;

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  risks associated with achieving expected synergies or cost savings;

  •
  risks associated with the companies' ability to consummate the mergers and the timing of the closing of the mergers; and

  •
  other risks and uncertainties detailed from time to time in AMH's or ARPI's SEC filings.

        Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the business, financial condition, liquidity, cash flows and financial results of either company could differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict the occurrence of those matters or the manner in which they may affect either company. Neither AMH nor ARPI undertakes any duty to update any forward-looking statements appearing in this prospectus/proxy statement.

 THE COMPANIES

American Homes 4 Rent

        AMH is an internally managed Maryland REIT focused on acquiring, renovating, leasing and operating single-family homes as rental properties. AMH commenced operations in November 2012 to continue the investment activities of American Homes 4 Rent LLC, which was founded by its chairman, B. Wayne Hughes, in 2011 to take advantage of the dislocation in the single-family rental market. AMH completed its initial public offering on the NYSE in August 2013.

        As of September 30, 2015, AMH owned 38,377 single-family properties in selected sub-markets of MSAs in 22 states. As of September 30, 2015, 35,617, or 92.8%, of AMH's total properties were leased. AMH's properties are internally managed through its proprietary property management platform.

        AMH conducts substantially all of its operations through its operating partnership, AMH OP, of which AMH is the general partner, and its subsidiaries. As of September 30, 2015, AMH held a 79.3% interest in AMH OP.

        AMH common shares are listed on the NYSE, trading under the symbol "AMH."

        AMH was formed as a REIT in the state of Maryland on October 19, 2012, and AMH OP was formed as a limited partnership in the state of Delaware on October 22, 2012. AMH's principal executive offices are located at 30601 Agoura Road, Suite 200, Agoura Hills, California 91031, and its main telephone number is (805) 413-5300.

        Merger Sub, a Delaware limited liability company and wholly owned subsidiary of AMH, was formed on December 2, 2015 for the purpose of effecting the parent merger. Upon completion of the parent merger, ARPI will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

        OP Merger Sub, a Delaware limited liability company and wholly owned subsidiary of AMH OP, was formed on December 2, 2015 for the purpose of effecting the partnership merger. Upon completion of the partnership merger, OP Merger Sub will be merged with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

        Additional information about AMH and its subsidiaries is included in documents incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

American Residential Properties, Inc.

        ARPI is a Maryland corporation that has elected to be treated as a REIT under the Code. ARPI's primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive risk-adjusted returns over the long-term.

        ARPI completed its initial private offering of ARPI common stock in May 2012 and a follow-on private offering and a separate private placement of ARPI common stock in December 2012 and January 2013, respectively. In May 2013, ARPI completed its initial public offering.

        As of September 30, 2015, ARPI owned 8,938 properties in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas with an aggregate investment of $1.34 billion.

        ARPI conducts substantially all of its operations through its operating partnership, ARP OP, of which a wholly owned subsidiary of ARPI is the general partner, and its subsidiaries. As of September 30, 2015, ARPI held, through a wholly owned subsidiary, a 96.3% interest in ARP OP (after giving effect to vested and unvested LTIP awards).

        ARPI common stock is listed on the NYSE, trading under the symbol "ARPI."

        ARPI was incorporated in the state of Maryland on March 30, 2012, and ARP OP was formed in the state of Delaware on April 9, 2012. ARPI's principal executive offices are located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, and its main telephone number is (480) 474-4800.

        Additional information about ARPI and its subsidiaries is included in documents incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

 THE ARPI SPECIAL MEETING

Date, Time and Place

        The special meeting of ARPI stockholders will be held at ARPI's headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, on February 26, 2016, commencing at 8:00 a.m., Mountain Standard Time.

Purpose of the ARPI Special Meeting

        At the ARPI special meeting, ARPI stockholders will be asked to consider and vote upon the following matters:

  •
  a proposal to approve the parent merger and the other transactions contemplated by the merger agreement; and

  •
  a proposal to approve one or more adjournments of the ARPI special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.

Recommendation of the ARPI Board

        After careful consideration, the ARPI Board has unanimously determined and declared that the parent merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of ARPI and has unanimously adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. Certain factors considered by the ARPI Board in reaching its decision to adopt and approve the parent merger can be found in the section of this prospectus/proxy statement entitled "The Mergers—Recommendation of the ARPI Board and Its Reasons for the Mergers" beginning on page 60.

        The ARPI Board unanimously recommends that ARPI stockholders vote "FOR" the merger proposal and "FOR" the adjournment proposal.

ARPI Record Date; Who Can Vote at the ARPI Special Meeting

        Only ARPI stockholders of record at the close of business on the record date, January 22, 2016, are entitled to receive notice of the ARPI special meeting and to vote the shares of ARPI common stock that they held on the record date at the ARPI special meeting, or any postponement or adjournment of the ARPI special meeting. The only class of stock that can be voted at the ARPI special meeting is ARPI common stock. Each share of ARPI common stock is entitled to one vote on each matter that properly comes before the stockholders at the ARPI special meeting.

        On January 21, 2016, there were approximately 32,205,558 shares of ARPI common stock outstanding and entitled to vote at the ARPI special meeting.

        A list of ARPI stockholders entitled to vote at the ARPI special meeting will be open for examination by any ARPI stockholder, for any purpose germane to the ARPI special meeting, during ordinary business hours, beginning two days after notice of the ARPI special meeting is given through the time of the ARPI special meeting at ARPI's principal executive offices at 7047 East Greenway Parkway, Suite 350, Scottsdale, AZ 85254.

Quorum

        A quorum of stockholders is necessary to hold a valid special meeting. The presence, in person or by proxy, of holders of a majority of the shares of ARPI common stock outstanding on the ARPI record date will constitute a quorum. On January 21, 2016, there were 32,205,558 shares of ARPI common stock outstanding and entitled to vote. Thus, 16,102,780 shares of ARPI common stock must be represented by stockholders present in person or by proxy at the ARPI special meeting to comprise a quorum.

        Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the ARPI special meeting or stockholders representing a majority of the votes present at the ARPI special meeting may adjourn the ARPI special meeting to another place, date or time.

Vote Required for Approval

        Approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of ARPI common stock.

        Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast on the proposal.

Abstentions

        If you fail to vote, fail to instruct your broker, bank or nominee to vote, or abstain from voting:

  •
  with respect to the merger proposal, it will have the same effect as voting "AGAINST" the proposal; and

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  with respect to the adjournment proposal, it will not have an effect on the proposal.

Voting by ARPI Directors, Executive Officers and Significant Stockholders

        At the close of business on January 21, 2016, directors and executive officers of ARPI and their affiliates were entitled to vote 65,102 shares of ARPI common stock, or approximately 0.2% of the shares of ARPI common stock issued and outstanding on that date. ARPI currently expects that the ARPI directors and executive officers will vote their shares of ARPI common stock in favor of the merger proposal and the adjournment proposal to be considered at the ARPI special meeting, although only Stephen G. Schmitz, ARPI's Chief Executive Officer and Chairman of the ARPI Board, and Laurie A. Hawkes, ARPI's President, Chief Operating Officer and Director, are obligated to do so.

        Mr. Schmitz and Ms. Hawkes have agreed, pursuant to separate voting agreements, to vote all of his or her shares of ARPI common stock owned directly or indirectly, collectively representing less than 1% of the outstanding shares of ARPI common stock, in favor of the merger proposal.

Manner of Submitting Proxy

        Whether or not you plan to attend the ARPI special meeting in person, you should submit your proxy as soon as possible.

        If you own shares of ARPI common stock in your own name, you are an owner or holder of record. This means that you may use the enclosed proxy card or the Internet or telephone voting options to tell the persons named as proxies how to vote your shares of ARPI common stock. You have four voting options:

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  In Person.  To vote in person, come to the ARPI special meeting and you will be able to vote by ballot. To ensure that your shares of ARPI common stock are voted at the ARPI special meeting, the ARPI Board recommends that you submit a proxy even if you plan to attend the ARPI special meeting.

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  Mail.  To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card in the enclosed return envelope or to the address shown on the proxy card under "VOTE BY MAIL,"

    ARPI will vote your shares of ARPI common stock as you direct on the proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on February 25, 2016 to be counted.

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  Telephone.  To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on February 25, 2016 to be counted.

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  Internet.  To vote over the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on February 25, 2016 to be counted.

        The Internet and telephone voting options available to holders of record are designed to authenticate ARPI stockholders' identities, to allow ARPI stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded.

        Proxies submitted over the Internet, by telephone or by mail must be received by 11:59 p.m. Eastern Standard Time on February 25, 2016 (or in the event of an adjournment or postponement, such later date as shall be established). Submitting a proxy will not affect your right to vote in person if you decide to attend the ARPI special meeting.

        If a proxy card is signed and returned without an indication as to how the shares of ARPI common stock represented by the proxy are to be voted with regard to a particular proposal, the shares of ARPI common stock represented by the proxy will be voted "FOR" each such proposal. As of the date of this prospectus/proxy statement, ARPI has no knowledge of any business that will be presented for consideration at the ARPI special meeting and which would be required to be set forth in this prospectus/proxy statement other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of ARPI. In accordance with the ARPI bylaws and Maryland law, business transacted at the ARPI special meeting will be limited to those matters set forth in such notice.

        Your vote as an ARPI stockholder is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the ARPI special meeting in person.

Shares Held in "Street Name"

        If an ARPI stockholder holds shares of ARPI common stock in a stock brokerage account or if its shares are held by a bank or nominee (that is, in "street name"), such stockholder must provide the record holder of its shares with instructions on how to vote its shares of ARPI common stock. ARPI stockholders should follow the voting instructions provided by their broker, bank or nominee. Please note that ARPI stockholders may not vote shares of ARPI common stock held in street name by returning a proxy card directly to ARPI or by voting in person at the ARPI special meeting unless they provide a "legal proxy," which ARPI stockholders must obtain from their broker, bank or nominee. Further, brokers, banks or nominees who hold shares of ARPI common stock on behalf of their customers may not give a proxy to ARPI to vote those shares without specific instructions from their customers. If an ARPI stockholder does not instruct its broker, bank or nominee to vote, then the broker, bank or nominee may not vote those shares, and it will have the effects described above under "—Abstentions."

Revocation of Proxies or Voting Instructions

        Your grant of a proxy on the enclosed proxy card or through one of the alternative methods discussed above does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the ARPI special meeting. If your shares of ARPI common stock are registered in your own name, you may revoke your proxy in one of the following ways by:

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  by sending a written notice to ARPI's Secretary at 7047 East Greenway Parkway, Suite 350, Scottsdale, AZ 85254 in time for it to be received before the ARPI special meeting, stating that you would like to revoke your proxy;

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  by completing, signing and dating another proxy card bearing a later date than the date of the proxy you are revoking and returning it by mail in time for it to be received before the ARPI special meeting, or by submitting a proxy at a later date by the Internet or telephone, in which case your later-submitted proxy will be recorded and your earlier proxy will be revoked; or

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  by attending the ARPI special meeting and voting in person, although simply attending the ARPI special meeting will not revoke your proxy or change your vote, as you must deliver a notice of revocation or vote at the ARPI special meeting in order to revoke a prior proxy.

        Your last vote is the vote that will be counted.

        If you have instructed your broker, bank or other nominee to vote your shares of ARPI common stock, you must follow the directions received from your broker, bank or other nominee if you wish to change your vote.

        If you have questions about how to vote or revoke your proxy, you should contact ARPI's proxy solicitor, Okapi Partners LLC, toll-free at (877) 285-5990.

Tabulation of the Votes

        ARPI will appoint an Inspector of Election for the ARPI special meeting to determine the presence of a quorum and to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies; Payment of Solicitation Expenses

        ARPI is soliciting proxies for the ARPI special meeting from ARPI stockholders. ARPI will bear the entire cost of soliciting proxies from ARPI stockholders. In addition to this mailing, ARPI's directors and officers may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of ARPI common stock held of record by those persons, and ARPI will reimburse these brokerage firms, custodians, nominees and fiduciaries for related, reasonable out-of-pocket expenses they incur.

        ARPI has engaged Okapi Partners LLC to assist in the solicitation of proxies for the ARPI special meeting and will pay Okapi Partners LLC a fee not to exceed $19,000, plus reimbursement of out-of-pocket expenses and will indemnify Okapi Partners LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. The address of Okapi Partners LLC is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. You can call Okapi Partners LLC toll-free at (877) 285-5990.

Adjournment

        In addition to the merger proposal, ARPI stockholders are also being asked to approve a proposal that will give the ARPI Board authority to adjourn the ARPI special meeting, if necessary or appropriate in the view of the ARPI Board, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve such proposal. If the adjournment proposal is approved, the ARPI special meeting could be adjourned to any date. In addition, the ARPI Board could postpone the ARPI special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the ARPI special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

        If a quorum does not exist, the chairman of the ARPI special meeting or the holders of a majority of the shares of ARPI common stock present at the ARPI special meeting, in person or by proxy, may adjourn the ARPI special meeting to another place, date or time. If a quorum exists, but there are not enough affirmative votes to approve the merger proposal, the ARPI special meeting may be adjourned if the votes cast, in person or by proxy, at the ARPI special meeting in favor of the adjournment proposal exceed the votes cast, in person or by proxy, against the adjournment proposal.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the ARPI special meeting, please contact ARPI's proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Telephone: (877) 285-5990

 PROPOSALS SUBMITTED TO ARPI STOCKHOLDERS

Merger Proposal (Proposal 1 on the ARPI Proxy Card)

        ARPI stockholders are asked to approve the parent merger and the other transactions contemplated by the merger agreement. For a summary and detailed information regarding this proposal, see the information about the merger agreement and the parent merger throughout this prospectus/proxy statement, including the information set forth in section entitled "The Mergers" beginning on page 47 and "The Merger Agreement" beginning on page 124. A copy of the merger agreement is attached as Annex A to this prospectus/proxy statement and incorporated herein by reference.

        Pursuant to the merger agreement, approval of this proposal is a condition to the closing of the mergers. If this proposal is not approved, the mergers will not be completed.

        Approval of the proposal to approve the parent merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ARPI common stock.

Recommendation of the ARPI Board

        The ARPI Board unanimously recommends that ARPI stockholders vote "FOR" the merger proposal.

Adjournment Proposal (Proposal 2 on the ARPI Proxy Card)

        The ARPI special meeting may be adjourned to another place, date or time to permit, among other things, further solicitation of proxies, if necessary or appropriate in the view of the ARPI Board, in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.

        ARPI is asking ARPI stockholders to approve the adjournment of the ARPI special meeting, if necessary or appropriate in the view of the ARPI Board, including if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

        Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal, whether or not a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is not a condition to the completion of the mergers.

Recommendation of the ARPI Board

        The ARPI Board unanimously recommends that ARPI stockholders vote "FOR" the adjournment proposal.

Other Business

        As of the date of this prospectus/proxy statement, ARPI does not intend to bring any other matters before the ARPI special meeting, and ARPI has no knowledge of any business that will be presented for consideration at the ARPI special meeting and which would be required to be set forth in this prospectus/proxy statement other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of ARPI. In accordance with the ARPI bylaws and Maryland law, business transacted at the ARPI special meeting will be limited to those matters set forth in such notice.

THE MERGERS

        The following is a description of the material aspects of the mergers. While AMH and ARPI believe that the following description covers the material terms of the mergers, the description may not contain all of the information that is important to ARPI stockholders. AMH and ARPI encourage ARPI stockholders to carefully read this entire prospectus/proxy statement, including the merger agreement and the other documents attached to this prospectus/proxy statement and incorporated herein by reference, for a more complete understanding of the mergers.

General

        Each of the AMH Board and the ARPI Board has approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. In the parent merger, ARPI will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH, and ARPI stockholders will receive the merger consideration described below under "The Merger Agreement—Merger Consideration; Effects of the Parent Merger and the Partnership Merger." In the partnership merger, OP Merger Sub will merge with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP.

Background of the Mergers

        The ARPI Board and management periodically review and evaluate strategic opportunities to enhance stockholder value. When ARPI went public in May 2013, the ARPI Board and management understood that scale was necessary to operate efficiently in the single-family rental industry. From its inception, ARPI intended to grow through internal revenue generation, as well as by issuing additional equity capital in public markets. The ARPI Board and management have been committed to completing transactions that are accretive to stockholders. However, they believe the capital markets have undervalued the assets of companies in the single-family rental sector, including ARPI. Issuing dilutive equity was not an acceptable option for ARPI. As a result, ARPI, among others, evaluated a number of merger and acquisition opportunities as part of its goal to achieve greater scale and operating efficiencies in order to provide stockholders higher returns. While ARPI has also evaluated exchanging markets with competitors, selling portfolios of homes in non-core markets, selling non-core assets and liquidation options, the ARPI Board and management ultimately concluded that an enterprise-level transaction would be in the best interests of ARPI.

        ARPI has from time to time received various unsolicited informal inquiries regarding potential strategic transactions. In the summer of 2013, Laurie A. Hawkes, President and Chief Operating Officer of ARPI, met a number of times with a member of the executive team of one of the largest owner/operators of single-family rental properties in the United States, which is referred to herein as Company A, regarding a potential business combination. At that time, ARPI intended to achieve scale by continuing to selectively purchase portfolios and individual properties that met its acquisition criteria.

        ARPI more than doubled the size of its portfolio from May 2013 to September 2014, primarily by accessing the debt markets. ARPI common stock was still trading at a discount to its net asset value, as was the rest of the single-family rental industry, when, on September 29, 2014, an executive of Company A had a telephone conference with Stephen G. Schmitz, Chairman and Chief Executive Officer of ARPI, about discussing a potential business combination. On October 1, 2014, ARPI entered into a mutual confidentiality agreement with Company A, which is referred to herein as the Company A Confidentiality Agreement, to facilitate preliminary discussions and exchange of information on each party's portfolio of homes. The agreement included a provision prohibiting each party from purchasing, directly or indirectly, the securities of the other party or from taking certain other unsolicited actions in respect of the other party for a period of one year, which is commonly known as a one-year standstill provision. Mr. Schmitz and Ms. Hawkes requested that Barclays Capital Inc., which is referred to herein as Barclays, assist ARPI in analyzing the structure and framework of a potential transaction with Company A. Barclays executed a joinder to the Company A Confidentiality Agreement on October 10, 2014 and participated in multiple calls with Mr. Schmitz, Ms. Hawkes and key principals of Company A regarding a potential transaction, including a potential stock-for-stock merger of Company A with ARPI whereby ARPI would be the surviving corporation resulting from the merger but the shareholders of Company A would be the majority owners of the surviving corporation.

        On November 20, 2014, ARPI and Company A exchanged detailed data tapes with information about their respective portfolios, and Mr. Schmitz, Ms. Hawkes, Shant Koumriqian, Chief Financial Officer of ARPI, and Barclays had multiple discussions with Company A regarding the exchanged information and the potential structure, valuation and management of a combined company. Between November 20, 2014 and November 30, 2014, Mr. Schmitz spoke with each of the independent members of the ARPI Board to inform them of the discussions with Company A.

        On December 2, 2014, the independent members of the ARPI Board met telephonically in executive session to discuss the possibility of a business combination transaction between ARPI and Company A or another counterparty.

        On December 9, 2014, the ARPI Board held a regularly scheduled meeting during which Barclays presented an analysis of the single-family rental industry, the key participants in the industry, relative valuations of ARPI and Company A and other considerations the ARPI Board deemed appropriate in its evaluation of a combination with Company A or any other potential counterparty. At this meeting, the ARPI Board formally engaged Barclays as its financial advisor, and Hunton & Williams LLP, ARPI's legal counsel, made a presentation to the ARPI Board regarding the duties of directors of Maryland corporations. The ARPI Board indicated that a potential transaction with Company A would be attractive if ARPI's stockholders could maintain ownership of 25% or more of the combined company. At the same meeting of the ARPI Board, an investment banking firm (other than Barclays) made an independent presentation to the ARPI Board consisting of an overall evaluation of the single-family rental industry and a valuation of ARPI and its properties, applying customary methodologies, including consideration of real estate values, replacement costs and enterprise value.

        On December 10, 2014, the independent members of the ARPI Board met telephonically in executive session to discuss the potential impact on ARPI of entering into and announcing a strategic transaction.

        From December 15 to December 22, 2014, Barclays had discussions with members of management of Company A and Company A's financial advisor regarding valuation issues, methodologies used and general transaction terms.

        On December 17, 2014, Mr. Schmitz contacted David Singelyn, Chief Executive Officer of AMH, to explore whether AMH, as the largest and best-capitalized publicly traded single-family rental operator, would be interested in a potential transaction with ARPI. Messrs. Schmitz and Singelyn then met in Los Angeles, California, that same day to discuss a potential strategic transaction involving the two companies. In a follow-up telephone conversation on December 18, 2014, Messrs. Schmitz and Singelyn agreed to direct their respective general counsels to prepare a mutual confidentiality agreement so the parties could exchange confidential information.

        On December 19, 2014, AMH and ARPI executed a mutual confidentiality agreement with a general term of 18 months, including a one-year standstill provision, similar to the Company A Confidentiality Agreement. Following the execution of the agreement, AMH began due diligence on ARPI based on publicly available information and non-public information provided by ARPI.

        On December 23, 2014, the ARPI Board held a telephonic meeting to discuss a potential transaction with Company A and/or other parties. Barclays presented an update on its discussions with Company A and the differing valuation methodologies that Barclays and Company A's financial advisor were using. Mr. Schmitz also advised the ARPI Board of AMH's interest in a potential transaction and the signing of a mutual confidentiality agreement. The ARPI Board agreed that ARPI should continue discussions with Company A, explore a potential transaction with AMH and consider initiating discussions with other parties regarding a potential business combination.

        On December 26, 2014, Barclays had discussions with Company A's financial advisor regarding a potential transaction between ARPI and Company A and to inform Company A's financial advisor that ARPI was considering having a more formal process with additional participants. Company A's financial advisor communicated Company A's interest in a merger that would result in Company A's shareholders holding 82% ownership of the combined company and ARPI's shareholders holding 18%, and after several discussions, Company A's financial advisor orally communicated Company A's willingness to consider a 78%/22% ownership split in Company A's favor. Barclays advised Company A's financial advisor that the ARPI Board would be more receptive to a 75%/25% ownership split but that Barclays would convey Company A's latest proposal to the ARPI Board.

        On December 29 and 30, 2014, Mr. Singelyn and Mr. Schmitz had telephone conversations regarding a potential transaction, including process, timing and due diligence. Mr. Schmitz indicated that he expected ARPI's process of evaluating strategic alternatives would become active during the first week of January 2015.

        On December 31, 2014, Mr. Singelyn sent an email to the AMH Board updating the board as to the status of the discussions with ARPI.

        On January 6, 2015, Mr. Singelyn and Jack Corrigan, Chief Operating Officer of AMH, had a telephone conversation with Barclays regarding the prior communications between AMH and ARPI, the status of AMH's due diligence and the timing of AMH's proposal.

        On January 9, 2015, the ARPI Board held a telephonic meeting to discuss what a potential transaction with each of Company A or AMH would look like and the associated benefits and risks. The ARPI Board then asked Barclays to approach two other companies that Barclays advised may have an interest in a business combination transaction with ARPI: a similarly sized publicly traded REIT in the single-family rental business, which is referred to herein as Company B, and a very large private owner and operator of single-family rental properties in the United States, which is referred to herein as Company C.

        Company B and Company C executed confidentiality agreements on January 12 and January 13, 2015, respectively, each for a term of one year. Both confidentiality agreements contained standstill and non-solicitation provisions in favor of ARPI similar to the provisions contained in the Company A Confidentiality Agreement. Barclays then gave representatives of Company B and Company C access to ARPI's virtual data room. Barclays sent AMH, Company A, Company B and Company C a written request on January 12, 2015, inviting each of the parties to submit a non-binding proposal for a transaction with ARPI by January 23, 2015.

        On January 22, 2015, the ARPI Board and Barclays signed an updated engagement letter, which was revised to include the additional parties and process that Barclays would be coordinating for ARPI and a corresponding increase in fees.

        AMH continued conducting its due diligence review of ARPI throughout January and early February 2015, which included various telephonic conferences and exchanges of emails and documents with representatives of ARPI.

        On January 23, 2015, in response to the request by Barclays, AMH submitted a non-binding proposal to acquire all of the securities of ARPI for $18.60 per share or unit. The form of consideration would be a combination of AMH common shares and cash in a to-be-determined ratio and common share valuation. The proposal indicated it was not contingent on financing, but was based on certain assumptions and was conditioned upon completion of a customary due diligence investigation, reasonable property inspections and the negotiation and execution of a definitive agreement that would be subject to approval by the AMH Board. The proposal also indicated that, upon completion of the transaction, AMH expressed a desire for Mr. Schmitz to join the AMH Board. The proposal did not specify whether the transaction would be structured as a taxable transaction or a tax-free reorganization. The closing price of ARPI's shares was $17.19 on January 22, 2015. On that day, Company C advised Barclays that it was not going to submit a proposal to acquire ARPI, but indicated it would be interested in purchasing certain assets in certain markets, which the ARPI Board had already determined would not be in the best interests of ARPI.

        On January 26, 2015, Company B submitted its non-binding indication of interest to acquire ARPI for $22.00 per share, which would consist of $8.10 in cash and $13.90 in shares of Company B common stock.

        On January 28, 2015, the ARPI Board held a telephonic meeting to discuss the non-binding proposals and other results of discussions with AMH, Company A, Company B and Company C. Barclays gave summaries of the proposals from AMH and Company B. Barclays also reported that Company C declined to submit a proposal and discussions with Company A had stalled due to differences in valuation and the pro forma company ownership percentage split. The ARPI Board agreed to proceed with further discussions with AMH and Company B, with specific instructions to Barclays to obtain more information on the proposed execution of the transaction with Company B and provide a detailed combination analysis of Company B and ARPI, and to find out whether AMH could increase its offer of $18.60 per share. Although the AMH proposal was at a lower price than Company B's proposal, the ARPI Board wanted to continue discussions with AMH due to the significant scale AMH had already achieved, its ability to maintain low leverage and greater certainty of AMH being able to execute on a possible transaction.

        From January 29 to February 3, 2015, Barclays had multiple discussions with representatives of AMH and Company B to better understand their proposals.

        On February 4, 2015, the ARPI Board held a telephonic meeting to discuss Barclays' continuing discussions with AMH, Company A and Company B. The ARPI Board and Barclays agreed to take the following approaches with each potential counterparty:

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  Company A—Encourage a bid with a cash component of $11 per share and ARPI's stockholders retaining 17% ownership in the pro forma company.

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  AMH—Request specific detail on the mix of consideration (cash and stock) and encourage a bid that was in excess of $20 per share.

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  Company B—Depending on responses from AMH and Company A, recommend pursuing a limited exclusivity period, possibly two weeks, to complete diligence and execute definitive agreements.

        On February 4, 2015, Barclays contacted each of AMH and Company A based upon the instructions of the ARPI Board. AMH indicated it would not be able to move on its price. On February 5, 2015, Company A indicated that it would not be able to pursue a transaction on ARPI's latest proposed terms.

        On February 6, 2015, Barclays contacted Company B to convey ARPI's interest in moving forward with negotiating a transaction and entering into an exclusivity agreement. Company B responded that it would need to confer with its board regarding timing. From late January to mid-February 2015, Company B requested additional due diligence material from ARPI, which ARPI provided in its virtual data room.

        On February 10, 2015, Ms. Hawkes met with the chief executive officer of Company B in Las Vegas, Nevada, to generally discuss a potential transaction.

        On February 10, 2015, Mr. Singelyn met with Ms. Hawkes in Las Vegas, Nevada. During the meeting, Ms. Hawkes said ARPI was disappointed with AMH's January 23, 2015 proposal, including the purchase price.

        Between February 12 and February 15, 2015, Mr. Singelyn and Barclays spoke by telephone several times to discuss AMH's proposal. During one of the calls, the representative of Barclays suggested to Mr. Singelyn that a transaction might be possible if AMH raised its purchase price to $20.00 per share. Following such discussions, Mr. Singelyn indicated that AMH would not be submitting an amended proposal.

        On February 16, 2015, Company A's financial advisor contacted Barclays to convey Company A's renewed interest in a transaction with ARPI, which would include a cash component of $11 per share and ARPI's stockholders retaining 10% ownership in the pro forma company. Barclays communicated this proposal to ARPI. The ARPI Board and management concluded that the underlying valuation did not meet the ARPI Board's expectation and would not increase ARPI stockholder returns.

        On February 17, 2015, Company B contacted Barclays to convey that Company B would be unable to execute a transaction at the $22.00 per share price with the initial mix of consideration Company B had proposed and declined to submit a revised proposal.

        On February 26, 2015, the ARPI Board held a regularly scheduled meeting and obtained an update from Barclays regarding its various discussions with the potential counterparties. Prior to this meeting, Barclays had also communicated to ARPI management and the ARPI Board the developments in the discussions with each of AMH, Company A and Company B. At the same meeting, Barclays gave a presentation to the ARPI Board of a liquidation analysis of ARPI's assets and Mr. Koumriqian gave a presentation of ARPI's projections based on a continued stand-alone model.

        Between mid-February 2015 and September 2015, there were no further substantive discussions between AMH and ARPI regarding a combination of the two companies.

        In March 2015, Mr. Corrigan was contacted by an investment banker (other than Barclays) who asked whether AMH would be interested in purchasing 318 homes located primarily in the Phoenix, Arizona and Las Vegas, Nevada markets that were owned by ARP Phoenix Fund I, LP, a private investment fund for which ARPI provided management services under a management agreement. Ms. Hawkes and Mr. Schmitz were the co-owners of the general partner of, and were also both limited partners in, ARP Phoenix Fund I, LP. ARP Phoenix Fund I, LP was formed approximately three years before the formation of ARPI. On May 7, 2015, the AMH Board approved the purchase of the 318 homes owned by ARP Phoenix Fund I, LP for an aggregate purchase price of $55.2 million. On May 29, 2015, AMH completed the acquisition of the 318 homes from ARPI Phoenix Fund I, LP for $55.2 million. There were no discussions at that time between AMH and ARPI regarding a transaction involving the two companies.

        In April 2015, Barclays had an informal discussion with representatives of a major diversified conglomerate, which is referred to herein as Company D, regarding a potential acquisition of or other business combination with ARPI. After reviewing publicly available information on ARPI, Company D indicated that it would not be interested in pursuing a transaction, having determined that outright ownership of ARPI would not fit Company D's core business strategy at that time.

        On May 28, 2015, the ARPI Board held its regularly scheduled meeting at which the ARPI Board determined, based on information provided by management, that there were no ongoing discussions with any counterparty regarding a strategic transaction.

        On July 28, 2015, a representative from a publicly traded asset manager, which is referred to herein as Company E, contacted Ms. Hawkes to informally inquire whether ARPI might be open to discussions regarding a strategic transaction. Ms. Hawkes expressed ARPI's interest in any discussions that could lead to increased returns to ARPI stockholders and that until Company E entered into a confidentiality agreement with ARPI, Company E could perform its analysis of ARPI based on ARPI's publicly available information.

        On August 19, 2015, a representative from a second private equity fund, which is referred to herein as Company F, contacted Ms. Hawkes to informally inquire whether ARPI might be open to discussions regarding a strategic transaction. Ms. Hawkes expressed ARPI's interest in any discussions that could lead to increased returns to ARPI stockholders and that until Company F entered into a confidentiality agreement with ARPI, Company F could perform its analysis of ARPI based on ARPI's publicly available information.

        In late August 2015, ARPI received calls from each of Company E, Company F and another public single-family residential REIT, which is referred to herein as Company G, regarding a potential transaction. On August 21, 2015, Barclays had a call with Company G's financial advisor regarding a potential transaction that would be considered a "merger of equals" but with Company G's management and board remaining in control of the combined company. On August 28, 2015, Company E executed a confidentiality agreement with ARPI for a term of 18 months, and on August 31, 2015, Company F executed a confidentiality agreement with ARPI for a term of 12 months. Each of these confidentiality agreements contained a standstill provision similar to the one contained in the Company A Confidentiality Agreement. Barclays then gave Company E and Company F access to ARPI's virtual data room.

        In early September 2015, ARPI management directed Barclays to broaden the process to include additional parties, including strategic buyers as well as private equity funds and other financial buyers. On September 9, 2015, another large private equity fund, which is referred to herein as Company H, signed a confidentiality agreement with ARPI for a term of one year. On September 10, 2015, another large private equity fund, which is referred to herein as Company I, signed a confidentiality agreement with ARPI for a term of one year. On September 30, 2015, a major private equity fund, which is referred to herein as Company J, signed a confidentiality agreement in ARPI's favor for a term of one year. Each of these confidentiality agreements contained a standstill provision similar to the one contained in the Company A Confidentiality Agreement. Barclays gave Company H, Company I and Company J access to ARPI's virtual data room after each such party executed the respective confidentiality agreements. On September 10, 2015, ARPI and Company G executed reciprocal confidentiality agreements for a term of one year, which included reciprocal standstill provisions similar to the one contained in the Company A Confidentiality Agreement. ARPI and Company G then exchanged certain non-public information.

        On September 14, 2015, Mr. Schmitz corresponded with the independent members of the ARPI Board to provide a summary of the latest discussions Barclays was conducting with the various parties and to schedule an ARPI Board call regarding the same.

        On September 14, 2015, Barclays sent out process letters to Company E, Company F, Company H and Company I requesting that all indications of interest be submitted to Barclays by September 28, 2015, so that Barclays could provide an update to the ARPI Board.

        On September 19, 2015, Company E called Ms. Hawkes to indicate its interest in acquiring ARPI at 100% of ARPI's net asset value if Company E could secure necessary funding. On September 26, 2015, Company E called Ms. Hawkes to express its continued interest in acquiring ARPI.

        On September 28, 2015, following the recently announced proposed transaction between two other REITs in the single-family residential sector, at the suggestion of Mr. Singelyn, Messrs. Singelyn and Schmitz met in Austin, Texas, to discuss a potential strategic transaction involving the combination of AMH and ARPI. The discussion contemplated a stock-for-stock transaction similar to the recently announced transaction. Mr. Schmitz indicated that he would ask Barclays to contact AMH.

        Later on September 28, 2015, Barclays provided ARPI's management copies of the written non-binding indications of interest from Company E and Company F. Barclays did not receive written proposals from Company G, Company H or Company I.

        On October 1, 2015, the ARPI Board held a telephonic meeting to discuss the process Barclays had conducted to organize the inquiries from, and discussions with, Company E, Company F, Company G, Company H and Company I. Company H and Company I had orally declined to submit written proposals. Barclays gave a summary of the non-binding proposals from Company E and Company F, which provided the following:

  Company E

  •
  All-cash offer of $19.50 per share

  •
  Expected to finance the transaction with a combination of debt (warehouse credit facility) and equity to be provided by Company E, its subsidiaries and/or one or more institutional partner(s)

  Company F

  •
  All-cash offer of $18.32 - $20.07 per share

  •
  Expected to fund transaction with approximately 70% debt, to be sourced from various institutional financing partners to be arranged

  •
  The equity component would be provided by Company F's private fund and co-investment capital

        The ARPI Board requested that Barclays obtain more information regarding each of Company E's and Company F's proposals and their likelihood of successful consummation. Following the ARPI Board meeting, Barclays obtained additional information on Company F's proposal, discovering that Company F's offer failed to account for working capital and transaction cost adjustments, and with such adjustments Company F's offer could be substantially lower, closer to $16.50 - $17.44 per share. Barclays also learned in its discussion with Company E that it would require a partner to contribute more than 50% of the funding for a transaction with ARPI. In October 2015, with ARPI management's approval, Barclays facilitated discussions for Company E with each of Company J and an additional public REIT, which is referred to herein as Company K, as a potential equity partner for Company E.

        On October 1, 2015, Barclays initiated a telephone conference with Mr. Singelyn and the General Counsel of AMH during which they discussed, among other things, AMH access to ARPI's virtual data room, updated due diligence material and confirmation that the December 2014 confidentiality agreement was still in effect. Promptly after the call, AMH recommenced due diligence activity on ARPI. Barclays gave AMH access to ARPI's virtual data room. As part of this diligence process, during the month of October 2015, representatives of AMH had various telephonic discussions with, and submitted diligence questions to, representatives of ARPI.

        On October 23, 2015, Company K executed a confidentiality agreement with ARPI containing a standstill provision similar to the Company A Confidentiality Agreement for a term of one year. Barclays indicated to ARPI that both Company J and Company K could be potential partners or funding sources for Company E in its proposal.

        On October 28, 2015, in response to an October 26, 2015 email request by Barclays, AMH submitted a non-binding proposal to acquire, in a merger transaction, all of the shares of ARPI (and units in its operating partnership) in exchange for 1.15 AMH common shares per ARPI share or unit and the assumption or repayment by AMH of ARPI's outstanding debt, including ARPI's senior exchangeable notes, securitization facility and senior credit facility. The proposal indicated it was not contingent on financing, but was based on certain assumptions, including the condition of ARPI's assets, the amount of its liabilities, its level of cash flow from September 30, 2015 to an estimated closing date of March 15, 2016, the level of transaction expenses and the status of pending lawsuits, and was conditioned on the completion of customary due diligence, reasonable property inspections and the negotiation and execution of a definitive agreement that would be subject to approval by the AMH Board. The proposal did not specify whether the combination would be structured as a taxable transaction or a tax-free reorganization and did not address representation by any ARPI directors on the AMH Board. The proposal outlined the benefits to the ARPI stockholders of a strategic transaction between the two companies, including investment in a larger, more geographically diverse company, participation in the operational and administrative synergies that would contribute to the continued growth and value enhancement of the combined business, an active trading market for their shares and higher potential for FFO per share growth. The proposed exchange ratio of 1.15 AMH common shares for each share of ARPI common stock represented a $19.297 per share value for ARPI common stock based on the closing price of AMH common shares on October 27, 2015 and a 12.8% premium over the closing price of ARPI common stock on that date.

        On October 29, 2015, the ARPI Board held a telephonic meeting to discuss the proposal letter from AMH. Barclays also reported that Company E had not yet found a suitable partner and could not execute on its proposal without such a partner, and that Company J and Company K had each declined to submit a written proposal but Barclays indicated that each may be interested in partnering with Company E. Barclays explained Company F's updated proposal based on the most recent information Barclays had received. The ARPI Board agreed that Barclays should go back to AMH to discuss its proposal more fully and the ARPI Board remained interested in a potential transaction with AMH as the ARPI Board believed that AMH had the most compatible platform and management team, compared to the other potential counterparties.

        On November 2, 2015, Barclays called Mr. Singelyn to inform him that ARPI would be responding with a counter-offer increasing the exchange ratio and a floating exchange ratio (subject to a collar) with respect to the AMH common shares.

        On November 2, 2015, the ARPI Board held a telephonic meeting to review Barclays' latest discussions with Company E, AMH and Company G. The ARPI Board agreed that Barclays should continue discussions with AMH, requesting an exchange ratio of 1.20 and a floating exchange ratio (subject to a collar).

        On November 2, 2015, Mr. Schmitz had an in-person meeting with the Chairman of the Board of Company G in Phoenix, Arizona, to discuss at a high level how a potential transaction between the two parties could be structured.

        On November 3, 2015, Barclays submitted to AMH a counter-offer from ARPI that provided for (i) an increase in the exchange ratio of 1.20 AMH common shares for each share of ARPI common stock, (ii) an adjustment in the exchange ratio for up to a 10% increase or decrease in the AMH common share price and (iii) two AMH Board seats. The counter-offer included an analysis prepared by Barclays regarding the mechanics of the proposed adjustment to the exchange ratio.

        On November 4, 2015, in response to the counter-offer Barclays submitted to AMH, Mr. Singelyn sent an email to Barclays reiterating AMH's proposal of a fixed exchange ratio of 1.15 AMH common shares per share of ARPI common stock and offering ARPI one seat on the AMH Board subject to the approval of the AMH Board.

        On November 4, 2015, Mr. Schmitz, who was aware of AMH's November 5 regularly scheduled board meeting, called Mr. Singelyn to ask him to present to the AMH Board a compromise counter-proposal of a 1.175 exchange ratio with no adjustment mechanism and one board seat.

        On November 4, 2015, ARPI announced its earnings for the third quarter of 2015, reporting a 16% decrease in its core FFO attributable to common stockholders compared to the prior quarter and a 19% increase compared to the third quarter of 2014. ARPI also announced a $75 million stock repurchase program.

        At the November 5, 2015 meeting of the AMH Board, Messrs. Singelyn and Corrigan reviewed with the AMH Board the proposed transaction, including the background of the transaction, the prior communication to the AMH Board, the status of the negotiations, ARPI's recent earnings release, the status of due diligence, a financial summary of the transaction, the potential accretion to AMH's earnings, the trading price premium to the ARPI stockholders represented by AMH's proposal, ARPI's representation on the AMH Board upon completion of the transaction and ARPI's counter-proposal of a 1.175 fixed exchange ratio. The AMH Board authorized Mr. Singelyn to continue negotiations with ARPI at a 1.15 fixed exchange ratio, subject to completion of due diligence.

        Following the November 5, 2015 meeting of the AMH Board, Mr. Singelyn called Mr. Schmitz to relay AMH's proposal of (i) a 1.15 fixed exchange ratio and (ii) one seat on the AMH Board upon completion of the transaction. On November 6, 2015, the ARPI Board held a telephonic meeting to review the final proposal from AMH, and considering the compelling synergies that could be achieved and the confidence in the AMH management to execute on the transaction, the ARPI Board unanimously approved proceeding with discussions, due diligence and drafting a definitive agreement with AMH on such terms. Following the ARPI Board meeting, on November 6, 2015, Mr. Schmitz called Mr. Singelyn to accept AMH's proposal. Following Mr. Schmitz's telephone call, Mr. Singelyn provided an update to the AMH Board regarding Mr. Schmitz's call.

        On November 9, 2015, Hogan Lovells US LLP, which is referred to herein as Hogan Lovells, legal counsel to AMH, provided a legal due diligence request list to Hunton & Williams LLP, which is referred to herein as Hunton & Williams, legal counsel to ARPI.

        On November 10, 2015, Messrs. Singelyn and Corrigan met with Mr. Schmitz and Ms. Hawkes in Scottsdale, Arizona. They discussed, among other things, timing of the transaction, due diligence, the need for stockholder approval and other material terms of the proposed transaction, including treatment of ARPI's senior exchangeable notes and other debt in the transaction, ARPI's dividend policy and ARPI's recently announced stock repurchase program. Messrs. Singelyn and Corrigan also stated that AMH's outside counsel would be sending ARPI's counsel an exclusivity agreement in view of the time, effort and expense that would be incurred by AMH in connection with conducting further due diligence and discussions regarding a potential transaction. During the meeting, Mr. Schmitz and Ms. Hawkes stated that it was important to ARPI to structure the transaction as a tax-free reorganization, as is typical in stock-for-stock transactions. Mr. Singelyn responded that it was important to AMH that the transaction be structured as a taxable sale to allow for a step-up in the tax basis of ARPI's assets, but that AMH would conduct an analysis to quantify the effect on AMH of a tax-free reorganization as compared to a taxable transaction.

        On November 10, 2015, Hogan Lovells provided a draft exclusivity agreement to Hunton & Williams containing customary exclusivity and non-solicitation provisions prohibiting ARPI from engaging in any discussions with any third party other than AMH regarding an alternative transaction through December 28, 2015. On November 11, 2015, Hunton & Williams provided a revised draft of the exclusivity agreement reflecting, among other things, a reduced exclusivity period expiring on December 1, 2015. Representatives of Hogan Lovells and Hunton & Williams also had telephonic discussions on November 11, 2015 regarding various counter-proposals on the time period of the exclusivity period. Hunton & Williams also informed Hogan Lovells that ARPI would not enter into the exclusivity agreement until AMH had agreed that the transaction would be structured as a tax-free transaction.

        On November 10, 2015, Hunton & Williams provided AMH with ARPI's due diligence request list and on November 13, 2015, AMH provided ARPI and its advisors with access to a virtual data room containing information responsive to that list. Representatives of ARPI, Barclays and Hunton & Williams conducted several telephone calls in respect of ARPI's due diligence review of AMH with representatives of AMH, Hogan Lovells and AMH's tax advisor. Key areas of focus by ARPI and its advisors included (i) long-term capital plans of AMH, including target leverage and AMH's plans for financing the repayment of ARPI's indebtedness to be assumed at the closing of the transaction, (ii) tax matters and REIT compliance by AMH, (iii) expected synergies to be realized as a result of the transaction and (iv) AMH's outlook regarding its future operating performance. AMH informed Barclays and ARPI that, subject to ongoing analysis and diligence, AMH expected to be able to eliminate a significant percentage of ARPI's general and administrative expenses after integration and stabilization of ARPI's properties and certain other duplicative expenses, including back-office functions.

        On November 12 and November 13, 2015, Messrs. Singelyn and Schmitz had several telephone conversations and exchanged emails regarding timing, due diligence and the duration of the exclusivity period. On November 13, 2015, Mr. Singelyn informed Mr. Schmitz that, notwithstanding the cost to AMH, subject to verification of the tax basis of ARPI's assets, AMH was prepared to structure the transaction as a tax-free reorganization. After AMH's confirmation of the tax-free structure of the transaction, the parties signed an exclusivity agreement providing for an exclusivity period expiring on December 9, 2015.

        On November 13, 2015, Hunton & Williams provided an initial draft of a proposed merger agreement to AMH and Hogan Lovells. Over the course of the following several weeks, AMH and ARPI, together with their respective legal counsel and ARPI's financial advisor, continued to negotiate the merger agreement and related transaction documents.

        In mid-November of 2015, Barclays received an unsolicited call from Company E indicating that, based on conversations with potential joint venture partners, Company E would not be able to submit a proposal that included a sufficient premium to ARPI stockholders and therefore would not be submitting a revised written proposal.

        During November of 2015, representatives of AMH, Hogan Lovells, AMH's tax advisor, ARPI, Hunton & Williams and Barclays participated in numerous telephone calls in respect of AMH's due diligence review of ARPI. Key areas of focus by the parties and their advisors included: (i) ARPI's qualification as a REIT, (ii) title to ARPI's properties, (iii) amount of necessary renovations and refurbishments of ARPI's properties, (iv) ARPI's preferred operator programs, including the condition of the properties subject to these master leases, current and former defaults by the counterparties under the master leases, ARPI's ability to sell the properties subject to these master leases and litigation with a former preferred operator, (v) investments in mortgage loans by ARPI directly and indirectly through joint ventures, (vi) the tax basis of ARPI's assets, (vii) litigation, (viii) employee benefit and compensation matters and (ix) potential synergies that could be realized following a combination of the companies' operations.

        On November 15, 2015, ARPI's independent directors held a meeting to review the status of negotiations between ARPI and AMH, the interests of Mr. Schmitz and Ms. Hawkes in the transaction and ways of addressing such potential conflicts of interest, the sale process, establishing guidelines for negotiating termination rights and fees and other significant terms of the merger agreement, 2015 bonuses, retention bonuses needed after announcement of a transaction, the process for appointing an ARPI designee to serve on the AMH Board following the closing of the mergers, ARPI's dividend for the fourth quarter of 2015 and subsequent quarters, estimated transactions costs and timeline. Representatives of Hunton & Williams and Barclays also participated in the meeting.

        On November 16, 2015, Messrs. Singelyn and Schmitz spoke by telephone to discuss timing of the merger agreement, significant open terms in the merger agreement, including the deal protection and termination provisions (such as the "force the vote" provision described below and the right of the ARPI Board to terminate the merger agreement if ARPI receives a third-party "superior proposal"), the status of outstanding due diligence requests, and the integration of the companies' assets and personnel.

        On November 17, 2015, Hogan Lovells sent a revised draft of the merger agreement to ARPI and Hunton & Williams, which, in contrast to the prior Hunton & Williams draft, provided for, among other things, (i) the delivery of voting agreements by Mr. Schmitz and Ms. Hawkes to vote their shares in favor of the parent merger, (ii) more restrictive provisions on the ability of ARPI to solicit other proposals after the signing of the merger agreement, (iii) a termination fee of $40.0 million inclusive of an expense reimbursement amount of $4.0 million payable by ARPI under certain circumstances, (iv) a "force the vote" provision in the context of the strategic stock-for-stock transaction requiring that the AMH transaction be submitted to ARPI stockholders even if the ARPI Board wanted to terminate the merger agreement for a third-party "superior proposal", (v) expanded representations and warranties by ARPI and additional restrictions on the ability of ARPI to take certain actions between signing and closing, including limitations on ARPI's dividends payable in 2016 to an amount pro rata with AMH's dividend and (vi) the removal of certain representations, warranties and covenants requested by ARPI to be applicable to AMH.

        On November 21, 2015, after a series of calls between representatives of Hunton & Williams and Hogan Lovells, Hunton & Williams sent a revised draft of the merger agreement to AMH and Hogan Lovells, which, in contrast to the prior Hogan Lovells draft, among other things, (i) replaced the proposed termination fee and expense reimbursement amounts with blanks (indicating these amounts were still open issues) and narrowed the circumstances under which these amounts would be payable by ARPI, (ii) permitted ARPI to continue to pay regular quarterly dividends up to a bracketed proposal of $0.10 per share during the period between signing and closing, including the payment of a partial dividend with respect to any partial quarter, (iii) removed the "force the vote" provision, (iv) permitted the ARPI Board to make a change in recommendation as a result of intervening events occurring after the signing (that did not involve a superior proposal from a third party), (v) provided ARPI with a right to terminate the merger agreement in connection with a superior proposal and (vi) removed AMH's right to terminate the merger agreement in the event that the ARPI Board changed its recommendation.

        On November 22, 2015, Hogan Lovells distributed a list of the primary open business issues on the merger agreement to Hunton & Williams.

        On November 23, 2015, the independent directors of the ARPI Board held a meeting with Hunton & Williams and Barclays to discuss the status of negotiations with AMH, including material open issues in the merger agreement and how ARPI and AMH may be viewing the termination fee as a percentage of equity value versus enterprise value. Later that day, the full ARPI Board met, including Hunton & Williams and Barclays, to review all open issues in the merger agreement, including termination fee amount, dividend payment and other termination provisions to ensure the ARPI Board could consider alternative unsolicited offers and terminate the merger agreement in the event the ARPI Board deemed any such alternative proposal to be a superior proposal.

        On November 24, 2015, representatives from Hogan Lovells and Hunton & Williams spoke telephonically to discuss open points relating to the merger agreement, including deal protection provisions. Also on that day, Hunton & Williams consulted with Venable LLP, special Maryland counsel to ARPI, regarding relevant Maryland case law. ARPI, through Hunton & Williams, proposed a termination fee (inclusive of expense reimbursement) of up to $26.5 million.

        On November 24, 2015, representatives of Hogan Lovells spoke telephonically with Messrs. Singelyn and Corrigan and other representatives of AMH to discuss due diligence findings relating to ARPI's preferred operator programs and the properties operated under those programs.

        On November 25, 2015, Messrs. Singelyn and Schmitz exchanged emails regarding ARPI's representations and covenants in the draft merger agreement.

        On November 25, 2015, Hogan Lovells sent Hunton & Williams an initial draft of the AMH disclosure schedule to the merger agreement, which amended and supplemented certain of AMH's representations, warranties and covenants in the merger agreement.

        On November 26, 2015, Hogan Lovells sent a revised draft of the merger agreement to ARPI and Hunton & Williams, which, in contrast to the prior Hunton & Williams draft, among other things, provided for (i) a termination fee of $35 million, inclusive of a fixed expense reimbursement amount of $7 million, (ii) limitations on the amount of dividends payable in 2016 as previously proposed by AMH, (iii) a "force the vote" provision, (iv) the removal of the contractual right of the ARPI Board to change its recommendation absent a superior proposal and (v) the ability of AMH to terminate the merger agreement in the event that the ARPI Board changed its recommendation for any reason.

        On November 28, 2015, Hunton & Williams sent Hogan Lovells an initial draft of the ARPI disclosure schedule to the merger agreement, which amended and supplemented certain of ARPI's representations, warranties and covenants in the merger agreement.

        On November 29, 2015, representatives from Hogan Lovells and Hunton & Williams spoke telephonically to discuss open points relating to the merger agreement, including (i) the proposed limitations on ARPI's ability to pay dividends in 2016, (ii) the "force the vote" provision and (iii) ARPI's proposal of a termination fee of $22.5 million (representing 3% of the equity value of the transaction, inclusive of the equity value of ARPI's exchangeable notes), plus reimbursement of actual documented expenses up to $4.0 million. Later that day, Hunton & Williams provided a revised draft of the merger agreement to AMH and Hogan Lovells, which, among other things, reflected the matters discussed on the call earlier that day.

        On November 30, 2015, the independent directors of the ARPI Board met with Hunton & Williams and Barclays to discuss remaining open issues in the merger agreement. The independent directors requested that Barclays participate in all of ARPI's discussions with AMH management.

        On November 30, 2015, an ARPI stockholder announced that it had acquired 7.4% of the shares of ARPI common stock and expressed "disappointment" at ARPI's operational performance and "perceived lack of a clear strategic plan." Following this announcement, the ARPI common stock closed at $17.49 on that date up from its closing price of $16.71 on the previous trading date.

        Also on November 30, representatives from Hogan Lovells and Hunton & Williams spoke telephonically to discuss the status of various open business issues relating to the merger agreement. Later that day, Hunton & Williams sent Hogan Lovells additional revisions to the merger agreement.

        On December 1, 2015, Hogan Lovells sent a revised draft of the merger agreement to ARPI and Hunton & Williams, which, among other things, provided for (i) a termination fee of $35.0 million, inclusive of a fixed non-accountable expense reimbursement amount of $4.0 million, (ii) certain representations, warranties and covenants relating to ARPI's preferred operator programs and (iii) a "force the vote" provision.

        Later on December 1, 2015, representatives from Hogan Lovells and Hunton & Williams spoke telephonically to discuss the status of various open business issues relating to the merger agreement. ARPI, through Hunton & Williams, proposed a compromise package, consisting of (i) limitation of dividends payable by ARPI after December 31, 2015 to the amount of dividends paid by AMH, multiplied by the exchange ratio, and (ii) a $22.5 million termination fee, plus reimbursement of actual and documented expenses of up to $4.0 million. Hunton & Williams stated that ARPI would not, under any circumstances, accept a "force the vote" provision.

        On December 1, 2015, the ARPI Board held a telephonic meeting with Hunton & Williams and Barclays to discuss the remaining open issues, including the amount of the termination fee, and Barclays gave a preview of the components of its fairness opinion.

        Through December 2, 2015, AMH substantially completed its due diligence review of ARPI based on publicly available information and the non-public information furnished by ARPI.

        On December 2, 2015, Hunton & Williams sent to Hogan Lovells an updated draft of the ARPI disclosure schedule to the merger agreement. Also on December 2, 2015, Hunton & Williams sent a revised draft of the merger agreement to AMH and Hogan Lovells, which, among other things, provided for a termination fee of $22.5 million, plus reimbursement of actual and documented expenses of up to $4.0 million, and eliminated the "force the vote" provision.

        At a special telephonic meeting of the AMH Board, on December 2, 2015 at 9:30 a.m. PST, Mr. Singelyn updated the AMH Board on the proposed transaction. He reviewed with the AMH Board the history of the transaction, the principal terms of the proposed transaction, the status of AMH's due diligence, the updated combination analysis and the benefits and detriments of the proposed transaction to the AMH shareholders, including (i) the review of the quality of ARPI's properties, (ii) the terms of the ARPI debt and the debt level of AMH upon completion of the transaction, (iii) the proposed addition of a current member of the ARPI Board to the AMH Board upon completion of the transaction, (iv) issues relating to ARPI's preferred operator program homes (deemed to be non-compatible homes) and other assets, including additional costs and liabilities relating to certain breaches by the counterparties under the master leases relating to the preferred operator programs, (v) the severance arrangements for ARPI employees and executives and (vi) issues relating to ARPI's mortgage loan programs. After discussion, the AMH Board, based on the results of AMH management's due diligence review and its updated combination analysis (including the loss of the step-up in the tax basis of ARPI's assets), directed Mr. Singelyn to negotiate a lower exchange ratio.

        After the meeting of the AMH Board, Messrs. Singelyn and Corrigan had a telephone conference with Mr. Schmitz and Barclays. Mr. Singelyn informed them that AMH had substantially completed its due diligence and expressed concern that several issues encountered during diligence would involve costs and challenges that AMH had not anticipated, including ARPI homes that were currently or formerly part of the preferred operator program, a larger than anticipated number of the ARPI homes that had been acquired in portfolios and still had their original tenants and therefore had not been renovated, costs relating to ARPI's senior exchangeable notes and issues relating to ARPI's mortgage loan programs. Mr. Singelyn also noted the loss of depreciation to AMH resulting from structuring the transaction as a tax-free reorganization. The aggregate exposure for these issues was putting significant pressure on AMH's valuation for the transaction and therefore the proposed purchase price. As a result, Mr. Singelyn indicated that AMH was still willing to proceed with a transaction, but at an exchange ratio of 1.10 AMH common shares per share of ARPI common stock. Mr. Singelyn and Mr. Schmitz also discussed proposals to resolve the other remaining open business points on the merger agreement, including limiting ARPI's payment of dividends in 2016 to the amount paid by AMH shareholders multiplied by the exchange ratio, the absence of a "force the vote" provision and a termination fee of $22.5 million plus a fixed non-accountable expense reimbursement amount of

$4.0 million. Mr. Schmitz reacted negatively to the revised proposal, but said that he would discuss AMH's proposal with ARPI's advisors and other representatives.

        Following that conversation, the ARPI Board held a telephonic meeting with Hunton & Williams and Barclays to discuss the proposed purchase price adjustment. The Board approved Mr. Schmitz communicating a counter-offer to AMH of an exchange ratio of 1.135 AMH common shares per share of ARPI common stock.

        Later that day, Mr. Schmitz called Mr. Singelyn and informed him that the ARPI Board would not accept the proposed exchange ratio of 1.10, but was prepared to proceed with the transaction at an exchange ratio of 1.135 AMH common shares per share of ARPI common stock. Mr. Singelyn responded that he would discuss ARPI's counter-proposal with other members of AMH management and present it to the AMH Board.

        At a special telephonic meeting of the AMH Board at which all trustees except one were present, on December 2, 2015 at 4:00 p.m. PST, Mr. Singelyn reviewed the recent pricing discussions with ARPI and the status of the merger agreement. The trustees present at the meeting unanimously approved the merger at a 1.135 exchange ratio and authorized AMH to enter into a merger agreement with ARPI on substantially the terms presented at the meeting and directed AMH management to finalize the terms of the merger agreement. After the meeting, the one trustee who was unable to attend the meeting of the AMH Board called a member of AMH management to discuss the information provided to the AMH Board and added his assent to the approvals granted by the AMH Board. Following the meeting, Mr. Singelyn called Mr. Schmitz and informed him that the AMH Board had approved the mergers with ARPI at an exchange ratio of 1.135. The market value of 1.135 AMH common shares was $19.01 based on the closing price on December 2, 2015. The closing price per share of ARPI common stock on that date was $17.49 and the average closing price per share of ARPI common stock for the 20 trading days ending on December 2, 2015 was $16.02.

        At approximately 8:30 p.m. EST on December 2, 2015, the ARPI Board held a telephonic meeting, at which Hunton & Williams provided a detailed summary of the terms of the merger agreement and Barclays rendered its oral fairness opinion, along with a presentation of the support for its opinion. The ARPI Board then unanimously voted to approve the mergers, the terms of the merger agreement and the transactions contemplated thereby and recommended that ARPI stockholders approve the parent merger and the transactions contemplated by the merger agreement. Following the meeting, Mr. Schmitz called Mr. Singelyn and informed him that the ARPI Board had approved the merger with AMH at an exchange ratio of 1.135.

        Later during the evening of December 2, 2015, Hogan Lovells provided Hunton & Williams with a draft of the form of voting agreement to be delivered by Mr. Schmitz and Ms. Hawkes. The form of voting agreement was subsequently finalized after Hunton & Williams provided comments, which were accepted by AMH and Hogan Lovells.

        Throughout the course of the evening of December 2, 2015 and continuing through the morning of December 3, 2015, representatives from ARPI, AMH, Barclays, Hunton & Williams and Hogan Lovells spoke telephonically to discuss and finalize the merger agreement and the ARPI and AMH disclosure schedules to the merger agreement.

        On the morning of December 3, 2015, before the opening of trading on the NYSE, AMH and ARPI entered into the merger agreement and issued a joint press release announcing the mergers.

Recommendation of the ARPI Board and Its Reasons for the Mergers

        After careful consideration, the ARPI Board, by a unanimous vote of all directors, at a meeting held on December 2, 2015, adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. In the course of reaching its unanimous decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement and recommend approval by the ARPI stockholders of the merger proposal, the ARPI Board, with the assistance of outside advisors, conducted a comprehensive process designed to maximize value to the ARPI stockholders. The ARPI Board evaluated a number of strategic alternatives available to ARPI and concluded that the combination with AMH was the best alternative and that it was unlikely that another party would have the ability to meet or exceed the terms being offered by AMH. The ARPI Board considered a number of factors that it believed supported its decision, including the following material factors:

  •
  Strategic and Financial Considerations.  The ARPI Board believes that the mergers will provide a number of significant strategic and financial opportunities for AMH following the mergers, including the following:

  •
  the realization of synergies based on the elimination of general and administrative expenses and other potentially duplicative expenses, including back-office functions and property management administration;

  •
  the strategic alignment of ARPI's portfolio of properties with that of AMH, especially in key target growth markets, which should make integrating ARPI's portfolio into AMH's operating platform easier and help AMH realize additional economies of scale across the combined portfolio;

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  the strength of AMH's operating platform and the larger size of its portfolio of properties compared to ARPI's;

  •
  the belief that the mergers will be accretive to AMH's core funds from operations; and

  •
  the expectation that AMH following the mergers, as a result of its larger size and strong balance sheet upon completion of the mergers, would have an improved credit profile and lower cost of debt capital than ARPI.

  •
  Premium Over Historical Stock Prices.  The value of AMH common shares that ARPI stockholders will receive in the mergers, based on the closing price per AMH common share of $16.79 on December 1, 2015 (the last trading day before the ARPI Board approved the mergers), represents a premium over historical trading prices per share of ARPI common stock of approximately:

  •
  7.7%, based on the closing price per share of ARPI common stock on December 1, 2015; and

  •
  19.0%, based on the average price per share of ARPI common stock over the 30-trading-day period preceding December 1, 2015.

  •
  Fixed Exchange Ratio.  The merger consideration is a fixed exchange ratio that will not fluctuate as a result of changes in the price of ARPI common stock or AMH common shares prior to the mergers, which limits the impact of external factors on the transaction.

  •
  Participation in Future Appreciation.  The merger consideration will be paid in AMH common shares, which provides ARPI stockholders with the opportunity to participate in any future appreciation of AMH common shares following the mergers, whether from future growth in earnings, an increase in property values or any premium paid to AMH shareholders in connection with a future acquisition of AMH.

  •
  Improved Liquidity.  The mergers are expected to result in improved liquidity for ARPI stockholders as a result of the larger equity capitalization and the increased shareholder base of AMH after consummation of the mergers.

  •
  Tax-Free Transaction.  The mergers are expected to qualify as tax-free transactions to ARPI stockholders for U.S. federal income tax purposes.

  •
  Superior Proposals.  The ARPI Board has the ability to change its recommendation in favor of the mergers upon receipt of a superior proposal after compliance with the requirements set forth in the merger agreement. The ARPI Board, after consultation with ARPI's legal and financial advisors, believes that the termination fee of $22.5 million, equal to 3.0% of the equity value of the transaction (including the outstanding principal amount of ARPI's exchangeable notes) and 1.6% of ARPI's enterprise value (which is the equity value of the transaction plus the outstanding principal balance of ARPI's indebtedness as of December 1, 2015), and the fixed expense amount of $4.0 million payable by ARPI in certain circumstances are reasonable and will not unduly impede the ability of a third party to make a superior proposal.

  •
  Opinion of Financial Advisor.  The ARPI Board considered the financial analyses reviewed with the ARPI Board by Barclays and the opinion of Barclays that, as of December 2, 2015 and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the exchange ratio of 1.135 was fair, from a financial point of view, to the holders of ARPI common stock, as more fully described under "—Opinion of ARPI's Financial Advisor."

  •
  High Likelihood of Consummation.  The ARPI Board deems it highly likely that the mergers will be completed in a timely manner given the commitment of both parties to complete the business combination pursuant to their respective obligations under the merger agreement, the absence of any significant closing conditions under the merger agreement (for example, AMH does not need to secure financing for, or seek AMH shareholder approval of, the mergers), other than the approval of the ARPI stockholders, and the likelihood that the ARPI stockholder approval will be obtained. The mergers would avoid the expense, delay and risks of other potential alternatives, which could include a liquidation of ARPI.

        The ARPI Board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the mergers, including the following:

  •
  the exchange ratio is fixed and therefore will not fluctuate as a result of changes in the price per share of ARPI common stock or AMH common shares prior to the mergers, which means that the value of the merger consideration could decrease prior to the closing of the mergers if the trading price of AMH common shares decreases;

  •
  based on the fixed exchange ratio and the quarterly dividend most recently paid by AMH of $0.05 per share, the pro forma equivalent dividend to be paid to ARPI stockholders is $0.05675 per share, which is less than the quarterly dividend of $0.10 per share most recently paid by ARPI;

  •
  members of AMH management and their affiliates will have approximately 21% of the current voting power of AMH following the mergers and may be able to influence the outcome of matters submitted to a vote of AMH shareholders;

  •
  the merger agreement contains provisions that could discourage a competing acquirer of ARPI, including the termination fee of $22.5 million and the fixed expense amount of $4.0 million payable to AMH if the merger agreement is terminated under certain circumstances;

  •
  the mergers may not be completed, or completion may be unduly delayed, due to, among other reasons, the failure of ARPI stockholders to approve the merger proposal or other reasons beyond the control of ARPI or AMH;

  •
  failure to complete the mergers could negatively affect the price of ARPI common stock and future business and financial results of ARPI;

  •
  AMH has never integrated a Company as large as ARPI or a portfolio as large as ARPI's, and the integration of ARPI will require significant management time and may impact AMH's earnings in the short term;

  •
  ARPI's management focus and resources may be diverted from operational matters and other strategic opportunities while it works to implement the mergers;

  •
  the anticipated operational synergies may not be captured and other anticipated benefits might not be realized on the expected timeframe or at all;

  •
  substantial costs will be incurred in connection with the transaction, including the costs of integrating the businesses of ARPI and AMH and the transaction expenses arising from the mergers;

  •
  the conduct of ARPI's business will be restricted between the date of the merger agreement and the date of the consummation of the mergers;

  •
  ARPI stockholders have no appraisal rights under Maryland law; and

  •
  the other factors described under "Risk Factors."

        In addition to considering the factors described above, the ARPI Board considered the fact that some of ARPI's directors and executive officers have other interests in the mergers that are different from, or in addition to, the interests of ARPI's stockholders generally, as discussed under "—Interests of ARPI's Directors and Executive Officers in the Mergers" beginning on page 77.

        The above discussion of the factors considered by the ARPI Board is not intended to be exhaustive, but does set forth material factors considered by the ARPI Board. In view of the wide variety of factors considered in connection with its evaluation of the mergers and the complexity of these matters, the ARPI Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The ARPI Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it, including discussions with ARPI's management and legal and financial advisors, and overall considered these factors to be favorable to, and to support, its determination regarding the mergers.

        This explanation of ARPI's reasons for the mergers and other information presented in this section is forward-looking in nature and should be read in light of the "Cautionary Statement Regarding Forward-Looking Statements" on page 38.

        For the reasons set forth above, the ARPI Board has unanimously determined and declared that the parent merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of ARPI and has unanimously adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The ARPI Board unanimously recommends to ARPI's stockholders that they vote "FOR" the proposal to approve the parent merger and the other transactions contemplated by the merger agreement.

AMH's Reasons for the Mergers

        After careful consideration, the AMH Board, at a meeting held on December 2, 2015, by a unanimous vote of all of the trustees present at the meeting, approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. In its evaluation of the mergers, the AMH Board consulted with AMH's senior management and legal advisors and considered a number of factors that the AMH Board believed supported its decision, including the following material factors:

  •
  the mergers, by increasing the number of AMH's homes by approximately 23%, will enhance AMH's position as the nation's largest publicly traded single-family rental company;

  •
  the portfolios of AMH and ARPI are strategically aligned, providing increased density in many of AMH's target markets in terms of rental demand and operations, and this alignment should facilitate the integration of the two portfolios;

  •
  the mergers are intended to be accretive to the AMH shareholders;

  •
  AMH, following the mergers, will be able to eliminate duplicative general and administrative expenses and should be able to eliminate certain other duplicative expenses, such as supervisory property management personnel, management information systems and other back-office functions;

  •
  as an all-stock transaction, the mergers are not expected to prevent or materially interfere with other strategic initiatives of AMH; and

  •
  the increase in AMH's equity market capitalization resulting from the mergers may enhance the trading liquidity of AMH common shares.

        The AMH Board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the mergers, including:

  •
  ARPI is more leveraged than AMH, and the ARPI debt to be assumed or repaid by AMH would increase AMH's debt by approximately $792 million, increasing AMH's leverage from approximately 35% to approximately 38-39%, which remains in AMH's target leverage range;

  •
  AMH has never integrated a company or portfolio as large as ARPI, which will require significant management time and may impact AMH's earnings in the short term; however, AMH believes that based on previous (smaller) transactions, AMH has the expertise, experience and personnel necessary to efficiently integrate ARPI's homes and operations;

  •
  AMH is incurring substantial costs in this transaction;

  •
  the mergers are subject to approval by ARPI's stockholders and the mergers may not close if ARPI's stockholders do not approve the parent merger and the other transactions contemplated by the merger agreement or due to other factors beyond AMH's control;

  •
  as is customary for transactions of this type, the transaction has been structured as a merger; as a result, AMH will be liable for ARPI's unknown liabilities, including litigation resulting from this transaction; and

  •
  the benefits of the mergers, including cost savings, may not be realized.

        The above discussion of the factors considered by the AMH Board is not intended to be exhaustive, but does set forth material factors considered by the AMH Board. In view of the wide variety of factors considered in connection with its evaluation of the mergers and the complexity of these matters, the AMH Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual trustees may have held varied views of the relative importance of the factors considered. The AMH Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it, including discussions with AMH's management and legal advisors, and overall considered these factors to be favorable to, and to support, its determination regarding the mergers.

        This explanation of AMH's reasons for the mergers and other information presented in this section is forward-looking in nature and should be read in light of the "Cautionary Statement Regarding Forward-Looking Statements" on page 38.

Opinion of ARPI's Financial Advisor

        ARPI engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for ARPI, including in connection with the mergers. On December 2, 2015, at a meeting of the ARPI Board held to evaluate the mergers, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the ARPI Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in Barclays' written opinion, from a financial point of view, the exchange ratio to be offered to the stockholders of ARPI in the parent merger was fair to such stockholders.

        The full text of Barclays' written opinion, dated as of December 2, 2015, is attached as Annex B to this prospectus/proxy statement and is incorporated herein by reference. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. ARPI encourages you to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Fairness Opinion Committee, is addressed to the ARPI Board, addressed only the fairness, from a financial point of view, of the exchange ratio to be offered to the stockholders of ARPI in the parent merger, and does not constitute a recommendation to any stockholder of ARPI as to how such stockholder should vote with respect to the parent merger. The terms of the mergers were determined through arm's-length negotiations between ARPI and AMH and were unanimously approved by the ARPI Board. Barclays did not recommend any specific form of consideration to ARPI or that any specific form of consideration constituted the only appropriate consideration for the parent merger. Barclays was not requested to address, and Barclays' opinion does not in any manner address, the underlying business decision of ARPI to proceed with or effect the mergers, the likelihood of the consummation of the mergers or the relative merits of the mergers as compared to any other transaction or business strategy in which ARPI might engage. In addition, Barclays expressed no opinion on, and Barclays' opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the mergers, or any class of such persons, relative to the consideration paid in the mergers or otherwise.

        In arriving at its opinion, Barclays reviewed and analyzed, among other things:

  •
  a draft of the merger agreement, dated as of December 2, 2015, and the specific terms of the mergers;

  •
  publicly available information concerning ARPI and AMH that Barclays believed to be relevant to its analysis, including ARPI's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, AMH's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2015 of ARPI and AMH;

  •
  financial and operating information with respect to the business, operations and prospects of ARPI, including financial projections of ARPI prepared by the management of ARPI, as approved for Barclays' use by ARPI (which we refer to collectively as the ARPI Projections), see "—Certain Unaudited Prospective Financial Information of ARPI" beginning on page 75;

  •
  financial and operating information with respect to the business, operations and prospects of AMH;

  •
  a trading history of ARPI common stock and AMH common shares over the 52 weeks preceding November 27, 2015 and December 1, 2015, respectively, and a comparison of that trading history with those of other companies that Barclays deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of ARPI and AMH with each other and with those of other companies that Barclays deemed relevant;

  •
  a comparison of the financial terms for the mergers with the financial terms of certain other recent transactions that Barclays deemed relevant;

  •
  the relative contributions of ARPI and AMH to the historical and future financial performance of AMH following the mergers on a pro forma basis;

  •
  the potential value in connection with a liquidation of ARPI's assets, based on assumptions relating to the costs and timing of such liquidation;

  •
  the results of Barclays' efforts to solicit indications of interest from third parties with respect to a sale of ARPI; and

  •
  published estimates of independent research analysts with respect to the future financial performance, net asset value and price targets of ARPI and AMH.

        In addition, Barclays had discussions with management of ARPI concerning its business, operations, assets, liabilities, financial condition and prospects and the potential strategic benefits of the mergers, and Barclays undertook such other studies, analyses and investigations as it deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information) and Barclays further relied upon the assurances of management of ARPI and AMH that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the ARPI Projections, upon the advice of ARPI, Barclays assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ARPI as to the future financial performance of ARPI and that ARPI will perform substantially in accordance with such projections. At the direction of ARPI, Barclays relied on such projections in performing its analysis and arriving at its opinion. Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they are based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of ARPI or AMH and did not make or obtain any evaluations or appraisals of the assets or liabilities of ARPI or AMH. Barclays' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after the date of its opinion. Barclays expressed no opinion as to the prices at which shares of ARPI common stock or AMH common shares would trade following the announcement or consummation of the mergers. Barclays' opinion should not be viewed as providing any assurance that the market value of AMH common shares to be held by the stockholders of ARPI after the consummation of the mergers will be in excess of the market value of shares of ARPI common stock owned by such stockholders at any time prior to the announcement or consummation of the mergers.

        Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. In addition, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of ARPI, that all material governmental, regulatory and third party approvals, consents and releases for the mergers would be obtained within the constraints contemplated by the merger agreement and that the mergers would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays does not express any opinion as to any tax or other consequences that might result from the mergers, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that ARPI had obtained such advice as it deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to ARPI or AMH, but rather made its determination as to fairness, from a financial point of view, to the stockholders of ARPI of the exchange ratio to be offered to the stockholders of ARPI in the parent merger on the basis of the various financial, comparative and other analyses described below. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the transactions contemplated by the merger agreement. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

        The following is a summary of the material financial analyses presented by Barclays to the ARPI Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses described below, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ARPI, AMH or any other party to the transactions contemplated by the merger agreement. None of ARPI, AMH, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

        In performing its financial analyses summarized below and in arriving at its opinion, at the direction of ARPI, Barclays utilized and relied upon the ARPI Projections. For additional information regarding these forecasts, see "—Certain Unaudited Prospective Financial Information of ARPI" beginning on page 75. In addition, for purposes of its financial analyses, Barclays calculated the implied value of the per share consideration to be offered to the ARPI stockholders in the parent merger, which we refer to as the merger consideration, to be $19.06, which was derived by multiplying the closing price of AMH common shares on December 1, 2015, the last trading day prior to the delivery of Barclays' opinion, by the exchange ratio of 1.135 AMH common shares for each share of ARPI common stock to be issued in the mergers.

Comparable Company Analysis

        In order to assess how the public market values shares of similar publicly traded real estate investment trusts in the single family residential sector, Barclays reviewed and compared specific financial and operating data relating to ARPI with selected companies that Barclays deemed comparable to ARPI. The companies that Barclays selected as comparable to ARPI were:

  •
  AMH

  •
  Silver Bay Realty Trust

  •
  Starwood Waypoint Residential Trust

        Barclays calculated and compared various financial multiples and ratios of ARPI, and those of the respective selected comparable companies. As part of its comparable company analysis, Barclays calculated and analyzed each company's ratio of its current stock price to its current book value per share and the ratio of its current stock price to its estimated core funds from operations, or Core FFO, for calendar year 2016 based on the consensus of published research analysts. The term "Core FFO" generally refers to the relevant company's core cash flows from operations for a specified period. All of these calculations were performed, and based on publicly available financial data and closing prices, as of December 1, 2015, the last trading date prior to the delivery of Barclays' opinion. The results of this comparable company analysis are summarized below:

	Price / Book	EV / Core FFO
High	1.22x	20.1x
Mean	1.06x	17.4x
Median	1.06x	18.1x
Low	0.92x	14.0x

        Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to ARPI. However, because no selected comparable company is exactly the same as ARPI, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of ARPI and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels, business lines and degree of operational risk between ARPI and the companies included in the comparable company analysis. Based upon these judgments, Barclays selected a range of multiples for each metric and applied such ranges to the ARPI Projections to calculate ranges of implied equity value per share of ARPI common stock. The results of these calculations are summarized as follows:

	Selected Multiple Range	Implied Equity Value Per Share of ARPI common stock
Price / Book Value	1.00x - 1.20x	$16.27 - $19.52
Price / Core FFO 2016E	17.50x - 20.00x	$16.75 - $19.14

        Barclays noted that on the basis of the comparable company analysis summarized above, the $19.06 implied value of the merger consideration per share of ARPI common stock was within the ranges of implied equity value per share of ARPI common stock calculated using both the ratio of price to book value and the ratio of price to Core FFO.

        In addition, Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of implied equity values per share of ARPI common stock resulting from the comparable company analysis summarized above by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 0.969 to 1.163 implied by the ratio of stock price to book value and an implied exchange ratio range of 0.997 to 1.140 implied by the ratio of stock price to its estimated Core FFO for calendar year 2016, compared to the exchange ratio of 1.135.

Net Asset Value Analyses

Capitalization Rate Analysis

        Barclays performed a net asset valuation of ARPI's real estate portfolio using a net operating income capitalization rate analysis. In this analysis, Barclays calculated enterprise values by dividing calendar year 2016 estimated net operating income generated from ARPI's portfolio of self-managed and preferred operator homes, based on the ARPI Projections, which is referred to herein as real estate net operating income, by a range of capitalization rates from 6.25% to 5.75%. This range of capitalization rates was selected based on Wall Street research of capitalization rates for assets of the same type and quality as ARPI's portfolio, based on Barclays' judgment and experience.

        Ranges of low, medium and high capitalization rates (5.75%, 6.00% and 6.25%, respectively) were applied to ARPI's calendar year 2016 estimated real estate net operating income to calculate a range of implied real estate values. The resulting real estate values were then used to calculate a range of implied aggregate NAV for ARPI by subtracting ARPI's outstanding indebtedness and adjusting to take into account ARPI's other tangible assets and liabilities as of September 30, 2015, all of which were included at book value other than ARPI's exchangeable notes, which were included at face value.

        The resulting aggregate NAVs were used to calculate a range of implied NAV per share by dividing the aggregate implied NAV by the number of shares of ARPI common stock outstanding as of November 17, 2015. The following table presents the results of these analyses:

Implied NAV Per Share
Low	Medium	High
$15.54	$17.10	$18.81

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock exceeded the range of net asset value per share of ARPI common stock implied by the foregoing net asset value analysis.

        Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of implied net asset values per share of ARPI common stock resulting from the net asset value analysis summarized above by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 0.925 to 1.120, compared to the exchange ratio of 1.135.

Liquidation Analysis

        Barclays also performed a net asset valuation of ARPI's real estate portfolio based on the net present value of the proceeds to ARPI from a hypothetical liquidation of its real estate assets over a two year period. In this analysis, Barclays estimated the gross market value of each of ARPI's real estate assets by increasing the cost basis of each home (including renovation costs) to reflect estimated home appreciation, using the Quarterly Purchase-Only Home Price Index published by the Federal Housing Finance Authority for the applicable metropolitan statistical area (or, if unavailable, for the applicable state) as of June 30, 2015 (the most recent data available for such analysis).

        Barclays then reduced the aggregate gross market value of all of ARPI's homes to reflect the estimated costs of the liquidation. Barclays assumed all homes were sold evenly over two years and that 50% of ARPI's homes were sold via multiple listing service, or MLS, and the remaining 50% were sold in portfolio transactions. For the assumed MLS sales, Barclays estimated transaction costs comprised of a 6.0% broker fee, 2.0% in closing costs and 2.0% in renovation costs to prepare the home for sale. For the assumed portfolio sale, Barclays assumed the homes were sold at a 10% discount to full market value and 2.75% in transaction costs. Barclays also assumed estimated corporate transaction costs of $15 million.

        In addition, Barclays assumed that cash flow from ARPI's homes during the liquidation period would be sufficient to cover corporate and operating expenses throughout the liquidation process, that ARPI would liquidate its $96 million of non-real estate tangible assets ratably over the first four quarters of the liquidation period and that ARPI's outstanding tangible liabilities would be fully paid down by the first quarter of 2017. Barclays sensitized its analysis by selecting a range for the resulting liquidation proceeds, with the low end determined by assuming no further home appreciation during the liquidation period and the estimated transaction costs described above, and the high end determined by assuming 5% appreciation of all ARPI homes over the liquidation period and reducing estimated transactions costs by 2%. Barclays then determined the present value of the resulting ranges of liquidation proceeds by applying a discount rate of 9.25%, which was selected based on an analysis of the equity cost of capital of ARPI, the selected comparable companies used in the "Comparable Company Analysis" above and a select group of multifamily REITs selected by Barclays because of the longer history and more mature market for multifamily residential REITs.

        The foregoing analysis resulted in a range of NAVs for ARPI in a hypothetical liquidation of approximately $549.4 million to $604.3 million. Barclays then calculated a range of implied value per share of ARPI common stock by dividing the aggregate implied NAV by the number of shares of ARPI common stock outstanding as of November 17, 2015, to derive a range of NAV per share of ARPI common stock equal to $16.44 to $18.09.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock exceeded the range of net asset value per share of ARPI common stock implied by the foregoing liquidation value analysis.

        Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of implied net asset values per share of ARPI common stock resulting from the liquidation analysis summarized above by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 0.979 to 1.077, compared to the exchange ratio of 1.135.

Discounted Cash Flow Analysis

        In order to estimate the present value of ARPI common stock, Barclays performed a discounted cash flow, which we refer to herein as DCF, analysis of ARPI. A DCF analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        To calculate the estimated enterprise value of ARPI common stock using the DCF method, Barclays added (i) the projected after-tax unlevered free cash flows of ARPI for calendar years 2016 through 2020 based on the ARPI Projections, to (ii) the "terminal value" of ARPI as of December 31, 2020, and discounted such amount to its present value as of the beginning of 2016 using a range of selected discount rates. The residual value of ARPI at the end of the forecast period, or "terminal value," was estimated by selecting a range of perpetuity growth rates of 2.25% to 2.75%, which range was derived by Barclays utilizing its professional judgment and experience, taking into account the financial forecasts and market expectations regarding long-term growth of gross domestic product and inflation, and applying such range to ARPI's free cash flows following the end of the forecast period. A range of discount rates of 8.5% to 7.0% was selected based on an analysis of the weighted average cost of capital of ARPI, the selected comparable companies used in the "Selected Comparable Company Analysis" above and a select group of multifamily REITs selected by Barclays because of the longer history and more mature market for multifamily residential REITs and assuming a long-term target capital structure with 60% equity and 40% debt. After deriving an implied enterprise value for ARPI, Barclays then derived a range of implied equity value for ARPI by subtracting the net debt of ARPI of approximately $769.2 million as of September 30, 2015. Barclays then calculated a range of implied equity values per ARPI share by dividing the aggregate implied equity values of ARPI by the number of shares of ARPI common stock outstanding as of November 14, 2015, to derive a range of implied equity values per share of ARPI common stock equal to approximately $6.71 to $20.18.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock within the range of implied equity values per share of ARPI common stock implied by the foregoing discounted cash flow analysis.

        Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of implied equity values per share of ARPI common stock resulting from the discounted cash flow analysis summarized above by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 0.399 to 1.202, compared to the exchange ratio of 1.135.

Selected Precedent Transaction Analysis

        Barclays reviewed and compared the implied gross yield in selected other portfolio and corporate transactions in the single family residential industry with a value greater than $100 million that Barclays, based on its experience with real estate portfolio and merger and acquisition transactions, deemed relevant.

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of ARPI and the companies or portfolios included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the mergers. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the mergers. The following table sets forth the transactions analyzed based on such characteristics:

Month and Year Announced	Target	Acquiror
September 2015	Colony American Homes	Starwood Waypoint
August 2015	Invitation Homes	Altisource
February 2015	The American Home	Silver Bay
December 2014	Ellington	American Homes 4 Rent
July 2014	Beazer	American Homes 4 Rent
March 2014	US Private Equity Fund	Tricon

        As part of its selected precedent transaction analysis, Barclays calculated and analyzed the target company or portfolio's gross yield for each of the selected precedent transactions. Gross yield is the ratio, expressed as a percentage, of net potential rents to total real estate value, with net potential rents defined as the annualized average monthly rent for the company or portfolio being acquired multiplied by the number of homes owned by the company or in the portfolio, less a 5% assumed vacancy factor. The results of this selected precedent transaction analysis are summarized below:

Gross Yield
High	11.7%
Mean	9.8%
Median	9.6%
Low	8.2%

        In light of differences in size, location and asset quality among the selected precedent transactions and based on its professional judgment, Barclays then selected a range of 9.0% to 10.0% gross yield ratios and applied the range to the net potential rents for the assets in ARPI's portfolio, calculated using monthly rents as of September 30, 2015 and using an assumed 5% vacancy factor for comparative purposes, to derive an implied self-managed real estate value for ARPI. After deriving this implied self-managed real estate value for ARPI, Barclays then derived an implied equity value for ARPI, by adding the value of ARPI's preferred operator homes and other tangible assets, and subtracting the value of ARPI's debt and other tangible liabilities. The analysis resulted in an implied equity value range of ARPI of approximately $578 million to $716 million and an implied equity value per share range of $17.30 to $21.44.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock was within the range of equity value per share of ARPI common stock implied by the foregoing selected precedent transaction value analysis.

        Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of implied equity values per share of ARPI common stock resulting from the selected precedent transaction analysis summarized above by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 1.030 to 1.277, compared to the exchange ratio of 1.135.

Other Factors

        Barclays also noted certain additional factors that were not considered part of Barclays' financial analyses with respect to its fairness determination but were referenced for informational purposes, including among other things the following:

  •
  Research Analysts Net Asset Value Estimates

        Barclays reviewed publicly available research analysts' estimates of the NAV per share of ARPI common stock by the three equity research analysts that provided an NAV estimate for ARPI prior to December 1, 2015, which ranged from $17.00 to $23.48. The publicly available per share NAV estimates published by securities research analysts do not necessarily reflect the current market trading prices for ARPI common stock and these estimates are subject to uncertainties, including future financial performance of ARPI and future market conditions.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock was within the range of publicly available estimates of net asset value per share of ARPI common stock published by research analysts. Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of research analysts' estimated net asset value per share of ARPI common stock by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 1.013 to 1.398, compared to the exchange ratio of 1.135.

  •
  Research Analysts Price Targets Analysis

        Barclays reviewed publicly available research analysts' per share price targets for ARPI common stock by the six equity research analysts that provided a price target for ARPI prior to December 1, 2015, which ranged from $17.00 to $22.50. The publicly available per share price targets published by securities research analysts do not necessarily reflect the current market trading prices for ARPI common stock and these estimates are subject to uncertainties, including future financial performance of ARPI and future market conditions.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock was within the range of publicly available per share price targets for ARPI common stock published by research analysts. Barclays calculated a range of implied exchange ratios by dividing the low and high end of the range of research analysts' per share price targets of ARPI common stock by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 1.013 to 1.340, compared to the exchange ratio of 1.135.

  •
  Historical Share Price Analysis

        To illustrate the trend in the historical trading prices of ARPI common stock, Barclays considered historical data with regard to the trading prices of ARPI common stock over the 52 weeks ending November 27, 2015, the last trading day prior to the public filing of a Schedule 13D by an ARPI stockholder. During such period, the trading price of ARPI common stock ranged from $14.77 to $19.60.

        Barclays noted that the $19.06 implied value of the merger consideration per share of ARPI common stock was within the range of the high and low trading prices of ARPI common stock over the period reviewed by Barclays. Barclays calculated a range of implied exchange ratios by dividing the low and high end of the trading prices over this period by $16.79, the trading price of AMH common shares as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. This analysis indicated an implied exchange ratio range of 0.880 to 1.167, compared to the exchange ratio of 1.135.

Analyses Relating to AMH

        Barclays also conducted selected financial analyses of AMH and reviewed certain other factors to derive an implied equity value per AMH common share and compared that implied equity value per AMH common share to its trading price of $16.79 as of December 1, 2015, the last trading day prior to Barclays' delivery of its opinion. As described above, this recent trading price was used in calculating the $19.06 implied value of the merger consideration per share of ARPI common stock used in Barclays' financial analyses summarized above.

        Comparable Public Companies Analysis.    Barclays reviewed and compared specific financial and operating data relating to AMH with the selected companies that Barclays used in the "Comparable Company Analysis" summarized above (other than AMH) and ARPI. Barclays calculated and analyzed each company's ratio of its current stock price to its current book value per share and its current stock price to its Core FFO for calendar year 2016 based on the consensus of published analysts or, in the case of ARPI, the ARPI Projections. All of these calculations were performed, and based on publicly available financial data and closing prices, as of December 1, 2015, the last trading date prior to the delivery of Barclays' opinion or, in the case of ARPI, as of November 27, 2015, the last trading day prior to the public filing of a Schedule 13D by an ARPI stockholder. Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to AMH. However, because no selected comparable company is exactly the same as AMH, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of AMH and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels, business lines and degree of operational risk between AMH and the companies included in the comparable company analysis. Based upon these judgments, Barclays selected a range of multiples for the ratio of price to book value of 1.05x to 1.25x and for the 2016 Core FFO of 17.50x to 20.0x. Barclays applied these ranges to the publicly available book value per AMH common share and the Wall Street consensus estimated Core FFO for calendar year 2016 for AMH to calculate ranges of implied equity value per AMH common share of $14.46 to $17.21 for the price to book ratio and of $16.19 to $18.51 for the 2016 Core FFO multiple. Barclays noted that the $16.79 was within the ranges of equity value per AMH common share implied by the foregoing comparable companies value analysis.

        Other Factors.    Barclays also noted certain additional factors with respect to the value of AMH common shares that were not considered part of Barclays' financial analyses with respect to its fairness determination but were referenced for informational purposes, including among other things the following:

        Research Analysts Net Asset Value Estimates.    Barclays reviewed publicly available research analysts' estimates of the NAV per AMH common share by the four equity research analysts that provided an NAV estimate for AMH prior to December 1, 2015, which ranged from $17.13 to $19.01. The publicly available per share NAV estimates published by securities research analysts do not necessarily reflect the current market trading prices for AMH common shares and these estimates are subject to uncertainties, including future financial performance of AMH and future market conditions. Barclays noted that the $16.79 trading price per AMH common share as of December 1, 2015 was less than the range of publicly available estimates of net asset value per AMH common share published by research analysts.

        Research Analysts Price Targets Analysis.    Barclays reviewed publicly available research analysts' per share price targets for AMH common shares by the nine equity research analysts that provided a price target for AMH prior to December 1, 2015, which ranged from $17.00 to $22.00. The publicly available per share price targets published by securities research analysts do not necessarily reflect the current market trading prices for AMH common shares and these estimates are subject to uncertainties, including future financial performance of AMH and future market conditions. Barclays noted that the $16.79 trading price per AMH common share as of December 1, 2015 was less than the range of publicly available per share price targets of AMH common shares published by research analysts.

        Historical Share Price Analysis.    Barclays considered historical data with regard to the trading prices of AMH common shares over the 52 weeks ending December 1, 2015, the last trading day prior to the delivery of Barclays' opinion. During such period, the trading price of AMH common shares ranged from $15.30 to $17.48. Barclays noted that the $16.79 trading price per AMH common share as of December 1, 2015 was within the range of the high and low trading prices of AMH common shares over the period reviewed by Barclays.

General

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ARPI selected Barclays to act as its financial advisor in connection with the mergers because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the mergers and its familiarity with ARPI and its business.

        Barclays is acting as financial advisor to ARPI in connection with the mergers. Pursuant to the terms of its engagement letter with ARPI, ARPI has agreed to pay Barclays a fee of $1.0 million upon the delivery of its fairness opinion, and an additional fee of $8.0 million upon the completion of the mergers. In addition, ARPI has agreed to reimburse Barclays for a portion of its expenses and indemnify Barclays for certain liabilities that may arise out of its engagement by ARPI and the rendering of Barclays' opinion. Barclays and its affiliates have performed various investment banking and financial services for ARPI and AMH in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the two years prior to the date of its opinion, (i) Barclays is currently a lender in ARP OP's $450 million senior line of credit and, in 2013, acted as joint book-runner in connection with ARPI's $115 million convertible notes offering, for which services Barclays has received fees of approximately $350,000, and (ii) Barclays has not received any fees for investment banking and financial services from AMH.

        Barclays and its affiliates engage in a wide range of businesses including investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ARPI and AMH for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Unaudited Prospective Financial Information of ARPI

        ARPI does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, ARPI is including in this prospectus/proxy statement certain unaudited prospective financial information of ARPI that was prepared by ARPI management and made available to the ARPI Board, the AMH Board and ARPI's financial advisor in connection with their evaluation of the mergers. The inclusion of this information should not be regarded as an indication that any of ARPI, AMH, their respective affiliates, advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

        The unaudited prospective financial information of ARPI was, in general, prepared solely for internal use and is subjective in many respects. It also was prepared on a standalone basis for ARPI, without regard to the impact of the mergers on ARPI. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Because the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

        ARPI stockholders are urged to review the SEC filings of ARPI for a description of the risk factors with respect to the business of ARPI, including, but not limited to, the risks described in ARPI's most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q. See "Cautionary Statement Concerning Forward-Looking Statements" on page 38 and "Where You Can Find More Information" beginning on page 164. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of

Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information of ARPI requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in ARPI's historical GAAP financial statements.

        Neither Ernst & Young LLP nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Ernst & Young LLP contained in ARPI's Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus/proxy statement, relates to the historical financial information of ARPI. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

        The following table presents selected unaudited prospective financial information of ARPI for the years 2015 through 2020. The table represents ARPI's management's projections for ARPI on a standalone basis for 2015 through 2020, which projections assumed, among other assumptions, that ARPI would not make any additional acquisitions or dispositions of single family residence, or SFR, properties.

ARPI Standalone
(Dollars in millions)

	2016	2017	2018	2019	2020
Real Estate Net Operating Income	$78,601	$83,103	$87,616	$92,291	$97,015
EBITDA	$62,369	$65,718	$69,747	$74,077	$78,447
CapEx Reserve	$9,199	$9,406	$9,618	$9,834	$10,056
Core Funds From Operations	$32,372	$32,620	$34,028	$35,482	$37,440

        For the purposes of the unaudited prospective financial information:

  •
  Real Estate Net Operating Income means net operating income generated from ARPI's portfolio of self-managed and preferred operator homes.

  •
  EBITDA means earnings before interest, taxes, depreciation and amortization.

  •
  CapEx Reserve means capital expenditure reserves.

  •
  Core Funds From Operations, or Core FFO, means FFO excluding acquisition costs, severance costs, non-cash interest expense related to amortization of discounts on debt and items that are non-recurring or not related to the Company's core business activities.

        In preparing the foregoing unaudited prospective financial results, ARPI's management made assumptions and estimates regarding, among other things, future increases in rental rates, tenant retention rates, costs to manage, insure, repair, maintain and re-tenant its properties, future levels of corporate related general and administrative expenses, and future interest rates.

        The assumptions made in preparing the above unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" beginning on page 29 and "Cautionary Statement Concerning Forward-Looking

Statements" on page 38, and in ARPI's most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, which are incorporated by reference into this prospectus/proxy statement. All of these uncertainties and contingencies are difficult to predict and many are beyond the control of ARPI and/or AMH and will be beyond the control of AMH following the mergers. ARPI's management believes these assumptions and estimates were reasonably prepared, but these assumptions may not prove to be accurate and the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the mergers are completed.

        Readers of this prospectus/proxy statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by ARPI, AMH or any other person to any ARPI stockholder regarding the ultimate performance of ARPI compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information of ARPI in this prospectus/proxy statement should not be regarded as an indication that the unaudited prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such.

        ARPI stockholders are urged to review ARPI's most recent SEC filings for a description of ARPI's results of operations and financial condition and capital resources, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ARPI's most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, which are incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

        ARPI DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OF ARPI TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OF ARPI ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Trustees and Management of AMH After the Mergers

        Following the consummation of the parent merger, the AMH Board will consist of nine members, eight of whom are the current trustees of AMH and one of whom will be designated by ARPI, subject to such designee being one of the current members of the ARPI Board who is reasonably acceptable to the AMH Board, has not been party to or involved in an event that would be required to be disclosed pursuant to Rule 401(f) of Regulation S-K under the Securities Act and the Exchange Act, and who qualifies as an independent trustee as set forth in the NYSE Listed Company Manual or any NYSE rules related thereto as determined by the nominating committee of the AMH Board. The eight current trustees of AMH are Dann V. Angeloff, John Corrigan, Matthew J. Hart, B. Wayne Hughes, James H. Kropp, David P. Singelyn, Lynn C. Swann and Kenneth M. Woolley.

Interests of ARPI's Directors and Executive Officers in the Mergers

        ARPI's directors and executive officers have interests in the mergers that are different from, or in addition to, the interests of ARPI stockholders generally. The ARPI Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, in approving the merger agreement, the mergers and the other transactions contemplated by the merger agreement and in recommending that ARPI stockholders approve the parent merger and the other transactions contemplated by the merger agreement. These interests include those discussed below. See "The Mergers—Recommendation of the ARPI Board and Its Reasons for the Mergers" beginning on page 60.

        ARPI's current executive officers are as follows:

  •
  Stephen G. Schmitz, Chief Executive Officer; Chairman of the Board;

  •
  Laurie A. Hawkes, President and Chief Operating Officer; Director;

  •
  Shant Koumriqian, Chief Financial Officer and Treasurer; and

  •
  Patricia B. Dietz, General Counsel, Chief Compliance Officer and Secretary.

        As previously disclosed, in 2015 two former executive officers of ARPI resigned from their positions and all offices of ARPI and its subsidiaries and entered into individual separation agreements with ARPI. Christopher J. Byce, who served as ARPI's Senior Vice President, Investments, and Lani B Porter, who served as ARPI's Senior Vice President, Operations, entered into separation agreements on August 19, 2015 and October 23, 2015, respectively. Following their terminations, neither Mr. Byce nor Ms. Porter has served as an officer or been an employee of ARPI. Mr. Byce provides consulting services to ARPI pursuant to a consulting agreement having a term that expires on February 29, 2016.

Partnership Units—ARP OP Units and ARPI LTIP Units

        In connection with the mergers, immediately prior to the effective time of the mergers, all outstanding ARP OP units, all outstanding ARPI LTIP units not subject to vesting restrictions and all outstanding ARPI LTIP units that will vest in connection with the mergers will be converted into a like number of AMH OP units multiplied by the exchange ratio of 1.135. Certain directors and executive officers of ARPI are the beneficial owners of ARP OP units and ARPI LTIP units, both vested and unvested.

        There are currently 175,000 ARP OP units outstanding, all of which are held by American Residential Management, Inc. ("ARM"), the entity from which ARPI acquired its real estate acquisition and management platform in May 2012 as part of ARPI's formation transactions. ARM is jointly owned by Mr. Schmitz and Ms. Hawkes, both of whom are directors and executive officers of ARPI. In connection with the mergers, all such ARP OP units held by ARM will be converted into a like number of AMH OP units multiplied by the exchange ratio of 1.135.

        In connection with the mergers, all outstanding ARPI LTIP units not subject to vesting restrictions held by ARPI's directors and executive officers will be converted into a like number of AMH OP units multiplied by the exchange ratio of 1.135. The following table shows the number of such ARPI LTIP units held by ARPI's directors and executive officers as of the date of this prospectus/proxy statement:

Name and Title	Number of ARPI LTIP Units Already Vested
Stephen G. Schmitz—Chief Executive Officer; Chairman of the Board	240,023	(1)
Laurie A. Hawkes—President and Chief Operating Officer; Director	248,023	(1)
Shant Koumriqian—Chief Financial Officer and Treasurer	28,512	(1)
Patricia B. Dietz—General Counsel, Chief Compliance Officer and Secretary	4,171	(1)
Douglas N. Benham—Director (independent)	8,124
David M. Brain—Director (independent)	8,124
Keith R. Guericke—Director (independent)	8,124
Todd W. Mansfield—Director (independent)	8,124
Lani B Porter, former Senior Vice President, Operations(2)	9,531
Christopher J. Byce, former Senior Vice President, Investments(3)	8,994

(1)
Amount includes ARPI LTIP units that vested in January 2016 based on performance through the measurement period ended December 31, 2015 for Mr. Schmitz (9,163 ARPI LTIP units), Ms. Hawkes (9,163 ARPI LTIP units), Mr. Koumriqian (3,665 ARPI LTIP units) and Ms. Dietz (1,603 ARPI LTIP units).

(2)
Resigned from ARPI in October 2015.

(3)
Resigned from ARPI in August 2015.

        In connection with the mergers, immediately prior to the effective time of the mergers, all outstanding ARPI LTIP units subject to time-based vesting awarded to ARPI's directors and executive officers will vest pursuant to the merger agreement. In addition, immediately prior to the effective time of the mergers, all outstanding ARPI LTIP units subject to performance-based vesting awarded to ARPI's directors and executive officers before January 1, 2015 will vest, and any outstanding ARPI LTIP units subject to performance-based vesting awarded to ARPI's directors and executive officers on or after January 1, 2015 will vest to the extent that the performance criteria have been met, pursuant to the agreements under which such ARPI LTIP units were awarded. Any of the ARPI LTIP units described in this paragraph that vest will be converted into a like number of AMH OP units multiplied by the exchange ratio of 1.135, and any that do not vest will be forfeited. The following table shows the number of such unvested ARPI LTIP units held by ARPI's directors and executive officers that could vest in connection with the mergers, assuming, for this purpose, that the performance criteria of the unvested 2015 ARPI LTIP units subject to performance-based vesting will have been met at the maximum level at the effective time of the mergers.

Name and Title	Number of Unvested ARPI LTIP Units— Time-Based(1)		Number of Unvested ARPI LTIP Units— Performance-Based, Pre-2015(1)	Number of Unvested ARPI LTIP Units— Performance-Based, 2015(1)
Stephen G. Schmitz—Chief Executive Officer; Chairman of the Board	13,822		156,834	18,325
Laurie A. Hawkes—President and Chief Operating Officer; Director	13,822		156,834	18,325
Shant Koumriqian—Chief Financial Officer and Treasurer	12,671	(2)	31,781	7,331
Patricia B. Dietz—General Counsel, Chief Compliance Officer and Secretary	5,135		—	3,207
Douglas N. Benham—Director (independent)	2,632	(2)	—	—
David M. Brain—Director (independent)	2,632	(2)	—	—
Keith R. Guericke—Director (independent)	2,632	(2)	—	—
Todd W. Mansfield—Director (independent)	2,632	(2)	—	—
Lani B Porter, former Senior Vice President, Operations(3)	—		—	—
Christopher J. Byce, former Senior Vice President, Investments(4)	—		—	—

(1)
Each amount in this column assumes that the respective director and executive officer will continue in employment or service with ARPI until the effective time of the mergers.

(2)
Amount includes a number of ARPI LTIP units that will vest on May 28, 2016 (2,632 ARPI LTIP units for each of Messrs. Benham, Brain, Guericke and Mansfield) or May 30, 2016 (7,143 ARPI LTIP units for Mr. Koumriqian) if the mergers have not been consummated before the respective date and the holder is still a director of or employed by, as the case may be, ARPI on that date.

(3)
Resigned from ARPI in October 2015.

(4)
Resigned from ARPI in August 2015.

Restricted Shares of ARPI Common Stock

        In connection with the mergers, immediately prior to the effective time of the mergers, all outstanding restricted shares of ARPI common stock subject to time-based vesting awarded to ARPI's directors and executive officers will vest pursuant to the agreements under which such restricted shares were awarded. Mr. Koumriqian is the only director or executive officer who holds restricted shares of ARPI common stock. Assuming that Mr. Koumriqian remains employed by ARPI until the effective time of the mergers, all 10,317 of Mr. Koumriqian's restricted shares of ARPI common stock will vest in connection with the mergers, and they will be converted into a like number of AMH common shares multiplied by the exchange ratio of 1.135.

Severance Payments—Employment Agreements and Executive Severance and Change in Control Agreement

        ARPI is party to employment agreements with Mr. Schmitz, Ms. Hawkes and Mr. Koumriqian. ARPI is also party to an executive severance and change in control agreement with Ms. Dietz. Each of these agreements provides that if ARPI terminates the executive officer's employment without "cause"

or if the executive officer resigns for "good reason" (each as defined in the applicable agreement), the executive officer will be entitled to receive severance benefits, which include the following:

  •
  the executive officer's annual base salary and other benefits that have been earned and accrued prior to the date of termination, reimbursement of expenses incurred prior to the date of termination and any cash or equity bonus compensation that has been earned and accrued prior to the date of termination, which includes a pro-rated portion of the annual bonus for the year of termination based on the target level for the year and the portion of the year that has elapsed as of the date of termination;

  •
  subject to the executive officer signing, and the effectiveness of, a general release of claims in favor of ARPI, a cash payment (payable in equal monthly installments over a one-year period) in an amount equal to the sum of (1) the executive officer's then-current annual base salary, plus (2):

  •
  in the case of Mr. Schmitz, Ms. Hawkes and Mr. Koumriqian, the greater of the annual cash bonus compensation most recently earned (whether or not paid) and the average annual cash bonus compensation actually paid for the last three full fiscal years, which sum of (1) and (2) will be multiplied by three for each of Mr. Schmitz and Ms. Hawkes and by one for Mr. Koumriqian; or

  •
  in the case of Ms. Dietz, the average annual cash bonus compensation actually paid for the last two fiscal years;

  •
  except for Ms. Dietz, reimbursement of the COBRA premium under ARPI's major medical health and dental plan for up to 18 months after termination, and, for Mr. Schmitz and Ms. Hawkes only, the executive officer and his or her dependents will be entitled to receive continuing coverage under health, dental, disability and life insurance benefit plans at the same cost as payable by ARPI's other senior executives for a period of 18 months after the executive officer's termination. Neither ARPI nor AMH will have any obligation to provide these continuing benefits if the executive officer becomes entitled to receive health benefits from another employer; and

  •
  all equity awards granted to the executive officer under ARPI's 2012 Equity Incentive Plan will immediately vest, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied.

        Each agreement defines "good reason" to include, among other things, the occurrence of any of the following situations following a "change in control" such as the mergers: (i) a duplication with other personnel of the executive officer's title, authorities, duties or responsibilities; (ii) except for Ms. Dietz, a significant adverse alteration (in the cases of Mr. Schmitz and Ms. Hawkes) or significant reduction (in the case of Mr. Koumriqian) in the budget over which the executive officer retains authority; and (iii) a duplication with other personnel of the title, authority, duties, or responsibilities of the supervisor to whom the executive officer is required to report, specifically including, except in the case of Ms. Dietz, a requirement that the executive officer report to a corporate officer or employee instead of reporting directly to the ARPI Board (in the cases of Mr. Schmitz and Ms. Hawkes) or to a corporate officer or employee other than the president and/or the chief executive officer (in the case of Mr. Koumriqian).

        None of the executive officers is entitled to indemnification for any excise tax liability. ARPI's 2012 Equity Incentive Plan provides that participants will receive either (a) all promised "parachute" payments (with the participant responsible for paying any excise tax) or (b) reduced benefits equal to the maximum amount that can be paid without excise tax liability, whichever provides the greater after-tax benefit to the participant.

Indemnification and Insurance

        As required by the merger agreement, for a period of six years after the completion of the mergers, AMH will maintain in full force and effect a "tail" prepaid insurance policy or policies, for the benefit of, among others, ARPI's directors and executive officers, directors' and officers' liability, employment practices liability and errors and omissions liability insurance for claims arising from facts or events that occurred at or prior to completion of the mergers.

Golden Parachute Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that may be paid or become payable to each of ARPI's named executive officers that is based on, or otherwise relates to, completion of the mergers. The figures in the table are estimated based on compensation and benefit levels as of the date of this prospectus/proxy statement, and the estimates below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumption that the employment of each of ARPI's named executive officers will be terminated without "cause" or for "good reason" upon completion of the mergers, and other assumptions described in this prospectus/proxy statement. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For additional details regarding the terms of the payments described below, see the discussion under "—Partnership Units—ARP OP Units and ARPI LTIP Units," "—Restricted Shares of ARPI Common Stock" and "—Severance Payments—Employment Agreements and Executive Severance and Change in Control Agreement."

Name and Title	Cash(1) ($)	Equity(2) ($)		Pension/ NQDC ($)	Benefits(3) ($)	Tax Reimbursement ($)	Other ($)	Total(4) ($)
Stephen G. Schmitz—Chief Executive Officer; Chairman of the Board	3,207,650	3,439,188		—	55,630	—	—	6,702,468
Shant Koumriqian—Chief Financial Officer and Treasurer	721,516	1,130,132	(5)	—	30,043	—	—	1,881,691
Laurie A. Hawkes—President and Chief Operating Officer; Director	3,207,650	3,439,188		—	23,028	—	—	6,669,866
Patricia B. Dietz—General Counsel, Chief Compliance Officer and Secretary	416,066	151,813		—	—	—	—	567,879
Lani B Porter, former Senior Vice President, Operations(6)	—	—		—	—	—	—	—
Christopher J. Byce, former Senior Vice President, Investments(7)	—	—		—	—	—	—	—

(1)
Each amount in this column is based on the cash portion of the severance payment payable pursuant to the executive officer's employment agreement or executive severance and change in control agreement, as applicable, as described under "—Severance Payments—Employment Agreements and Executive Severance and Change in Control Agreement." Each amount does not include the executive officer's annual base salary and other benefits earned and accrued prior to the date of termination, reimbursement of expenses incurred prior to the date of termination or any cash or equity bonus compensation earned and accrued prior to the date of termination. Each amount includes the target annual cash bonus for 2016 to be paid to the executive officer based on the target levels which were determined by and in the sole discretion of the Compensation Committee of the ARPI Board (expressed as a percentage of base salary, 100% for each of Mr. Schmitz and Ms. Hawkes, 75% for Mr. Koumriqian and 60% for Ms. Dietz) pro rated for the period from January 1, 2016 through the date of termination, which is assumed for the purpose of this table only to be May 31, 2016, which is the Outside Date. Each amount is attributable to a double-trigger arrangement, in which the mergers are completed and the executive officer's employment is terminated without "cause" or resigns for "good reason" within six months after completion of the mergers (each as defined in the applicable employment agreement or executive severance and change in control agreement).

(2)
Each amount in this column assumes that the value per share or unit of the stock and LTIP unit awards for which vesting will be accelerated is $16.034, which is the average closing market price per share of AMH common shares over the first five business days following the first public announcement of the mergers, as required by rules promulgated by the SEC, multiplied by the exchange ratio of 1.135. Each amount in this column is attributable to a single-trigger arrangement, in which the equity vests immediately prior to the completion of the mergers. The number of ARPI LTIP units and restricted shares of ARPI common stock included in the calculations of the amount in this column for each executive officer are the sum of such equity described as being subject to time- or performance-based vesting as described under "—Partnership Units—ARP OP Units and ARPI LTIP Units" or "—Restricted Shares of ARPI Common Stock," assuming, for this purpose, that the performance criteria of the unvested 2015 ARPI LTIP units subject to performance-based vesting will have been met at the maximum level at the effective time of the mergers.

(3)
Each amount in this column, which represents the health care benefits to which the executive officer is entitled pursuant to his or her employment agreement, is attributable to a double-trigger arrangement, in which the mergers are completed and the executive officer's employment is terminated without "cause" or the executive officer resigns for "good reason" within six months after completion of the mergers (each as defined in the applicable employment agreement).

(4)
These amounts are subject to reduction to the extent the payments would be considered "parachute" payments within the meaning of Section 280G of the Code, if such reduction would give the executive officer a better after-tax result than if he or she received the payments in full.

(5)
Amount includes the dollar value (see footnote 2 above regarding value assumption) of 10,317 restricted shares of ARPI common stock that will vest on May 30, 2016 if the mergers have not been consummated before that date and Mr. Koumriqian is still employed by ARPI on that date.

(6)
Resigned from ARPI in October 2015.

(7)
Resigned from ARPI in August 2015.

Regulatory Approvals Required for the Mergers

        AMH and ARPI are not aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement.

U.S. Federal Income Tax Considerations

        The discussion below entitled "—Material U.S. Federal Income Tax Consequences of the Parent Merger" summarizes the material U.S. federal income tax consequences of the parent merger for U.S. shareholders (as defined below) of ARPI common stock.

        The discussion below entitled "—Material U.S. Federal Income Tax Considerations Related to AMH Common Shares" summarizes the material U.S. federal income tax consequences of owning AMH common shares received in connection with the parent merger.

        This following discussion is based upon the Code, U.S. Treasury Department regulations promulgated under the Code, referred to herein as the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the parent merger. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders that are subject to special treatment under U.S. federal income tax law, including, for example:

  •
  financial institutions;

  •
  pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

  •
  persons acting as nominees or otherwise not as beneficial owners;

  •
  insurance companies;

  •
  broker-dealers;

  •
  except to the extent described in the discussion below entitled "—Material U.S. Federal Income Tax Considerations Related to AMH Common Shares," tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark to market method of accounting;

  •
  persons that hold AMH common shares or shares of ARPI common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  REITs;

  •
  certain U.S. expatriates;

  •
  foreign (non-U.S.) governments;

  •
  except to the extent described in the discussion below entitled "—Material U.S. Federal Income Tax Considerations Related to AMH Common Shares," non-U.S. shareholders (as defined below);

  •
  U.S. shareholders whose "functional currency" is not the U.S. dollar;

  •
  persons who acquired their AMH common shares or ARPI common stock through the exercise of stock options or otherwise in connection with compensation;

  •
  persons who do not hold their AMH common shares or ARPI common stock as a capital asset within the meaning of Section 1221 of the Code; and

  •
  for purposes of the discussion below entitled "Material U.S. Federal Income Tax Considerations Related to AMH Common Shares," persons subject to alternative minimum tax under the Code.

        For purposes of this discussion, a "U.S. shareholder" means a beneficial owner of ARPI common stock or, after the effective time of the parent merger, AMH common shares, as the case may be, that is:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has a valid election in place to continue to be treated as a U.S. person, as defined in the Code.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ARPI common stock (or, following the parent merger, AMH common shares), the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.

        This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

        THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE PARENT MERGER, TO HOLDING AND DISPOSING AMH COMMON SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF ARPI COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PARENT MERGER, THE OWNERSHIP OF COMMON STOCK OF AMH, AND AMH'S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Material U.S. Federal Income Tax Consequences of the Parent Merger

U.S. Federal Income Tax Consequences of the Merger to ARPI Stockholders and AMH Shareholders if the Merger Qualifies as a Reorganization

        It is a condition to the completion of the mergers that Hogan Lovells US LLP and Hunton & Williams LLP each render an opinion to its client to the effect that the parent merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by AMH and ARPI regarding factual matters, and covenants undertaken by AMH and ARPI. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the parent merger could differ from those described in the tax opinions and in this discussion. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the parent merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions.

        Provided the parent merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the parent merger will be as follows:

  •
  ARPI will not recognize any gain or loss as a result of the parent merger.

  •
  A U.S. shareholder of ARPI common stock will not recognize any gain or loss upon receipt of AMH common shares in exchange for its ARPI common stock in connection with the parent merger, except with respect to cash received in lieu of any fractional interest of an AMH common share, as discussed below.

  •
  A U.S. shareholder will have an aggregate tax basis in AMH common shares it receives in the parent merger equal to the U.S. shareholder's aggregate tax basis in its ARPI common stock surrendered pursuant to the parent merger, reduced by the portion of the U.S. shareholder's tax basis in its ARPI common stock surrendered in the parent merger that is allocable to a fractional share of AMH common shares. If a U.S. shareholder acquired any of its shares of ARPI common stock at different prices and/or at different times, Treasury Regulations provide guidance on how such U.S. shareholder may allocate its tax basis to AMH common shares received in the parent merger. U.S. shareholders that hold multiple blocks of ARPI common stock should consult their tax advisors regarding the proper allocation of their basis among AMH common shares received in the parent merger under these Treasury Regulations.

  •
  The holding period of AMH common shares received by a U.S. shareholder in connection with the parent merger will include the holding period of the ARPI common stock surrendered in connection with the parent merger.

  •
  Cash received by a U.S. shareholder in lieu of a fractional share of AMH common shares in the parent merger will be treated as if such fractional share had been issued in connection with the parent merger and then redeemed by AMH, and such U.S. shareholder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the U.S. shareholder's tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if the U.S. shareholder's holding period in respect of such fractional share is greater than one year. Non-corporate U.S. shareholders are generally subject to tax on long-term capital gains at reduced rates under current law. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences of the Merger to ARPI and ARPI Stockholders if the Merger Does Not Qualify as a Reorganization

        If the parent merger were to fail to qualify as a reorganization, then an ARPI stockholder generally would recognize gain or loss, as applicable, equal to the difference between:

  •
  the sum of the fair market value of AMH common shares and cash in lieu of any fractional interest of an AMH common share received by the ARPI stockholder in the parent merger; and

  •
  the ARPI stockholder's adjusted tax basis in its ARPI common stock.

        If the parent merger fails to qualify as a reorganization, so long as ARPI qualified as a REIT at the time of the parent merger, ARPI generally would not incur a U.S. federal income tax liability so long as ARPI has made distributions (which would be deemed to include for this purpose the fair market value of AMH common shares issued pursuant to the parent merger) to ARPI stockholders in an amount at least equal to the net income or gain on the deemed sale of its assets to AMH. In the event that such distributions were not sufficient to eliminate all of ARPI's tax liability as a result of the deemed sale of its assets to AMH, AMH would be liable for any remaining tax owed by ARPI as a result of the parent merger.

        If the parent merger fails to qualify as a reorganization and ARPI did not qualify as a REIT at the time of the parent merger, ARPI would generally recognize gain or loss on the deemed transfer of its assets to AMH, and AMH could incur a very significant current tax liability and may be unable to qualify as a REIT.

Reporting Requirements

        A U.S. shareholder of ARPI common stock who receives AMH common shares as a result of the parent merger will be required to retain records pertaining to the parent merger. Each holder of ARPI common stock who is required to file a U.S. tax return and who is a "significant holder" that receives AMH common shares in the parent merger will be required to file a statement with the holder's U.S. federal income tax return setting forth such holder's basis in the ARPI common stock surrendered and the fair market value of the AMH common shares and cash in lieu of any fractional interest of an AMH common share received in the parent merger. A significant holder is an ARPI stockholder who, immediately before the parent merger, owned at least 5% of the outstanding stock of ARPI.

Backup Withholding

        Certain U.S. shareholders of ARPI common stock may be subject to backup withholding of U.S. federal income tax with respect to any cash received in lieu of fractional shares pursuant to the parent merger. Backup withholding generally will not apply, however, to a U.S. shareholder of ARPI common stock that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax, and any amounts withheld will be allowed as a refund or credit against the holder's U.S. federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.

Tax Opinion from Counsel Regarding REIT Qualification of AMH

        It is a condition to the obligation of ARPI to complete the parent merger that ARPI receive an opinion of Hogan Lovells US LLP (or other counsel reasonably acceptable to ARPI) to the effect that for all taxable periods commencing with its taxable year ended December 31, 2012, AMH has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its past, current and intended future organization and operations will permit AMH to qualify for taxation as a REIT under the Code for its taxable year that includes the effective time of the parent merger and thereafter. The opinion of Hogan Lovells US LLP (or other counsel) will be subject to customary exceptions, assumptions and qualifications and will be based on representations made by AMH and ARPI regarding factual matters (including those contained in tax representation letters provided by AMH and ARPI), and covenants undertaken by AMH and ARPI, relating to the organization and operation of ARPI and its subsidiaries and AMH and its subsidiaries.

        This opinion will not be binding on the IRS or the courts. AMH intends to continue to operate in a manner to qualify as a REIT following the parent merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon the ability of AMH to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of AMH, there can be no assurance that the actual operating results of AMH will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

Tax Opinion from Counsel Regarding REIT Qualification of ARPI

        It is a condition to the obligation of AMH to complete the parent merger that AMH receive an opinion of Hunton & Williams LLP (or other counsel reasonably acceptable to AMH) to the effect that for all taxable periods commencing with its taxable year ended December 31, 2012 and ending with its taxable year that ends with the parent merger, ARPI has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Hunton & Williams LLP (or other counsel) will be subject to customary exceptions, assumptions and qualifications and will be based on representations made by ARPI regarding factual matters (including those contained in tax representation letters provided by ARPI), and covenants undertaken by ARPI, relating to the organization and operation of ARPI and its subsidiaries.

        This opinion will not be binding on the IRS or the courts. Qualification and taxation as a REIT depend upon the ability of ARPI to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements and the ongoing importance of factual determinations, there can be no assurance that the actual operating results of ARPI will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

Tax Liabilities and Attributes Inherited from ARPI

        If ARPI failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, ARPI would be liable for (and AMH would be obligated to pay) U.S. federal income tax on its taxable income for such years at regular corporate rates, and, assuming the parent merger qualified as a reorganization within the meaning of Section 368(a) of the Code, AMH would be subject to tax on the built-in gain on each ARPI asset existing at the time of the parent merger if AMH were to dispose of the ARPI asset in a taxable transaction for up to five years following the parent merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the sale. Moreover, even if ARPI qualified as a REIT at all relevant times, AMH similarly would be liable for other unpaid taxes (if any) of ARPI (such as the 100% tax on gains from any sales treated as "prohibited transactions" as discussed below in the discussion of AMH's status as a REIT). Moreover, and irrespective of whether ARPI qualified as a REIT, if ARPI were to incur tax liabilities as a result of the failure of the parent merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, those tax liabilities would, as described above, be transferred to AMH as a result of the parent merger.

        Furthermore, after the parent merger the asset and gross income tests applicable to REITs will apply to all of the assets of AMH, including the assets AMH acquires from ARPI, and to all of the gross income of the AMH and ARPI, including the income derived from the assets AMH acquires from ARPI. As a result, the nature of the assets that AMH acquires from ARPI and the gross income AMH derives will be taken into account in determining the qualification of AMH as a REIT. See "U.S. Federal Income Tax Consequences of the Merger to ARPI and ARPI Stockholders if the Merger Does Not Qualify as a Reorganization" above. Qualification as a REIT requires ARPI to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described below with respect to ARPI. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within the control of ARPI.

Tax Liabilities and Attributes of AMH

        If AMH failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, AMH would be liable for (and AMH would be obligated to pay) U.S. federal income tax on its taxable income at regular corporate rates. Furthermore, AMH would not be able to re-elect REIT status until the fifth taxable year after the first taxable year in which such failure occurred. See "U.S. Federal Income Tax Consequences of the Parent Merger to AMH and AMH Shareholders" below.

U.S. Federal Income Tax Consequences of the Parent Merger to AMH and AMH Shareholders

        AMH and AMH shareholders will not recognize any gain or loss as a result of the parent merger, whether or not the parent merger qualifies as a reorganization under Section 368(a) of the Code. However, as explained above, if ARPI incurred any tax liabilities as a result of the failure of the parent merger to qualify as a reorganization under Section 368(a) of the Code and ARPI's failure to qualify as a REIT at the time of the parent merger, those tax liabilities would be transferred to AMH as a result of the parent merger. In addition, if the parent merger qualifies as a reorganization, but ARPI were to fail to qualify as a REIT at the time of the parent merger, AMH would be subject to tax on the built-in gain on each ARPI asset existing at the time of the parent merger if AMH were to dispose of the ARPI asset in a taxable transaction within the five-year period following the parent merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the sale.

Material U.S. Federal Income Tax Considerations Related to AMH Common Shares

        As used in this discussion entitled "—Material U.S. Federal Income Tax Considerations Related to AMH Common Shares," references to "our Company," "the Company," "we" and "us" mean only AMH and not its subsidiaries or affiliates, except as otherwise indicated.

        The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority is available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder's particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common shares, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable law.

Taxation of the Company as a REIT

General

        We have elected to be taxed as a REIT commencing with our first taxable year ended December 31, 2012. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we are organized and that we have operated and we intend to continue to operate in a manner to qualify for taxation as a REIT under the Code.

        Qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See "—Failure to Qualify as a REIT."

        The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation

        For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders. Shareholders generally will be subject to taxation on dividends (other than designated capital gain dividends and "qualified dividend income") at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the "double taxation" (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT "C" corporations) generally are subject to U.S. federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are currently lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Subject to certain limited exceptions, dividends received from REITs are generally not eligible for taxation at the preferential dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations, and corporate shareholders of a REIT are not eligible for the dividends received deduction. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a non-REIT "C" corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

        Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.

        Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

  1.
  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

  2.
  We (or our shareholders) may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any.

  3.
  If we elect to treat property that we acquire in connection with certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

  4.
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See "—Gross Income Tests—Income from Prohibited Transactions."

  5.
  If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  6.
  We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of: 85% of our REIT ordinary income for the year; 95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and any undistributed taxable income from prior taxable years.

  7.
  We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and, effective for taxable years beginning after December 31, 2015, on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm's-length terms.

  8.
  If we acquire any assets from a non-REIT "C" corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the C corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if we dispose of those assets in a taxable transaction during the five-year period beginning on the day the asset was transferred to us by the non-REIT "C" corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gains tax.

  9.
  We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

  10.
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to regular "C" corporations during periods when such assets would have caused us to fail the asset test.

  11.
  If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 10 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

  12.
  If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

  13.
  The earnings of any subsidiaries that are subchapter "C" corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

        Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Code defines a "REIT" as a corporation, trust or association:

  1.
  that is managed by one or more trustees;

  2.
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3.
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  4.
  that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

  5.
  that is beneficially owned by 100 or more persons;

  6.
  not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

  7.
  that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that uses a calendar year for U.S. federal income tax purposes;

  9.
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code

Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.

        To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        For purposes of condition (8), we adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Interests in Partnerships and Limited Liability Companies.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interests in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company in which we own an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below.

        We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in "—Tax Aspects of Our Ownership of Interests in the Operating Partnership and other Partnerships and Limited Liability Companies." We believe that we have operated and we intend to continue to operate our operating partnership and the subsidiary partnerships and limited liability companies in which our operating partnership invests in a manner consistent with the requirements for our qualification and taxation as a REIT. In connection with the mergers, we will succeed to interests in three joint ventures in which we will be a non-managing member in a limited liability company. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.

        Recent legislation may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Congress recently revised the rules applicable to federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of a subsidiary partnership.

        Ownership of Interests in Qualified REIT Subsidiaries.    We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. We currently do not have any qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests Applicable to REITs."

        Ownership of Interests in Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. We currently have three taxable REIT subsidiaries. In connection with the mergers, we will succeed to one more taxable REIT subsidiary previously owned by ARPI. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary is any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain "straight debt" securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. For purposes of the following discussion, the term "taxable REIT subsidiary" includes subsidiaries of the taxable REIT subsidiaries. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Qualified Dividend Income."

        Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

        As discussed in greater detail below, in certain circumstances, we may transfer to our taxable REIT subsidiary homes or portfolios of homes the sale of which may not qualify for the safe harbor for prohibited transactions. In that event, any post-transfer operating income recognized by the taxable REIT subsidiary in respect of such homes and any gain recognized by the taxable REIT subsidiary on a subsequent sale of such homes would be subject to a corporate level tax. In addition, if such homes are transferred by our operating partnership to our taxable REIT subsidiary in a tax-deferred transaction under Section 351 of the Code and there is built-in loss in such homes, our taxable REIT subsidiary would not recognize the built-in loss on a subsequent sale of such homes, unless our operating partnership were to elect to reduce its stock basis in the taxable REIT subsidiary (and the partners of the operating partnership were to reduce their bases in their partnership interests) by the amount of the built-in loss. See "—Gross Income Tests—Income from Prohibited Transactions."

Gross Income Tests

        To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:

  •
  "rents from real property";

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of a "real estate asset" not held for sale to customers;

  •
  interest income derived from mortgage loans secured by real property and interests in real property; and

  •
  income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

        Effective for taxable years beginning after December 31, 2015, gain from the sale of a debt instrument issued by a "publicly offering REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% income test.

        Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.

        Rents from Real Property.    Rents we receive will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  •
  Second, we, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as described below) and certain other requirements are met;

  •
  Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

  •
  Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We anticipate that any services we provide directly to tenants will be "usually or customarily rendered" in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants' convenience. We may provide a minimal amount of "non-customary" services to tenants of our properties, other than through an independent contractor or taxable REIT subsidiary, but we believe that our income from these services has not and will not in the future exceed 1% of our total gross income from the property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

        We generally lease our properties to tenants that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not currently lease and we do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not currently lease and we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our taxable REIT subsidiaries. Accordingly, we believe that our leases produce rent that qualifies as "rents from real property" for purposes of the income tests. However, if the IRS were to successfully challenge our treatment of any such services, it could adversely affect our ability to quality as a REIT.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. Except as provided in the next sentence below, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying 75% asset test asset, and interest income that qualifies for purposes of the 75% gross income test.

        Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify a mortgage loan in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51.

        To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income will qualify for purposes of the gross income tests.

        In connection with the mergers, we will succeed to private mortgage loans that ARPI acquired from third parties. Those mortgage loans are generally secured by a first lien on real property. To the extent we significantly modify a private mortgage loan in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-15, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test. We anticipate that the interest on those private mortgage loans will generally be treated as qualifying income for purposes of the 75% gross income test.

        We do not currently and we do not expect in the future to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

        Other Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a taxable REIT subsidiary will not be included for purposes of determining whether we have satisfied the gross income tests. The monthly fee payable to us by American Homes 4 Rent LLC, which is referred to herein as AH LLC, for maintenance and use of certain intellectual property transferred to us in the management internalization transaction that was consummated in June 2013 is treated as nonqualifying income for purposes of the 75% and 95% gross income tests. Similarly, fee income received from performing property management or similar services to third parties and joint ventures with third parties (to the extent of the third party's interest in the joint venture) is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Dividend Income.    Our share of any dividends received from any corporations in which we own an interest (other than qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

        Income from Hedging Transactions.    From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a "Currency Hedge") will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is "clearly identified." Effective for taxable years beginning after December 31, 2015, this exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new "clearly identified" hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be "clearly identified," (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

        Income from Prohibited Transactions.    Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (commonly referred to as "dealer property") including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. For purposes of determining the amount of income subject to the penalty tax, gains from sales of dealer property may not be offset by losses from such sales. Whether property is held as dealer property is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Among the factors considered by the IRS and the courts in making the dealer determination are the nature and purpose of the acquisition of the property; the duration of ownership of the property; the extent and nature of the taxpayer's efforts to sell the property; the number, extent, continuity, substantiality of the property sales; the extent of subdividing, developing, and advertising the property to increase sales; the use of a business office for the sale of the property; the character and degree of supervision or control exercised by the taxpayer over any representative selling the property; and the time and effort the taxpayer habitually devotes to the sale. The frequency and substantiality of sales is often cited by the courts as the most important objective factor in determining whether the taxpayer is engaged in the business of selling real estate to customers. The fact that the taxpayer holds some or even a substantial portion of its properties for lease and for long-term investment (i.e., not as dealer property) does not necessarily preclude other properties from being viewed as dealer property if the specific facts and circumstances relating thereto indicate that such properties were acquired and held for sale to customers in the ordinary course of business.

        However, we will not be treated as a dealer in real property with respect to a property which is a real estate asset that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate adjusted basis of property sold during the year is 10% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the 3 taxable years ending with the year of sale; or (e) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the 3 taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or, effective for taxable years beginning after December 31, 2015, our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this "safe harbor."

        We structure our activities to avoid transactions that are prohibited transactions. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis. In certain circumstances, we may transfer one or more homes or portfolio of homes to our taxable REIT subsidiary prior to marketing them for sale. In that event, any post-transfer, pre-sale operating income and gain recognized by the taxable REIT subsidiary on a subsequent sale thereof would be subject to a corporate level income tax, as discussed above in "—Effect of Subsidiary Entities—Ownership of Interests in Taxable REIT Subsidiaries," but generally should not be subject to the 100% penalty tax. Further, in the event that the IRS were to assert successfully that any such subsequent sale should be treated as having been made by the REIT (instead of our taxable REIT subsidiary), we could be subject to the penalty tax on gain recognized on such sales if the homes are otherwise determined to have been held by the REIT as dealer property and the safe harbor does not apply. In addition, the extent to which we can transfer homes to a taxable REIT subsidiary for subsequent lease and sale is subject to the constraint that the aggregate value of the equity and non-mortgage debt securities of all taxable REIT subsidiaries in which we hold an interest cannot exceed 25% (20% for taxable years beginning after December 31, 2017) of the Company's total assets at the end of any calendar quarter. Further, because dividends that we receive from the taxable REIT subsidiary constitute nonqualifying gross income for purposes of the 75% gross income test, we could be constrained in our ability to cause the taxable REIT subsidiary to pay dividends to reduce its equity value.

        In connection with the mergers, we will succeed to interests in three joint ventures that acquired mortgage loans. Those joint ventures have agreed not to sell or dispose of property if such sale or disposition would constitute a prohibited transaction. However, we do not control, or have consents rights with respect to the operation of, those joint ventures so there can be no assurance that the joint ventures will not engage in prohibited transactions.

        Income from Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired "distressed loans").

        Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may invest in mortgages, including non-performing loans, or NPLs, in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a taxable REIT subsidiary treated as a dealer as described above, such a taxable REIT subsidiary would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the taxable REIT subsidiary would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of our securities.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Requirements for Qualification as a REIT—Annual Distribution Requirements."

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed above, under "—Taxation of the Company as a REIT—General," even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

        Redetermined Rents; Redetermined Deductions; Excess Interest; or Redetermined Taxable REIT Subsidiary Service Income.    Any redetermined rents, redetermined deductions, excess interest or, effective for taxable years beginning after December 31, 2015, redetermined taxable REIT subsidiary service income will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Redetermined taxable REIT subsidiary service income means gross income (less allocable deductions) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than to tenants) to the extent the taxable REIT subsidiary's income (less deductions) attributable thereto is increased to clearly reflect income. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

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  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

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  a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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  rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT's property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

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  the taxable REIT subsidiary's gross income from the service is not less than 150% of the taxable REIT subsidiary's direct cost of furnishing the service.

        While we anticipate that any fees paid to our taxable REIT subsidiaries for tenant services will reflect arm's-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income, as applicable.

Asset Tests

        At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership or otherwise disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.

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  At least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities. For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some types of mortgage-backed securities, mortgage loans on real property or on interests in real property, property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date we receive such capital), and, effective for taxable years beginning after December 31, 2015: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property," and (ii) debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

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  Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer's outstanding voting securities.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

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  Effective for taxable years beginning after December 31, 2015, real estate assets include debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property, but the value of such debt instruments cannot exceed 25% of the value of our total assets.

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  Not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, debt will meet the "straight debt" safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer's outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower's discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as "straight debt" solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

        We may invest in mortgages, including NPLs. A real estate mortgage loan that we own (including, effective for taxable years beginning after December 31, 2015, mortgages on interests in real property) generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Effective for taxable years beginning after December 31, 2015, in the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, then the personal property securing the loan will be treated as real property for purposes of determining whether and what portion of (a) the mortgage qualifies as a real estate asset for purposes of the 75% asset test, and (b) interest income from the mortgage qualifies for the 75% gross income test. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT testing date or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. It is unclear how the Revenue Procedure 2014-51 safe harbor is affected by the prospective legislative changes regarding treatment of personal property that is mortgaged in connection with real property. Until additional guidance is issued, we intend to apply the Revenue Procedure safe harbor without taking into account the legislative changes regarding the treatment of mortgages secured by both real and personal property.

        We may invest in distressed loans or NPLs with the intent to foreclose on the investments and acquire the underlying residential real estate assets, which we refer to as residential REOs. We expect to hold these distressed loans or NPLs in our taxable REIT subsidiaries and then transfer the residential REO to the REIT. Our taxable REIT subsidiary will pay regular U.S. federal income tax, and state, and local income tax, where applicable, as a regular "C" corporation, on gain from the foreclosure, if any.

        As discussed above under "—Gross Income Tests—Interest Income," in connection with the mergers, we will succeed to private mortgage loans that were acquired by ARPI and are secured by first liens on real property. We anticipate that those private mortgage loans will generally be treated as qualifying assets for the 75% asset test.

        We believe that the assets that we hold and intend to hold will satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

        Failure to Satisfy the Asset Tests.    The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

        The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Sale-Leaseback Transactions

        In connection with the mergers, we will succeed to investments that are in the form of sale-leaseback transactions. We will treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our shareholders.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:

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  the sum of: (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

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  the sum of specified items of non-cash income.

        For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a prospective record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions ("858 spill-over dividends") may be made in the following year if (A) the distributions are (i) declared before we timely file our tax return for the prior year, (ii) distributed within the 12-month period following the close of the prior taxable year to which they relate back, and (iii) distributed with or before the "first regular dividend payment" after such declaration, and (B) we elect in our tax return to have a specified dollar amount of such dividend (or dividends) treated as if paid in the prior year. The maximum dollar amount that we may elect to treat as an 858 spill-over dividend is the amount by which the earnings and profits for the taxable year exceed the total amount of distributions out of such earnings and profits that were actually made during the taxable year to which they relate back. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        For taxable years ending on or before December 31, 2014, in order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. For the taxable year that began on January 1, 2015 and all future taxable years, so long as we continue to be a "publicly offered REIT" (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule will not apply to us.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income (ordinary and capital gain) from all prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts "actually distributed," and (y) the amounts of income we retained and on which we paid corporate income tax.

        We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements.

        We may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Record-Keeping Requirements

        We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

        If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to shareholders, and any distributions that are made to shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate shareholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies

General

        Substantially all of our investments are and will continue to be owned indirectly through our operating partnership, AMH OP. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies. See "—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Partnerships and Limited Liability Companies."

Entity Classification

        Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership or disregarded entity, and assert that such entity is an association taxable as a corporation for U.S. federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Requirements for Qualification as a REIT—Gross Income Tests," and "—Asset Tests." This, in turn, would prevent us from qualifying as a REIT. See "—Failure to Qualify as a REIT" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership's or a subsidiary partnership's or limited liability company's status as a partnership for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        We believe our operating partnership and each of our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) is properly treated for U.S. federal income tax purposes as a partnership or disregarded entity. Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership is treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a "publicly traded partnership." A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market or the substantial equivalent thereof."

        Our company and our operating partnership intend to take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of operating partnership units to redeem the units for Class A common shares could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. We and our operating partnership believe that our operating partnership has qualified and will qualify for at least one of these safe harbors at all times in the foreseeable future. Our operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

        If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our operating partnership has sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

        If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see "—Requirements for Qualification as a REIT—Asset Tests" above). In this event, the value of our shares could be materially adversely affected (see "—Failure to Qualify as a REIT" above).

Allocations of Partnership Income, Gain, Loss and Deduction

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to reflect the distribution and liquidation preferences of certain holders of OP units, and then to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners may agree in the future to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, such limited partners could under limited circumstances be allocated net loss that would have otherwise been allocable to us.

        If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

        Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership use the "traditional method" for accounting for book-tax differences for properties contributed to our operating partnership by AH LLC. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from our operating partnership. This excess taxable income is sometimes referred to as "phantom income" and will be subject to the REIT distribution requirements described in "—Annual Distribution Requirements." Because we rely on our cash distributions from our operating partnership to meet the REIT distribution requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements and cause our shareholders to recognize additional dividend income without an increase in distributions. See "—Requirements for Qualification as a REIT" and "Requirements for Qualification as a REIT—Annual Distribution Requirements." We and our operating partnership may use the traditional method to account for book-tax differences for other properties acquired by our operating partnership in the future. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and, accordingly, Section 704(c) of the Code will not apply.

Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

        This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

        Distributions Generally.    So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or "qualified dividend income" will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred shares (including the Series A Participating Preferred Shares, the Series B Participating Preferred Shares and the Series C Participating Preferred Shares) then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations.

        Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as "capital gain dividends." Distributions that we properly designate as "capital gain dividends" will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

        We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

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  a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 35%;

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  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

        Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder's shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a prospective date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of the Company as a REIT" and "—Requirements for Qualification as a REIT—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

        Qualified Dividend Income.    With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during such taxable year from non-REIT "C" corporations (including our taxable REIT subsidiaries);

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  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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  the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a "C" corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a "qualifying foreign corporation," and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a "foreign personal holding company," a "foreign investment company," or "passive foreign investment company") will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

        Dispositions of Our Shares.    If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares for tax purposes. In general, a U.S. shareholder's adjusted basis will equal the U.S. shareholder's acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

        In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if our shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of the Company's shares that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

        Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Similarly, capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for one year or less at the time of disposition will be considered short-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.

        Medicare Tax on Unearned Income.    The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. U.S. shareholders should consult their own tax advisors regarding this legislation.

        Legislation Relating To Foreign Accounts.    The Foreign Account Tax Compliance Act, or FATCA, which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their own tax advisors regarding this legislation. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—U.S. Shareholders—Legislation Relating To Foreign Accounts."

Taxation of Tax Exempt Shareholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income," distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless:

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  either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

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  we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

        The percentage of any REIT dividend from a "pension-held REIT" that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a "pension-held REIT," and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

        Prospective shareholders who are tax-exempt organizations should consult with their tax-advisors regarding the tax consequences of investing in our shares.

Taxation of Non-U.S. Shareholders

        The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this summary, "non-U.S. shareholder" is a beneficial owner of our shares that is not a U.S. shareholder (as defined above under "—Taxation of Taxable U.S. Shareholders") or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

        Distributions Generally.    As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:

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  ordinary income dividends;

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  long-term capital gain; or

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  return of capital distributions.

        This discussion assumes that our shares will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

        Ordinary Income Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

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  the distribution is not attributable to our net capital gain; or

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  the distribution is attributable to our net capital gain from the sale of USRPIs, and the non-U.S. shareholder owns 5% or less (10% or less on or after December 18, 2015) of the value of our shares at all times during the one-year period ending on the date of the distribution.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder's trade or business.

        Return of Capital Distributions.    Unless (A) our shares constitute a USRPI, as described in "—Dispositions of Our Shares" below, or (B) either (1) the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder's proportionate share of our earnings and profits, and (2) the non-U.S. shareholder's basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% (15% as applied to dispositions occurring on or after February 16, 2016) of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

        Capital Gain Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

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  the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

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  the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 5% (10% as applied to distributions on or after December 18, 2015) of the value of shares at any point during the one-year period ending on the date on which the distribution is paid.

        Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

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  the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

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  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

        Subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% (10% as applied to distributions on or after December 18, 2015) of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

        Subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder's U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

        Qualified Shareholders.    Subject to the exception discussed below, any distribution on or after December 18, 2015 to a "qualified shareholder" who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA with respect to that REIT stock and thus will not be subject to withholding rules under FIRPTA. If a foreign investor in a "qualified shareholder" directly or indirectly, whether or not by reason of such investor's ownership interest in the "qualified shareholder," holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the "qualified shareholder" (based on the foreign investor's percentage ownership of the "qualified shareholder") will be treated as a USRPI in the hands of the "qualified shareholder" and will be subject to FIRPTA.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a "qualified collective investment vehicle" (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A "qualified collective investment vehicle" is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution on or after December 18, 2015 to a "qualified foreign pension fund" or an entity all of the interests of which are held by a "qualified foreign pension fund" who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder's actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

        Dispositions of Our Shares.    Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.

        Generally, subject to the discussion below regarding dispositions by "qualified shareholders" and "qualified foreign pension funds," with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:

  •
  Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case);

  •
  We are not a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

  •
  Either (a) our shares are not "regularly traded," as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are "regularly traded" on an established securities market and the selling non-U.S. shareholder has held over 5% (10% on or after December 18, 2015) of our outstanding shares any time during the five-year period ending on the date of the sale.

        On or after December 18, 2015, a sale of our shares by a "qualified shareholder" or a "qualified pension fund" that holds our shares directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. However, if a foreign investor in a "qualified shareholder" directly or indirectly, whether or not by reason of such investor's ownership interest in the "qualified shareholder," holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the "qualified shareholder" (based on the foreign investor's percentage ownership of the "qualified shareholder") will be treated as a USRPI in the hands of the "qualified shareholder" and will be subject to FIRPTA.

        Specific wash sales rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date.

        If gain on the sale of our shares was subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% (15% as applied to dispositions occurring on or after February 16, 2016) of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Legislation Relating to Payments to Certain Foreign Entities.    FATCA imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their own tax advisors regarding this legislation. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities."

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders—Generally

        In general, information-reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:

  1.
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  2.
  the IRS notifies the payer that the TIN furnished by the payee is incorrect;

  3.
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

  4.
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

U.S. Shareholders—Legislation Relating To Foreign Accounts

        Under FATCA certain future payments made to "foreign financial institutions" and "non-financial foreign entities" may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their shares. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities."

Non-U.S. Shareholders—Generally

        Generally, information reporting will apply to payments of distributions on our shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The proceeds from the disposition by a non-U.S. shareholder to or through the U.S. office of a U.S. or foreign broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder's foreign status and has no actual knowledge to the contrary. Generally, backup withholding does not apply in such a case.

        Generally, non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the non-U.S. shareholder's particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

        Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder's federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities

        FATCA imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

        The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations and subsequent guidance, the required withholding began July 1, 2014 with respect to dividends on our shares, but will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our shares.

        If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Consequences

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares.

        Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015 (the "PATH Act") which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

State, Local and Foreign Taxes

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder's state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Tax Shelter Reporting

        If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4.0 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Accounting Treatment of the Mergers

        AMH prepares its financial statements in accordance with GAAP. The parent merger will be accounted for by applying the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification No. 805, Business Combinations, referred to herein as ASC 805, which requires the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree and recognition and measurement of goodwill or a gain from a bargain purchase. ASC 805 provides that in a business combination involving the exchange of equity interests, the entity issuing the equity interests is usually the acquirer; however, all pertinent facts and circumstances must be considered, including the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined entity, the relative size of the company and the terms of the exchange of equity interests in the business combination, including payment of a premium.

        Based on the fact that AMH is the entity issuing the equity securities, that continuing AMH equity holders will own approximately 87.4% of the issued and outstanding AMH common share, AMH Class B common shares and AMH OP units, collectively, representing 86.7% of the total voting power of AMH shareholders, and former ARPI equity holders will own approximately 12.6% of the issued and outstanding AMH common shares, AMH Class B common shares and AMH OP units, collectively, representing 13.3% of the total voting power of AMH shareholders, and that AMH Board members and senior management will represent a majority of the AMH Board and senior management of AMH following the parent merger, and based on other factors including the fact that AMH will continue to use the same NYSE listing and name and will continue to be traded on the NYSE under AMH's ticker symbol after the parent merger, the fact that AMH's headquarters will continue to be located at its current headquarters in Agoura Hills, California, and the fact that AMH will continue to operate with its policies, people, systems, processes, controls and strategy following the parent merger, AMH is considered the acquirer for accounting purposes. Therefore, AMH will recognize and measure, at fair value, the identifiable assets acquired, liabilities assumed and any noncontrolling interests in the consolidated subsidiaries of ARPI, and AMH will recognize and measure goodwill and any gain from a bargain purchase, in each case, upon completion of the parent merger.

Exchange of Shares in the Parent Merger

        AMH has appointed American Stock Transfer & Trust Company, LLC, which is referred to herein as the exchange agent, to act as exchange agent for the exchange of shares of ARPI common stock or ARPI restricted stock for AMH common shares or AMH restricted shares, respectively. As promptly as practicable after the effective time of the parent merger, the exchange agent will send to each holder of record of shares of ARPI common stock or ARPI restricted stock at the effective time of the parent merger a letter of transmittal and instructions for effecting the exchange of ARPI common stock or ARPI restricted stock certificates or book-entry shares for the merger consideration the holder is entitled to receive under the merger agreement. Upon surrender of such share certificates or book-entry shares for cancellation along with the executed letter of transmittal and other documents described in the instructions, an ARPI stockholder will receive any whole AMH common shares or AMH restricted shares, as applicable, and cash in lieu of any fractional AMH common shares such holder is entitled to receive. After the effective time of the parent merger, ARPI will not register any transfers of shares of ARPI common stock or ARPI restricted stock.

No Dissenters' or Appraisal Rights

        Holders of ARPI common stock are not entitled to dissenters' or appraisal rights, and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the parent merger, because, as permitted by the MGCL, ARPI's charter generally provides that stockholders shall not be entitled to exercise any appraisal rights unless the ARPI Board, upon the affirmative vote of a majority of the ARPI Board, shall determine that such rights apply. The ARPI Board has made no such determination.

Dividends

        AMH currently pays a quarterly dividend equating to $0.05 per share and, for 2015, ARPI has paid a quarterly dividend equating to $0.10 per share. Beginning in January 2016, ARPI may not, pursuant to the merger agreement, pay a quarterly dividend at a rate greater than that paid by AMH, multiplied by 1.135, which is the exchange ratio. Following the closing of the mergers, AMH expects to continue its current dividend policy, subject to the discretion of the AMH Board, which has the right to change AMH's dividend policy at any time and for any reason. See "Risk Factors—Risks Related to an Investment in AMH Common Shares—Following the parent merger, AMH may not continue to pay dividends at the rate it currently pays" on page 35.

Listing of AMH Common Shares

        It is a condition to the completion of the mergers that the AMH common shares issuable in connection with the parent merger be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of ARPI Common Stock

        After the parent merger is completed, the ARPI common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

        The following summary of the material provisions of the merger agreement is not complete and is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Annex A to this prospectus/proxy statement and incorporated herein by reference. As a stockholder, you are not a third-party beneficiary of the merger agreement and therefore you may not directly enforce any of its terms or conditions.

        This summary may not contain all of the information about the merger agreement that is important to you. AMH and ARPI urge you to carefully read the full text of the merger agreement because it is the legal document that governs the mergers. The merger agreement is not intended to provide you with any factual information about AMH or ARPI. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by information each of AMH and ARPI filed with the SEC prior to the effective date of the merger agreement, as well as by certain disclosure letters each of the parties delivered to the other in connection with the signing of the merger agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of AMH and ARPI file with the SEC and the other information in this prospectus/proxy statement. See "Where You Can Find More Information" beginning on page 164.

        AMH and ARPI acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, each of them is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this prospectus/proxy statement not misleading.

Form, Effective Time and Closing of the Mergers

        The merger agreement provides for the merger of ARPI with and into Merger Sub, a direct wholly owned subsidiary of AMH, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of AMH upon the terms and subject to the conditions set forth in the merger agreement. The parent merger will become effective upon the later of such time as the articles of merger have been accepted for record by the Maryland State Department of Assessments and Taxation, which is referred to herein as MSDAT, or at a later time agreed to by the parties to the merger agreement (but not later than 30 days after the articles of merger have been accepted for record by the MSDAT). The merger agreement also provides for the merger, prior to the parent merger, of OP Merger Sub, a subsidiary of AMH OP, with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly owned subsidiary of AMH OP upon the terms and subject to the conditions set forth in the merger agreement. The partnership merger will become effective upon such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware, which is referred to herein as the SSSD, or at a later time agreed to by the parties to the merger agreement (but not later than 30 days after the certificate of merger has been accepted for record by the SSSD. Notwithstanding the foregoing, if the consummation of the partnership merger prior to the consummation of the parent merger would cause any of the parties to the merger agreement to incur a materially greater amount of transfer taxes or any other adverse tax consequences than would be incurred if the partnership merger were consummated following the consummation of the parent merger, then, upon the written consent of AMH and ARPI, the partnership merger will occur and be consummated following the consummation of the parent merger.

        The merger agreement provides that the closing of the mergers will take place at the date and time mutually agreed upon by the parties to the merger agreement but in no event later than the third business day after all of the conditions to closing of the mergers (described under "—Conditions to Completion of the Mergers") have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the mergers, but subject to the satisfaction or waiver of those conditions), although, if the closing of the mergers would otherwise occur on a date that is within 30 days prior to the end of AMH's then-current fiscal quarter, AMH may elect to defer the date of closing to the first business day after the end of such fiscal quarter of AMH.

Organizational Documents of the Surviving Entities

        AMH's articles of amendment and restatement of declaration of trust, as amended, which are referred to herein as the AMH declaration of trust, and AMH's amended and restated bylaws, which are referred to herein as the AMH bylaws, will not change as a result of the mergers.

        The limited liability company agreement of Merger Sub as in effect immediately prior to the effective time of the parent merger will continue to be in effect following the parent merger as the limited liability company agreement of the surviving entity in the parent merger, until thereafter amended in accordance with applicable law and the applicable provisions of such limited liability company agreement.

        The agreement of limited partnership of ARP OP as in effect immediately prior to the effective time of the partnership merger will continue to be in effect following the partnership merger as the agreement of limited partnership of the surviving entity in the partnership merger, until thereafter amended in accordance with applicable law and the applicable provisions of such agreement of limited partnership.

Certain Pre-Closing Transactions

        ARPI has agreed to effect certain pre-closing transactions that may be requested by AMH. Specifically, upon AMH's request, ARPI will, effective no later than immediately prior to the closing of the mergers:

  •
  convert or cause to be converted (i) any of its subsidiaries that are organized in a particular state to be domiciled in a different state, (ii) any of its subsidiaries that are organized as corporations into limited liability companies (or other entities) and (iii) any of its subsidiaries that are organized as limited partnerships or limited liability companies into other entities;

  •
  sell or cause to be sold all capital stock or other ownership interests owned, directly or indirectly, by ARPI or any of its subsidiaries to any person at a price and on terms all as designated by AMH;

  •
  sell or cause to be sold any assets of ARPI or any of its subsidiaries to any person at a price and on terms all as designated by AMH; and

  •
  cause ARPI or any of its subsidiaries to transfer assets to one or more subsidiaries of ARPI.

        None of these transactions may delay or prevent the closing of the mergers, and these transactions must be implemented as close as possible to the closing of the mergers (but after AMH has waived or confirmed that all of the conditions to AMH's, AMH OP's, Merger Sub's and OP Merger Sub's obligations to consummate the mergers have been satisfied and that AMH, AMH OP, Merger Sub and OP Merger Sub are prepared to proceed immediately with the closing of the mergers). Neither ARPI nor any of its subsidiaries is required to take any such action that could adversely affect the classification of ARPI as, or its qualification for taxation as, a REIT prior to the effective time of the parent merger or that would reasonably be expected to result in an amount of taxes being imposed on, or other adverse tax consequences to, any stockholder or other equity interest holder of ARPI or ARP OP (in such person's capacity as a stockholder or other equity interest holder of ARPI or ARP OP), or other material adverse consequences to the stockholders or other equity interest holders of ARPI or ARP OP as a whole, that are incrementally greater or more adverse, as the case may be, than the taxes or other adverse consequences to such party in connection with the consummation of the mergers in the absence of such action being taken unless AMH indemnifies such holders for such incremental taxes or other consequences (but in no event may AMH require ARPI to take any action that will trigger any liability under any ARPI tax protection agreement). ARPI is required to use its reasonable best efforts to cooperate with AMH in connection with any of these transactions. Upon request by ARPI or ARP OP, AMH will advance to ARPI or ARP OP all reasonable out-of-pocket costs to be incurred by ARPI or ARP OP, or promptly upon request by ARPI or ARP OP, reimburse ARPI or ARP OP for all reasonably out-of-pocket costs incurred by ARPI or ARP OP, in connection with any such actions taken by them.

Merger Consideration; Effects of the Parent Merger and the Partnership Merger

Merger Consideration

        At the effective time of the parent merger and by virtue of the parent merger, (i) each outstanding share of ARPI common stock (other than shares held by any wholly owned subsidiary of ARPI or by AMH or any of its subsidiaries, each of which will be cancelled without payment, but including each outstanding share of ARPI common stock that is subject to vesting or forfeiture restrictions that vest or lapse in connection with the parent merger) will be converted into the right to receive 1.135 AMH common shares, and (ii) each outstanding share of ARPI restricted stock (defined as ARPI common stock that is subject to vesting or forfeiture restrictions that do not vest or lapse immediately prior to the effective time of the parent merger in accordance with the terms of the applicable employee benefit plan relating to such shares) will be converted into the right to receive 1.135 AMH restricted shares.

        At the effective time of the partnership merger, each outstanding ARP OP unit (other than ARPI LTIP units) will automatically be converted into 1.135 AMH OP units.

        No fractional AMH common shares or AMH OP units will be issued. Instead of fractional shares, ARPI stockholders and ARP OP unitholders will receive cash, without interest, in an amount determined by multiplying the fractional interest of AMH common shares or AMH OP units, as applicable, to which the holder would otherwise be entitled by the volume weighted average price of AMH common shares for the 10 trading days immediately prior to the closing date, as reported by Bloomberg.

        Notwithstanding anything to the contrary in the merger agreement or the notes indenture for ARP OP's 3.25% Exchangeable Senior Notes due 2018, which are referred to herein as the exchangeable notes, in no event will AMH issue more than 19.99% of the outstanding AMH common shares as of immediately prior to the closing (which equates to approximately 52,448,199 shares as of the date of the merger agreement, subject to adjustment in the event of stock splits or combinations) in connection with the mergers together with any exchange of exchangeable notes pursuant to the notes indenture (whether occurring at or after the closing) unless or until such time as AMH shall have obtained shareholder approval to issue shares in excess of such amount in accordance with the NYSE Listed Company Manual. However, AMH does not have any duty, obligation or commitment to seek shareholder approval to issue shares in excess of such amount. If any such exchange of the exchangeable notes would result in the issuance of more than such number of AMH common shares and no shareholder approval has been obtained, such exchanges must be settled in cash (along with any other exchanges required to be settled in a similar fashion pursuant to the notes indenture).

Procedures for Surrendering ARPI Stock Certificates

        The conversion of ARPI common stock into the right to receive the merger consideration will occur automatically at the effective time of the parent merger. In accordance with the merger agreement, AMH has appointed American Stock Transfer & Trust Company, LLC as exchange agent to handle the payment and delivery of the merger consideration and the cash payments to be delivered in lieu of fractional shares. On or before the effective time of the partnership merger, AMH will deliver to the exchange agent evidence of the AMH common share in book-entry form sufficient to pay the merger consideration and cash in an amount sufficient to pay for any fractional shares. As promptly as practicable after the effective time of the parent merger, but in no event later than five business days thereafter, AMH will cause the exchange agent to mail (and make available for collection by hand) to each record holder of ARPI common stock, a letter of transmittal and instructions explaining how to surrender stock certificates representing ARPI common stock and ARPI common stock held in book-entry form to the exchange agent.

        Each ARPI shareholder that surrenders its stock certificate or book-entry shares to the exchange agent together with a duly completed letter of transmittal (and any other documents reasonably requested by the exchange agent), will receive the merger consideration due to such shareholder (including cash in lieu of any fractional shares). After the effective time of the parent merger, each stock certificate and book-entry share that previously represented ARPI common stock will only represent the right to receive the merger consideration into which those ARPI common stock have been converted.

Treatment of ARPI LTIP Units

        Immediately prior to the effective time of the partnership merger, each outstanding unvested ARPI LTIP unit (i) that is subject to time-based vesting restrictions will be fully vested, (ii) that is subject to performance-based vesting and was granted on a date prior to January 1, 2015 will be fully vested, and (iii) that is subject to performance-based vesting and was granted on or after January 1, 2015, will be vested based on actual performance up to the effective time of the partnership merger. All issued and outstanding, unvested ARPI LTIP units that do not become vested immediately prior to the effective time of the partnership merger will be immediately forfeited and void.

        At the effective time of the partnership merger, all vested ARPI LTIP units will be converted into 1.135 AMH OP units, including the right to receive cash in lieu of fractional AMH OP units as described above under the heading "—Merger Consideration."

Withholding

        All payments under the merger agreement are subject to applicable withholding requirements.

No Dissenters' or Appraisal Rights

        Holders of ARPI common stock are not entitled to dissenters' or appraisal rights, and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the parent merger, because, as permitted by the MGCL, ARPI's charter provides that stockholders are not entitled to exercise any appraisal rights unless the ARPI Board, upon the affirmative vote of a majority of the ARPI Board, determines that these rights apply. The ARPI Board has made no such determination.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the ARPI parties, on the one hand, and the AMH parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the partnership merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information each of ARPI and AMH filed with the SEC prior to the date of the merger agreement and in the disclosure letters delivered in connection with the merger agreement.

Representations and Warranties of the ARPI Parties

        The merger agreement includes representations and warranties by the ARPI parties relating to, among other things:

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  organization, valid existence, good standing and qualification to conduct business;

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  organizational documents;

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  capital structure;

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  due authorization, execution and delivery of the merger agreement;

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  permits and compliance with law;

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  SEC filings and financial statements;

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  absence of certain changes since January 1, 2013;

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  absence of undisclosed material liabilities;

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  absence of existing default or violation under organizational documents or certain other agreements;

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  litigation;

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  tax matters, including qualification as a REIT;

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  employee benefit plans and employees;

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  labor and employment matters;

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  accuracy of information supplied for inclusion in the prospectus/proxy statement and registration statement;

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  intellectual property;

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  environmental matters;

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  real property;

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  material contracts;

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  insurance;

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  no violation of anti-bribery laws;

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  opinion of financial advisor;

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  stockholder vote and limited partner vote required in order to approve the merger agreement, the parent merger, the partnership merger and the other transactions contemplated by the merger agreement;

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  broker's, finder's and similar fees or commissions;

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  inapplicability of the Investment Company Act of 1940, as amended;

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  exemption of the parent merger and the other transactions contemplated by the merger agreement from anti-takeover statutes;

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  privacy and data security; and

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  related party transactions.

Representations and Warranties of the AMH Parties

        The merger agreement includes representations and warranties by the AMH parties relating to, among other things:

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  organization, valid existence, good standing and qualification to conduct business;

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  organizational documents;

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  capital structure;

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  due authorization, execution and delivery of the merger agreement;

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  permits and compliance with law;

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  SEC filings and financial statements;

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  absence of certain changes since August 1, 2013;

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  absence of undisclosed material liabilities;

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  absence of existing default or violation under organizational documents or certain other agreements;

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  litigation;

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  tax matters, including qualification as a REIT;

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  employee benefit plans and employees;

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  accuracy of information supplied for inclusion in the prospectus/proxy statement and registration statement;

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  environmental matters;

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  broker's, finder's and similar fees or commissions;

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  inapplicability of the Investment Company Act of 1940, as amended;

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  exemption of the parent merger and the other transactions contemplated by the merger agreement from anti-takeover statutes; and

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  related party transactions.

Definition of "Material Adverse Effect"

        Many of the representations of the AMH parties and the ARPI parties are qualified by a "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). For the purposes of the merger agreement, "material adverse effect" means any event, circumstance, condition, change or effect that is material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of AMH and its consolidated subsidiaries, taken as a whole, or ARPI and its consolidated subsidiaries, taken as a whole, as the case may be. However, any event, circumstance, condition, change or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

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  any failure of AMH or ARPI, as applicable, to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (except any event, circumstance, condition, change or effect giving rise to such failure may be taken into account in determining whether there has been a material adverse effect);

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  any events, circumstances, conditions, changes or effects that affect the single-family residential rental industry in the United States generally;

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  any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

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  the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

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  the negotiation, execution or announcement of the merger agreement, or the consummation or anticipation of consummation of the mergers or the other transactions contemplated by the merger agreement (except with respect to the representations and warranties made by the AMH parties or the ARPI parties, as applicable, relating to absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements);

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  the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the merger agreement;

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  earthquakes, hurricanes, floods or other natural disasters;

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  any damage or destruction of any AMH or ARPI property that is substantially covered by insurance; or

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  changes in law or GAAP;

if, (i) in the case of the second, third, fourth and ninth bullet points above, such changes do not materially disproportionately affect AMH and its consolidated subsidiaries, taken as a whole, or ARPI and its consolidated subsidiaries, taken as a whole, as the case may be, relative to other similarly situated participants in the single-family residential rental industry in the United States and (ii) in the case of the seventh bullet point above, such changes do not materially disproportionately affect AMH and its consolidated subsidiaries, taken as a whole, or ARPI and its consolidated subsidiaries, taken as a whole, as the case may be, relative to other participants in the single-family residential rental industry in the geographic regions in which AMH and its consolidated subsidiaries, or ARPI and its consolidated subsidiaries, as the case may be, operate or own or lease properties.

Covenants and Agreements

Conduct of Business of the ARPI Parties Pending the Mergers

        The ARPI parties have agreed to certain restrictions on the conduct of their business until the earlier of the effective time of the mergers and the valid termination of the merger agreement. In general, except with AMH's prior written approval (not to be unreasonably withheld, delayed or conditioned with respect to (ii)(A), (B), (C) and (D) below) or as otherwise expressly required or permitted by the merger agreement, required by law, or set forth in the ARPI disclosure letter, the ARPI parties have agreed that they will, and will cause each of their subsidiaries to, (i) conduct their business in the ordinary course and in a manner consistent in all material respects with past practice, and (ii) use their commercially reasonable efforts to (A) maintain their material assets and properties in their current condition (normal wear and tear excepted), (B) preserve intact in all material respects their current business organization, goodwill, ongoing businesses and material relationships with third parties, (C) keep available the services of their present officers and other key employees and consultants, (D) maintain all ARPI insurance policies, (E) timely pay or cause to be paid all property taxes and any other material third-party fees, dues and expenses relating to any real property of ARPI and its subsidiaries subject to certain master leases, (F) sell the real property of ARPI and its subsidiaries subject to certain master leases in accordance with the terms of the merger agreement, and (G) maintain the status of ARPI as a REIT and the status of each ARPI subsidiary that is organized as a corporation or has elected to be treated as an association taxable as a corporation for federal income tax purposes as a qualified REIT subsidiary or a taxable REIT subsidiary, as applicable, and the status of each ARPI subsidiary that is a partnership, joint venture or limited liability company and has not elected to be a taxable REIT subsidiary as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, for federal income tax purposes. Without limiting the foregoing, the ARPI parties have also agreed that, subject to certain specified exceptions and except with AMH's prior written approval (not to be unreasonably withheld, delayed or conditioned with respect to the seventh, eighth, tenth through twentieth, twenty-second, twenty-fourth, twenty-sixth, twenty-seventh and thirtieth bullet points below), to the extent required by law, or as otherwise expressly required or permitted by the merger agreement, they will not, and they will not cause or permit any of their subsidiaries to:

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  amend or propose to amend their organizational documents or waive any stock ownership limitation under the ARPI charter;

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  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of ARPI or any of its subsidiaries (other than any wholly owned subsidiary);

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  grant any holder of capital stock of ARPI or any of its subsidiaries any preemptive rights, appraisal rights, dissenters' rights or any rights of an objecting stockholder;

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  declare, set aside or pay any dividend on or make any other distributions with respect to shares of capital stock or other equity securities or ownership interests in ARPI or any of its subsidiaries, except as described in "The Mergers—Dividends" on page 122;

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  redeem, repurchase, exchange or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of ARPI or any of its subsidiaries or any securities convertible into or exchangeable for capital stock or other equity interests of ARPI or any of its subsidiaries;

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  issue, sell, pledge, dispose, encumber or grant any shares of ARPI's or any of its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of ARPI's or any of its subsidiaries' capital stock or other equity interests;

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  grant, confer, award or modify the terms of any ARPI LTIP units or restricted stock awards of ARPI common stock or take any action not required under the ARPI equity incentive plan;

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  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof;

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  renew, amend, modify, or supplement or terminate, or waive, release, compromise or assign any rights or claims under certain master leases;

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  sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets (other than transactions between ARPI or any wholly owned subsidiary);

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  incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of ARPI or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than any wholly owned subsidiary);

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  make any loans, advances or capital contributions to, or investments in, any other person or entity (including to any of its officers, trustees, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity;

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  enter into, renew, modify, amend, supplement or terminate, or waive, release, compromise or assign any rights or claims under, any material contract (or any contract that, if existing on the date of the merger agreement, would be a material contract);

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  waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of ARPI or any ARPI subsidiary before the same comes due in accordance with its terms;

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  waive, release, assign, settle or compromise any claim, action, suit or proceeding;

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  hire any officer (with a title of vice president or higher) of ARPI or any ARPI subsidiary or promote or appoint any person to a position of officer (with a title of vice president or higher) of ARPI or any ARPI subsidiary;

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  increase in any manner the amount, rate or terms of compensation or benefits of any directors or officers of ARPI or any ARPI subsidiary not required by any plan or contract as in effect on the date of the merger agreement;

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  enter into, adopt, amend or terminate any employment, bonus, severance, retention or retirement contract or other compensation, collective bargaining agreement or employee benefit plan or arrangement;

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  accelerate the vesting or payment of any award under the ARPI equity incentive plan, including any ARPI LTIP units, or of any other compensation or benefits;

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  grant any awards under the ARPI equity incentive plan or any bonus, incentive, performance or other compensation plan or arrangement or pay any bonuses to officers;

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  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2014, or make any change with respect to accounting policies, principles or practices;

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  enter into any new line of business;

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  fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority;

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  enter into, or modify in a manner adverse to ARPI or AMH, any tax protection agreement, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file any federal income tax return or amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund;

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  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

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  form any new funds or joint ventures;

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  make or commit to make any capital expenditures in excess of a specified threshold;

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  amend or modify the compensation terms or any other obligations of ARPI contained in its engagement letter with its financial advisor or engage other financial advisors in connection with the transactions contemplated by the merger agreement;

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  enter into any transaction between ARPI or any ARPI subsidiary, on the one hand, and any officer or other affiliate (other than ARPI subsidiaries) of ARPI or any ARPI subsidiary, or any of the affiliates or related persons of such person, on the other hand;

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  enter into or renew any rental or lease agreement with respect to any property of ARPI or its subsidiaries;

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  adopt or approve any budget or operating place under any joint venture agreement for any period anticipated to relate to any time after the closing date to the extent such budget or operating plan differs from the budget or operating plan for the prior fiscal year by more than five percent;

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  take any action that would reasonably be expected to prevent or delay the consummation of transactions contemplated by the merger agreement; or

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  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        However, nothing in the merger agreement prohibits ARPI from taking any action that, in the reasonable judgment of the ARPI Board, upon advice of outside counsel, is necessary for ARPI to avoid or to continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time of the partnership merger, including making dividend or other distribution payments to stockholders of ARPI, or to qualify or preserve certain tax status of ARPI subsidiaries. In addition, the merger agreement permits ARP OP to take any action as ARP OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any tax protection agreement and avoid liability for any indemnification or other payment under any tax protection agreement.

Conduct of Business of the AMH Parties Pending the Partnership Merger

        The AMH parties have agreed to certain restrictions on the conduct of their business until the earlier of the effective time of the mergers and the valid termination of the merger agreement. In general, except with ARPI's prior written approval (not to be unreasonably withheld, delayed or conditioned) or as otherwise expressly required or permitted by the merger agreement or required by law, the AMH parties have agreed that they will, and will cause each of their subsidiaries to, conduct their business in the ordinary course and in a manner consistent in all material respects with past practice, including maintaining the status of AMH as a REIT. The AMH parties have also agreed that, subject to certain specified exceptions and except with ARPI's prior written approval (not to be unreasonably withheld, delayed or conditioned), to the extent required by law, or as otherwise expressly required or permitted by the merger agreement, they will not, and they will not cause or permit any of their subsidiaries to:

  •
  amend or propose to amend their organizational documents in a manner as would cause holders of ARPI common stock that receive AMH common shares or the holders of ARP OP units that will receive AMH OP units in connection with the transactions contemplated by the merger agreement to be treated in a manner materially and disproportionately adverse to other holders of AMH common shares or AMH OP units, as applicable;

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  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of AMH or AMH OP;

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  declare, set aside or pay any dividend on or make any other distributions with respect to shares of beneficial interest or other equity securities or ownership interests in AMH or any of its subsidiaries, except for payment by AMH of regular quarterly dividends in accordance with past practice;

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  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of AMH or any of its subsidiaries other than under AMH's existing share repurchase program;

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  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2014, or make any change with respect to accounting policies, principles or practices;

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  enter into any new material line of business;

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  fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority;

  •
  adopt a complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution or bankruptcy reorganization;

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  take any action that would reasonably be expected to prevent or delay in any material respect the consummation of transactions contemplated by the merger agreement; or

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  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        However, nothing in the merger agreement prohibits AMH from taking any action that, in the reasonable judgment of the AMH Board, upon advice of outside counsel, is necessary for AMH to avoid or to continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time of the partnership merger, including making dividend or other distribution payments to shareholders of AMH, or to qualify or preserve certain tax status of ARPI subsidiaries. In addition, the merger agreement permits AMH OP to take any action as AMH OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any tax protection agreement and avoid liability for any indemnification or other payment under any tax protection agreement.

No Solicitation of Transactions

        ARPI will not, nor will it permit any of its subsidiaries and its and their respective officers, trustees, directors, employees or representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer (whether written or oral, binding or nonbinding, publicly announced or confidentially submitted) by or with a third party with respect to an Acquisition Proposal (as defined below), (ii) enter into, engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any confidential information or data to, or otherwise cooperate with, any person relating to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve, recommend, execute or enter into any letter of intent, indication of interest, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding) related to any Acquisition Proposal, or (iv) propose publicly or agree to do any of the foregoing.

        For the purposes of the merger agreement, "Acquisition Proposal" means any inquiry, proposal, offer, announcement or transaction (other than a proposal or offer made by AMH or ARPI or their respective affiliates to the other or an affiliate thereof) contemplating or otherwise relating to, or that could reasonably be expected to lead to (i) any merger, consolidation, share exchange, business combination or similar transaction involving ARPI or any of its subsidiaries, (ii) any direct or indirect sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, partnership, business combination or otherwise, of any of ARPI's assets or that of its subsidiaries (including stock or other ownership interests of its subsidiaries) representing 20% or more of the consolidated assets, as determined on a book-value basis, or revenues or net income of ARPI and its subsidiaries, taken as a whole, (iii) any issue, sale or other direct or indirect disposition of (including by way of merger, consolidation, reorganization, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of ARPI or any of its subsidiaries, (iv) any tender offer or exchange offer in which any person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of any class of the voting securities of ARPI or any of its subsidiaries, (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a third party acquires beneficial ownership of 20% or more of the outstanding shares of any class of the voting securities of ARPI or any of its subsidiaries, or (vi) any combination of any of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and voting power of securities of ARPI and its subsidiaries involved is 20% or more.

        Notwithstanding the restrictions set forth above, the merger agreement provides that, at any time prior to the ARPI special meeting, the ARPI Board is permitted, subject to first entering into a confidentiality agreement having provisions that are no less favorable to ARPI than those contained in the confidentiality agreement between AMH and ARPI (including the standstill provisions therein), to engage in discussions and negotiations with, or provide any nonpublic information or data to, any third party in response to an unsolicited bona fide written Acquisition Proposal by such third party made after the date of the merger agreement, provided that ARPI and its representatives did not breach the no solicitation provisions of the merger agreement and which the ARPI Board concludes in good faith (after consultation with outside legal counsel and financial advisors) constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), if and only to the extent that the directors of ARPI conclude in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their directors' duties under applicable law. ARPI will provide AMH with at least 48 hours' prior notice of any meeting of the ARPI Board at which it is reasonably expected to consider any Acquisition Proposal. ARPI will provide AMH with a copy of any nonpublic information or data provided to a third party prior to or simultaneously with furnishing such information to such third party, and in the event any nonpublic information or data is provided orally to such third party, ARPI will promptly (but in no event later than 24 hours) provide AMH with a summary of such information or data. Neither ARPI nor any of its subsidiaries will reimburse or agree to reimburse the expenses of any third party in connection with any Acquisition Proposal unless the merger agreement shall have been terminated in accordance with its terms.

        ARPI must notify AMH promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to ARPI or any of its subsidiaries by any person that informs ARPI or any of its subsidiaries or representatives that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any person seeking to have discussions or negotiations relating to a possible Acquisition Proposal. The notice will be made orally and confirmed in writing, and will indicate the identity of the person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including an unredacted copy thereof if in writing and any related documentation or correspondence and a written description of any oral communications or discussions from or with the third party making such Acquisition Proposal). ARPI will also promptly, and in any event within 24 hours, notify AMH, orally and in writing, if it intends to enter into or enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any person and keep AMH informed in all material respects of the status and terms of any such proposals, offers, discussions or negotiations on a current basis (and in any case within 24 hours), including whether such Acquisition Proposal or request has been withdrawn or rejected, any material change to the terms thereof and concurrently providing a copy of all material documentation or correspondence relating thereto and a written summary of any material oral communications or discussions relating thereto. ARPI agreed that it and its affiliates will not enter into any agreement with any person that prohibits ARPI from providing any information to AMH.

        Except as described below, neither the ARPI Board nor any committee thereof will withhold, withdraw, qualify or modify in any manner adverse to AMH, or propose publicly to withhold, withdraw, qualify or modify in any manner adverse to AMH, the approval, recommendation or declaration of advisability by the ARPI Board or any committee thereof with respect to the merger agreement or the transactions contemplated thereby, which is referred to herein as a "Change in ARPI Recommendation." Except as described below, the ARPI Board will publicly reaffirm its approval, recommendation and declaration of advisability of the mergers and the transactions contemplated hereby within four business days after requested from time to time to do so by AMH and any failure to do so will constitute a Change in ARPI Recommendation.

        Notwithstanding the foregoing, with respect to an Acquisition Proposal, the ARPI Board may make a Change in ARPI Recommendation (and in the event that the ARPI Board determines such Acquisition Proposal to be a Superior Proposal, terminate the merger agreement in accordance with its terms as described under the heading "—Termination of the Merger Agreement") if and only if (i) an unsolicited bona fide written Acquisition Proposal is made to ARPI and is not withdrawn and ARPI did not breach the no solicitation provisions of the merger agreement, (ii) the ARPI Board has concluded in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (iii) the directors of ARPI have concluded in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their directors' duties under applicable law, (iv) four business days, which is referred to herein as the notice period, has elapsed since ARPI has given written notice to AMH advising AMH that ARPI intends to take such action and specifying in reasonable detail the reasons therefor, including the terms and conditions of any such Superior Proposal that is the basis of the proposed action and any information and materials required to be delivered that have not yet been provided to AMH (including an unredacted copy of the most recent version of any written agreement relating to the transaction that constitutes a Superior Proposal or, if no such agreement exists, a written summary of the material terms and conditions of such Superior Proposal) and any other related available documentation and correspondence, including all draft or executed financing commitments related thereto, which we refer to as the notice of recommendation change, (v) during such notice period, ARPI has, and has caused its representatives to, (if requested by AMH) negotiated with AMH and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement so that such Acquisition Proposal ceases, in the good faith judgment of the ARPI Board (after consultation with outside legal counsel and financial advisors) to constitute a Superior Proposal, if AMH, in its sole discretion, determines to make such adjustments, and (vi) the directors of ARPI, following such notice period, again reasonably determine in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of the merger agreement proposed by AMH) that failure to do so would be inconsistent with their directors' duties under applicable law. Upon any material revision to the Superior Proposal giving rise to the notice or the ARPI Board determining to make a Change in ARPI Recommendation in connection with another Superior Proposal, the ARPI Board is required to deliver a new notice and commence a new negotiation period of four business days.

        For purposes of the merger agreement and with respect to an Acquisition Proposal, "Superior Proposal" means an unsolicited written bona fide Acquisition Proposal (except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "20%" are replaced by "50%") made by a third party, on terms that the ARPI Board determines in its good faith judgment, after consultation with outside legal counsel and financial advisors, taking into account all financial, legal, regulatory, timing and any other aspects of the transaction described in such proposal and such other relevant factors (including the identity of the person making such proposal, the form of consideration, ability to finance the Acquisition Proposal, any break-up fees, expense reimbursement provisions, conditions to consummation and feasibility and certainty of consummation (including whether consummation is reasonably capable of being completed on a timely basis on the terms proposed and whether such transaction constitutes a strategic transaction or change of control or break-up of ARPI), as well as any changes to the financial terms of the merger agreement proposed by AMH in response to such proposal or otherwise), would, if consummated, be more favorable to ARPI and its stockholders, from a financial point of view, than the transactions contemplated by the merger agreement.

        The merger agreement requires ARPI to, and to cause its subsidiaries and its and their representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third party conducted prior to the date of the merger agreement with respect to any Acquisition Proposal and cause, at AMH's request, the prompt return or destruction of all confidential information previously furnished in connection therewith, and to agree that it will not release any third party from, or waive or fail to enforce any provisions of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal or applicable takeover statute. ARPI further agrees that it will use its reasonable best efforts to promptly inform its and its subsidiaries' respective representatives of these obligations.

        Notwithstanding a Change in ARPI Recommendation, unless such Change in ARPI Recommendation is with respect to a Superior Proposal and the merger agreement is terminated in accordance with its terms as described under the heading "—Termination of the Merger Agreement," ARPI has agreed to submit the adoption of the merger agreement to a vote of its stockholders. In addition, ARPI has agreed not to submit any Acquisition Proposal or Superior Proposal other than the mergers to a vote of its shareholders prior to the termination of the merger agreement in accordance with its terms.

Form S-4, Prospectus/Proxy Statement; Shareholder Meeting

        The merger agreement provides that AMH and ARPI will jointly prepare a prospectus/proxy statement in preliminary form for inclusion in a registration statement on Form S-4 and AMH agreed to prepare and cause to be filed with the SEC a registration statement on Form S-4, which will include the prospectus/proxy statement, in each case as promptly as reasonably practicable following the date of the merger agreement (and in any event no later than 15 business days after the date of the merger agreement). AMH and ARPI also will use their reasonable best efforts to (i) have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act, (iii) mail or deliver the final prospectus/proxy statement to ARPI's stockholders as soon as practicable after the Form S-4 is declared effective, and (iv) to keep the Form S-4 effective for so long as necessary to complete the mergers.

        ARPI will use its reasonable best efforts to cause the prospectus/proxy statement to be mailed to ARPI's stockholders entitled to vote at the ARPI special meeting and, subject to the exercise of ARPI's rights with respect to a Superior Proposal as described under the heading "—No Solicitation of Transactions," to hold the ARPI special meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act and in any event not more than 40 days thereafter without AMH's prior written consent. ARPI also will include in the prospectus/proxy statement ARPI Board's recommendation to the stockholders of ARPI that they vote in favor of the parent merger and to use its reasonable best efforts to obtain the ARPI stockholder approval.

Access to Information

        The merger agreement requires both AMH and ARPI to, and cause their respective subsidiaries to, provide to the other and its representatives, upon reasonable advance notice and during normal business hours, reasonable access to its properties, offices, books, contracts, commitments, personnel and records, and each of AMH and ARPI are required to, and cause their respective subsidiaries to, furnish reasonably promptly to the other a copy of each report, schedule, registration statement and other document filed by it prior to closing pursuant to federal or state securities laws (except to the extent such materials are otherwise publicly available). Each of AMH and ARPI are also required to, and cause their respective subsidiaries to, furnish, upon reasonable request, to the other all other information (financial or otherwise) concerning its business, properties and personnel such other party may reasonably request. Prior to the effective time of the partnership merger, the AMH parties and the ARPI parties may not, and will cause their respective representatives and affiliates not to, contact or otherwise communicate with parties with which the other party has a business relationship (including tenants/subtenants) regarding the business of such other party or the merger agreement and the transactions contemplated by the merger agreement without the prior written consent of such other party not to be unreasonably withheld, conditioned or delayed.

        The merger agreement also requires ARPI to provide AMH with audited financial statements that would be required to be included in an Annual Report on Form 10-K with respect to the fiscal year ending December 31, 2015 as promptly as practicable, but in any event not later than February 28, 2016 or, if earlier, the closing of the mergers. ARPI is required to begin and continue the review under SAS 71 of its financial statements for the fiscal quarter ending March 31, 2016 with its independent auditors in the event the closing has not occurred prior to March 31, 2016.

        Any information exchanged by the parties to the merger agreement will be subject to the terms of the existing confidentiality agreement between AMH and ARPI.

        ARPI will cooperate and participate, as reasonably requested by AMH, in efforts to oversee the integration of the parties' operations in connection with, and taking effect upon consummation of, the mergers subject to applicable law.

Efforts to Complete Transactions; Consents

        Both AMH and ARPI will use their reasonable best efforts to take, or cause to be taken, all actions and to do promptly, or cause to be done promptly, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, as promptly as practicable, the mergers and the other transactions contemplated by the merger agreement, including, among other things, taking all actions necessary to satisfy the conditions to closing set forth in the merger agreement, obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities necessary in connection with the mergers and the other transactions contemplated by the merger agreement and defending any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the mergers or other transactions contemplated by the merger agreement.

        AMH and ARPI will use their reasonable best efforts to provide any notices to third parties and to use their reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the mergers and the other transactions contemplated by the merger agreement.

Notification of Certain Matters; Transaction Litigation

        ARPI will give prompt notice to AMH of (i) any notice or other communication received by ARPI or its affiliates (A) from any governmental authority in connection with the merger agreement, the mergers or the transactions contemplated by the Merger Agreement, (B) from any person or entity alleging that the consent of such person or entity is or may be required in connection with the mergers or the other transactions contemplated by the merger agreement, or (C) of any written notice received from any person or entity in connection with any material violation or default under or notice to terminate, not review or challenge the validity or enforceability of any material contract of ARPI, and (ii) upon becoming aware of the occurrence or impending occurrence of any event, change, development or circumstance relating to ARPI or any of its subsidiaries which makes or is reasonably likely to make any of the conditions to closing to not be satisfied.

        Each of the AMH parties and the ARPI parties will give prompt notice to the other if any representation or warranty made by it contained in the merger agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by May 31, 2016, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement.

        Each of AMH and ARPI will give prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a material adverse effect.

        Each of the AMH parties and the ARPI parties will give prompt notice to the other and keep the other reasonably informed on a current basis of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries which relates to the merger agreement, the mergers or the other transactions contemplated by the merger agreement. Each will allow the other the opportunity to reasonably participate in the defense and settlement of any litigation against the such party or their directors or trustees relating to the merger agreement and the transactions contemplated thereby, and the ARPI parties will not agree to a settlement of any litigation without AMH's prior written consent (not to be unreasonably withheld, conditioned or delayed).

Public Announcements

        Each of AMH and ARPI will, subject to certain exceptions, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, each of AMH and ARPI will, subject to certain exceptions, not issue any press release or make any public statement or filing without obtaining the other's consent (not to be unreasonably withheld, conditioned or delayed).

Indemnification of Directors and Officers; Insurance

        AMH agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the parent merger now existing in favor of the current or former trustees, directors, officers, agents or fiduciaries of ARPI and its subsidiaries as provided in the organizational documents of ARPI and its subsidiaries, in each case as in effect as of immediately prior to the execution and delivery of the merger agreement, will survive the parent merger and continue in full force and effect in accordance with their terms. For a period of six years after the effective time of the parent merger, AMH will, and will cause its subsidiaries to, honor and fulfill in all respects the obligations and AMH and its subsidiaries to the indemnified parties under the organizational documents of ARPI and its subsidiaries, and not amend, repeal or otherwise modify such organizational documents with respect to acts or omissions occurring at or before the effective time of the parent merger in any manner that would affect adversely the rights thereunder of individuals who, at or before the effective time of the parent merger, were directors, officers, trustees, agents or fiduciaries of ARPI or any of its subsidiaries, unless such modification is required by applicable law.

        Prior to the effective time of the partnership merger, ARPI will purchase, and AMH will maintain, a "tail" prepaid insurance policy or policies with a claim period for six years from the effective time of the partnership merger for the benefit of the current and former trustees, directors, officers, agents or fiduciaries of ARPI and its subsidiaries for facts or events that occurred at or prior to the effective time of the partnership merger with at least the same coverage and amounts and containing terms and conditions which are no less favorable to the directors, officers, agents or fiduciaries of ARPI and its subsidiaries as ARPI's and its subsidiaries' existing policies or policies.

        Notwithstanding the foregoing, (i) in no event will the aggregate premium payable for such "tail" insurance policy policies for its or their entire period exceed an amount per year of coverage equal to 225% of the current annual premium paid by ARPI for such insurance, and (ii) if the premium exceeds 225%, ARPI will be permitted to obtain as much comparable "tail" insurance as possible for an amount equal to 225% of the current annual premium.

        If ARPI is unable to purchase such a "tail" policy, AMH must, at ARPI's request, purchase and maintain in full force and effect, during the six-year period beginning on date of the effective time of the partnership merger, a "tail" insurance policy from one or more insurance carriers believed to be sound and reputable with respect to directors' and officers' liability insurance and fiduciary liability insurance and employment practices liability insurance and errors and omissions liability insurance of at least the same coverage and amounts and containing terms and conditions which are no less favorable in the aggregate to the directors, officers, agents or fiduciaries of ARPI and its subsidiaries as ARPI's and its subsidiaries' existing policies or policies as it can obtain for the aggregate premium for such "tail" policy not in excess of 225% of the current annual premium.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants related to:

  •
  AMH using its reasonably best efforts to cause the AMH common shares to be issued in the parent merger to be approved for listing on the NYSE;

  •
  AMH taking all actions necessary to ensure that OP Merger Sub does not conduct any business or make any investments or incur or guarantee any indebtedness other than as specifically contemplated by the merger agreement;

  •
  each of ARPI and AMH taking all steps to ensure that any disposition of ARPI common stock and any acquisition of AMH common shares resulting from the transactions contemplated by the merger agreement by certain individuals are exempted pursuant to Rule 16b-3 promulgated under the Exchange Act from giving rise to any liability under Section 16 of the Exchange Act;

  •
  each of ARPI and AMH using its respective commercially reasonable efforts (before and, as relevant, after the effective time of the parent merger) to cause the parent merger to qualify as a reorganization under the Code and certain other tax matters;

  •
  AMH and its subsidiaries voting all shares of ARPI common stock they beneficially own as of the record date for the ARPI special meeting, if any, in favor of approval of the parent merger;

  •
  the ARPI Board adopting such resolutions or taking such other actions as may be required to by ARPI's equity incentive plans to effect the intent of the merger agreement;

  •
  if requested by AMH, ARPI taking (or causing each of its applicable subsidiaries to take) all action necessary to cease contributions to and terminate each ARPI employee benefit plan intended to be qualified within the meaning of Section 401(k) of the Code as of the date prior to the closing date;

  •
  the AMH Board adopting resolutions and taking all other action necessary so that, immediately following the effective time of the partnership merger, the AMH Board is comprised of nine trustees;

  •
  the ARPI Board adopting resolutions and taking such other actions as may be required to suspend any stock repurchase program of ARPI;

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  AMH and its subsidiaries, during the period commencing on the closing and ending six months thereafter, providing each employee of ARPI and its subsidiaries who remains employed by ARPI, any ARPI subsidiary, AMH or any AMH subsidiary immediately following the closing with (i) an aggregate annual base salary and target bonus opportunity (excluding equity-based, retention-based and merger-based compensation) at least equal to that provided by ARPI and its subsidiaries immediately prior to closing, (ii) severance and other benefits that are no less favorable in the aggregate than those provided by ARPI and its subsidiaries immediately prior to the date of the merger agreement, and (iii) service credit for length of service with ARPI and its subsidiaries for purposes of eligibility to participate in certain employee benefit plans and levels of vacation and paid time off;

  •
  upon request by AMH, ARPI and ARP OP causing the transfer of all or any of the real property owned by ARP OP to a direct or indirect wholly owned subsidiary of ARP OP;

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  ARPI using its reasonable best efforts to take all action necessary so that no takeover statute is or becomes applicable to the mergers or any of the other transactions contemplated by the merger agreement; and

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  ARP OP providing the notice required to be delivered to the notes trustee and the holders of the exchange notes pursuant to the notes indenture for the exchangeable notes and AMH using its reasonable best efforts to take all action necessary to execute with the notes trustee the supplemental indenture and deliver to the notes trustee the officer's certificate and opinion of counsel required by the notes indenture in respect of the mergers.

Conditions to Completion of the Mergers

Mutual Closing Conditions

        The obligation of each of the AMH parties and the ARPI parties to effect the mergers and consummate the other transactions contemplated by the merger agreement is subject to the satisfaction or, to the extent permitted by law, waiver, at or prior to the effective time of the partnership merger, of the following conditions:

  •
  approval of the merger agreement, the parent merger, the partnership merger and the other transactions contemplated by the merger agreement by the ARPI stockholders;

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  a registration statement on Form S-4 relating to the parent merger having been declared effective, no stop order suspending the effectiveness of such Form S-4 having been issued by the SEC and remaining in effect and no proceeding to that effect having been commenced or threatened by the SEC and not withdrawn;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority of competent jurisdiction or any law or other legal restraint or prohibition enjoining, making illegal or preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement; and

  •
  the AMH common shares to be issued in the parent merger having been approved for listing on the NYSE, subject to official notice of issuance at or prior to the closing of the mergers.

Additional Closing Conditions for the Benefit of the AMH Parties

        The obligations of the AMH parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, waiver, at or prior to the effective time of the partnership merger, of the following additional conditions:

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  the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the partnership merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by the ARPI parties regarding certain aspects of their organization, valid existence, good standing and qualification to conduct business, capital structure, authority relative to the merger agreement, no default or violation of certain loan or credit instruments, status and operations of certain master leases, opinion of financial advisor, the required shareholder vote to approve the merger agreement, parent merger, partnership merger and the other transactions contemplated by the merger agreement, and inapplicability of takeover statutes to the merger agreement, the parent merger or the other transactions contemplated by the merger agreement;

  •
  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the effective time of the partnership merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by the ARPI parties regarding certain aspects of their capital structure;

  •
  the accuracy of all other representations and warranties made in the merger agreement by the ARPI parties (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the partnership merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on ARPI;

  •
  each of the ARPI parties having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the merger agreement on or prior to the effective time of the partnership merger;

  •
  no material adverse effect with respect to ARPI has occurred, individually or in the aggregate, since the date of the merger agreement;

  •
  receipt by AMH of an officer's certificate dated as of the closing date and signed by ARPI's chief executive officer or chief financial officer on behalf of the ARPI parties, certifying that the closing conditions described in the five preceding bullets have been satisfied;

  •
  receipt by AMH of an opinion dated as of the closing date from Hunton & Williams LLP to the effect that for all taxable periods commencing with its taxable year of formation through the effective time of the parent merger, ARPI has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

  •
  receipt by AMH of an opinion dated as of the closing date from Hogan Lovells US LLP regarding the parent merger's qualification as a reorganization within the meaning of Section 368(a) of the Code;

  •
  certain third-party consents and approvals (described above under "—Covenants and Agreements—Efforts to Complete Transactions; Consents") having been obtained and remaining in full force and effect;

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  ARPI having prepared and AMH having executed with the notes trustee the supplemental indenture required by the notes indenture for the exchangeable notes, AMH having delivered to the notes trustee the officer's certificate and the opinion of counsel required by the notes indenture, and the ARPI Board having taken such actions necessary such that the directors of ARPI after giving effect to the parent merger constitute "continuing directors" for purposes of the notes indenture;

  •
  receipt by AMH or AMH OP of the rating agency confirmation contemplated in the securitization facility so as to be a "qualified manager" for purposes thereof, if required, and as of the closing date, after giving effect thereto, there will be no event of default or default under the securitization facility, and the loan thereunder will be outstanding in principal amount no less than a specified amount;

  •
  receipt by AMH of a payoff letter on behalf of the lenders to the ARPI credit facility (or any credit facility or indebtedness incurred in connection with the refinancing of the ARPI credit facility) indicating the outstanding amount due thereunder (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such indebtedness) and an agreement that if such aggregate amount is paid in full on the closing date in accordance with the payment instructions set forth in such payment letter, that all liabilities thereunder and all liens or other guarantees affecting any real or personal property of ARPI or any of its subsidiaries will be released;

  •
  approval of the parent merger and the partnership merger by the holders of a "Majority in Interest" (as defined in the ARP OP limited partnership agreement) of ARP OP.

Additional Closing Conditions for the Benefit of the ARPI Parties

        The obligations of the ARPI parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, waiver, at or prior to the effective time of the partnership merger, of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the partnership merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by the AMH parties regarding certain aspects of their capital structure and authority relative to the merger agreement;

  •
  the accuracy of all other representations and warranties made in the merger agreement by the AMH parties (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the partnership merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on AMH;

  •
  each of the AMH parties having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the merger agreement on or prior to the effective time of the partnership merger;

  •
  no material adverse effect with respect to AMH has occurred, individually or in the aggregate, since the date of the merger agreement;

  •
  receipt by ARPI of an officer's certificate dated as of the closing date and signed by AMH's chief executive officer or chief financial officer on behalf of the AMH parties, certifying that the closing conditions described in the four preceding bullets have been satisfied;

  •
  receipt by ARPI of an opinion dated as of the closing date from Hogan Lovells US LLP to the effect that for all taxable periods commencing with its taxable year of formation, AMH has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its past, current and intended future organization and operations will permit AMH to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the effective time of the parent merger and thereafter; and

  •
  receipt by ARPI of an opinion dated as of the closing date from Hunton & Williams LLP or other counsel reasonably satisfactory to ARPI regarding the parent merger's qualification as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

Termination by Mutual Agreement

        The merger agreement may be terminated at any time before the effective time of the partnership merger by the mutual consent of AMH and ARPI in a written instrument, which action must be taken or authorized by the AMH Board and the ARPI Board.

Termination by Either AMH or ARPI

        The merger agreement may also be terminated prior to the effective time of the partnership merger by either AMH or ARPI (which action must be taken or authorized by the AMH Board or the ARPI Board, as applicable), upon written notice to the other party, if:

  •
  any governmental authority of competent jurisdiction has issued an order, decree or ruling or taken any other action permanently enjoining or otherwise prohibiting the mergers, and such order, decree, ruling or other action has become final and nonappealable (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement was the cause of, or resulted in, such action);

  •
  the mergers have not been consummated on or before 5:00 p.m. (New York time) on May 31, 2016, which date and time is referred to herein as the Outside Date (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the cause of, or resulted in, the failure of any condition precedent to such party's obligations to effect the mergers to be satisfied or the failure of the mergers to occur on or before such date);

  •
  there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured, and the other party continues to use its reasonable best efforts to cure such breach prior to the Outside Date (provided that this termination right will not be available to a party that is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions would not be satisfied); or

  •
  the stockholders of ARPI failed to approve the merger agreement, parent merger, partnership merger and the other transactions contemplated by the merger agreement at the duly convened special meeting or any duly convened adjournment or postponement thereof, in each case at which a vote on such approval was taken (provided that this termination right will not be available to ARPI if the failure to obtain the ARPI stockholder approval was caused by any action or failure to act of an ARPI party that constitutes a breach of certain provisions of the merger agreement).

Termination by AMH

        The merger agreement may also be terminated prior to the effective time of the partnership merger by AMH (which action must be taken or authorized by the AMH Board) by written notice to ARPI if:

  •
  at any time prior to the approval of the merger agreement, parent merger, partnership merger and the other transactions contemplated by the merger agreement by the ARPI stockholders, the ARPI Board has effected a Change in ARPI Recommendation or failed to publicly reaffirm the approval, recommendation or declaration of advisability by the ARPI Board (or any committee thereof) within five business days after receipt of any written request to do so from AMH;

  •
  ARPI has materially breached any of its obligations under the provisions of the merger agreement regarding no solicitation of transactions or its obligations to call, convene or hold the ARPI special meeting; or

  •
  a tender offer or exchange offer for outstanding shares of ARPI common stock has been publicly disclosed and, prior to the earlier of the ARPI special meeting and 10 business days after the commencement of such tender offer or exchange offer, the ARPI Board fails to publicly recommend against acceptance of such offer.

Termination by ARPI

        The merger agreement may also be terminated prior to the effective time of the partnership merger by ARPI (which action must be taken or authorized by the ARPI Board) by written notice to AMH, at any time prior to the approval of the merger agreement, parent merger, partnership merger and the other transactions contemplated by the merger agreement by the ARPI stockholders, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the applicable provisions of the merger agreement, so long as substantially concurrently with the occurrence of such termination and the entry into such Acquisition Agreement with respect to such Superior

Proposal ARPI pays the termination fee to AMH described under "—Termination Fee and Expenses Payable by ARPI to AMH."

Termination Fee and Expenses Payable by AMH to ARPI

        AMH has agreed to pay to ARPI a termination fee of $22.5 million, plus a fixed expense amount of $4.0 million, if:

  •
  the merger agreement is terminated by ARPI due to the failure of the mergers to have been consummated by the Outside Date (provided that the third primary bullet point under "—Termination Fee and Expenses Payable by ARPI to AMH" does not apply); or

  •
  the merger agreement is terminated by ARPI due to a breach by AMH of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of AMH, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions and, if reasonably capable of being cured, AMH has failed to use its reasonable best efforts to cure such breach prior to the Outside Date, in each case as the result of the intentional breach by AMH of the merger agreement and provided that all of the conditions precedent to the obligations of the AMH parties to effect the mergers have been satisfied or waived by the AMH parties.

        The ARPI parties have agreed that in the event the termination fee and fixed expense amount are paid or payable to ARPI by AMH, the payment of such termination fee and fixed expense amount constitutes the sole and exclusive remedy of the ARPI parties and their affiliates against the AMH parties or any of their affiliates for any loss suffered as a result of the failure of the mergers to be consummated, the termination of the merger agreement, any liabilities or obligations arising under the merger agreement, or any claims or actions arising out of or relating to any breach, termination or failure of or under the merger agreement.

Termination Fee and Expenses Payable by ARPI to AMH

        ARPI has agreed to pay to AMH a termination fee of $22.5 million, plus a fixed expense amount of $4.0 million (unless such amount has previously been paid as described below), if:

  •
  the merger agreement is terminated by AMH if:

  •
  at any time prior to the approval by the ARPI stockholders of the parent merger and the other transactions contemplated by the merger agreement, the ARPI Board makes a Change in ARPI Recommendation or fails to publicly reaffirm the approval, recommendation or declaration of advisability by the ARPI Board (or any committee thereof) within five business days after receipt of any written request to do so from AMH;

  •
  ARPI has materially breached any of its obligations under the provisions of the merger agreement regarding no solicitation of transactions or its obligations to call, convene or hold the ARPI special meeting; or

  •
  a tender offer or exchange offer for outstanding shares of ARPI common stock has been publicly disclosed and, prior to the earlier of the ARPI special meeting and 10 business days after the commencement of such tender offer or exchange offer, the ARPI Board fails to publicly recommend against acceptance of such offer;

  •
  the merger agreement is terminated by ARPI at any time prior to the approval by the ARPI stockholders of the merger agreement, parent merger, partnership merger and the other transactions contemplated by the merger agreement in order to enter into an Acquisition

    Agreement with respect to a Superior Proposal in accordance with the applicable provisions of the merger agreement, so long as substantially concurrently with the occurrence of such termination and the entry into such Acquisition Agreement with respect to such Superior Proposal ARPI pays the termination fee and fixed expense amount to AMH; or

  •
  all of the following events have occurred:

  •
  the merger agreement is terminated (i) by either AMH or ARPI due to the failure of the mergers to have been consummated by the Outside Date, or (ii) by either AMH or ARPI due to the failure of the stockholders of ARPI to approve the parent merger and the other transactions contemplated by the merger agreement at the duly convened special meeting or any duly convened adjournment or postponement thereof, in each case at which a vote on such approval was taken;

  •
  ARPI receives or has received an Acquisition Proposal (whether or not conditional) with respect to ARPI, which proposal has been publicly announced or otherwise communicated or made know to the ARPI Board or holders of ARPI common stock prior to or on the date of the ARPI special meeting or any postponement or adjournment thereof or prior to the termination of the merger agreement (depending upon the circumstances of the termination); and

  •
  within 12 months of the termination of the merger agreement, ARPI consummates a transaction regarding, or executes a definitive agreement which is later consummated (whether or not during such 12-month period) with respect to, an Acquisition Proposal (whether or not involving the Acquisition Proposal referred to in the immediately preceding bullet point or a different Acquisition Proposal).

        ARPI has agreed to pay to AMH a fixed expense amount of $4.0 million if the merger agreement is terminated by either AMH or ARPI due to the failure of the stockholders of ARPI to approve the parent merger and the other transactions contemplated by the merger agreement at the duly convened special meeting or any duly convened adjournment or postponement thereof, in each case at which a vote on such approval was taken (provided that if at the time of such termination AMH had a right to terminate the merger agreement pursuant to the first primary bullet point under "—Termination Fee and Expenses Payable by ARPI to AMH," then ARPI will instead pay the $22.5 million termination fee plus the fixed expense amount of $4.0 million).

Miscellaneous Provisions

Payment of Expenses

        Other than as described under "—Termination of the Merger Agreement—Termination Fee and Expenses Payable by ARPI to AMH," the merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement.

Specific Performance

        The parties to the merger agreement are entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any and all other remedies at law or in equity.

Amendment

        The parties to the merger agreement may amend the merger agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by the AMH Board or the ARPI Board, as applicable, at any time before or after approval of the matters presented in connection with the mergers by the stockholders of ARPI or holders of ARP OP units; provided that, after any such approval, no amendment may be made which by law requires further approval by such stockholders or holders without such further approval.

Waiver

        Prior to the effective time of the partnership merger, AMH or ARPI, by action taken or authorized by the AMH Board or the ARPI Board, as applicable, may, to the extent legally allowed, extend the time for performance of any obligations or other acts of the other or waive any inaccuracies in the representations and warranties of the other or the other party's compliance with any agreements or conditions contained in the merger agreement.

Governing Law

        The merger agreement is governed by the laws of the State of Maryland, without regard to any provisions relating to choice of laws among different jurisdictions.

VOTING AGREEMENTS

        The following is a summary of selected material provisions of the voting agreements and is qualified in its entirety by reference to the full text of the voting agreements, which are attached as Annex C and Annex D to this prospectus/proxy statement and incorporated herein by reference. This summary does not purport to be complete and may not contain all of the information about the voting agreements that may be important to you. You are encouraged to read the voting agreements carefully and in their entirety.

        Concurrently with the execution of the merger agreement, AMH entered into separate voting agreements with Stephen G. Schmitz, ARPI's Chief Executive Officer and Chairman of the ARPI Board, and Laurie A. Hawkes, ARPI's President, Chief Operating Officer and member of the ARPI Board. As of December 3, 2015, Mr. Schmitz and Ms. Hawkes collectively owned, directly or indirectly, 1,000 shares of ARPI common stock, representing less than 1% of the outstanding shares of ARPI common stock, and approximately 88.1% of the outstanding ARP OP units.

Voting Provisions

        Subject to the terms and conditions contained in the voting agreements, Mr. Schmitz and Ms. Hawkes have agreed to vote all of his or her shares of ARPI common stock and ARP OP units beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act), whether currently owned or acquired at any time prior to the termination of the applicable voting agreement, in the following manners:

  •
  in favor of the merger agreement, the mergers and all agreements and actions contemplated by the merger agreement;

  •
  against any Acquisition Proposal;

  •
  against any reorganization, recapitalization, dissolution, liquidation or winding-up of ARPI or ARP OP or any other extraordinary transaction involving ARPI other than the mergers;

  •
  against any action the consummation of which could frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the merger agreement; and

  •
  against any other matter relating to, or in connection with, any of the foregoing matters, including the mergers.

        In addition, Mr. Schmitz and Ms. Hawkes have appointed AMH as his or her attorney-in-fact and irrevocable proxy, with full power of substitution, to vote, express consent or dissent, or otherwise utilize such voting power in the manner contemplated by the terms of the applicable voting agreement as AMH or its proxy or substitute shall, in AMH's sole discretion, deem proper with respect to the shares of ARPI common stock and ARP OP units.

Restrictions on Transfer

        Under the terms of the voting agreements, Mr. Schmitz and Ms. Hawkes have agreed that prior to the termination of the applicable voting agreement, he or she shall not, subject to certain limited exceptions:

  •
  grant any proxies or enter into any voting trust or other contract with respect to voting of any of the shares of ARPI common stock and ARP OP units beneficially owned by the applicable holder;

  •
  sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of ARPI common stock and ARP OP units beneficially owned by the applicable holder during the term of the applicable voting agreement; or

  •
  take any other action that would make any representation or warranty of the applicable holder contained in the applicable voting agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such holder's obligations under the applicable voting agreement or the transactions contemplated by the applicable voting agreement or by the merger agreement, or seek to do or solicit any of the foregoing actions.

        Mr. Schmitz and Ms. Hawkes have also agreed to notify AMH promptly, and to provide all details requested by AMH, if he or she is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

Waiver of Appraisal and Dissenters' Rights and Actions

        Under the terms of the voting agreements, Mr. Schmitz and Ms. Hawkes have:

  •
  waived and agreed not to exercise any rights to demand appraisal of any shares of ARPI common stock or ARP OP units or right to dissent from either of the mergers, if applicable;

  •
  agreed not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other action against AMH and ARPI, and their respective subsidiaries, affiliates and successors relating to the negotiation, execution or delivery of the applicable voting agreement or the merger agreement or the consummation of the mergers, including any action challenging the validity of, or seeking to enjoin the operation of, any provision of the applicable voting agreement or alleging a breach of any duty of the ARPI Board in connection with the merger agreement or the transactions contemplated thereby.

Communications

        Under the terms of the voting agreements, Mr. Schmitz and Ms. Hawkes have agreed not to, and to cause his or her respective officers, trustees, directors, employees or other representatives not to, directly or indirectly, make any press release, announcement or other public communication that criticizes or disparages the applicable voting agreement or the merger agreement or the transactions contemplated by the applicable voting agreement and by the merger agreement, without the prior written consent of AMH.

Termination of Voting Agreements

        The voting agreements terminate upon the earlier of:

  •
  the closing of the mergers; and

  •
  the termination of the merger agreement.

 DESCRIPTION OF AMH SHARES

        The following is a summary of some of the terms of AMH's shares of beneficial interest, the AMH declaration of trust, the AMH bylaws and certain provisions of the Maryland statute governing real estate investment trusts formed under the laws of that state, which are referred to herein as the Maryland REIT law. You should read the AMH declaration of trust and the AMH bylaws and the applicable provisions of Maryland law for complete information on AMH's shares of beneficial interest. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the AMH declaration of trust and the AMH bylaws. To obtain copies of these documents, see "Where You Can Find More Information" beginning on page 164.

        The description of AMH's shares of beneficial interest in this section applies to the shares of beneficial interest of AMH after the mergers. For additional information, see "Comparison of Rights of AMH Shareholders and ARPI Stockholders" beginning on page 158.

Shares Authorized

        AMH's authorized shares of beneficial interest currently consist of 500,000,000 common shares of beneficial interest, consisting of 450,000,000 Class A common shares of beneficial interest, $0.01 par value per share ("Class A common shares"), and 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share ("Class B common shares"), and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, consisting of 5,060,000 5.000% Series A Participating Preferred Shares, $0.01 par value per share ("Series A Preferred Shares"), 4,600,000 5.000% Series B Participating Preferred Shares, $0.01 par value per share ("Series B Preferred Shares"), and 8,710,000 5.500% Series C Participating Preferred Shares, $0.01 par value per share ("Series C Preferred Shares").

Shares Outstanding

        As of January 21, 2016, AMH had 206,258,510 Class A common shares and 635,075 Class B common shares issued and outstanding. AMH has reserved 3,547,750 Class A common shares for issuance under AMH's equity incentive plans and 54,276,644 Class A common shares for issuance upon redemption of AMH OP units. Upon consummation of the mergers, AMH is expected to have approximately 242,811,818 Class A common shares issued and outstanding. AMH is authorized to repurchase up to $300 million of its outstanding Class A common shares from time to time pursuant to a share repurchase program.

        As of January 21, 2016, AMH had 5,060,000 of its Series A Preferred Shares, 4,440,000 of its Series B Preferred Shares and 7,600,000 of its Series C Preferred Shares issued and outstanding.

Common Shares

        Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of the AMH declaration of trust regarding restrictions on ownership and transfer of common shares of AMH, holders of common shares of AMH:

  •
  have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by the AMH Board and declared by the company; and

  •
  are entitled to share ratably in the assets of AMH legally available for distribution to the holders of common shares of AMH in the event of its liquidation, dissolution or winding up of its affairs.

        There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to the common shares of AMH.

        Under the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. The AMH declaration of trust provides that such actions (other than certain amendments to the provisions of the AMH declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of AMH shares and termination of the trust) may be taken if declared advisable by a majority of the AMH Board and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

        Subject to the provisions of the AMH declaration of trust regarding the restrictions on ownership and transfer of AMH shares and except as may otherwise be specified in the AMH declaration of trust, each outstanding Class A common share entitles the holder to one vote, and each outstanding Class B common share entitles the holder to 50 votes, on all matters on which the shareholders of Class A shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of Class A shares and Class B common shares will vote together as a single class and will possess the exclusive voting power. Notwithstanding the foregoing, holders of Class B shares are not entitled to vote on any matter requiring "Partnership Approval," as defined in the AMH OP limited partnership agreement. In addition, in no event may holders of shares beneficially owned by B. Wayne Hughes or HF Investments 2010, LLC, as determined in accordance with Rule 13d-3 under the Exchange Act, vote more than 30% of the total votes entitled to be cast on any particular matter nor more than 18% of the total votes of the Class A common shares. There is no cumulative voting in the election of the trustees of AMH, which means that the shareholders entitled to cast a majority of the votes of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees. Trustees are elected by a plurality of all the votes cast in the election of trustees. Under a plurality voting standard, trustees who receive the greatest number of votes cast in their favor are elected to the board of trustees.

Power to Reclassify and Issue Shares

        The AMH Board may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over AMH common shares with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, the AMH Board is required by the Maryland REIT law and the AMH declaration of trust to set, subject to the provisions of the AMH declaration of trust regarding the restrictions on ownership and transfer of AMH shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of AMH shares or the rules of any stock exchange or automated quotation system on which its shares may be then listed or quoted.

Conversion of Class B Common Shares

        Certain holders of Class B common shares own AMH OP units in AMH OP. In the event a holder of Class B common shares transfers its AMH OP units to a transferee, other than a "qualified transferee," which includes family members and affiliates of or other entities controlled by such holder, then one Class B common share held by such holder automatically converts into one Class A common share for every 49 AMH OP units transferred by the holder. If the holder of Class B common shares transfers any AMH OP units to a qualified trustee, and then such qualified trustee in turn transfers the same AMH OP units to another qualified trustee of the original transferor, then one Class B common share held by the first qualified transferee will automatically convert into one Class A common share for every 49 AMH OP units transferred by the first qualified transferee. In such case, if the first qualified transferee does not own a sufficient number of Class B common shares, then the initial transferor will be responsible for the deficiency in Class B common shares, and a number of Class A common shares equal to such deficiency held by the initial transferor (or, if the initial transferor does now own sufficient Class B common shares, then one or more other qualified transferees of such initial transferor) will automatically convert into one Class A common share for every 49 AMH OP units. Notwithstanding the foregoing, any Class B common shares transferred to a transferee other than a qualified transferee will automatically convert into an equal number of Class A common shares.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of AMH Common and Preferred Shares

        The AMH declaration of trust authorizes the AMH Board, with the approval of a majority of the entire board, to amend the AMH declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. AMH believes that the power of the AMH Board to increase or decrease the number of authorized shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause AMH to issue such shares will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by AMH shareholders, unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which AMH securities may be listed or traded. Although the AMH Board does not intend to do so, it could authorize AMH to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of the company that might involve a premium price for its shareholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, AMH shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, the AMH declaration of trust provides that:

  •
  no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares of AMH, other than an "excepted holder" and a "designated investment entity;"

  •
  no "excepted holder," which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares of AMH if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares of AMH; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares of AMH; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares of AMH; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares of AMH; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares of AMH;

  •
  no "designated investment entity," which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares of AMH; and

  •
  no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding preferred shares of AMH.

        The AMH declaration of trust defines a "designated investment entity" as:

  •
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

  •
  an entity that qualifies as a regulated investment company under Section 851 of the Code; or

  •
  an entity (referred to in the AMH declaration of trust as a "qualified investment manager") that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customers, each such customer, would satisfy the ownership limit described above, if such beneficial owner owned directly its proportionate share of the common shares that are held by such designated investment entity.

        The AMH declaration of trust also prohibits any person from, among other matters:

  •
  beneficially owning equity shares if such ownership would result in AMH being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year) effective upon the completion of this offering;

  •
  transferring equity shares if such transfer would result in AMH equity shares being owned by less than 100 persons, effective beginning on the date on which AMH first has 100 shareholders; and

  •
  beneficially owning equity shares if such beneficial ownership would otherwise cause AMH to fail to qualify as a REIT under the Code.

        To attempt to prevent AMH assets from being treated as "plan assets" ERISA, the AMH declaration of trust limits equity participation in any class of AMH equity shares by Benefit Plan Investors to less than 25% in the aggregate, disregarding for such purposes any shares held by Controlling Persons. The AMH declaration of trust also contains other restrictions, including a restriction on the transfer or assignment of any interest in common shares of AMH to any Covered Plans or Controlling Person. This restriction and the 25% limitation on ownership by Benefit Plan Investors will lapse if and when common shares of AMH become a "publicly-offered security" or another exception applies for purposes of the DOL Plan Asset Regulations. In addition, the AMH declaration of trust contains various other restrictions on the ownership and transfer of AMH equity shares.

        The AMH Board may exempt a person from the 8.0% common share ownership limit, the 9.9% preferred share ownership limit, or the 9.9% designated investment entity limit, if such Person submits to the AMH Board information satisfactory to the AMH Board, in its sole and absolute discretion:

  •
  demonstrating that such person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code);

  •
  relevant to demonstrating that no person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to beneficially own equity shares in excess of the common share ownership limit, the preferred share ownership limit, the excepted holder limit, or the designated investment entity limit, as applicable, by reason of such person's ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit, as the case may be, pursuant to an exemption granted under the declaration of trust; and

  •
  relevant to demonstrating that such person's ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit pursuant to an exemption granted under the declaration of trust will not cause any assets of AMH to be deemed "plan assets" (within the meaning of the "Plan Asset Regulations") in the case of certain exemptions granted under the AMH declaration of trust.

        Prior to granting an exemption, the AMH Board, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the AMH Board, in its sole and absolute discretion as it may deem necessary or advisable in order to (i) determine or ensure AMH's status as a REIT, or (ii) in the case of an exception from the limits with respect to Benefit Plan Investors, determine that AMH will not fail to qualify for the "insignificant participation exception" or another applicable exception to avoid having its AMH be deemed "plan assets" (within the meaning of the "Plan Asset Regulations").

        Notwithstanding the receipt of any ruling or opinion, the AMH Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that the AMH Board will not be obligated to require obtaining a favorable ruling or opinion in order to grant an exemption hereunder.

        The AMH declaration of trust also provides that any ownership or purported transfer of AMH shares (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to AMH equity shares being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to AMH's discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to AMH's discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if AMH has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from AMH that AMH shares have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the AMH declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to AMH's discovery that AMH shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale AMH us, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date AMH, or its designee, accept the offer, which AMH may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. AMH will have the right to accept the offer until the trustee has sold the shares. Upon a sale to AMH, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing AMH equity shares, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above. AMH does not expect to issue certificates representing its equity shares.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of AMH equity shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned AMH equity shares that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to AMH, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide AMH with such other information as it may request in order to determine the effect of the transfer on its status as a REIT. The foregoing restrictions on ownership and transfer will not apply if the AMH Board determines that it is no longer in AMH's best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding equity shares, within 30 days after the end of each taxable year, is required to give AMH written notice, stating his or her name and address, the number of shares of each class and series of AMH's equity shares that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide AMH with additional information that it may request in order to determine the effect, if any, of his or her beneficial ownership on its status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide AMH with information that it may request in good faith in order to determine its status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine its compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for common shares of AMH or otherwise be in the best interest of its shareholders.

Transfer Agent and Registrar

        AMH has retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for the common shares of AMH.

COMPARISON OF RIGHTS OF AMH SHAREHOLDERS AND ARPI STOCKHOLDERS

        If the parent merger is consummated, stockholders of ARPI will become shareholders of AMH. The rights of ARPI stockholders are currently governed by and subject to the provisions of the MGCL and the charter and bylaws of ARPI. Upon consummation of the parent merger, the rights of the former ARPI stockholders who receive AMH common shares will be governed by the Maryland REIT law and the AMH declaration of trust and AMH bylaws, rather than the charter and bylaws of ARPI.

        The rights of holders of AMH common shares and holders of shares of ARPI common stock generally are similar in many respects, except the following chart is a summary of the material differences between the rights of holders of AMH common shares and holders of shares of ARPI common stock, but does not purport to be a complete description of those differences or a complete description of the terms of the AMH common shares subject to issuance in connection with the parent merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (i) Maryland law; (ii) the AMH declaration of trust; (iii) the ARPI charter; (iv) the AMH bylaws; and (v) the ARPI bylaws.

        This section does not include a complete description of all differences between the rights of holders of AMH common shares and holders of shares of ARPI common stock, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of AMH and ARPI, copies of which are available, without charge, to any person, including any beneficial owner to whom this prospectus/proxy statement is delivered, by following the instructions listed under "Where You Can Find More Information" beginning on page 164.

	Rights of AMH Shareholders (which will be the rights of the ARPI stockholders following the parent merger)	Rights of ARPI stockholders (before the parent merger)
Corporate Governance	AMH is a Maryland REIT.	ARPI is a Maryland corporation.
	The rights of AMH shareholders are governed by the Maryland REIT law, the AMH declaration of trust and the AMH bylaws.	The rights of ARPI stockholders are governed by the MGCL, the ARPI charter and the ARPI bylaws.
Authorized Capital Stock
	500,000,000 common shares of beneficial interest, consisting of 450,000,000 Class A common shares of beneficial interest, $0.01 par value per share, and 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share, of which 206,258,510 shares and 635,075 shares were issued and outstanding as of January 21, 2016, respectively.	500,000,000 shares of common stock, $0.01 par value per share, of which 32,205,558 shares were issued and outstanding as of January 21, 2016.

	Rights of AMH Shareholders (which will be the rights of the ARPI stockholders following the parent merger)	Rights of ARPI stockholders (before the parent merger)
	100,000,000 preferred shares of beneficial interest, $0.01 par value per share, consisting of 5,060,000 5.000% Series A Participating Preferred Shares, $0.01 par value per share, 4,600,000 5.000% Series B Participating Preferred Shares, $0.01 par value per share, and 8,710,000 5.500% Series C Participating Preferred Shares, $0.01 par value per share, of which 5,060,000, 4,440,000 and 7,600,000 shares were issued and outstanding as of January 21, 2016, respectively.	100,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of January 21, 2016.
Common Voting Rights
Subject to the provisions of the AMH declaration of trust regarding the restrictions on ownership and transfer of AMH shares and except as may otherwise be specified in the AMH declaration of trust, each outstanding Class A common share entitles the holder to one vote, and each outstanding Class B common share entitles the holder to 50 votes, on all matters on which the shareholders of Class A shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of Class A common shares and Class B common shares will vote together as a single class and will possess the exclusive voting power.
Subject to the provisions of the ARPI charter regarding the restrictions on ownership and transfer of shares of ARPI capital stock and except as may otherwise be specified in the ARPI charter, each outstanding share of common stock entitles the holder to one vote.

	Rights of AMH Shareholders (which will be the rights of the ARPI stockholders following the parent merger)	Rights of ARPI stockholders (before the parent merger)
Preferred Voting Rights	Holders of AMH's preferred shares generally have no voting rights. If AMH is arrears on dividends, whether or not authorized or declared, on the preferred shares for six or more quarterly periods, whether or not consecutive, holders of preferred shares (voting separately as a class together with the holders of all other classes or series of parity preferred shares and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two "Preferred Share Trustees" (as defined in the Articles Supplementary with respect to each series of preferred shares of AMH) at a special meeting called upon the request of at least 10% of such holders or AMH's next annual meeting and each subsequent annual meeting of shareholders, until all unpaid dividends with respect to the preferred shares and such other classes or series of preferred shares with like voting rights have been paid or declared and set aside for payment.	ARPI has not issued any preferred stock.
Size of the Board of Trustees or Board of Directors
The number of trustees may be established by a vote of a majority of the members of the AMH Board, provided that the number of trustee may never be less than two, nor more than 15. Currently, the AMH Board consists of eight trustees. Following the mergers, the AMH Board will be increased to nine members.
The number of directors may be established by a vote of a majority of the members of the ARPI Board, provided that the number of director may never be less than one, nor more than 15. Currently, the ARPI Board consists of eight directors.
Amendments to Bylaws
	The AMH Board has the exclusive power to adopt, alter or repeal any provision of the AMH bylaws and to make new bylaws, except that Article XVI (Shareholder Rights Plan) may not be amended, altered or repealed without prior shareholder approval.	The ARPI Board has the exclusive power to adopt, alter or repeal any provision of the ARPI bylaws and to make new bylaws.

Rights of AMH Shareholders (which will be the rights of the ARPI stockholders following the parent merger)	Rights of ARPI stockholders (before the parent merger)
Ownership Limitations	Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, the AMH declaration of trust provides that:

•

no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding AMH common shares, other than an "excepted holder" and a "designated investment entity";

•

no "excepted holder," which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly AMH common shares if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding AMH common shares; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding AMH common shares; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding AMH common shares; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding AMH common shares; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding AMH common shares;

Except with regard to persons exempted by the ARPI Board, no person shall beneficially or constructively own shares of ARPI capital stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of capital stock of ARPI. In addition, no person may constructively own shares to the extent that it would result in ARPI being "closely held" within the meaning of Section 856(h) of the Code. Any transfer of shares that would result in shares of ARPI capital stock being beneficially owned by fewer than 100 persons is void ab initio. Subject to certain exceptions, no person shall beneficially own or constructively own shares of capital stock of ARPI to the extent such beneficial ownership or constructive ownership would cause ARPI to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of ARPI's real property.

Rights of AMH Shareholders (which will be the rights of the ARPI stockholders following the parent merger)	Rights of ARPI stockholders (before the parent merger)

•

no "designated investment entity," which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding AMH common shares; and

•

no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding AMH preferred shares.

Distributions	Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of the AMH declaration of trust regarding restrictions on ownership and transfer of common shares of AMH, holders of common shares of AMH:

•

have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by the AMH Board and declared by AMH; and

•

are entitled to share ratably in the assets of AMH legally available for distribution to the holders of common shares of AMH in the event of its liquidation, dissolution or winding up of its affairs.

Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of the ARPI charter regarding restrictions on ownership and transfer of shares of ARPI common stock, holders of shares of ARPI common stock:

•

have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by the ARPI Board and declared by ARPI; and

•

are entitled to share ratably in the assets of ARPI legally available for distribution to the holders of shares of ARPI common stock in the event of its liquidation, dissolution or winding up of its affairs.

No distributions can be paid on AMH's common shares unless AMH has paid all cumulative dividends on its Series A, Series B and Series C preferred shares.

SHAREHOLDER PROPOSALS

AMH 2016 Annual Shareholder Meeting and Shareholder Proposals

        Shareholder proposals intended to be presented at the 2016 annual meeting of AMH shareholders must have been received by AMH no later than December 4, 2015, in order to be included in the proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, such proposals must comply with the requirements as to form and substance established by the SEC for such proposals. A shareholder who wishes to make a proposal at the AMH annual meeting without submitting the proposal in the proxy statement and form of proxy relating to that meeting must comply with the notice and other requirements set forth in the AMH bylaws. Pursuant to the AMH bylaws, that notice must have been submitted in writing and delivered to the secretary of AMH between November 4, 2015 and December 4, 2015.

ARPI 2016 Annual Stockholder Meeting and Stockholder Proposals

        If the mergers are completed on the expected timetable, it is not expected that ARPI will hold a 2016 annual meeting of ARPI stockholders. If, however, the mergers are not completed and the ARPI 2016 annual meeting is held, stockholder proposals intended to be presented at the meeting must have been received by ARPI not later than December 19, 2015, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, such proposals must comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder who wishes to make a proposal at the ARPI annual meeting without submitting the proposal in the proxy statement and form of proxy relating to that meeting must comply with the notice and other requirements set forth in the ARPI bylaws. Pursuant to the ARPI bylaws, that notice must have been submitted in writing and delivered to the secretary of ARPI between November 19, 2015 and December 19, 2015.

LEGAL MATTERS

        The validity of the AMH common shares to be issued in the parent merger will be passed upon for AMH by Hogan Lovells US LLP. It is a condition to the mergers that AMH and ARPI receive opinions from Hogan Lovells US LLP and Hunton & Williams LLP, respectively, concerning the U.S. federal income tax consequences of the parent merger.

EXPERTS

        The consolidated financial statements and schedule of American Homes 4 Rent as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated by reference in this prospectus/proxy statement have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of American Residential Properties, Inc. appearing in American Residential Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein) and incorporated by reference in this prospectus/proxy statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        AMH and ARPI each file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by AMH and ARPI at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. AMH's and ARPI's SEC filings are also available to the public at the SEC's website at http://www.sec.gov. This reference to the SEC's website is intended to be an inactive textual reference only.

        Investors may also consult AMH's or ARPI's website for more information about AMH or ARPI, respectively. AMH's website is www.americanhomes4rent.com. ARPI's website is www.amresprop.com. Information included on these websites is not incorporated by reference into this prospectus/proxy statement.

        AMH has filed with the SEC a registration statement of which this prospectus/proxy statement forms a part. The registration statement registers the AMH common shares to be issued to ARPI's stockholders in connection with the parent merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about AMH common shares. The rules and regulations of the SEC allow AMH and ARPI to omit certain information included in the registration statement from this prospectus/proxy statement.

        In addition, the SEC allows AMH and ARPI to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus/proxy statement, except for any information that is superseded by information included directly in this prospectus/proxy statement. This prospectus/proxy statement contains summaries of certain provisions contained in some of the AMH or ARPI documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        This prospectus/proxy statement incorporates by reference the documents listed below that AMH has previously filed with the SEC; provided, however, that AMH is not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below, filed by AMH with the SEC, contain important information about AMH, its financial condition or other matters:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by the Form 10-K/A, filed on May 8, 2015;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  Current Reports on Form 8-K, filed on March 11, 2015, May 8, 2015, September 23, 2015, December 3, 2015 and December 4, 2015;

  •
  Proxy Statement for AMH's 2015 Annual Meeting of Shareholders, on Schedule 14A filed with the SEC on April 2, 2015; and

  •
  the description of AMH common shares included in AMH's Registration Statement on Form 8-A, filed with the SEC on July 19, 2013, pursuant to Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

        In addition, AMH incorporates by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus/proxy statement and prior to the effectiveness of this prospectus/proxy statement and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus/proxy statement and prior to date of the ARPI special meeting. Such documents are considered to be a part of this prospectus/proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the SEC's website at the address described above or from AMH by requesting them in writing or by telephone at the following address:

American Homes 4 Rent
Attention: Investor Relations
30601 Agoura Road, Suite 200
Agoura Hills, California 91301
Telephone: (855) 794-2447

        These documents are available from AMH without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus/proxy statement forms a part.

        This prospectus/proxy statement also incorporates by reference the documents listed below that ARPI has previously filed with the SEC; provided, however, that ARPI is not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below, filed by ARPI with the SEC, contain important information about ARPI, its financial condition or other matters:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  Current Reports on Form 8-K, filed on January 6, 2015, January 20, 2015, April 17, 2015, June 1, 2015, August 21, 2015, October 27, 2015, December 1, 2015, December 4, 2015, December 14, 2015 and January 15, 2016; and

  •
  Proxy Statement for ARPI's 2015 Annual Meeting of Shareholders, on Schedule 14A filed with the SEC on April 17, 2015.

        In addition, ARPI incorporates by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus/proxy statement and prior to the effectiveness of this prospectus/proxy statement and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus/proxy statement and prior to the date of the ARPI special meeting. Such documents are considered to be a part of this prospectus/proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the SEC's website at the address described above or from ARPI by requesting them in writing or by telephone at the following address:

American Residential Properties, Inc.
Attention: Investor Relations
7047 East Greenway Parkway, Suite 350
Scottsdale, Arizona 85254
Telephone: (480) 474-4800

        These documents are available from ARPI without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus/proxy statement forms a part.

        If you are a stockholder of ARPI and would like to request documents, please do so by February 19, 2016, to receive them before the ARPI special meeting. If you request any documents from ARPI, ARPI will mail them to you by first class mail, or another equally prompt means, within one business day after ARPI receives your request.

        This document is a prospectus of AMH and is proxy statement of ARPI for the ARPI special meeting. Neither AMH nor ARPI has authorized anyone to give any information or make any representation about the mergers or AMH or ARPI that is different from, or in addition to, that contained in this prospectus/proxy statement or in any of the materials that AMH or ARPI has incorporated by reference into this prospectus/proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus/proxy statement speaks only as of the date of this prospectus/proxy statement unless the information specifically indicates that another date applies.

AMERICAN HOMES 4 RENT
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

        On December 3, 2015, American Homes 4 Rent ("AMH"), American Residential Properties, Inc. ("ARPI") and certain of their respective subsidiaries entered into a definitive Agreement and Plan of Merger (the "merger agreement"), pursuant to which ARPI will merge with and into a wholly owned merger subsidiary of AMH ("Merger Sub"), with Merger Sub surviving the merger (the "parent merger"), and a wholly owned merger subsidiary ("OP Merger Sub") of American Homes 4 Rent, L.P., AMH's operating partnership ("AMH OP"), will merge with and into American Residential Properties OP, L.P., ARPI's operating partnership ("ARP OP"), with ARP OP surviving the merger (the "partnership merger" and, together with the parent merger, the "mergers").

        In connection with the parent merger, each holder of ARPI common stock will receive 1.135 AMH Class A common shares for each of its shares of ARPI common stock and, in connection with the partnership merger, each holder of limited partnership interests in ARP OP ("ARP OP units") will receive 1.135 Class A units of AMH OP ("AMH OP units") for each of its ARP OP units. The exchange ratio is fixed and will not be adjusted to reflect changes in the price of AMH Class A common shares or the price of ARPI common stock occurring prior to the completion of the mergers. It is anticipated that AMH will issue approximately 36,553,926 AMH Class A common shares and 1,370,626 Class A units as part of the mergers, representing approximately 12.6% of the total pro forma AMH Class A common shares, AMH Class B common shares and AMH OP units, collectively.

        The following unaudited pro forma condensed consolidated financial statements present the financial condition and results of operations of AMH, after giving effect to the mergers, and have been prepared by applying the acquisition method of accounting rules under Accounting Standards Codification ("ASC") No. 805 ("ASC 805"), Business Combinations, with AMH treated as the accounting acquirer. See "The Mergers—Accounting Treatment of the Mergers." Under the acquisition method of accounting, the purchase price is allocated to the underlying ARPI tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill, and any deficiency in purchase price considered to be negative goodwill and recorded as a gain in the condensed consolidated statements of operations.

        The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, has been prepared as if the mergers had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015, and for the year ended December 31, 2014, have been prepared as if the mergers had occurred as of January 1, 2014.

        The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

  •
  the historical audited consolidated financial statements of AMH as of and for the year ended December 31, 2014, included in AMH's Annual Report on Form 10-K for the year ended December 31, 2014, and the historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2015, included in AMH's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, both of which reports are incorporated by reference into this document;

  •
  the historical audited consolidated financial statements of ARPI as of and for the year ended December 31, 2014, included in ARPI's Annual Report on Form 10-K for the year ended

    December 31, 2014, and the historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2015, included in ARPI's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, both of which reports are incorporated by reference into this document; and

  •
  other information relating to AMH and ARPI contained in or incorporated by referenced into this document. See "Where You Can Find More Information" beginning on page 164, "Summary—Selected Historical Financial Information of AMH" beginning on page 19 and "Summary—Selected Historical Financial Information of ARPI" beginning on page 22.

In the opinion of AMH's management, the unaudited pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the mergers. AMH estimated the fair value of ARPI's assets and liabilities based on discussions with ARPI's management, preliminary valuation studies, due diligence and information presented in ARPI's public filings. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only, and are based on estimates and assumptions that are preliminary and certain information that is currently available and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The pro forma adjustments have been made solely for the purpose of providing the following unaudited pro forma condensed consolidated financial statements. The final valuation and purchase price allocation of the mergers is not yet complete, is subject to change and will not be finalized until after the mergers are consummated. Its completion may cause material differences in the information presented.

American Homes 4 Rent

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2015

(Amounts in thousands)

	AMH Historical	ARPI Historical	Pro Forma Adjustments		Combined Pro Forma
Assets
Single-family properties:
Land	$1,218,547	$252,175	$52,446	(A)	$1,523,168
Buildings and improvements	5,401,857	1,089,710	(20,492)	(A)	6,471,075
Single-family properties held for sale	6,472	—	—		6,472

	6,626,876	1,341,885	31,954		8,000,715

Less: accumulated depreciation	(359,412)	(97,511)	97,511	(A)	(359,412)

Single-family properties, net	6,267,464	1,244,374	129,465		7,641,303
Cash and cash equivalents	238,417	21,692	—		260,109
Restricted cash	106,973	12,752	—		119,725
Rent and other receivables, net	17,527	3,422	(909)	(B)	20,040
Escrow deposits, prepaid expenses and other assets	118,444	58,151	—		176,595
Deferred costs and other intangibles, net	70,670	15,221	10,581	(C)	96,472
Asset-backed securitization certificates	25,666	—	—		25,666
Goodwill	120,655	3,500	(3,500)	(D)	120,655

Total assets	$6,965,816	$1,359,112	$135,637		$8,460,565

Liabilities
Credit facility	$—	$335,000	$—		$335,000
Exchangeable senior notes, net	—	104,406	2,264	(E)	106,670
Asset-backed securitizations	2,536,192	340,923	1,318	(F)	2,878,433
Secured note payable	50,980	—	—		50,980
Accounts payable and accrued expenses	234,651	43,615	21,525	(G)	299,791
Contingently convertible Series E units liability	68,601	—	—		68,601
Preferred shares derivative liability	60,260	—	—		60,260

Total liabilities	2,950,684	823,944	25,107		3,799,735

Commitments and contingencies
Equity:
Shareholders' equity:
Class A common shares, $0.01 par value	2,074	322	44	(H)	2,440
Class B common shares, $0.01 par value	6	—	—		6
Preferred shares, $0.01 par value per share	171	—	—		171
Additional paid-in capital	3,566,892	628,923	(6,419)	(E) (H)	4,189,396
Accumulated deficit	(265,988)	(106,878)	106,878	(H)	(265,988)
Accumulated other comprehensive loss	(148)	(129)	—		(277)

Total shareholders' equity	3,303,007	522,238	100,502		3,925,747
Noncontrolling interest	712,125	12,930	10,028	(H)	735,083

Total equity	4,015,132	535,168	110,530		4,660,830

Total liabilities and equity	$6,965,816	$1,359,112	$135,637		$8,460,565

American Homes 4 Rent

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2015

(Amounts in thousands, except share and per share data)

	AMH Historical	ARPI Historical	Pro Forma Adjustments		Combined Pro Forma
Revenues:
Rents from single-family properties	$407,313	$86,090	$—		$493,403
Fees from single-family properties	5,681	1,975	—		7,656
Tenant charge-backs	40,215	—	—		40,215
Other	4,780	3,455	—		8,235

Total revenues	457,989	91,520	—		549,509

Expenses:
Property operating expenses	218,385	41,343	—		259,728
General and administrative expense	18,497	11,008	(2,429)	(I)	27,076
Interest expense	61,539	22,677	(4,161)	(J)	80,055
Noncash share-based compensation expense	2,343	2,333	(920)	(I)	3,756
Acquisition fees and costs expensed	14,297	85	—		14,382
Depreciation and amortization	180,685	47,064	(18,610)	(K)	209,139

Total expenses	495,746	124,510	(26,120)		594,136

Remeasurement of Series E units	3,456	—	—		3,456
Remeasurement of preferred shares	(2,300)	—	—		(2,300)

Net loss	(36,601)	(32,990)	26,120		(43,471)

Noncontrolling interest	10,795	(659)	450	(L)	10,586
Dividends on preferred shares	16,707	—	—		16,707

Net loss attributable to common shareholders	$(64,103)	$(32,331)	$25,670		$(70,764)

Weighted-average shares outstanding—basic and diluted	211,460,840	32,164,563	4,389,363	(M)	248,014,766

Net loss attributable to common shareholders per share—basic and diluted	$(0.30)	$(1.01)			$(0.29)

American Homes 4 Rent

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(Amounts in thousands, except share and per share data)

	AMH Historical	ARPI Historical	Pro Forma Adjustments		Combined Pro Forma
Revenues:
Rents from single-family properties	$376,385	$80,368	$—		$456,753
Fees from single-family properties	5,968	1,515	—		7,483
Tenant charge-backs	14,931	—	—		14,931
Other	1,590	4,823	—		6,413

Total revenues	398,874	86,706	—		485,580

Expenses:
Property operating expenses	188,373	38,417	—		226,790
General and administrative expense	21,947	12,034	(2,722)	(I)	31,259
Interest expense	19,881	22,664	(5,450)	(J)	37,095
Noncash share-based compensation expense	2,586	2,989	(2,343)	(I)	3,232
Acquisition fees and costs expensed	22,386	937	—		23,323
Depreciation and amortization	165,516	47,298	5,404	(K)	218,218

Total expenses	420,689	124,339	(5,111)		539,917

Remeasurement of Series E units	(5,119)	—	—		(5,119)
Remeasurement of preferred shares	(6,158)	—	—		(6,158)

Net loss	(33,092)	(37,633)	5,111		(65,614)

Noncontrolling interest	14,965	(654)	(835)	(L)	13,476
Dividends on preferred shares	18,928	—	—		18,928

Net loss attributable to common shareholders	$(66,985)	$(36,979)	$5,946		$(98,018)

Weighted-average shares outstanding—basic and diluted	196,348,757	32,143,934	4,409,992	(M)	232,902,683

Net loss attributable to common shareholders per share—basic and diluted	$(0.34)	$(1.15)			$(0.42)

American Homes 4 Rent

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

        The above unaudited pro forma condensed consolidated financial statements present the financial condition and results of operations of AMH, after giving effect to the mergers, and have been prepared by applying the acquisition method of accounting rules under ASC 805 with AMH treated as the accounting acquirer. Certain reclassification adjustments have been made to the ARPI historical condensed consolidated financial statements to conform to AMH's condensed consolidated financial statement presentation. The above unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, has been prepared as if the mergers had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015, and for the year ended December 31, 2014, have been prepared as if the mergers had occurred as of January 1, 2014.

Note 2. Allocation of Purchase Price

        At the effective time of the mergers, each of the outstanding 32,206,102 shares of ARPI common stock will be converted into the right to receive 1.135 AMH Class A common shares and each of the outstanding 1,207,600 ARP OP units will be converted into the right to receive 1.135 AMH OP units. Based on AMH's closing price of $16.75 per share on December 2, 2015, the last trading day before the announcement of the mergers, the 1.135 exchange ratio represented approximately $635.2 million in AMH Class A common shares and AMH OP units. A summary of the total consideration to be transferred as part of the mergers is as follows (amounts in thousands, except share and per share data):

Shares of ARPI common stock and ARP OP units as of September 30, 2015(1)	33,413,702
Exchange ratio	1.135

Anticipated AMH Class A common shares and AMH OP units to be issued	37,924,552
Closing price per AMH Class A common share as of December 2, 2015	$16.75

Estimated value of merger consideration	$635,236

(1)
Includes shares and units issued to certain ARPI employees under ARPI's equity incentive program that will vest upon completion of the mergers.

        The estimated value of the merger consideration is subject to change based on the actual closing price per AMH Class A common share on the date the mergers are completed, which is expected to occur during the first half of 2016. As a result, a 5% increase in the price of AMH Class A common shares would increase total merger consideration by approximately $31.8 million, while a 5% decrease in the price of AMH Class A common shares would decrease total merger consideration by approximately $31.8 million.

        The final purchase price allocation, as well as the determination of the fair values of ARPI's assets and liabilities, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date the mergers are completed, which is expected to occur during the first half of 2016. The final determination of the fair value of the real estate and other assets and liabilities will be based on estimates and assumptions made by AMH's management, using customary methods, including

American Homes 4 Rent

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Note 2. Allocation of Purchase Price (Continued)

data from automated valuation models, comparable sales, replacement costs, discounted cash flows and other methods. The following is a preliminary purchase price allocation, which incorporates initial fair value estimates for land, buildings and improvements, in-place lease values, related indebtedness, and other assets and liabilities that are expected to be acquired and assumed in the mergers, and are subject to change as additional information becomes available and as additional analyses are performed (amounts in thousands):

Assets acquired
Land	$304,621
Buildings and improvements	1,069,218
Cash and cash equivalents	21,692
Restricted cash	12,752
Rent and other receivables	2,513
Escrow deposits, prepaid expenses and other assets	58,151
Deferred costs and other intangibles	25,802

Total assets acquired	1,494,749
Liabilities assumed
Credit facility	(335,000)
Exchangeable senior notes	(117,132)
Asset-backed securitization	(342,241)
Accounts payable and accrued expenses	(65,140)

Total liabilities assumed	(859,513)

Net assets acquired	$635,236

        The final valuation and purchase price allocation of the mergers is not yet complete, is subject to change and will not be finalized until after the mergers are consummated. Its completion may cause material differences from the preliminary purchase price allocation presented above.

Note 3. Pro Forma Adjustments

        The above unaudited pro forma condensed consolidated financial statements have been prepared as if the mergers had occurred as of September 30, 2015, for balance sheet purposes and as of January 1, 2014, for statement of operations purposes and reflect the following pro forma adjustments:

  (A)
  Adjustment is to reflect preliminary allocation of the purchase price of ARPI's land and buildings and improvements and eliminate historical accumulated depreciation. The estimated fair values of ARPI's land and buildings and improvements were determined by considering information from several sources and based on customary methods utilizing real estate market data, income capitalization rates, and replacement costs estimates.

  (B)
  Adjustment is to remove deferred rent receivable related to ARPI's historical recognition of certain long-term leases on a straight-line basis.

  (C)
  Adjustment is to (1) remove $4.1 million of ARPI's historical deferred leasing costs and preliminarily allocate $25.8 million of the purchase price of ARPI's in-place lease values, which have been estimated by applying market rents and other holding costs to downtime

American Homes 4 Rent

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Note 3. Pro Forma Adjustments (Continued)

    estimates, (2) eliminate $0.5 million of unamortized deferred financing costs on ARPI's credit facility that will be repaid and terminated in accordance with the merger agreement using borrowings from AMH's credit facility, and (3) eliminate $10.6 million of unamortized deferred financing costs on ARPI's exchangeable senior notes and asset-backed securitization as these intangibles are considered in the valuation of debt assumed as part of the transaction.

  (D)
  Adjustment is to reflect elimination of ARPI's historical goodwill.

  (E)
  Adjustment is to reflect ARPI's exchangeable notes at an estimated fair value of approximately $117.1 million, which has been determined using a binomial lattice approach, which consists of the construction of different binomial lattices to model future stock prices, conversion features and timing of scheduled coupons and principal payments. Additionally, based on current estimated market rates for non-exchangeable debt, approximately $106.7 million of the estimated fair value of the exchangeable notes is expected to be recorded as a liability, with the remaining $10.4 million recorded as equity.

  (F)
  Adjustment is to eliminate the historical discount on ARPI's asset-backed securitization and reflect ARPI's asset-backed securitization at an estimated fair of approximately $342.2 million, which has been determined using recent market activity for similar transactions.

  (G)
  Adjustment is to reflect accrual for $21.5 million of ARPI estimated transaction costs to be incurred after September 30, 2015, as a result of the mergers.

  (H)
  Adjustment is to reflect elimination of historical ARPI equity and anticipated issuance of 36,553,926 AMH Class A common shares, recorded as par value and additional paid-in capital, and 1,370,626 AMH OP units, recorded as noncontrolling interest. AMH Class A common shares and AMH OP units have been valued based on the closing price per AMH Class A common share of $16.75 on December 2, 2015, the last trading day before the announcement of the mergers.

  (I)
  Adjustment is to reflect elimination of historical compensation costs to executive management who will be terminated as part of the mergers.

  (J)
  Adjustment is to reflect pro forma interest expense for the nine months ended September 30, 2015, and the year ended December 31, 2014, which includes (1) $1.0 million and $1.1 million, respectively, of incremental discount amortization based on the estimated fair value of ARPI's exchangeable notes, (2) $1.9 million and $2.0 million, respectively, of reduced interest expense and deferred financing cost amortization in connection with the anticipated repayment and termination of ARPI's credit facility in accordance with the merger agreement, using borrowings from AMH's credit facility, and (3) $1.3 million and $2.3 million, respectively, of reduced unused fees on AMH's credit facility that would not have been incurred as a result of the incremental pro forma AMH borrowings to repay and retire the ARPI credit facility.

  (K)
  Adjustment is to reflect pro forma depreciation and amortization expense based on the preliminary purchase price allocation of the mergers. For the purposes of calculating pro forma depreciation on a straight-line basis, the following useful lives have been assigned to ARPI's assets to conform to AMH's depreciation policies: 30 years for buildings, 15 years for building improvements, and 10 years for furniture fixtures and equipment. Estimated in-place

American Homes 4 Rent

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Note 3. Pro Forma Adjustments (Continued)

    lease values were amortized over estimated remaining lease terms, which average less than 12 months.

  (L)
  Adjustment is to reflect adjustment to allocation of net loss to noncontrolling interest as if the mergers had occurred on January 1, 2014.

  (M)
  Historical weighted-average shares outstanding have been adjusted to include 36,553,926 AMH Class A common shares as if the mergers had occurred on January 1, 2014.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

AMERICAN HOMES 4 RENT,

AMERICAN HOMES 4 RENT, L.P.,

SUNRISE MERGER SUB,  LLC,

OP MERGER SUB, LLC,

AMERICAN RESIDENTIAL PROPERTIES, INC.,

AMERICAN RESIDENTIAL GP, LLC,

and

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

Dated as of December 3, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of December 3, 2015 (this "Agreement"), is by and among American Homes 4 Rent, a Maryland real estate investment trust ("AMH"), Sunrise Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AMH ("AMH Merger Sub"), American Homes 4 Rent, L.P., a Delaware limited partnership ("AMH OP"), OP Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AMH OP ("OP Merger Sub"), American Residential Properties, Inc., a Maryland corporation ("ARPI"), American Residential Properties OP, L.P., a Delaware limited partnership ("ARP OP"), and American Residential GP, LLC, a Delaware limited liability company and sole general partner of ARP OP ("ARP GP"). AMH, AMH Merger Sub, AMH OP, OP Merger Sub, ARPI, ARP GP and ARP OP are each sometimes referred to herein as a "Party" or collectively as the "Parties." AMH, AMH Merger Sub, AMH OP and OP Merger Sub are collectively referred to herein as the "AMH Parties", and ARPI, ARP GP and ARP OP are collectively referred to herein as the "ARPI Parties."

        WHEREAS, the board of trustees of AMH (the "AMH Board"), the manager of AMH Merger Sub (the "Merger Sub Board") and the board of directors of ARPI (the "ARPI Board") have determined that it is in the best interests of their respective companies for AMH and ARPI to combine their businesses by way of a merger of ARPI with and into AMH Merger Sub, with AMH Merger Sub being the surviving entity resulting from the merger (the "Parent Merger"), whereby each outstanding share of common stock of ARPI, $0.01 par value per share (the "ARPI Common Stock"), issued and outstanding immediately prior to the Parent Merger Effective Time will be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland REIT Law (as amended, the "MRL"), the Delaware Limited Liability Company Act (as amended, the "DE LLC Act") and the Maryland General Corporation Law (as amended, the "MGCL");

        WHEREAS, AMH, as the sole general partner of AMH OP, and ARPI, as the sole member of ARP GP, which is the sole general partner of ARP OP, and AMH OP, as the sole managing member of OP Merger Sub, deem it advisable and in the best interests of their respective limited partners that, immediately prior to the Parent Merger, OP Merger Sub shall merge with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly-owned subsidiary of AMH OP resulting from the merger (such merger transaction, the "Partnership Merger" and, together with the Parent Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (as amended, the "DRULPA") and the DE LLC Act;

        WHEREAS, each of the AMH Board and the ARPI Board has taken all actions required for the execution of this Agreement by AMH and ARPI, respectively, and unanimously approved the consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, AMH, in its capacity as the general partner of AMH OP, ARPI, in its capacity as the sole member of ARP GP, as the sole general partner of ARP OP, and AMH OP, in its capacity as the managing member of OP Merger Sub, have taken all actions required for the execution of this Agreement by AMH OP and OP Merger Sub, and ARP GP and ARP OP, respectively, and to approve the consummation by AMH OP and OP Merger Sub, and ARP OP respectively, of the transactions contemplated by this Agreement;

        WHEREAS, as an inducement for the AMH Parties to enter into this Agreement, concurrently with the execution of this Agreement, certain of ARPI's executive officers have entered into an agreement, in the form of Exhibit A (the "Voting Agreement"), dated as of the date hereof, pursuant to which such executive officers have agreed to vote all shares of ARPI Common Stock owned beneficially or of record by such executive officers or over which such executive officers have voting control, which represents less than 1.0% of the issued and outstanding shares of ARPI Common Stock, in favor of the Mergers and the other transactions contemplated hereby;

        WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers; and

        WHEREAS, for federal income tax purposes, it is intended that (i) the Parent Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" with respect to the Parent Merger for purposes of Sections 354 and 361 of the Code, and (ii) the Partnership Merger shall qualify as and constitute an "asset-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i) with AMH OP being a continuation of ARP OP pursuant to Treasury Regulations Section 1.708-1(c)(1) and with the holders of ARP OP Units and ARPI LTIP Units (other than ARPI and ARP GP) being treated as selling their ARP OP Units and ARPI LTIP Units to AMH OP in exchange for the Partnership Fractional Unit Consideration and LTIP Fractional Unit Consideration, as applicable, as provided in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.

          (a)   For purposes of this Agreement:

        "Action" means any claim, action, suit, proceeding, arbitration, mediation or any other judicial or administrative proceeding, in Law or equity.

        "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "AMH Bylaws" means the Amended and Restated Bylaws of AMH as amended and in effect on the date hereof.

        "AMH Common Shares" means Class A common shares of beneficial interest in AMH, $0.01 par value per share.

        "AMH Declaration of Trust" means the Declaration of Trust of AMH in effect on the date hereof.

        "AMH Equity Incentive Plan" means the Amended and Restated American Homes 4 Rent 2012 Equity Incentive Plan, as amended from time to time.

        "AMH Material Adverse Effect" means any event, circumstance, condition, change or effect that is material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of AMH and the consolidated AMH Subsidiaries taken as a whole; provided, however, that "AMH Material Adverse Effect" shall not include any event, circumstance, condition, change or effect to the extent arising out of or resulting from (i) any failure of AMH to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (provided that any event, circumstance, condition, change or effect giving rise to such failure may be taken into account in determining whether there has been an AMH Material Adverse Effect), (ii) any events, circumstances, conditions, changes or effects that affect the SFR industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (v) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of consummation of the Mergers or the other transactions contemplated hereby (provided, however, that this clause (v) shall be disregarded for purposes of the representations and warranties set forth in Section 5.5), (vi) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, (vii) earthquakes, hurricanes, floods or other natural disasters, (viii) any damage or destruction of any property of AMH that is substantially covered by insurance, or (ix) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (iv) and (ix) to the extent they do not materially disproportionately affect AMH and the consolidated AMH Subsidiaries, taken as a whole, relative to other similarly situated participants in the SFR industry in the United States, and in the case of clause (vii) to the extent they do not materially disproportionately affect AMH and the consolidated AMH Subsidiaries, taken as a whole, relative to other participants in the SFR industry in the geographic regions in which AMH and the consolidated AMH Subsidiaries operate or own or lease properties.

        "AMH OP Agreement" means the Agreement of Limited Partnership of AMH OP, dated as of November 21, 2012, as amended, restated or supplemented from time to time.

        "AMH OP Unit" shall mean a limited partnership interest in AMH OP designated as a "Class A Unit," an "LTIP Unit," a "Limited Partner Interest," a "Partnership Interest," or a "Partnership Unit" under the AMH OP Agreement.

        "AMH Option" means any option to purchase AMH Common Shares under the AMH Equity Incentive Plan or otherwise.

        "AMH Party" means any of AMH, AMH OP, AMH Merger Sub or OP Merger Sub.

        "AMH Subsidiary" means AMH OP and any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) AMH or AMH OP directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) AMH or any Person that is an AMH Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "AMH Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, or (c) AMH or AMH OP, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "ARPI Bylaws" means the Bylaws of ARPI, as amended and supplemented and in effect on the date hereof.

        "ARPI Charter" means the Charter of ARPI in effect on the date hereof.

        "ARPI Equity Incentive Plan" means the American Residential Properties, Inc. 2012 Equity Incentive Plan, as amended and in effect on the date hereof.

        "ARPI LTIP Units" means LTIP Units granted under the ARPI Equity Incentive Plan.

        "ARPI Material Adverse Effect" means any event, circumstance, condition, change or effect that is material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of ARPI and the consolidated ARPI Subsidiaries taken as a whole; provided, however, that "ARPI Material Adverse Effect" shall not include any event, circumstance, condition, change or effect to the extent arising out of or resulting from (i) any failure of ARPI to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (provided that any event, circumstance, condition, change or effect giving rise to such failure may be taken into account in determining whether there has been an ARPI Material Adverse Effect), (ii) any events, circumstances, conditions, changes or effects that affect the SFR industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (v) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of consummation of the Mergers or the other transactions contemplated hereby (provided, however, this clause (v) shall be disregarded for purposes of any representations and warranties set forth in Section 4.5), (vi) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, (vii) earthquakes, hurricanes, floods or other natural disasters, (viii) any damage or destruction of any ARPI Property that is substantially covered by insurance, or (ix) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (iv) and (ix) to the extent they do not materially disproportionately affect ARPI and the consolidated ARPI Subsidiaries, taken as a whole, relative to other similarly situated participants in the SFR industry in the United States, and in the case of clause (vii) to the extent they do not materially disproportionately affect ARPI and the consolidated ARPI Subsidiaries, taken as a whole, relative to other participants in the SFR industry in the geographic regions in which ARPI and the consolidated ARPI Subsidiaries operate or own or lease properties.

        "ARP OP Agreement" means the Agreement of Limited Partnership of ARP OP, dated as of May 11, 2012, as amended, modified or supplemented from time to time and in effect on the date hereof.

        "ARP OP Unit" shall mean a limited partnership interest in ARP OP designated as a "Common Unit," an "LTIP Unit," a "Partnership Interest" or a "Partnership Unit" under the ARP OP Agreement.

        "ARPI Party" means any of ARPI, ARP GP or ARP OP.

        "ARPI Restricted Stock Award" means a Stock Award granted under the ARPI Equity Incentive Plan that is subject to vesting or other forfeiture restrictions.

        "ARPI Stockholder Meeting" means the meeting of the holders of ARPI Common Stock for the purpose of seeking the ARPI Stockholder Approval, including any postponement or adjournment thereof in accordance herewith.

        "ARPI Subsidiary" means ARP GP, ARP OP and any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) ARPI or ARP OP directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) ARPI or any Person that is an ARPI Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "ARPI Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, or (c) ARPI or ARP OP, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "Business Day" means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated as of December 19, 2014, between AMH and ARPI.

        "Employee Benefit Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention, "stay" or "sale" bonus, stock option, restricted stock, restricted stock unit, profits interest unit, equity, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, vision, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, profit sharing or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, whether funded or unfunded, written or unwritten, for the benefit of any current or former employee, officer, manager, director or consultant or the dependents of any of the foregoing.

        "Environmental Law" means any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

        "Environmental Permit" shall mean any permit, approval, license or other authorization required under any applicable Environmental Law.

        "ERISA Affiliate" means any entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expense Amount" means $4,000,000.

        "Expenses" means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation and filing of the Form S-4, the preparation, printing, filing and mailing of the Prospectus/Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Form S-4 and the Prospectus/Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, obtaining third-party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

        "GAAP" means the United States generally accepted accounting principles.

        "Governmental Authority" means any United States (federal, state or local) or foreign government or arbitration panel, or any governmental or quasi-governmental, regulatory, judicial, or administrative authority, board, bureau, agency, commission or self-regulatory organization or similar entity.

        "Hazardous Substances" means (i) those substances listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, CERCLA, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) any other hazardous substance, the use, transportation, presence, disposition or release of which is regulated by Law or by any Governmental Authority, including any petroleum and petroleum products, including crude oil and any fractions thereof, polychlorinated biphenyls, urea formaldehyde, mold, methane, asbestos, radioactive materials and radon.

        "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, (vii) any securitization involving any properties or assets of such Person, and (viii) any guarantee (other than customary non-recourse carve-out or "badboy" guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

        "Intellectual Property" shall mean all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) copyrightable works and copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IRS" means the United States Internal Revenue Service or any successor agency.

        "Knowledge" means (A) with respect to the ARPI Parties, the knowledge, after reasonable inquiry, of the persons named in Schedule A and (B) with respect to the AMH Parties, the knowledge, after reasonable inquiry, of the persons named in Schedule B.

        "Law" means any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Lien" shall mean with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, easement, license or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "NYSE" means the New York Stock Exchange.

        "Order" means a judgment, writ, injunction, order or decree of any Governmental Authority.

        "Person" or "person" means an individual, corporation, partnership, limited partnership, limited liability company, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

        "Representative" means, with respect to any Person, such Person's directors, trustees, officers, employees, consultants, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

        "SDAT" means the State Department of Assessments and Taxation of Maryland.

        "SEC" means the United States Securities and Exchange Commission (including the staff thereof).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Securitization Facility" means that certain Loan Agreement, dated as of August 26, 2014 between ARP 2014-1 Borrower, LLC and German American Capital Corporation.

        "SFR industry" means the single-family residential rental industry in the United States.

        "SSSD" means the Secretary of State of the State of Delaware.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Tax" or "Taxes" means any federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

        "Termination Fee" means $22,500,000.

        "Third Party" means any Person or group of Persons other than the Parties to this or their respective Affiliates.

        "VWAP of AMH Common Shares" means the volume-weighted average price of AMH Common Shares for the 10 trading days immediately prior to the Closing Date, as reported by Bloomberg.

        "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any state law analogs or statutes of similar effect, including any statutes that require advance notice of plant closings, mass layoffs or similar group personnel or employment actions.

          (b)   The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Term	Section Reference
"Acquisition Agreement"	Section 7.4(a)
"Acquisition Proposal"	Section 7.4(a)
"Agreement"	Preamble
"AMH Board"	Recitals
"AMH Class B Common Shares"	Section 5.3(a)
"AMH Disclosure Letter"	Article V
"AMH Employee Benefit Plans"	Section 5.13(a)
"AMH Merger Sub"	Preamble
"AMH Parties"	Preamble
"AMH OP"	Preamble
"AMH Permits"	Section 5.6(a)
"AMH Preferred Shares"	Section 5.3(a)
"AMH SEC Documents"	Section 5.7(a)
"ARP GP"	Preamble
"ARP OP"	Preamble
"ARPI"	Preamble
"ARPI Disclosure Letter"	Article IV
"ARPI Employee Benefit Plans"	Section 4.13(a)
"ARPI Insurance Policies"	Section 4.20
"ARPI Leases"	Section 4.18(g)
"ARPI Lessee Leases"	Section 4.18(a)
"ARPI Management Agreements"	Section 4.18(p)
"ARPI Material Contract"	Section 4.19(b)

Term	Section Reference
"ARPI Parties"	Preamble
"ARPI Pending Acquisitions"	Section 6.1(b)(viii)
"ARPI Permits"	Section 4.6(a)
"ARPI Permitted Liens"	Section 4.18(b)
"ARPI Preferred Stock"	Section 4.3(a)
"ARPI Property" or "ARPI Properties"	Section 4.18(a)
"ARPI Recommendation"	Section 4.4(b)
"ARPI SEC Documents"	Section 4.7(a)
"ARPI Stockholder Approval"	Section 4.23
"ARPI Subsidiary Partnership"	Section 4.12(i)
"ARPI Tax Protection Agreements"	Section 4.12(i)
"ARPI Third Party"	Section 4.18(k)
"ARPI Title Insurance Policy" or "ARPI Title Insurance Policies"	Section 4.18(m)
"Articles of Merger"	Section 2.2(b)
"ARLC"	Section 6.1(b)(ix)
"Barclays"	Section 4.22
"Book-Entry Share"	Section 3.1(b)
"Certificate"	Section 3.1(b)
"Certificate of Parent Merger"	Section 2.2(b)
"Certificate of Partnership Merger"	Section 2.1(b)
"Change in Terroir Recommendation"	Section 7.4(b)(iii)
"Charter Restrictions"	Section 7.19
"Clarification Request"	Section 7.4(d)(iii)
"Closing Date"	Section 2.3
"Closing"	Section 2.3
"Code"	Recitals
"Continuing Employee" or "Continuing Employees"	Section 7.17(a)
"DE LLC Act"	Recitals
"DRULPA"	Recitals
"Exchange Agent"	Section 3.5(a)
"Exchange Fund"	Section 3.5(a)
"Exchange Ratio"	Section 3.1(b)
"Exchangeable Notes"	Section 8.2(h)(i)
"Fee Payee"	Section 9.3(d)(i)
"Fee Payor"	Section 9.3(d)(i)
"Form S-4"	Section 4.5(b)
"Fractional Share Consideration"	Section 3.1(b)
"Heartland Lease"	Section 6.1(b)(ix)
"Indemnified Parties"	Section 7.6(a)
"Indemnification Agreements"	Section 7.6(a)
"intentional breach"	Section 9.2(a)
"Interim Period"	Section 6.1(a)
"JV Agreement"	Section 4.19(a)(x)
"Letter of Transmittal"	Section 3.5(c)(i)
"LTIP Consideration"	Section 3.4(a)
"LTIP Fractional Unit Consideration"	Section 3.4(a)
"Mack Lease"	Section 6.1(b)(ix)
"Master Lease Expense Obligations"	Section 4.18(g)
"Maximum Premium"	Section 7.6(b)
"Merger Consideration"	Section 3.1(b)

Term	Section Reference
"Merger Sub Board"	Recitals
"Mergers"	Recitals
"MGCL"	Recitals
"MRL"	Recitals
"New AMH OP Units"	Section 3.2(b)
"Notes Indenture"	Section 8.2(h)(i)
"Notes Trustee"	Section 8.2(h)(i)
"Notice of Recommendation Change"	Section 7.4(b)(iv)
"Notice Period"	Section 7.4(b)(iv)
"OP Merger Sub"	Preamble
"Organizational Documents"	Section 7.6(a)
"Outside Date"	Section 9.1(c)
"Parent Merger Effective Time"	Section 2.2(c)
"Parent Merger"	Recitals
"Partnership Fractional Unit Consideration"	Section 3.2(b)
"Partnership Merger Consideration"	Section 3.2(b)
"Partnership Merger Effective Time"	Section 2.1(c)
"Partnership Merger"	Recitals
"Party" or "Parties"	Preamble
"Proxy Statement"	Section 3.5(a)
"Qualified REIT Subsidiary"	Section 4.12(c)
"Qualifying Income"	Section 9.3(d)(i)
"REIT"	Section 4.12(c)
"Restructuring Transactions"	Section 2.7(a)
"Revocation Date"	Section 4.12(b)
"Revocation Statement"	Section 4.12(b)
"Superior Proposal"	Section 7.4(c)
"Takeover Statutes"	Section 4.26
"Taxable REIT Subsidiary"	Section 4.12(c)
"Transfer Taxes"	Section 7.11(b)
"Voting Agreement"	Recitals

        Section 1.2    Interpretation and Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation" unless the context expressly provides otherwise;

          (d)   the words "hereof," "hereto," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

          (e)   the phrase "made available" in this Agreement means that the information referred to (i) has been posted in the electronic data room(s) maintained by such Party in connection with the transactions contemplated by this Agreement prior to the date of this Agreement, (ii) has been delivered in writing by such Party or (iii) is publicly available in unredacted form through the SEC's EDGAR database;

          (f)    any pronoun shall include the corresponding masculine, feminine and neuter forms;

          (g)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and

          (h)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

THE MERGERS

        Section 2.1    The Partnership Merger.

          (a)   Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA and the DE LLC Act, at the Partnership Merger Effective Time, OP Merger Sub shall merge with and into ARP OP, with ARP OP continuing as the surviving entity and a wholly-owned subsidiary of AMH OP, and AMH OP continuing as the operating partnership of AMH. The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA and the DE LLC Act.

          (b)   The Parties shall cause the Partnership Merger to be consummated by filing, as soon as practicable on the Closing Date, a certificate of merger with respect to the Partnership Merger (the "Certificate of Partnership Merger") the SSSD in accordance with the DRULPA and the DE LLC Act, in such form as required by, and executed in accordance with the relevant provisions of, the DRULPA and the DE LLC Act. The Parties shall make all other filings, recordings or publications required under the DRULPA and the DE LLC Act in connection with the Partnership Merger.

          (c)   The Partnership Merger shall become effective upon such time as the Certificate of Partnership Merger has been filed with the SSSD, or such later time which the Parties hereto shall have agreed upon and designated in such filings in accordance with the DRULPA as the effective time of the Partnership Merger, but not to exceed 30 days after the certificates of merger have been accepted for record by the relevant governmental office (the "Partnership Merger Effective Time").

          (d)   If the consummation of the Partnership Merger prior to the consummation of the Parent Merger (and, therefore, the Partnership Merger Effective Time occurring prior to the Parent Merger Effective Time), as is contemplated by this Agreement, would cause any of the Parties to incur a materially greater amount of Transfer Taxes or any other adverse Tax consequences than would be incurred if the Partnership Merger were consummated following the consummation of the Parent Merger (and, therefore, if the Partnership Merger Effective Time were to occur following the Parent Merger Effective Time), then, notwithstanding anything in this Agreement to the contrary, and with the written consent of AMH and ARPI (which consent shall not be unreasonably withheld, conditioned or delayed), the timing of the consummation of the Parent Merger and Partnership Merger shall be re-ordered so that the Partnership Merger shall occur and be consummated following the consummation of the Parent Merger (and, therefore, the Partnership Merger Effective Time will occur following the Parent Merger Effective Time).

        Section 2.2    The Parent Merger.

          (a)   Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DE LLC Act and the MGCL, at the Parent Merger Effective Time, ARPI shall be merged with and into AMH Merger Sub, with

  AMH Merger Sub continuing as the surviving entity. The Parent Merger will have the effects set forth in the DE LLC and the MGCL, as applicable.

          (b)   The Parties shall cause the Parent Merger to be consummated by filing as soon as practicable on the Closing Date immediately after the Partnership Merger Effective Time, articles of merger with respect to the Parent Merger (the "Articles of Merger") with the SDAT in accordance with the applicable provisions of the MGCL and a certificate of merger with respect to the Parent Merger (the "Certificate of Parent Merger") with the SSSD in accordance with the applicable provisions of the DE LLC Act, in such form as required by, and executed in accordance with the relevant provisions of, the DE LLC Act and the MGCL. The Parties shall make all other filings, recordings or publications required under the DE LLC Act and MGCL in connection with the Parent Merger.

          (c)   The Parent Merger shall become effective upon the later of such time as the Articles of Merger have been accepted for record by the SDAT, or such later time which the Parties hereto shall have agreed upon and designated in such filings in accordance with the SDAT as the effective time of the Parent Merger, but not to exceed 30 days after the Articles of Merger, as applicable, have been accepted for record by the SDAT (the "Parent Merger Effective Time"), it being understood and agreed that the Parties shall cause the Parent Merger Effective Time to occur on the Closing Date as soon as practicable following the Partnership Merger Effective Time.

        Section 2.3    Closing.     The closing (the "Closing") of the Mergers will take place at the date and time mutually agreed upon by the Parties (but in no event later than the third Business Day after all the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the Party entitled to the benefit of the same), or at such other date and time as may be mutually agreed in writing by the Parties (the "Closing Date"); provided, however, that if the Closing would otherwise occur on a date that is within 30 days prior to the end of AMH's then-current fiscal quarter, AMH may elect to defer the Closing to the first Business Day after the end of such fiscal quarter. The Closing shall take place at the offices of Hogan Lovells US LLP, 1999 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067, or at such other place as mutually agreed to by the Parties.

        Section 2.4    Governing Documents.     The limited liability company agreement of AMH Merger Sub, as in effect immediately prior to the Parent Merger Effective Time, shall be the limited liability company agreement of the surviving entity in the Parent Merger immediately following the Parent Merger Effective Time, until further amended in accordance with applicable Law. The agreement of limited partnership of ARP OP in effect immediately prior to the Partnership Merger Effective Time shall be the agreement of limited partnership of the surviving entity in the Partnership Merger immediately following Partnership Merger Effective Time, until further amended in accordance with the terms thereof and applicable Law.

        Section 2.5    Board of Trustees.     Immediately following the Parent Merger Effective Time, the AMH Board shall be increased to nine members and the AMH Board shall fill the newly created vacancy by immediately appointing to the AMH Board the Person designated by the ARPI Board prior to the Closing Date who shall (i) be one of the current members of the ARPI Board who is reasonably acceptable to the AMH Board, (ii) not have been party to or involved in an event that would be required to be disclosed pursuant to Item 401(f) of Regulations S-K under the Securities Act and the Exchange Act and (iii) qualify as an independent trustee of AMH based on the independence standards set forth in the NYSE Listed Company Manual or any NYSE rules related thereto as determined by the nominating committee of the AMH Board (the "ARPI Designee"), to serve until the 2016 annual meeting of AMH's shareholders (and until their successors have been duly elected and qualified) and who shall be nominated by the AMH Board for reelection at the 2016 annual meeting of

AMH's shareholders, in all cases subject to the satisfaction and compliance of such ARPI Designee with AMH's then-current corporate governance guidelines and code of business conduct and ethics.

        Section 2.6    Tax Consequences.     It is intended that, for federal income tax purposes, (i) the Parent Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Section 354 and 361 of the Code and (ii) the Partnership Merger shall qualify as and constitute an "asset-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i) with AMH OP being a continuation of ARP OP pursuant to Treasury Regulations Section 1.708-1(c)(1) and with the holders of ARP OP Units and ARPI LTIP Units (other than ARPI and ARP GP) being treated as selling their ARP OP Units and ARPI LTIP Units to AMH OP in exchange for the Partnership Fractional Unit Consideration and LTIP Fractional Unit Consideration, as applicable, as provided in this Agreement. The holders of ARP OP Units and ARPI LTIP Units (other than ARPI and ARP GP) consent to being treated as selling their ARP OP Units and ARPI LTIP Units to AMH OP in exchange for the Partnership Fractional Unit Consideration and LTIP Fractional Unit Consideration, as applicable, as provided in this Agreement.

        Section 2.7    Other Transactions.

          (a)   AMH shall have the option, in its sole discretion and without requiring the further consent of any of ARPI, ARP GP, ARP OP, any ARPI Subsidiary, the ARPI Board, or stockholders or unitholders of any of ARPI, ARP GP, ARP OP or any ARPI Subsidiary, upon reasonable notice to ARPI, to request that ARPI, immediately prior to the Closing, (i) convert or cause the conversion of one or more ARPI Subsidiaries that are organized in a particular state to be domiciled in a different state, or convert or cause the conversion of one or more ARPI Subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more ARPI Subsidiaries that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents as reasonably requested by AMH, (ii) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests, limited liability company interests or other ownership interests owned, directly or indirectly, by ARPI, ARP GP or ARP OP in one or more ARPI Subsidiaries to any Person at a price and on terms all as designated by AMH, (iii) sell or cause to be sold any of the assets of ARPI, ARP GP, ARP OP or one or more ARPI Subsidiaries to any Person at a price and on terms all as designated by AMH and (iv) cause ARPI, ARP GP, ARP OP or any ARPI Subsidiary to transfer assets to one or more ARPI Subsidiaries (such transactions contemplated by clauses (i), (ii), (iii) and (iv) being "Restructuring Transactions").

          (b)   Notwithstanding the foregoing, (i) none of the Restructuring Transactions shall delay or prevent the Closing, (ii) the Restructuring Transactions shall be implemented as close as possible to the Closing (but after AMH shall have waived (to the extent permissible) or confirmed that all of the conditions to AMH's, AMH OP's, AMH Merger Sub's and OP Merger Sub's obligations to consummate the Mergers set forth in Section 8.1 and Section 8.2 have been satisfied), (iii) none of ARPI, ARP GP, ARP OP or any ARPI Subsidiary shall be required to take any action in contravention of any Law, its Organizational Documents or any ARPI Material Contract, (iv) the consummation of any such Restructuring Transactions shall be contingent upon the receipt by ARPI of a written notice from AMH confirming that all of the conditions to AMH's, AMH OP's, AMH Merger Sub's and OP Merger Sub's obligations to consummate the Mergers set forth in Section 8.1 and Section 8.2 have been satisfied (or, at the option of AMH, waived) and that AMH, AMH OP, AMH Merger Sub and OP Merger Sub are prepared to proceed immediately with the Closing and any other evidence reasonably requested by ARPI that the Closing will occur (it being understood that in any event the Restructuring Transactions will be deemed to have occurred prior to the Closing), (v) the Restructuring Transactions (or the inability to complete the Restructuring Transactions) shall not affect or modify in any respect the obligations of AMH, AMH OP, AMH

  Merger Sub and OP Merger Sub under this Agreement, including payment of the Merger Consideration, the Partnership Merger Consideration and the LTIP Consideration, (vi) none of ARPI, ARP GP, ARP OP or any ARPI Subsidiary shall be required to take any such action that could adversely affect the classification of ARPI as, or its qualification for taxation as, a REIT prior to the Parent Merger Effective Time, and (vii) none of ARPI, ARP GP, ARP OP or any ARPI Subsidiary shall be required to take any such action that would reasonably be expected to result in an amount of Taxes being imposed on, or other adverse Tax consequences to, any stockholder or other equity interest holder of ARPI or ARP OP (in such person's capacity as a stockholder or other equity interest holder of ARPI or ARP OP), or other material adverse consequences to the stockholders or other equity interest holders of ARPI or ARP OP as a whole, that are incrementally greater or more adverse, as the case may be, than the Taxes or other adverse consequences to such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 2.7 unless such holders are indemnified by the AMH Parties for such incremental Taxes or other consequences (provided that, for the avoidance of doubt, this clause (vii) shall prohibit AMH from requiring ARPI to take any action that will trigger any liability under any ARPI Tax Protection Agreement).

          (c)   ARPI shall use its reasonable best efforts to cooperate with AMH in connection with any Restructuring Transaction. AMH shall, upon request by ARPI or ARP OP, advance to ARPI or ARP OP all reasonable out-of-pocket costs to be incurred by ARPI or ARP OP or, promptly upon request by ARPI or ARP OP, reimburse ARPI or ARP OP for all reasonable out-of-pocket costs incurred by ARPI or ARP OP in connection with any actions taken by ARPI or ARP OP in accordance with this Section 2.7 (including reasonable fees and expenses of their Representatives). Without limiting the foregoing, none of the representations, warranties or covenants of the ARPI Parties shall be deemed to apply to, or be deemed breached or violated by, any of the Restructuring Transactions.

ARTICLE III

EFFECTS OF THE MERGERS

        Section 3.1    Effects on Shares.     At the Parent Merger Effective Time and by virtue of the Parent Merger and without any further action on the part of AMH, ARPI, or the holders of any securities of AMH or ARPI:

          (a)    Cancellation of ARPI Common Stock.    Each share of ARPI Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time that is held by AMH, any AMH Subsidiary or any wholly-owned ARPI Subsidiary shall no longer be outstanding and shall automatically be retired and shall cease to exist, and no payment shall be made with respect thereto.

          (b)    Conversion of ARPI Common Stock.    Each share of ARPI Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)) and subject to Section 3.4(b), each share of ARPI Common Stock subject to an ARPI Restricted Stock Award that vests or that is subject to forfeiture restrictions that fully lapse immediately prior to the Parent Merger Effective Time in accordance with the terms of the ARPI Employee Benefit Plan relating to such shares and that is issued and outstanding immediately prior to the Parent Merger Effective Time shall automatically be converted into the right to receive 1.135 (as the same may be adjusted pursuant to Section 3.3, the "Exchange Ratio") validly issued, fully paid and non-assessable AMH Common Shares (the "Merger Consideration"), without interest. All shares of ARPI Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry share registered in the stock transfer books of ARPI (a "Book-Entry Share") that immediately prior to the Parent Merger Effective Time represented shares of ARPI Common Stock shall cease to have any rights with respect to such shares of ARPI Common Stock other than the right to receive the Merger Consideration in accordance with Section 3.5, including the right, if any, to receive, pursuant to Section 3.8, cash in lieu of fractional AMH Common Shares into which such shares of ARPI Common Stock have been converted pursuant to this Section 3.1(b) (the "Fractional Share Consideration"), together with the amounts, if any, payable pursuant to Section 3.5(d).

          (c)    Stock Transfer Books.    At the Parent Merger Effective Time, the stock transfer books of ARPI shall be closed and thereafter there shall be no further registration of transfers of the shares of ARPI Common Stock. From and after the Parent Merger Effective Time, holders of shares of ARPI Common Stock immediately prior to the Parent Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On and after the Parent Merger Effective Time, any Certificates or Book- Entry Shares of ARPI presented to the Exchange Agent, AMH or the transfer agent for any reason shall be exchanged as provided in this Article III with respect to the shares of ARPI Common Stock formerly represented thereby.

          (d)    AMH Common Shares.    Each AMH Common Share issued and outstanding immediately prior to the Parent Merger Effective Time shall remain issued and outstanding following the Parent Merger Effective Time.

          (e)    AMH Merger Sub Common Stock.    All membership interests of AMH Merger Sub issued and outstanding immediately prior to the Parent Merger Effective Time shall remain issued and outstanding following the Parent Merger Effective Time.

        Section 3.2    Effects on Partnership Interests.

          (a)    Conversion of OP Merger Sub Interests.    At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of AMH OP, OP Merger Sub, ARP OP, or the holders of ARP OP Units, AMH OP Units or membership interests in the OP Merger Sub, (i) the membership interests in OP Merger Sub held by AMH OP and issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into one validly issued limited partnership interest of ARP OP and AMH OP shall be admitted as the sole limited partner of ARP OP, and (ii) a newly formed wholly-owned Subsidiary of AMH OP shall be issued one validly issued partnership interest of ARP OP and shall be admitted as the sole general partner of ARP OP.

          (b)    Conversion of ARP OP Units.    At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of AMH OP, OP Merger Sub, ARP OP or the holders of ARP OP Units or AMH OP Units, (i) the general partner interests in ARP OP shall be transferred from ARP GP to ARPI, (ii) each ARP OP Unit held by ARPI (including the general partnership interest transferred from ARP GP to ARPI in clause (i) above) issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into validly issued limited partnership interests in AMH OP ("New AMH OP Units") in an amount equal to the Exchange Ratio, and ARPI shall be admitted as a limited partner of AMH OP in accordance with the terms of the limited partnership agreement of AMH OP following the Partnership Merger Effective Time, and (iii) each ARP OP Unit (other than the general partner interests in ARP OP, the ARP OP Units held by ARPI, the ARPI LTIP Units and any ARP OP Units that were received upon conversion of ARPI LTIP Units) shall automatically be converted into validly issued New AMH OP Units in an amount equal to the Exchange Ratio (the "Partnership Merger Consideration"), in each case without interest, including the right, if any, to receive, pursuant to Section 3.8, cash in lieu of fractional New AMH OP Units into which such ARP OP Units have been converted pursuant to this Section 3.2(b) (the "Partnership Fractional Unit Consideration"), and each holder of the New AMH OP Units shall be admitted as a new limited partner of AMH OP in accordance with the limited partnership agreement of AMH OP following the Partnership Merger Effective Time.

        Section 3.3    Adjustments.     Without limiting the other provisions of this Agreement and subject to Section 6.1(b)(ii) and Section 6.1(b)(iii), if at any time during the period between the date of this Agreement and the Partnership Merger Effective Time, ARPI should split, combine or otherwise reclassify shares of ARPI Common Stock, or make a dividend or other distribution in shares of ARPI Common Stock (including any dividend or other distribution of securities convertible into shares of ARPI Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the other Parties), the Exchange Ratio shall be ratably adjusted to reflect fully the effect of any such change. Without limiting the other provisions of this Agreement and subject to Section 6.2(b)(ii) and Section 6.2(b)(iii), if at any time during the period between the date of this Agreement and the Partnership Merger Effective Time, AMH should split, combine or otherwise reclassify the AMH Common Shares, or make a dividend or other distribution in AMH Common Shares (including any dividend or other distribution of securities convertible into AMH Common Shares), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the other Parties hereunder) the Exchange Ratio shall be ratably adjusted to reflect any such change.

        Section 3.4    ARPI LTIP Units and Restricted Stock Awards.

          (a)   Immediately prior to the Partnership Merger Effective Time, (i) each issued and outstanding, unvested ARPI LTIP Unit that is subject to time-based vesting restrictions shall automatically become fully vested, (ii) each issued and outstanding, unvested ARPI LTIP Unit that is subject to performance-based vesting and that was granted on a date prior to January 1, 2015 and prior to the date hereof shall automatically become fully vested, and (iii) each issued and outstanding, unvested ARPI LTIP Unit that is subject to performance-based vesting and that was granted on, or on a date following, January 1, 2015 and prior to the date hereof shall automatically vest based on actual performance up to the Partnership Merger Effective Time in accordance with the terms of the ARPI Employee Benefit Plan relating to such ARPI LTIP Units. All issued and outstanding, unvested ARPI LTIP Units that do not become vested immediately prior to the Partnership Merger Effective Time in accordance with the preceding sentence shall be immediately forfeited and void. At the Partnership Merger Effective Time, each issued and outstanding, vested ARPI LTIP Unit shall automatically be converted into New AMH OP Units in an amount equal to the Exchange Ratio (the "LTIP Consideration"), without interest, including the right, if any, to receive, pursuant to Section 3.8, cash in lieu of fractional New AMH OP Units into which such ARPI LTIP Units have been converted pursuant to this Section 3.4(a) (the "LTIP Fractional Unit Consideration"), and each holder of the New AMH OP Units shall be admitted as a limited partner of AMH OP in accordance with the terms of the limited partnership agreement of AMH OP following the Partnership Merger Effective Time.

          (b)   At the Parent Merger Effective Time, all issued and outstanding shares of ARPI Common Stock that are subject to vesting or forfeiture restrictions that do not lapse immediately prior to the Parent Merger Effective Time in accordance with the terms of the ARPI Employee Benefit Plan relating to such shares shall be converted into the right to receive a number of AMH Common Shares calculated pursuant to Section 3.1(b) that are subject to the same vesting and forfeiture conditions and other terms and conditions as are applicable to such shares immediately prior to the Parent Merger Effective Time.

          (c)   Prior to the Partnership Merger Effective Time and Parent Merger Effective Time, ARPI shall, and shall be permitted under this Agreement to, take all corporate action necessary to effectuate the provisions of Section 3.1(b) (as it relates to ARPI Restricted Stock Awards) and this Section 3.4. From and after the Partnership Merger Effective Time and Parent Merger Effective

  Time, unless the compensation committee of the AMH Board determines otherwise, all references to ARPI in the ARPI Equity Incentive Plan and in each agreement evidencing any ARPI Restricted Stock Awards, ARPI LTIP Units or any other ARPI equity-based award, shall be deemed (A) for all purposes relating to employment, consultancy or directorship (or words of similar meaning), to refer to AMH and its Subsidiaries and (B) for all other purposes, to refer to AMH.

        Section 3.5    Exchange of Certificates.

          (a)   Not fewer than five days prior to dissemination of a proxy statement in preliminary and definitive form relating to the ARPI Stockholder Meeting (together with any amendments or supplements thereto, the "Proxy Statement"), AMH shall appoint a bank or trust company reasonably satisfactory to ARPI to act as exchange agent (the "Exchange Agent") for the payment and delivery of the Merger Consideration and the Fractional Share Consideration, as provided in Section 3.1(b) and Section 3.8. On or before the Partnership Merger Effective Time, AMH shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of AMH Common Shares in book-entry form issuable pursuant to Section 3.1(b) equal to the aggregate Merger Consideration, and (ii) cash in immediately available funds in an amount sufficient to pay the Fractional Share Consideration and any dividends under Section 3.5(d) (such evidence of book-entry AMH Common Shares and cash amounts, together with any dividends or other distributions with respect thereto, the "Exchange Fund"), in each case, for the sole benefit of the holders of shares of ARPI Common Stock. AMH shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on AMH Common Shares in accordance with Section 3.5(d) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

          (b)   The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by AMH. Interest and other income on the Exchange Fund shall be the sole and exclusive property of AMH. No investment of the Exchange Fund shall relieve AMH or the Exchange Agent from making the payments required by this Article III, and following any losses from any such investment, AMH shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy AMH's obligations hereunder for the benefit of the holders of shares of ARPI Common Stock at the Parent Merger Effective Time, which additional funds will be deemed to be part of the Exchange Fund.

          (c)    Exchange Procedures.

              (i)  As promptly as practicable following the Parent Merger Effective Time (but in no event later than five Business Days thereafter), AMH shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Book-Entry Share (A) a letter of transmittal (a "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass only upon proper delivery of the Certificates or Book-Entry Shares (or affidavits of loss in lieu thereof) to the Exchange Agent, which Letter of Transmittal shall be in such form and have such other customary provisions as AMH and ARPI may reasonably agree upon, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of ARPI Common Stock previously represented by such Certificate or Book-Entry Share shall have been converted pursuant to this Agreement, together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and dividends or other distributions on AMH Common Shares in accordance with Section 3.5(d) .

             (ii)  Upon surrender of a Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each ARPI Common Share formerly represented by such Certificate or Book-Entry Share pursuant to the provisions of this Article III plus any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 3.8 and any amounts that such holder has the right to receive in respect of dividends or other distributions on AMH Common Shares in accordance with Section 3.5(d) to be mailed or delivered by wire transfer promptly following the later to occur of (A) the Parent Merger Effective Time or (B) the Exchange Agent's receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until surrendered as contemplated by this Section 3.5, each Certificate and Book-Entry Share shall be deemed, at any time after the Parent Merger Effective Time, to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Article III. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration or the Fractional Share Consideration payable upon the surrender of the Certificates or Book-Entry Shares and any distributions to which such holder is entitled pursuant to Section 3.5(d) hereof.

            (iii)  In the event of a transfer of ownership of shares of ARPI Common Stock that is not registered in the transfer records of ARPI, it shall be a condition of payment that any Certificate or Book-Entry Share surrendered in accordance with the procedures set forth in this Section 3.5(c) shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have paid any transfer Taxes and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of AMH that such Tax either has been paid or is not applicable.

          (d)    Dividends with Respect to AMH Common Shares.    No dividends or other distributions with respect to AMH Common Shares with a record date after the Parent Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the AMH Common Shares issuable hereunder, and all such dividends and other distributions shall be paid by AMH to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Parent Merger Effective Time theretofore paid with respect to such AMH Common Shares to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Parent Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such AMH Common Shares.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any Fractional Share Consideration and any applicable dividends or other distributions with respect to AMH Common Shares) which remains undistributed to the holders of shares of ARPI Common

  Stock for 12 months after the Parent Merger Effective Time shall be delivered to AMH, upon demand, and any former holders of shares of ARPI Common Stock prior to the Parent Merger who have not theretofore complied with this Article III shall thereafter look only to AMH for payment of the Merger Consideration.

          (f)    No Liability.    None of the AMH Parties, the ARPI Parties or the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any person in respect of the Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of AMH, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

        Section 3.6    Withholding Rights.     The Parties, ARP OP, AMH OP, OP Merger Sub, the respective Affiliates of the foregoing and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration, the Fractional Share Consideration, the Partnership Merger Consideration, the Partnership Fractional Unit Consideration, the LTIP Consideration and the LTIP Fractional Unit Consideration (and any other consideration otherwise payable pursuant to this Agreement), such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

        Section 3.7    Structure.     Each party hereto shall cooperate reasonably in the consideration of any changes regarding the structure of the transactions contemplated herein; provided, however, that no such change shall (a) alter or change the amount or kind of the consideration to be issued to holders of shares of ARPI Common Stock or ARP OP Units as currently contemplated in this Agreement, (b) reasonably be expected to impose any material impediment or delay, or condition to, consummation of the Mergers, (c) adversely affect, including with respect to federal income tax treatment, any of the parties hereto or the holders of shares of ARPI Common Stock or ARP OP Units in connection with the Mergers, (d) require submission to or approval by holders of shares of ARPI Common Stock after the ARPI Stockholder Approval or require approval by AMH's stockholders under any applicable Law or NYSE rule, or (e) require submission to or approval by holders of ARP OP Units (other than to the extent solely from ARP GP, as general partner of ARP OP). In the event that the Parties mutually agree to make such a change, the Parties agree to execute appropriate documents to reflect the change.

        Section 3.8    No Fractional Shares or New AMH OP Units.     Notwithstanding any other provision of this Agreement, each holder of shares of ARPI Common Stock converted pursuant to the Parent Merger and each holder of ARP OP Units and ARPI LTIP Units converted pursuant to the Partnership Merger who would otherwise have been entitled to receive a fraction of an AMH Common Share or a New AMH OP Unit, as applicable, shall receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an AMH Common Share or New AMH OP Unit, as applicable, multiplied by the VWAP of AMH Common Shares.

        Section 3.9    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by AMH, the posting by such Person of a bond in such reasonable amount as AMH may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the

Merger Consideration, Fractional Share Consideration and any distributions to which such holder is entitled pursuant to this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ARPI

        Except (a) as set forth in the disclosure letter that has been prepared by the ARPI Parties and delivered by the ARPI Parties to the AMH Parties in connection with the execution and delivery of this Agreement (the "ARPI Disclosure Letter") (it being agreed that (x) disclosure of any item in any section of the ARPI Disclosure Letter with respect to any Section or subsection of this Article IV shall be deemed disclosed with respect to any other Section or subsection of this Article IV to the extent such relationship is reasonably apparent on the face of such disclosure; provided that nothing in the ARPI Disclosure Letter is intended to broaden the scope of any representation or warranty of the ARPI Parties made herein and (y) except as expressly set forth in the ARPI Disclosure Letter, no reference to or disclosure of any item or other matter in the ARPI Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the ARPI Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which ARPI or any of the ARPI Subsidiaries is a party exists or has actually occurred), or (b) other than with respect to representations or warranties set forth in Section 4.3, Section 4.7, Section 4.9 and Section 4.12, as disclosed in publicly available ARPI SEC Documents filed with the SEC (including ARPI SEC Documents that are deemed to be furnished and not filed) on or after January 1, 2013 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are cautionary, predictive or forward-looking in nature, and excluding any generic disclosures), the ARPI Parties hereby jointly and severally represent and warrant to the AMH Parties that:

        Section 4.1    Organization and Qualification; Subsidiaries.

          (a)   ARPI is a corporation validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. ARPI is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect.

          (b)   Each ARPI Subsidiary is a validly existing corporation, limited partnership or limited liability company, as the case may be, and is in good standing (to the extent applicable) under the Law of the jurisdiction of its incorporation, formation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect.

          (c)   Section 4.1(c) of the ARPI Disclosure Letter sets forth a true and complete list of the ARPI Subsidiaries and their respective jurisdiction of incorporation, formation or organization, as the case may be, the type of and percentage of interest held, directly or indirectly, by ARPI in each ARPI Subsidiary and the applicable ARPI Subsidiaries through which ARPI indirectly holds such interests.

          (d)   Except as set forth in Section 4.1(d) of the ARPI Disclosure Letter, neither ARPI nor any ARPI Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the ARPI Subsidiaries and investments in short-term investment securities).

        Section 4.2    Organizational Documents.     ARPI has made available to AMH complete and correct copies of (i) the ARPI Charter and the ARPI Bylaws, (ii) the ARP OP Agreement and the certificate of limited partnership of ARP OP, and (iii) the organizational documents of each ARPI Subsidiary, in each case as in effect on the date hereof. Article XV of the ARPI Bylaws is no longer in force or effect.

        Section 4.3    Capital Structure.

          (a)   The authorized capital stock of ARPI consists of 500,000,000 shares of ARPI Common Stock and 100,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on the date hereof, (i) 32,206,102 shares of ARPI Common Stock were issued and outstanding, (ii) no shares of preferred stock of ARPI ("ARPI Preferred Stock") were issued and outstanding, (iii) 372,898 shares of ARPI Common Stock were available for grant under the ARPI Equity Incentive Plan, (iv) 175,000 shares of ARPI Common Stock were reserved for issuance upon redemption of outstanding ARP OP Units, and (v) 6,612,995 shares of ARPI Common Stock were reserved for issuance upon exchange of outstanding Exchangeable Notes. Section 4.3(a)(i) of the ARPI Disclosure Letter sets forth the "Exchange Rate" pursuant to the Notes Indenture, after giving effect to any adjustments, as in effect on the date hereof. Section 4.3(a)(ii) of the ARPI Disclosure Letter sets forth the complete and correct list, as of the date of this Agreement, of the total number of outstanding ARPI LTIP Units and ARPI Restricted Stock Awards, the number of shares of ARPI Common Stock into which such ARPI LTIP Units are convertible, the name of the holder, the vesting status and criteria and the grant date. All issued and outstanding shares of capital stock of ARPI are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of ARPI having the right to vote (or convertible into, or currently exchangeable for, securities having the right to vote) on any matter on which holders of shares of ARPI Common Stock may vote. There are no options to purchase ARPI Common Stock outstanding under the ARPI Equity Incentive Plan or otherwise. There are no other rights to purchase or receive shares of ARPI Common Stock granted under the ARPI Equity Incentive Plan or otherwise, other than upon redemption of ARP OP Units outstanding or issued to holders of ARPI LTIP Units under the ARP OP Agreement. There has been no "Adjustment Event" or changes to the "Conversion Factor" under the ARP OP Agreement since May 11, 2012.

          (b)   All of the outstanding shares of capital stock of each of the ARPI Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable. All equity interests in each of the ARPI Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the ARPI Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and non-assessable. Except as set forth in Section 4.3(b) of the ARPI Disclosure Letter, ARPI owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the ARPI Subsidiaries owned by ARPI or an ARPI Subsidiary, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, and except as set forth in Section 4.3(b)

  of the ARPI Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any ARPI Subsidiary owned by ARPI or an ARPI Subsidiary or which would require any ARPI Subsidiary to issue or sell any shares of such ARPI Subsidiary capital stock, ownership interests or securities convertible into or exchangeable for shares of such ARPI Subsidiary capital stock or ownership interests.

          (c)   Except as set forth in this Section 4.3 or in Section 4.3(c) of the ARPI Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which ARPI or any ARPI Subsidiary is a party or by which any of them is bound, obligating ARPI or any ARPI Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of ARPI Common Stock, ARPI Preferred Stock, ARPI LTIP Units or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of ARPI or any of the ARPI Subsidiaries or obligating ARPI or any ARPI Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 4.3(c) of the ARPI Disclosure Letter, there are no outstanding contractual obligations of ARPI or any ARPI Subsidiary to repurchase, redeem or otherwise acquire any shares of ARPI Common Stock, ARPI Preferred Stock, ARPI LTIP Units or other equity securities of ARPI or any ARPI Subsidiary. Neither ARPI nor any ARPI Subsidiary is a party to or, to the Knowledge of ARPI, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of ARPI or any of the ARPI Subsidiaries.

          (d)   ARPI does not have a "poison pill" or similar stockholder rights plan.

          (e)   Except as set forth in Section 4.3(e) of the ARPI Disclosure Letter, neither ARPI nor any ARPI Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

          (f)    Except as set forth in Section 4.3(f) of the ARPI Disclosure Letter, all dividends or other distributions on the shares of ARPI Common Stock and any material dividends or other distributions on any securities of any ARPI Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable).

          (g)   ARPI is the sole member of ARP GP. ARP GP is the sole general partner of ARP OP.

          (h)   Section 4.3(h) of the ARPI Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of limited partnership interests held by, each partner in ARP OP.

          (i)    No shares of ARPI Common Stock were repurchased pursuant to ARPI's stock repurchase program announced on November 4, 2015 and such program has been suspended.

        Section 4.4    Authority.

          (a)   ARPI has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the ARPI Stockholder Approval, to consummate the transactions contemplated by this Agreement to which ARPI is a party, including the Parent Merger. The execution and delivery of this Agreement by ARPI and the consummation by ARPI of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of ARPI are necessary to authorize this Agreement or the Parent Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the

  Parent Merger, to receipt of the ARPI Stockholder Approval, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and to the filing of the Certificate of Parent Merger with the SSSD, and, with respect to the Partnership Merger, the filing of the Certificate of Partnership Merger with the SSSD. This Agreement has been duly executed and delivered by ARPI and, assuming due authorization, execution and delivery by each of AMH, AMH OP and OP Merger Sub, constitutes a legally valid and binding obligation of ARPI enforceable against ARPI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The ARPI Board, at a duly held meeting, has, by unanimous vote, (i) duly and validly authorized the execution and delivery of, and approved, this Agreement and declared advisable the consummation of the Mergers and the other transactions contemplated by this Agreement, (ii) directed that the Parent Merger and the other transactions contemplated by this Agreement be submitted for approval at the ARPI Stockholder Meeting, and (iii) recommended that the stockholders of ARPI vote in favor of the approval of the Parent Merger and the other transactions contemplated by this Agreement (the "ARPI Recommendation") and to include such recommendation in the Prospectus/Proxy Statement, subject to Section 7.4.

          (c)   ARP OP has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution and delivery of this Agreement by ARP OP and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary partnership action, and no other partnership proceedings on the part of ARP OP are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the filing of the Certificate of Partnership Merger with the SSSD. This Agreement has been duly executed and delivered by ARP OP, and assuming due authorization, execution and delivery by each of AMH, AMH OP and OP Merger Sub, constitutes a legally valid and binding obligation of ARP OP, enforceable against ARP OP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 4.5(a) of the ARPI Disclosure Letter, the execution and delivery of this Agreement by each of ARPI and ARP OP do not, and the performance of their respective obligations hereunder will not, (i) assuming receipt of the ARPI Stockholder Approval, conflict with or violate any provision of (A) the ARPI Charter or the ARPI Bylaws (B) the ARP OP Agreement or the certificate of limited partnership of ARP OP or (C) any equivalent organizational or governing documents of any other ARPI Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to ARPI or any ARPI Subsidiary or by which any property or asset of ARPI or any ARPI Subsidiary is bound, or (iii) assuming receipt of the ARPI Stockholder Approval, require any consent or approval (except as contemplated by Section 4.5(b)) under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of ARPI or any ARPI Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of ARPI or any ARPI Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which ARPI or any ARPI Subsidiary is a party, except, as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect or to prevent or materially impair the ability of the ARPI Parties to consummate the Mergers in the manner contemplated hereby on or before the Outside Date.

          (b)   The execution and delivery of this Agreement by each of ARPI and ARP OP do not, and the performance of this Agreement by each of ARPI and ARP OP will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Prospectus/Proxy Statement in preliminary and definitive form and of a registration statement on Form S-4 pursuant to which the issuance of the AMH Common Share to the holders of ARPI Common Stock in the Parent Merger will be registered pursuant to the Securities Act and in which the Prospectus/Proxy Statement will be included (together with any amendments or supplements thereto, the "Form S-4"), and declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NYSE, (iii) the filing of (x) the Articles of Merger with the SDAT, (y) the Certificate of Parent Merger with the SSSD and (z) appropriate documents with the relevant authorities of the other jurisdictions in which ARPI and AMH and their respective Subsidiaries are qualified to do business, (iv) the filing of the Certificate of Partnership Merger with the SSSD, (v) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws (vi) such filings as may be required in connection with Transfer Taxes, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have an ARPI Material Adverse Effect or to prevent or materially impair the ability of the ARPI Parties to consummate the Mergers in the manner contemplated hereby on or before the Outside Date.

          (c)   The Mergers and the consummation of the other transactions contemplated hereby do not constitute a "Fundamental Change" or a "Make-Whole Fundamental Change" pursuant to the Notes Indenture or the Exchangeable Notes issued thereunder.

          (d)   There are no appraisal or dissenting share rights under Maryland law, the Organizational Documents of any of the ARPI Parties or otherwise applicable with respect to the ARPI stockholders or holders of ARP OP Units pursuant to the Mergers.

        Section 4.6    Permits; Compliance with Law.

          (a)   Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.17 or Section 4.18, which are addressed solely in those Sections, ARPI and each ARPI Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for ARPI and each ARPI Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the "ARPI Permits"), and all the ARPI Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the ARPI Permits, individually or in the aggregate, has not had and would not reasonably be expected to have an ARPI Material Adverse Effect. All applications required to have been filed for the renewal of the ARPI Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to the ARPI Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect. Neither ARPI nor any ARPI Subsidiary has received any claim or notice nor has any Knowledge indicating that ARPI or any ARPI Subsidiary is currently not in material compliance with the terms of any material ARPI Permit.

          (b)   Neither ARPI nor any ARPI Subsidiary is or has been in conflict with, or in default or violation of (i) any Law applicable to ARPI or any ARPI Subsidiary or by which any property or asset of ARPI or any ARPI Subsidiary is bound (except for any Law addressed in Section 4.16, Section 4.17 or Section 4.18), or (ii) any ARPI Permits (except for the ARPI Permits addressed in Section 4.17 or Section 4.18), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect.

        Section 4.7    SEC Documents; Financial Statements.

          (a)   ARPI has made available to AMH (by public filing with or furnishing to the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed or furnished by ARPI and ARP OP with the SEC since May 11, 2012 (the "ARPI SEC Documents"). Except for matters relating to open comment letters with the SEC as set forth in Section 4.7 of the ARPI Disclosure Letter, as of their respective dates, the ARPI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ARPI SEC Documents and none of the ARPI SEC Documents, at the time of filing or being furnished (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been updated by later ARPI SEC Documents filed, or deemed furnished and not filed, and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Prospectus/Proxy Statement that were not supplied by or on behalf of ARPI or its representatives. Neither ARPI nor ARP OP has any outstanding and unresolved comments from the SEC with respect to the ARPI SEC Documents. No ARPI Subsidiary is required to file any form or report with the SEC.

          (b)   ARPI has made available to AMH complete and correct copies of all written correspondence between the SEC, on one hand, and ARPI or ARP OP, on the other hand, since May 11, 2012. At all applicable times, ARPI and ARP OP have both complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, as amended from time to time.

          (c)   The consolidated financial statements of ARPI and the ARPI Subsidiaries included or incorporated by reference in the ARPI SEC Documents, including the related notes and schedules, complied as to form at the time they were filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly present, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of ARPI and the ARPI Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of ARPI and the ARPI Subsidiaries for the periods presented therein.

          (d)   ARPI and the ARPI Subsidiaries have implemented and maintain a system of internal accounting controls designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. ARPI (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to ARPI, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of ARPI by others within those entities, and (ii) has disclosed to the Knowledge of ARPI, based on its most recent evaluation prior to the date of this Agreement, to ARPI's outside auditors and the audit committee of the ARPI Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect ARPI's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in ARPI's internal controls over financial reporting. Since May 11, 2012, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any ARPI SEC Document has been so disclosed.

        Section 4.8    Absence of Certain Changes or Events.     Except as contemplated by this Agreement or as set forth in Section 4.8 of the ARPI Disclosure Letter, since January 1, 2013, ARPI and each ARPI Subsidiary have conducted their business in all material respects in the ordinary course consistent with past practice except for the transactions contemplated by this Agreement. Since January 1, 2013, there has not been any ARPI Material Adverse Effect or any effect, event, change or circumstance that, individually or in the aggregate with all other effects, events, changes and circumstances, has had or would reasonably be expected to have an ARPI Material Adverse Effect.

        Section 4.9    No Undisclosed Material Liabilities.     Except as set forth in Section 4.9 of the ARPI Disclosure Letter or as otherwise would not have or reasonably be expected to have an ARPI Material Adverse Effect, there are no liabilities of ARPI or any of the ARPI Subsidiaries of any nature that would be required under GAAP to be set forth on the financial statements of ARPI or the notes thereto, or, to ARPI's Knowledge, any other liabilities, whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due, and whether or not required to be reflected or recorded on a balance sheet under GAAP, in each case other than: (i) liabilities adequately provided for on the balance sheet of ARPI dated as of September 30, 2015 (including the notes thereto) as required by GAAP, (ii) liabilities incurred in connection with the transactions contemplated by this Agreement or (iii) liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to September 30, 2015. The aggregate Expenses incurred, or to be incurred, by the ARPI Parties at or prior to the Closing will not exceed $14,000,000.

        Section 4.10    No Default.     Except as set forth on Section 4.10 of the ARPI Disclosure Letter, neither ARPI nor any of the ARPI Subsidiaries is in default or violation (and to the Knowledge of ARPI, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) (A) the ARPI Charter or the ARPI Bylaws (B), the ARP OP Agreement or the certificate of limited partnership of ARP OP or (C) the comparable charter or organizational documents of any of the other ARPI Subsidiaries, (ii) any loan or credit agreement, note, or any bond, mortgage or indenture, to which ARPI or any of the ARPI Subsidiaries is a party or by which ARPI, any of the ARPI Subsidiaries or any of their respective properties or assets is bound, including the Notes Indenture, the Securitization Facility and the ARPI Credit Facility, or (iii) any Order, statute, rule or regulation applicable to ARPI or any of the ARPI Subsidiaries, except in the case of clause (iii) for defaults or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect.

        Section 4.11    Litigation.     Except as set forth in Section 4.11 of the ARPI Disclosure Letter, as of the date of this Agreement, (a) there is no material Action pending or, to the Knowledge of ARPI, threatened in writing by or before any Governmental Authority against ARPI or any ARPI Subsidiary or any director or officer of ARPI or any ARPI Subsidiary, and (b) neither ARPI nor any ARPI Subsidiary, nor any of ARPI's nor any ARPI Subsidiary's respective property, is subject to any outstanding material Order of any Governmental Authority.

        Section 4.12    Taxes.

          (a)   Except as set forth in Section 4.12(a) of the ARPI Disclosure Letter, ARPI and each ARPI Subsidiary has timely filed with the appropriate Governmental Authority all Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Except as set forth in Section 4.12(a) of the ARPI Disclosure Letter, ARPI and each ARPI Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all material Taxes required to be paid by them, whether or not shown on any Tax return. Neither ARPI nor any of its Subsidiaries has received a written claim, or to the Knowledge of ARPI, an unwritten claim, by any authority in a jurisdiction where any of them does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (b)   ARPI was formed under the laws of Maryland as a corporation on March 30, 2012. On April 6, 2012, ARPI filed a valid election to be treated as an S corporation with an effective date of March 30, 2012. ARPI revoked its tax status as an S corporation by filing a properly executed statement providing that it revokes the election made under Code Section 1362(a) (the "Revocation Statement") effective as of May 10, 2012 (the "Revocation Date"). ARPI obtained the properly executed consent of stockholders holding a majority of its issued and outstanding shares of common stock on the Revocation Date and attached such consents to the Revocation Statement. ARPI filed the Revocation Statement with the IRS service center in Ogden, UT, the service center with which ARPI filed its S corporation election. The Revocation Statement and the stockholder consents attached thereto complied in all respects with the requirements set forth under Treasury Regulations Sections 1.1362-6(a)(3) and 1.1362-6(b).

          (c)   ARPI (i) for all taxable years commencing May 10, 2012 and through December 31, 2014, has been subject to taxation as a real estate investment trust within the meaning of Sections 856 and 857 of the Code (a "REIT") and has satisfied all requirements for qualification and taxation as a REIT for such years; (ii) has operated since May 10, 2012 and will operate to the Parent Merger Effective Time in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending with the Parent Merger; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS to its status as a REIT, and to the Knowledge of ARPI, no such challenge is pending or threatened. No entity in which ARPI owns an interest, directly or indirectly, is a corporation for federal income tax purposes, other than a corporation that qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code ("Qualified REIT Subsidiary") or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code ("Taxable REIT Subsidiary"). Section 4.12(c) of the ARPI Disclosure Letter sets forth a list of each Qualified REIT Subsidiary and Taxable REIT Subsidiary of ARPI, and each entity in which ARPI owns an interest not set forth in Section 4.12(c) of the ARPI Disclosure Letter is and has been since its formation classified as a partnership or entity disregarded as separate from ARPI or an entity in which ARPI owns an interest for federal income tax purposes. Taking into account all distributions to be made by ARPI prior to the Parent Merger Effective Time, ARPI will have distributed cash to its stockholders in its taxable year ending with the Parent Merger in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of its taxable year ending with the Parent Merger, and ARPI will not be subject to Tax under Sections 857(b) or 4981 of the Code in respect of its taxable year ending with the Parent Merger.

          (d)   Each ARPI Subsidiary that is a partnership, joint venture or limited liability company and has not elected to be a Taxable REIT Subsidiary has been since its formation treated for federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

          (e)   (i) There are no audits, investigations by any Governmental Authority or other proceedings on-going or, to the Knowledge of ARPI, threatened with regard to any Taxes or Tax Returns of ARPI or any ARPI Subsidiary; (ii) to the Knowledge of ARPI, except as set forth in Section 4.12(e)(ii) of the ARPI Disclosure Letter, no deficiency for Taxes of ARPI or any ARPI Subsidiary has been claimed, proposed or assessed in writing or threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith; (iii) except as set forth in Section 4.12(e)(iii) of the ARPI Disclosure Letter, neither ARPI nor any ARPI Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year or is the beneficiary of an extension of time to file any Tax Return except for any such waivers or extensions relating to an extension of time to file any non-income Tax Return obtained in the ordinary course of business; and (iv) except as set forth in Section 4.12(e) of the ARPI Disclosure Letter, neither ARPI nor any of the ARPI Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

          (f)    Neither ARPI nor any ARPI Subsidiary hold any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

          (g)   Beginning with its taxable year ended December 31, 2012, (i) ARPI and the ARPI Subsidiaries have not incurred any liability for material Taxes under Sections 856(g)(5)(C), 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid and shall not incur any such liability for such Taxes in the taxable year ending on the Closing Date, and (ii) neither ARPI nor any ARPI Subsidiary has incurred any material liability for Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with a sale, exchange, or other transfer of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon ARPI or the ARPI Subsidiaries.

          (h)   ARPI and the ARPI Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

          (i)    There are no ARPI Tax Protection Agreements in force, and no person has raised in writing, or, to the Knowledge of ARPI, threatened to raise, a material claim against ARPI or any ARPI Subsidiary for any breach of any ARPI Tax Protection Agreements. As used herein, "ARPI Tax Protection Agreements" means any written agreement to which ARPI or any ARPI Subsidiary is a party (i) pursuant to which any liability to holders of interests in an ARPI Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) that was entered into in connection with or related to the deferral of income Taxes of a holder of interests in an ARPI Subsidiary Partnership, and that requires ARPI or any ARPI Subsidiary (A) to maintain a minimum level of debt, continue a particular debt or provide rights to guarantee, or otherwise assume economic risk of loss with respect to, debt, (B) to retain or not dispose of assets, or engage in transactions of comparable tax effect, (C) to make or refrain from making a Tax election, or (D) only dispose of assets in a particular manner. As used herein, "ARPI Subsidiary Partnership" means an ARPI Subsidiary that is a partnership for federal income tax purposes.

          (j)    There are no Tax Liens upon any property or assets of ARPI or any ARPI Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          (k)   Neither ARPI nor any ARPI Subsidiary has requested or has received any written ruling of a Governmental Authority, or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

          (l)    There are no Tax allocation or sharing agreements or similar arrangements with respect to which ARPI or any ARPI Subsidiary is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business and ARPI Tax Protection Agreements).

          (m)  Neither ARPI nor any ARPI Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any Person (other than ARPI or any ARPI Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (n)   Neither ARPI nor any ARPI Subsidiary has participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

          (o)   Neither ARPI nor any of the ARPI Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

          (p)   Except as set forth in Section 4.12(p) of the ARPI Disclosure Letter, no written power of attorney that has been granted by ARPI or any of the ARPI Subsidiaries (other than to ARPI or an ARPI Subsidiary) currently is in force with respect to any matter relating to Taxes.

          (q)   The Parties agree and acknowledge that the representations and warranties set forth in this Section 4.12 are made based upon the assumptions that (i) between the time of the Partnership Merger and the Parent Merger, the assets and income of AMH OP and its Subsidiaries, (other than those assets formerly held by ARP OP and its Subsidiaries immediately prior to the Partnership Merger, and the income attributable thereto for such period) are such that they would allow ARPI to qualify as a REIT on standalone basis with respect to such time period and (ii) the Parties will comply with the their obligations under the covenant in Section 7.11(c). The Parties agree and acknowledge that the purpose and intent of these qualifications and assumptions is that ARPI is not making any representations or warranties in this Section 4.12 as to the assets or income of AMH OP immediately prior to the Partnership Merger. Nothing in this Section 4.12(q) shall limit ARPI's obligations under Section 7.11(c).

          (r)   Section 4.12(r) of the ARPI Disclosure Letter sets forth, as of December 31, 2014, the amount of net operating losses of ARPI.

          (s)   Neither ARPI nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

          (t)    As of the date of this Agreement, ARPI is not aware of any fact or circumstance that could reasonably be expected to prevent the Parent Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (u)   Except as set forth in Section 4.12(u) of the ARPI Disclosure Letter, to the Knowledge of ARPI, neither it nor any of its Subsidiaries has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code or engaged in any transaction that would give rise to "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code.

          (v)   This Section 4.12 contains the sole and exclusive representations and warranties of the ARPI Parties with respect to Taxes and Tax matters (other than those matters described in or contemplated by Section 4.7(c), Section 4.8, Section 4.9, Section 4.13, Section 4.14(c), Section 4.18(b) and Section 4.18(i)).

        Section 4.13    Pension and Benefit Plans; Employees.

          (a)   Section 4.13(a) of the ARPI Disclosure Letter sets forth a list, as of the date hereof, of every Employee Benefit Plan sponsored, maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by ARPI or any of its ERISA Affiliates or pursuant to which any of the foregoing has any liability (such Employee Benefit Plans, the "ARPI Employee Benefit Plans"). Each such Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder that has not been revoked and, to ARPI's Knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination or opinion letter.

          (b)   With respect to each ARPI Employee Benefit Plan, ARPI has provided, or made available, to AMH (if applicable to such ARPI Employee Benefit Plan): (i) all documents embodying or governing such ARPI Employee Benefit Plan, and any funding medium for the ARPI Employee Benefit Plan (including trust agreements); (ii) the most recent IRS determination or opinion letter with respect to such ARPI Employee Benefit Plan under Section 401(a) of the Code; (iii) the most recently filed IRS Form 5500 Annual Report and accompanying schedules and audited financial statements; (iv) the most recent actuarial report; (v) the current summary plan description for such ARPI Employee Benefit Plan (or other descriptions of such ARPI Employee Benefit Plan provided to employees) and all summaries of material modifications thereto; (vi) any insurance policy related to such ARPI Employee Benefit Plan; and (vii) all material written correspondence received from the IRS, Pension Benefit Guaranty Corporation or the U.S. Department of Labor during the past three years.

          (c)   Except as set forth in Section 4.13(c) of the ARPI Disclosure Letter, each ARPI Employee Benefit Plan has been administered in all material respects in accordance with the requirements of applicable law, including ERISA and the Code, and is being administered and operated in all material respects in accordance with its terms. No ARPI Employee Benefit Plan is, and in the last six years neither ARPI nor any of its ERISA Affiliates has sponsored, maintained or contributed to a plan that is, subject to Title IV of ERISA, is a multiemployer plan, within the meaning of ERISA Section 3(37), is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA) or is a "multiple employer plan" (as defined in Section 413 of the Code).

          (d)   Full payment has been made, or otherwise properly accrued on the books and records of ARPI and any ERISA Affiliate, of all amounts that ARPI and any ERISA Affiliate are required under the terms of the ARPI Employee Benefit Plans to have paid as contributions to such ARPI Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of ARPI through the Closing Date.

          (e)   Neither ARPI, nor an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of ARPI or an ERISA Affiliate, nor, to the Knowledge of ARPI, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any ARPI Employee Benefit Plan that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

          (f)    No claim, action, audit, investigation, governmental proceeding or litigation has been made, commenced or, to the Knowledge of ARPI, threatened with respect to any ARPI Employee Benefit Plan (other than for benefits payable in the ordinary course of business).

          (g)   Except as set forth in Section 4.13(g) of the ARPI Disclosure Letter, no ARPI Employee Benefit Plan provides for medical, life insurance or other health or welfare benefits (other than under Section 4980B of the Code, Part 6 of Title I of ERISA or other similar applicable Law, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or former employee. There has been no communication to any Person that would reasonably be expected to promise or guarantee any such retiree benefits.

          (h)   Except as set forth in Section 4.13(h) of the ARPI Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (individually or together with the occurrence of any other event): (A) entitle any employee, trustee, director or consultant of ARPI or the ARPI Subsidiaries to severance pay or any increase in severance pay under any ARPI Employee Benefit Plan or ARPI employment agreement upon any termination of employment on or after the date of this Agreement, (B) accelerate the time of payment, vesting or funding or result in any payment of compensation or benefits under, or increase the amount or value of any payment to any employee, officer, trustee or director of ARPI or any ARPI Subsidiary, or could limit the right to amend, merge or terminate any ARPI Employee Benefit Plan or related trust, (C) result in payments or benefits under any ARPI Employee Benefit Plan or ARPI employment agreement or other agreements in affect prior to Closing which would not be deductible under Section 280G of the Code, or (D) result in a requirement to pay any tax "gross up" or similar "make whole" payment to any employee, director, consultant or other service provider of ARPI or any of its ERISA Affiliates.

  Section 4.13(h) of the ARPI Disclosure Letter separately identifies the estimated amounts of any payments or benefits which would not be deductible under Section 280G of the Code.

          (i)    Each ARPI Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any ARPI Employee Benefit Plan is, or to the Knowledge of ARPI, will be, subject to the penalties of Section 409A(a)(1) of the Code.

        Section 4.14    Labor and Employment Matters.

          (a)   Neither ARPI nor any ARPI Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between ARPI, or any of the ARPI Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of ARPI, threatened against ARPI or any of the ARPI Subsidiaries relating to their business and neither ARPI nor any ARPI Subsidiary has experienced any strike, work stoppage, lockout, shutdown, labor dispute or other concerted interference with normal operations during the past three years. To ARPI's Knowledge, (i) there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of ARPI or any of the ARPI Subsidiaries (ii) nor have there been any such organizational efforts over the past three years.

          (b)   Except as set forth in Section 4.14(b) of the ARPI Disclosure Letter, there are no proceedings pending or, to the Knowledge of ARPI, threatened against ARPI or any of the ARPI Subsidiaries in any forum by or on behalf of any present or former employee of ARPI or any of the ARPI Subsidiaries, any applicant for employment or classes of the foregoing alleging unpaid or overdue wages or compensation due, breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of ARPI of any of the ARPI Subsidiaries in connection with the employment relationship that, individually or in the aggregate, has had or would reasonably be expected to have an ARPI Material Adverse Effect.

          (c)   Each individual who renders service to ARPI or any ARPI Subsidiary who is classified by ARPI or such ARPI Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under any ARPI Employee Benefit Plans) is properly so classified and treated in accordance with applicable Law and for purposes of all ARPI Employee Benefit Plans and perquisites.

          (d)   Each of ARPI and the ARPI Subsidiaries is in compliance in all material respects with all applicable Laws and all applicable contracts and policies relating to labor and labor practices, employment and employment practices, wages, hours, and terms and conditions of employment, including the obligations of the WARN Act, and all other notification and bargaining obligations arising under any collective bargaining agreement, by applicable Law or otherwise. Except as set forth in Section 4.14(d) of the ARPI Disclosure Letter, neither ARPI nor any ARPI Subsidiary has implemented, conducted or experienced a "plant closing" or "mass layoff" as defined in the WARN Act (or any similar group personnel action requiring advance notice under the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of ARPI or any ARPI Subsidiary.

        Section 4.15    Information Supplied.     None of the information supplied or to be supplied by or on behalf of ARPI and ARP OP in writing for inclusion or incorporation by reference in the Form S-4 or the Prospectus/Proxy Statement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Prospectus/Proxy Statement, at the time the Prospectus/Proxy Statement is first mailed to ARPI's stockholders or at the time of the ARPI Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4, at the time it becomes effective under the Securities Act, and the Prospectus/Proxy Statement, at the time it is first mailed to ARPI's stockholders or at the time of the ARPI Stockholder Meeting, will (with respect to ARPI, its officers and directors and the ARPI Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Prospectus/Proxy Statement that were not supplied by or on behalf of ARPI, ARP OP or any of their respective Representatives.

        Section 4.16    Intellectual Property.

          (a)   (i) ARPI and the ARPI Subsidiaries own or are licensed or otherwise possess valid rights to use all material Intellectual Property necessary to conduct the business of ARPI and the ARPI Subsidiaries as it is currently conducted, (ii) the conduct of the business of ARPI and the ARPI Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate in any material respect the Intellectual Property rights of any Third Party, (iii) there are no pending or, to the Knowledge of ARPI, threatened claims with respect to any of the Intellectual Property rights owned by ARPI or any ARPI Subsidiary, and (iv) to the Knowledge of ARPI, no Third Party is currently infringing or misappropriating in any material respect Intellectual Property owned by ARPI or any ARPI Subsidiary. ARPI and the ARPI Subsidiaries are taking all actions that they reasonably believe are necessary to maintain and protect each material item of Intellectual Property that they own.

          (b)   This Section 4.16 contains the exclusive representations and warranties of the ARPI Parties with respect to intellectual property matters (other than matters described in or contemplated by Section 4.7(c), Section 4.8 and Section 4.9).

        Section 4.17    Environmental Matters.

          (a)   ARPI and each ARPI Subsidiary are, and have been since their formation, in compliance with all Environmental Laws, including with respect to identification and management of Hazardous Substances such as lead-based paint, asbestos and toxic mold, except for such non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, an ARPI Material Adverse Effect.

          (b)   ARPI and each ARPI Subsidiary have all material Environmental Permits necessary to conduct their operations and are in material compliance with all such Environmental Permits.

          (c)   Neither ARPI nor any ARPI Subsidiary has received any written notice, demand, letter or claim alleging that ARPI or any ARPI Subsidiary is in material violation of, or has any material liability under, any Environmental Law or that any material Order has been issued against ARPI or any ARPI Subsidiary which remains unresolved. As of the date hereof, there is no material Action pending, or, to the Knowledge of ARPI, threatened, against ARPI or any ARPI Subsidiary under any Environmental Law.

        Section 4.18    Properties.

          (a)   Section 4.18(a) of the ARPI Disclosure Letter sets forth a list showing the address of each real property owned or leased (as lessee or sublessee), including ground leased, by ARPI or any ARPI Subsidiary as of the date of this Agreement (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as an "ARPI Property" and collectively referred to herein as the "ARPI Properties"). Section 4.18(a) of the ARPI Disclosure Letter sets forth a list of each ARPI Property that, as of October 31, 2015, is under contract by ARPI or an ARPI Subsidiary for purchase or which is required under a binding contract to be leased or subleased by ARPI or an ARPI Subsidiary after the date of this Agreement. Except as set forth in Section 4.18(a) of the ARPI Disclosure Letter, there are no real properties that ARPI or any ARPI Subsidiary is obligated to buy, lease or sublease at some future date. Section 4.18(a) of the ARPI Disclosure Letter sets forth a list showing all leases (the "ARPI Lessee Leases") of real property pursuant to which ARPI or any ARPI Subsidiary is a tenant. Except as set forth on Section 4.18(a) of the ARPI Disclosure Letter, (i) each such ARPI Lessee Lease is valid and binding on ARPI or the ARPI Subsidiary party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and subject to general principles of equity), and (ii) each of ARPI or any applicable ARPI Subsidiary, and, to ARPI's Knowledge, each of the other parties thereto, has performed in all material respects all material obligations required to be performed by it under such ARPI Lessee Leases. True and complete copies of all ARPI Lessee Leases in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to AMH on or prior to the date hereof.

          (b)   ARPI or an ARPI Subsidiary owns good, valid and marketable fee simple title or leasehold title (as applicable) to each of the ARPI Properties, in each case, free and clear of Liens, except for ARPI Permitted Liens. For the purposes of this Agreement, "ARPI Permitted Liens" shall mean any (i) Liens relating to any Indebtedness incurred in the ordinary course of business consistent with past practice that (A) are in an amount not to exceed $500,000 in the aggregate or (B) are listed on Section 4.18(b) of the ARPI Disclosure Letter, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of ARPI (if such reserves are required pursuant to GAAP), (iii) Liens imposed or promulgated by Law, including zoning regulations, permits and licenses (but not including Liens imposed pursuant to CERCLA and similar state laws), (iv) immaterial Liens that are disclosed on the existing ARPI Title Insurance Policies made available by or on behalf of ARPI or any ARPI Subsidiary to AMH prior to the date hereof and, with respect to leasehold interests, Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, (v) cashiers', landlords', workers', mechanics', carriers', workmen's, repairmen's and materialmen's liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and in compliance in all material respects with applicable Laws, and (vi) such imperfections in title, easements, restrictions, covenants and similar Liens that do not or will not interfere in any material manner with the current use of the ARPI Properties (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the current operations of such ARPI Properties (assuming its continued use in the manner it is currently operated).

          (c)   Neither ARPI nor any ARPI Subsidiary has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the ARPI Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the ARPI Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the ARPI Properties is not in full force and effect as of the date of this Agreement, except for such failures to be in full force and effect that, individually or in the aggregate, have not had and would not reasonably be expected to have an ARPI Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that have had or would reasonably be expected to have an ARPI Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the ARPI Properties which, individually or in the aggregate, have had or would reasonably be expected to have an ARPI Material Adverse Effect.

          (d)   No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the ARPI Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the ARPI Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the ARPI Properties has failed to be obtained or is not in full force and effect, and neither ARPI nor any ARPI Subsidiary has received written notice of any outstanding threat of modification, suspension or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, has not had and would not reasonably be expected to have an ARPI Material Adverse Effect.

          (e)   Except as set forth in Section 4.18(e) of the ARPI Disclosure Letter, no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any owned ARPI Property or, to the Knowledge of ARPI, any ARPI Property leased by ARPI or any ARPI Subsidiary, that would interfere in any material manner with the current use of the ARPI Properties (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the current operations of such ARPI Properties (assuming its continued use in the manner it is currently operated), and neither ARPI nor any ARPI Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened for any ARPI Property, that would interfere in any material manner with the current use of the ARPI Properties (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the current operations of such ARPI Properties (assuming its continued use in the manner it is currently operated), or (ii) any zoning regulation or ordinance (including with respect to parking), building, fire, health or other Law has been violated (and remains in violation) for any ARPI Property.

          (f)    Section 4.18(f) of the ARPI Disclosure Letter lists all ground leases affecting the interest of ARPI or any ARPI Subsidiary in the ARPI Properties in effect as of the date hereof. True and complete copies of all such ground leases in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to AMH on or prior to the date hereof.

          (g)   The rent roll summaries for each of the ARPI Properties as previously provided to AMH, and the schedules with respect to the ARPI Properties subject to triple-net leases, which schedules have previously been made available to AMH, correctly reference in all material respects each lease or sublease that was in effect as of the dates shown therein and to which ARPI or any ARPI Subsidiary is a party as lessor or sublessor with respect to each of the applicable ARPI Properties (all leases or subleases (including any triple-net leases), together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto, the "ARPI

  Leases"). Section 4.18(g) of the ARPI Disclosure Letter sets forth, as of October 31, 2015, the aggregate annualized rent and security deposit amounts held for each ARPI Property (which security deposits are in the amounts required by the applicable ARPI Lease). Except as set forth on Section 4.18(g) of the ARPI Disclosure Letter, (i) each such ARPI Lease is valid and binding on ARPI or the ARPI Subsidiary party thereto and, to ARPI's Knowledge, each of the other parties thereto, enforceable in all material respects in accordance with its terms (subject to proper authorization and execution of such lease by each other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and subject to general principles of equity), and (ii) each of ARPI or any applicable ARPI Subsidiary, and, to ARPI's Knowledge, each of the other parties thereto, has performed in all material respects all material obligations required to be performed by it under such ARPI Leases. True and complete copies of all ARPI Leases in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to AMH on or prior to the date hereof. Except as set forth on Section 4.18(g) of the ARPI Disclosure Letter, there are no material understandings, arrangements or other agreements relating to any ARPI Property or ARPI Leases (including with respect to the Mack Lease and the Heartland Lease) other than as set forth in writing in the ARPI Leases made available to AMH prior to the date hereof. None of ARLC, ARPI or any other ARPI Subsidiary has granted any written or oral waiver or release of any current or former default under the Mack Lease or the Heartland Lease. No amendment to either of the Mack Lease or the Heartland Lease has been executed by ARLC, ARPI or any other ARPI Subsidiary. ARPI (or an ARPI Subsidiary) (A) has paid, or caused to be paid, all property taxes relating to an ARPI Property subject to the Mack Lease and the Heartland Lease prior to the deadline for such payment or the imposition of any Lien, in each case to the extent not paid by the applicable lessee thereunder in accordance with the Mack Lease or the Heartland Lease, as applicable, and (B) has paid, or caused to be paid, any other material third party fees, dues and expenses relating to such properties in an aggregate amount in excess of $25,000 which, to ARPI's actual Knowledge, have not been paid by the applicable lessee in accordance with the Mack Lease and the Heartland Lease, in each case promptly upon receiving written notice that such expenses have not been timely paid (collectively, the "Master Lease Expense Obligations").

          (h)   Except as set forth on Section 4.18(h) of the ARPI Disclosure Letter or as individually or in the aggregate, has not had and would not reasonably be expected to have an ARPI Material Adverse Effect, neither ARPI nor any ARPI Subsidiary, on the one hand, nor, to the Knowledge of ARPI, any other party, on the other hand, is in monetary default under any ARPI Lease relating to property used for commercial or retail purposes as of the date of the delinquency report made available to AMH on or prior to the date hereof by or on behalf of ARPI.

          (i)    Except as set forth on Section 4.18(i) of the ARPI Disclosure Letter, there are no material Tax abatements or exemptions specifically affecting the ARPI Properties, and ARPI and the ARPI Subsidiaries have not received any written notice of (and ARPI and the ARPI Subsidiaries do not have any Knowledge of) any proposed increase in the assessed valuation of any of the ARPI Properties or of any proposed public improvement assessments that will result in the Taxes or assessments payable in the next tax period increasing by an amount material to ARPI and the ARPI Subsidiaries, considered as a whole.

          (j)    Except as set forth in Section 4.18(j) of the ARPI Disclosure Letter, as of the date of this Agreement, no purchase option has been exercised under any ARPI Lease for which the purchase has not closed prior to the date of this Agreement.

          (k)   Except for ARPI Permitted Liens or as set forth in Section 4.18(k) of the ARPI Disclosure Letter, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any ARPI Property or any portion thereof, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any ARPI Property or any portion thereof that is owned by any ARPI Subsidiary, which, in each case, is in favor of any party other than ARPI or an ARPI Subsidiary (an "ARPI Third Party").

          (l)    Except as set forth in Section 4.18(l) of the ARPI Disclosure Letter, pursuant to an ARPI Lease or any ground lease affecting any ARPI Property, each as set forth in Section 4.18(f) of the ARPI Disclosure Letter and made available to AMH, neither ARPI nor any ARPI Subsidiary is a party to any agreement pursuant to which ARPI or any ARPI Subsidiary manages or manages the development of any real property for any ARPI Third Party.

          (m)  Except as set forth in Section 4.18(m) of the ARPI Disclosure Letter, ARPI and each ARPI Subsidiary, as applicable, are in possession of title insurance policies (each, an "ARPI Title Insurance Policy" and, collectively, the "ARPI Title Insurance Policies"). A true and complete copy of each ARPI Title Insurance Policy in the possession of ARPI as of the date hereof has been made available to AMH. No written claim has been made against any ARPI Title Insurance Policy, which remains pending and, which, individually or in the aggregate, would be material to any ARPI Property.

          (n)   Section 4.18(n) of the ARPI Disclosure Letter lists in all material respects each ARPI Property which is (i) under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by ARPI or an ARPI Subsidiary, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

          (o)   ARPI and the ARPI Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy). None of ARPI's nor any of the ARPI Subsidiaries' ownership of or leasehold interest in any such personal property is subject to any Liens, except for ARPI Permitted Liens. Section 4.18(o) of the ARPI Disclosure Letter sets forth all leased personal property of ARPI or any ARPI Subsidiary with monthly lease obligations in excess of $100,000 and that are not terminable upon 30 days' notice.

          (p)   Section 4.18(p) of the ARPI Disclosure Letter lists any agreements relating to third-party property management or property development services being provided to ARPI or an ARPI Subsidiary (the "ARPI Management Agreements") and the number of facilities currently managed pursuant to each such agreement. Except as set forth in Section 4.18(p) of the ARPI Disclosure Letter, there is no ongoing material default under any ARPI Management Agreement. True and complete copies of all ARPI Management Agreements in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to AMH on or prior to the date hereof.

          (q)   Except (A) as set forth in Section 4.18(q) of the ARPI Disclosure Letter or (B) as, individually or in the aggregate, would cost ARPI and the ARPI Subsidiaries less than $500,000 to repair or otherwise remediate for any ARPI Property, ARPI has no actual Knowledge of (i) any structural defects relating to any ARPI Property, (ii) ARPI Properties whose building systems are not in working order, or (iii) physical damage to any ARPI Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit).

        Section 4.19    Material Contracts.

          (a)   Except for contracts listed in Section 4.19(a) of the ARPI Disclosure Letter or filed as exhibits to the ARPI SEC Documents, as of the date of this Agreement, neither ARPI nor any ARPI Subsidiary is a party to or bound by any contract that, as of the date hereof:

              (i)  is required to be filed as an exhibit to ARPI's Annual Report on Form 10-K pursuant to Item 601(b) of Regulation S-K promulgated under the Securities Act;

             (ii)  obligates ARPI or any ARPI Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $500,000 and is not cancelable within 90 days without material penalty to ARPI or any ARPI Subsidiary;

            (iii)  contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of ARPI or any ARPI Subsidiary, or that otherwise restricts the lines of business conducted by ARPI or any ARPI Subsidiary or the geographic area in which ARPI or any ARPI Subsidiary may conduct business, or any standstill arrangements restricting the ability of ARPI or its affiliates to acquire or combine with any assets, securities or businesses;

            (iv)  contains any earn-out or other contingent payment obligations individually or in the aggregate in excess of $250,000;

             (v)  is an agreement which obligates ARPI or any ARPI Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of ARPI or any ARPI Subsidiary pursuant to which ARPI or an ARPI Subsidiary is the indemnitor;

            (vi)  constitutes an Indebtedness obligation of ARPI or any ARPI Subsidiary with a principal amount individually or in the aggregate greater than $500,000 as of the date hereof;

           (vii)  would prohibit or materially delay the consummation of the Mergers as contemplated by this Agreement;

          (viii)  requires ARPI or any ARPI Subsidiary to dispose of or acquire assets or properties individually or in the aggregate with a fair market value in excess of $500,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

            (ix)  constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction which has a notional amount individually or in the aggregate in excess of $500,000;

             (x)  sets forth the operational terms of a joint venture, partnership, limited liability company with a Third Party member or strategic alliance of ARPI or any ARPI Subsidiary (each, a "JV Agreement");

            (xi)  constitutes a loan to any Person (other than a wholly-owned ARPI Subsidiary) by ARPI or any ARPI Subsidiary individually or in the aggregate in an amount in excess of $500,000;

           (xii)  constitutes a regulatory agreement or similar agreement that requires that any portion of a Property be leased to persons meeting criteria set forth in such agreement; or

          (xiii)  with respect to any non-residential ARPI Property, requires payment of material commissions (including leasing commissions or brokerage fees) or material tenant improvement costs, allowances or other concessions in an amount in excess of $500,000.

          (b)   Each such contract described in clauses (i) through (xi) of Section 4.19(a) is referred to herein as an "ARPI Material Contract."

          (c)   Each ARPI Material Contract is legal, valid, binding and enforceable on ARPI and each ARPI Subsidiary that is a party thereto and, to the Knowledge of ARPI, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). ARPI and each ARPI Subsidiary has performed in all material respects all obligations required to be performed by it under each ARPI Material Contract and, to the Knowledge of ARPI, each other party thereto has performed in all material respects all obligations required to be performed by it under such ARPI Material Contract. None of ARPI or any ARPI Subsidiary, nor, to the Knowledge of ARPI, any other party thereto, is in material breach or violation of, or default under, any ARPI Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a material violation of, breach of or default under any ARPI Material Contract. Neither ARPI nor any ARPI Subsidiary has received notice of any material violation of or default under any ARPI Material Contract.

        Section 4.20    Insurance.     ARPI has made available to AMH copies of all material insurance policies and all material fidelity bonds or other material insurance service contracts in ARPI's possession providing coverage for all ARPI Properties (the "ARPI Insurance Policies"). Except as, individually or in the aggregate, has not had and would not reasonable be expected to have an ARPI Material Adverse Effect, there is no claim for coverage by ARPI or any ARPI Subsidiary pending under any of the ARPI Insurance Policies that has been denied or disputed by the issuer. All material premiums payable under all ARPI Insurance Policies have been paid, and ARPI and the ARPI Subsidiaries have otherwise complied in all material respects with the terms and conditions of all the ARPI Insurance Policies. To the Knowledge of ARPI, such ARPI Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by ARPI or any ARPI Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

        Section 4.21    Questionable Payments.     To the Knowledge of ARPI, none of ARPI nor any ARPI Subsidiaries (nor any of their respective directors, officers, employees or agents) in any material respect (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity (in the case of agents, or non-executive employees that could reasonably be material to ARPI and the ARPI Subsidiaries taken as a whole), (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or its violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

        Section 4.22    Opinion of Financial Advisor.     The ARPI Board has received the oral opinion of Barclays Capital, Inc. ("Barclays") (to be confirmed in writing) to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth in Barclays' written opinion, the Exchange Ratio to be offered to the holders of shares of ARPI Common Stock is fair, from a financial point of view, to such stockholders. ARPI will make available to AMH, solely for informational purposes, a complete and correct copy of such written opinion promptly after receipt thereof by the ARPI Board.

        Section 4.23    Vote Required.     The affirmative vote of the holders of a majority of the outstanding shares of ARPI Common Stock (the "ARPI Stockholder Approval") is the only vote of holders of securities of ARPI or any ARPI Subsidiary required to approve the Parent Merger, the Partnership Merger and the other transactions contemplated by this Agreement.

        Section 4.24    Brokers.     Except for the fees and expenses payable to Barclays, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers or any transactions contemplated by this Agreement based upon arrangements made by or on behalf of ARPI or any ARPI Subsidiary.

        Section 4.25    Investment Company Act.     Neither ARPI nor any ARPI Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 4.26    Takeover Statutes.     No "business combination," "control share acquisition," "fair price," "moratorium" or other takeover or anti-takeover statute or similar federal or state Law (collectively, "Takeover Statutes") is, or as of the Parent Merger Effective Time will be, applicable to this Agreement, the Parent Merger or the other transactions contemplated by this Agreement.

        Section 4.27    Privacy; Data Security.     In the 12-month period prior to the date of this Agreement, there has been no release of personally identifiable information by ARPI or any ARPI Subsidiary in material breach of either: (i) any ARPI Material Contract; or (ii) applicable Law with respect to personally identifiable information, in each case that has resulted in a material disruption of the business or operations of ARPI or any ARPI Subsidiary. To the Knowledge of ARPI, neither ARPI nor any ARPI Subsidiary is the subject of and neither ARPI nor any ARPI Subsidiary has been notified of, any regulatory investigation, or enforcement Action against any ARPI or any ARPI Subsidiary alleging breach of data security or privacy obligations. No Person has commenced any Action with respect to any material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by ARPI or any ARPI Subsidiary (or any of their respective employees or contractors).

        Section 4.28    Related Party Transactions.     Except as set forth in Section 4.28 of the ARPI Disclosure Letter or as expressly permitted by this Agreement, since May 11, 2012 there have been no transactions, agreements, arrangements or understandings between ARPI or any ARPI Subsidiary, on the one hand, and any Affiliates (other than ARPI Subsidiaries) of ARPI or other Persons, on the other hand, that would be required to be disclosed under Items 402 or 404 of Regulation S-K promulgated by the SEC.

        Section 4.29    No Other Representations and Warranties.     Except for the representations or warranties expressly set forth in this Article IV, no ARPI Party nor any of their Affiliates nor any other person on behalf of any ARPI Party has made any representation or warranty, expressed or implied, with respect to ARPI or any of the ARPI Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding ARPI or the ARPI Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AMH

        Except (a) as set forth in the disclosure letter that has been prepared by the AMH Parties and delivered by the AMH Parties to the ARPI Parties in connection with the execution and delivery of this Agreement (the "AMH Disclosure Letter") (it being agreed that (x) disclosure of any item in any section of the AMH Disclosure Letter with respect to any Section or subsection of Article V of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article V of this Agreement to the extent such relationship is reasonably apparent on the face of such disclosure; provided that nothing in the AMH Disclosure Letter is intended to broaden the scope of any representation or warranty of the AMH Parties made herein and (y) no reference to or disclosure of any item or other matter in the AMH Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the AMH Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which AMH or any of the AMH Subsidiaries is a party exists or has actually occurred), or (b) other than with respect to representations or warranties set forth in Section 5.12, as disclosed in publicly available AMH SEC Documents, filed with the SEC (including AMH SEC Documents that are deemed to be furnished and not filed) on or after August 1, 2013 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are cautionary, predictive or forward-looking in nature), the AMH Parties hereby jointly and severally represent and warrant to the ARPI Parties that:

        Section 5.1    Organization and Qualification; Subsidiaries.

          (a)   AMH is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. AMH is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have an AMH Material Adverse Effect.

          (b)   Each AMH Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Law of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have an AMH Material Adverse Effect.

          (c)   Section 5.1(c) of the AMH Disclosure Letter sets forth a true and complete list of the AMH Subsidiaries and their respective jurisdiction of incorporation or organization, as the case may be, and the type of and percentage of interest held, directly or indirectly.

          (d)   Except as set forth in Section 5.1(d) of the AMH Disclosure Letter, neither AMH nor any AMH Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the AMH Subsidiaries and investments in short-term investment securities).

        Section 5.2    Organizational Documents.     AMH has made available to ARPI complete and correct copies of (i) the AMH Declaration of Trust and the AMH Bylaws, (ii) the AMH OP Agreement and the certificate of limited partnership of AMH OP, and (iii) the organizational documents of each AMH Subsidiary, in each case as in effect on the date hereof.

        Section 5.3    Capital Structure.

          (a)   The authorized shares of beneficial interest of AMH consists of 450,000,000 AMH Common Shares, 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share ("AMH Class B Common Shares") and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share ("AMH Preferred Shares"). At the close of business on November 19, 2015, (i) 207,462,066 AMH Common Shares were issued and outstanding, (ii) 635,075 AMH Class B Common Shares were issued and outstanding, (iii) 17,060,000 AMH Preferred Shares were issued and outstanding, (iv) 6,000,000 AMH Common Shares were reserved for issuance pursuant to the terms of the AMH Equity Incentive Plans, (v) 3,505,100 AMH Common Shares were available for grant under the AMH Equity Incentive Plans, (vi) 262,373,785 AMH Common Shares were reserved for issuance upon redemption of AMH OP Units. All issued and outstanding shares of beneficial interest of AMH are duly authorized, validly issued, fully paid and non-assessable, and no class of shares of beneficial interest is entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of AMH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of AMH Common Shares may vote. As of the date of this Agreement, there are AMH Options to purchase an aggregate of 2,494,900 AMH Common Shares outstanding under the AMH Equity Incentive Plans. There are no other rights to purchase or receive AMH Common Shares granted under the AMH Equity Incentive Plans or otherwise other than the AMH Options.

          (b)   All of the outstanding shares of capital stock of each of the AMH Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable. All equity interests in each of the AMH Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the AMH Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and non-assessable. Except as set forth in Section 5.3(b) of the AMH Disclosure Letter, AMH owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the AMH Subsidiaries owned by AMH or an AMH Subsidiary, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, and except as set forth in the AMH OP Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any AMH Subsidiary owned by AMH or an AMH Subsidiary or which would require any AMH Subsidiary to issue or sell any shares of such AMH Subsidiary's capital stock, ownership interests or securities convertible into or exchangeable for shares of such AMH Subsidiary's capital stock or ownership interests.

          (c)   Except as set forth in this Section 5.3 or in Section 5.3(c) of the AMH Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which AMH or any AMH Subsidiary is a party or by which any of them is bound, obligating AMH or any AMH Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional AMH Common Shares, AMH Preferred Shares or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of AMH or any of the AMH Subsidiaries or obligating AMH or any AMH Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 5.3(c) of the AMH Disclosure Letter, there are no outstanding contractual obligations of AMH or any AMH Subsidiary to repurchase, redeem or otherwise acquire any AMH Common Shares, AMH Preferred Shares, or other equity securities of AMH or any AMH Subsidiary. Neither AMH nor any AMH Subsidiary is a party to or, to the Knowledge of AMH, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of AMH or any of the AMH Subsidiaries.

          (d)   AMH does not have a "poison pill" or similar shareholder rights plan.

          (e)   Except as set forth in Section 5.3(e) of the AMH Disclosure Letter, neither AMH nor any AMH Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

          (f)    All dividends or other distributions on the AMH Common Shares and any material dividends or other distributions on any securities of any AMH Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable).

          (g)   AMH is the sole general partner of AMH OP and AMH owns, directly or indirectly, all of the general partner interests in AMH OP.

          (h)   Section 5.3(h) of the AMH Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of limited partnership interests held by, each partner in AMH OP.

        Section 5.4    Authority.

          (a)   AMH has the requisite real estate investment trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which AMH is a party, including the Parent Merger. The execution and delivery of this Agreement by AMH and the consummation by AMH of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary real estate investment trust action, and no other real estate investment trust proceedings on the part of AMH are necessary to authorize this Agreement or the Parent Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Parent Merger, to the filing of the Articles of Merger with the SDAT and the Certificate of Parent Merger with the SSSD, and, with respect to the Partnership Merger, the filing of the Certificate of Partnership Merger with the SSSD. This Agreement has been duly executed and delivered by AMH and, assuming due authorization, execution and delivery by each of the ARPI Parties, constitutes a legally valid and binding obligation of AMH enforceable against AMH in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The AMH Board, at a duly held meeting, has, by unanimous vote, duly and validly authorized the execution and delivery of, and approved, this Agreement and approved the consummation of the Mergers, the issuance of AMH Common Shares as contemplated by this Agreement, the issuance of AMH OP Units as contemplated by this Agreement and the other transactions contemplated by this Agreement.

          (c)   Each of AMH OP and OP Merger Sub has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which it is a party, including the Partnership Merger. The execution and delivery of this Agreement by AMH OP and OP Merger Sub and the consummation by each of them of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary partnership action, and no other partnership proceedings on the part of either AMH OP or OP Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the filing of the Certificate of Partnership Merger with the SSSD. This Agreement has been duly executed and delivered by AMH OP and OP Merger Sub, and assuming due authorization, execution and delivery by each of AMH, ARPI and ARP OP, constitutes a legally valid and binding obligation of each of AMH OP and OP Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        Section 5.5    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 5.5(a) of the AMH Disclosure Letter, the execution and delivery of this Agreement by each of AMH, AMH OP and OP Merger Sub do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate any provision of (A) the AMH Declaration of Trust or AMH Bylaws (B) the AMH OP Agreement or the certificate of limited partnership of AMH OP or (C) any equivalent organizational or governing documents of any other AMH Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.5(b) have been obtained, all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to AMH or any AMH Subsidiary or by which any property or asset of AMH or any AMH Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 5.5(b)) under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of AMH or any AMH Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of AMH or any AMH Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which AMH or any AMH Subsidiary is a party, except, as to clauses (i)(C), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by each of AMH, AMH OP and OP Merger Sub do not, and the performance of this Agreement by each of AMH, AMH OP and OP Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Prospectus/Proxy Statement in preliminary and definitive form and the Form S-4, and declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NYSE, (iii) the filing of (x) the Articles of Merger with the SDAT, (y) the Certificate of Parent Merger with the SSSD and (z) appropriate documents with the relevant authorities of the other jurisdictions in which AMH and ARPI and their respective Subsidiaries are qualified to do business, (iv) the filing of the Certificate of Partnership Merger with the SSSD, (v) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws (vi) such filings as may be required in connection with Transfer Taxes, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

        Section 5.6    Permits; Compliance with Law.

          (a)   AMH and each AMH Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for AMH and each AMH

  Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the "AMH Permits"), and all the AMH Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the AMH Permits, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect. All applications required to have been filed for the renewal of the AMH Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such AMH Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect. Neither AMH nor any AMH Subsidiary has received any claim or notice nor has any Knowledge indicating that AMH or any AMH Subsidiary is currently not in compliance with the terms of any such AMH Permits, except where the failure to be in compliance with the terms of any such AMH Permits, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

          (b)   Neither AMH nor any AMH Subsidiary is or has been in conflict with, or in default or violation of (i) any Law applicable to AMH or any AMH Subsidiary or by which any property or asset of AMH or any AMH Subsidiary is bound, or (ii) any AMH Permits, except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

        Section 5.7    SEC Documents; Financial Statements.

          (a)   AMH has made available to ARPI (by public filing with or furnishing to the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed or furnished by AMH with the SEC since December 31, 2013 (the "AMH SEC Documents"). As of their respective dates, the AMH SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such AMH SEC Documents and none of the AMH SEC Documents, at the time of filing or being furnished (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later AMH SEC Documents filed, or deemed furnished and not filed, and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Prospectus/Proxy Statement that were not supplied by or on behalf of AMH or AMH OP. Except as previously made available to ARPI, AMH does not have any outstanding and unresolved comments from the SEC with respect to the AMH SEC Documents. No AMH Subsidiary is required to file any form or report with the SEC.

          (b)   AMH has made available to ARPI complete and correct copies of all written correspondence between the SEC on one hand, and AMH, on the other hand, since August 1, 2013. At all applicable times, AMH has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, as amended from time to time.

          (c)   The consolidated financial statements of AMH and the AMH Subsidiaries included or incorporated by reference in the AMH SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of AMH and the AMH Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of AMH and the AMH Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later AMH SEC Documents filed and publicly available prior to the date of this Agreement.

          (d)   AMH and the AMH Subsidiaries have implemented and maintain a system of internal accounting controls designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. AMH (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to AMH, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of AMH by others within those entities, and (ii) has disclosed to the Knowledge of AMH, based on its most recent evaluation prior to the date of this Agreement, to AMH's outside auditors and the audit committee of the AMH Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect AMH's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in AMH's internal controls over financial reporting. Since May 11, 2012, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any AMH SEC Document has been so disclosed.

        Section 5.8    Absence of Certain Changes or Events.     Except as contemplated by this Agreement or as set forth in Section 5.8 of the AMH Disclosure Letter, since July 31, 2013, AMH and each AMH Subsidiary have conducted their business in all material respects in the ordinary course. Since August 1, 2013, there has not been any AMH Material Adverse Effect or any effect, event, change or circumstance that, individually or in the aggregate with all other effects, events, changes and circumstances, would reasonably be expected to have an AMH Material Adverse Effect.

        Section 5.9    No Undisclosed Material Liabilities.     Except as disclosed in the AMH SEC Documents, as set forth in Section 5.9 of the AMH Disclosure Letter or as otherwise would not reasonably be expected to have an AMH Material Adverse Effect, there are no liabilities of AMH or any of the AMH Subsidiaries of a nature that would be required under GAAP to be set forth on the financial statements of AMH or the notes thereto, other than: (i) liabilities adequately provided for on the balance sheet of AMH dated as of September 30, 2015 (including the notes thereto) as required by GAAP, (ii) liabilities incurred in connection with the transactions contemplated by this Agreement or (iii) liabilities incurred in the ordinary course of business consistent with past practice subsequent to September 30, 2015.

        Section 5.10    No Default.     Except as set forth on Section 5.10 of the AMH Disclosure Letter, neither AMH nor any of the AMH Subsidiaries is in default or violation (and to the Knowledge of AMH, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) (A) the AMH Declaration of Trust or the AMH Bylaws (B), the AMH OP Agreement or the certificate of limited partnership of AMH OP or (C) the comparable charter or organizational documents of any of the other AMH Subsidiaries, (ii) any loan or credit agreement, note, or any bond, mortgage or indenture, to which AMH or any of the AMH Subsidiaries is a party or by which AMH, any of the AMH Subsidiaries or any of their respective properties or assets is bound, or (iii) any Order, statute, rule or regulation applicable to AMH or any of the AMH Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

        Section 5.11    Litigation.     Except as, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect, or as set forth in Section 5.11 of the AMH Disclosure Letter, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of AMH, threatened in writing by of before any Governmental Authority against AMH or any AMH Subsidiary or any director or officer of AMH or any AMH Subsidiary, and (b) neither AMH nor any AMH Subsidiary, nor any of AMH's or any AMH Subsidiary's respective property, is subject to any outstanding Order of any Governmental Authority.

        Section 5.12    Taxes.

          (a)   AMH and each AMH Subsidiary has timely filed with the appropriate Governmental Authority all Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. AMH and each AMH Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.

          (b)   AMH (i) for all taxable years commencing with AMH's formation and through December 31, 2014, has been subject to taxation as REIT and has satisfied all requirements for qualification and taxation as a REIT for such years; (ii) has operated since October 19, 2012 and will operate to the Parent Merger Effective Time in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will include the date of Parent Merger (and currently intends to operate in such manner thereafter); and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS to its status as a REIT, and to the Knowledge of AMH, no such challenge is pending or threatened.

          (c)   (i) There are no audits, investigations by any Governmental Authority or other proceedings on-going or, to the Knowledge of AMH, threatened with regard to any Taxes or Tax Returns of AMH or any AMH Subsidiary; and (ii) no deficiency for Taxes of AMH or any AMH Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of AMH, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have an AMH Material Adverse Effect.

          (d)   As of the date of this Agreement, AMH is not aware of any fact or circumstance that could reasonably be expected to prevent the Parent Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (e)   This Section 5.12 contains the sole and exclusive representations and warranties of the AMH Parties with respect to Taxes and Tax matters (other than those matters described in Section 5.7(c) and Section 5.13).

        Section 5.13    Pension and Benefit Plans; Employees.

          (a)   Each material Employee Benefit Plan currently maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by AMH or any of its ERISA Affiliates (such Employee Benefit Plans, the "AMH Employee Benefit Plans") that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder that has not been revoked and, to AMH's

  Knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination or opinion letter.

          (b)   Each AMH Employee Benefit Plan has been administered in accordance with the requirements of applicable law, including ERISA and the Code, except as would not, individually or in the aggregate, reasonably be expected to have an AMH Material Adverse Effect and is being administered and operated in all material respects in accordance with its terms. No AMH Employee Benefit Plan is subject to Title IV of ERISA, is a multiemployer plan, within the meaning of ERISA Section 3(37), is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA) or is a "multiple employer plan" (as defined in Section 413 of the Code).

        Section 5.14    Information Supplied.     None of the information supplied or to be supplied by or on behalf of AMH and AMH OP in writing for inclusion or incorporation by reference in the Form S-4 or the Prospectus/Proxy Statement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Prospectus/Proxy Statement, at the time the Prospectus/Proxy Statement is first mailed to ARPI's stockholders or at the time of the ARPI Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Prospectus/Proxy Statement will (with respect to AMH, its officers and directors and the AMH Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Prospectus/Proxy Statement that were not supplied by or on behalf of AMH or AMH OP.

        Section 5.15    Environmental Matters.

          (a)   AMH and each AMH Subsidiary are, and have been since their formation, in compliance with all Environmental Laws, including with respect to identification and management of Hazardous Substances such as lead-based paint, asbestos and toxic mold, except for such non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, an AMH Material Adverse Effect.

          (b)   AMH and each AMH Subsidiary have all material Environmental Permits necessary to conduct their operations and are in compliance with all such Environmental Permits, except for such non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, an AMH Material Adverse Effect.

          (c)   Neither AMH nor any AMH Subsidiary has received any written notice, demand, letter or claim alleging that AMH or any AMH Subsidiary is in material violation of, or has any material liability under, any Environmental Law or that any material Order has been issued against AMH or any AMH Subsidiary which remains unresolved. There is no Action pending, or, to the Knowledge of ARPI, threatened, against AMH or any AMH Subsidiary under any Environmental Law that would reasonably be expected to have an AMH Material Adverse Effect.

        Section 5.16    Brokers.     No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers or any transactions contemplated by this Agreement based upon arrangements made by or on behalf of AMH or any AMH Subsidiary.

        Section 5.17    Investment Company Act.     Neither AMH nor any AMH Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 5.18    Takeover Statutes.     The AMH Board has taken all action necessary to render inapplicable to the Parent Merger and the other transactions contemplated by this Agreement, the restrictions on business combinations contained in the MRL and the MGCL. No Takeover Statutes are applicable to this Agreement, the Parent Merger or the other transactions contemplated by this Agreement.

        Section 5.19    Related Party Transactions.     Except as set forth in Section 5.19 of the AMH Disclosure Letter or in the AMH SEC Documents filed and publicly available through and including the date of this Agreement or as permitted by this Agreement, there are no current transactions, agreements, arrangements or understandings between AMH or any AMH Subsidiary, on the one hand, and any Affiliates (other than AMH Subsidiaries) of AMH or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 5.20    No Other Representations and Warranties.     Except for the representations or warranties expressly set forth in this Article V, no AMH Party nor any of their Affiliates nor any other person on behalf of any AMH Party has made any representation or warranty, expressed or implied, with respect to AMH or any of the AMH Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding AMH or the AMH Subsidiaries.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 6.1    Conduct of Business by ARPI.

          (a)   Each ARPI Party covenants and agrees that, between the date of this Agreement and the earliest to occur of (X) the later of (1) the Partnership Merger Effective Time and (2) the Parent Merger Effective Time and (Y) the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the "Interim Period"), except to the extent required by Law, as may be consented to in writing by AMH (which consent shall not be unreasonably withheld, delayed or conditioned with respect to (ii)(A), (B), (C) and (D)), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the ARPI Disclosure Letter, the ARPI Parties shall, and shall cause each of the other ARPI Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent in all material respects with past practice, and (ii) use its commercially reasonable efforts to (A) maintain its material assets and properties in their current condition (normal wear and tear excepted), (B) preserve intact in all material respects its current business organization, goodwill, on-going businesses and material relationships with third parties, (C) keep available the services of its present officers and other key employees and consultants, (D) maintain all ARPI Insurance Policies, (E) timely pay, or cause to be paid, any Master Lease Expense Obligations which are property taxes, and promptly pay, or cause to be paid, any other material Master Lease Expense Obligations of which ARPI has actual Knowledge that such amounts have not been paid by the applicable lessee under the Mack Lease or Heartland Lease, as applicable, promptly upon receipt of written notice that such expenses are due, (F) sell the ARPI Properties which are subject to the Mack Lease or the Heartland Lease in accordance with the terms in the proviso in Section 6.1(b)(x), and (G) maintain the status of ARPI as a REIT, the status of each ARPI Subsidiary that is organized as a corporation or has elected to be treated as an association taxable as a corporation for federal income tax purposes as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as applicable, and the status of each ARPI Subsidiary that is a partnership, joint venture or limited liability company and has not elected to be a Taxable REIT Subsidiary as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

          (b)   Without limiting the foregoing, each ARPI Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by AMH (which consent shall not be unreasonably withheld, delayed or conditioned with respect to clauses (b)(vii)-(viii), (x)-(xvi), (xviii), (xx), (xxii), (xxiii) and (xxvi)), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the ARPI Disclosure Letter, the ARPI Parties shall not, and shall not cause or permit any other ARPI Subsidiary to, do any of the following:

              (i)  amend or propose to amend (A) the ARPI Charter or the ARPI Bylaws or grant any waivers to the stock ownership limit under the ARPI Charter, (B) the ARP OP Agreement (other than any amendment necessary to effect the Partnership Merger, the Parent Merger or the other transactions contemplated hereby) or certificate of limited partnership of ARP OP or (C) such equivalent organizational or governing documents of any ARPI Subsidiary;

             (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of ARPI or any ARPI Subsidiary (other than any wholly-owned ARPI Subsidiary);

            (iii)  grant any holder of capital stock of ARPI or any ARPI Subsidiaries any preemptive rights, appraisal rights, dissenters' rights or any rights of an objecting stockholder pursuant to Title 3, Subtitle 2 of the MGCL;

            (iv)  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of ARPI or any ARPI Subsidiary or other equity securities or ownership interests in ARPI or any ARPI Subsidiary, except for (A) the declaration and payment by ARPI of a regular quarterly dividend for the fourth quarter of 2015 at a rate of $0.10 per share, and the declaration and payment by ARPI of a quarterly dividend for any calendar quarter ending after January 1, 2016 at a rate equal to the applicable per share quarterly dividend declared by AMH in respect of AMH Common Shares, multiplied by the Exchange Rate, which quarterly dividend rate shall not be less than $0.05 per share; provided, however, that with respect to any quarterly dividend for any quarter ending after January 1, 2016, that the record and payment dates for ARPI's dividends pursuant to this Section 6.1(b)(iv)(A) shall be the same as AMH's record and payment dates, to the extent that such dates were not declared prior to the date of this Agreement), (B) the regular distributions that are required to be made in respect of the ARP OP Units in connection with any dividends paid on the shares of ARPI Common Stock, (C) the declaration and payment of dividends or other distributions to ARPI by any directly or indirectly wholly-owned ARPI Subsidiary, and (D) distributions by any ARPI Subsidiary that is not wholly-owned, directly or indirectly, by ARPI, in accordance with the requirements of the organizational documents as in effect on the date hereof of such ARPI Subsidiary; provided, however, that, notwithstanding anything herein to the contrary, ARPI and any ARPI Subsidiary shall be permitted to make (or increase) distributions, including under Sections 858 or 860 of the Code, reasonably necessary for ARPI to maintain its status as a REIT under the Code and/or avoid or reduce the imposition of any entity-level income or excise Tax under the Code;

             (v)  redeem, repurchase, exchange or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of ARPI or an ARPI Subsidiary or any securities convertible into or exchangeable for capital stock or other equity interests of ARPI or an ARPI Subsidiary, other than (A) the repurchase of ARPI Common Stock pursuant to Section 7.3.5 of the ARPI Charter, (B) the withholding of shares of ARPI Common Stock to satisfy withholding Tax obligations with respect to outstanding awards granted pursuant to the ARPI Equity Incentive Plan, (C) of ARP OP Units to the extent required pursuant to Section 8.04 of the ARP OP Agreement, provided that upon the exercise of any redemption right by a holder of ARP OP Units, ARP GP, as general partner of ARP OP, shall elect, pursuant to Section 8.04(b) of the ARP OP Agreement, to cause ARPI to purchase such shares in exchange for shares of ARPI Common Stock in lieu of cash, and (D) the issuance of shares of ARPI Common Stock (and cash in lieu of fractional shares but not any additional cash, the payment of which shall require AMH's consent) pursuant to Section 13.01(b)(iv) of the Notes Indenture upon the valid surrender and exchange of Exchangeable Notes by the holders thereof;

            (vi)  except for (A) transactions among ARPI and one or more wholly-owned ARPI Subsidiaries or among one or more wholly-owned ARPI Subsidiaries, (B) issuances of capital stock upon the exercise of awards under the ARPI Equity Incentive Plan outstanding on the date hereof or issued in compliance with Section 6.1(b)(vii), in each case, to the extent required under the terms of such ARPI Equity Incentive Plan (subject to Section 7.13) as in effect as of the date of this Agreement, (C) exchanges of ARP OP Units for shares of ARPI Common Stock, in accordance with the ARP OP Agreement, (D) the conversion of ARPI LTIP Units into ARP OP Units in accordance with the ARP OP Agreement, or (E) as otherwise contemplated in Section 6.1(b)(vii), issue, sell, pledge, dispose, encumber or grant any shares of ARPI's or any of the ARPI Subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of ARPI's or any of the ARPI Subsidiaries' capital stock or other equity interests;

           (vii)  except to the extent specifically required under any employment agreement executed prior to the date hereof and listed on Section 6.1(b)(vii) of the ARPI Disclosure Letter, grant, confer, award or modify the terms of any ARPI LTIP Units or ARPI Restricted Stock Awards or take any action not required under the ARPI Equity Incentive Plan;

          (viii)  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $1,000,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by ARPI or any wholly-owned ARPI Subsidiary of or from an existing wholly-owned ARPI Subsidiary, (B) the consummation of pending acquisitions, if any, pursuant to existing agreements to which ARPI or an ARPI Subsidiary is a party and which are set forth on Section 6.1(b)(viii) of the ARPI Disclosure Letter (the "ARPI Pending Acquisitions"), or (C) in the ordinary course of business consistent with past practice from Persons who are not Affiliates or related parties of ARPI not to exceed $500,000 in the aggregate;

            (ix)  renew, amend, modify, or supplement or terminate, or waive, release, compromise or assign any rights or claims under, that certain (A) Master Lease, dated as of April 12, 2013 (as amended), by and between ARPI Leasing Company, LLC, a Delaware limited liability company ("ARLC"), and Heartland Asset Leasing LLC, an Indiana limited liability company (the "Heartland Lease"), or (B) Master Lease, dated as of December 12, 2012 (as amended), by and between ARLC and Mack Industries, Ltd., an Illinois corporation (the "Mack Lease"), in each case, including for the purpose of adding any additional properties, or causing any additional properties to become subject, to such leases;

             (x)  sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets (other than transactions between ARPI or any wholly-owned Subsidiary), except (A) properties for sale in arm's-length transactions not involving any Affiliate or related party which (i) are set forth on Section 6.1(b)(x) of the ARPI Disclosure Letter or (ii) are in the ordinary course of business consistent with past practice that do not exceed $500,000 in the aggregate; provided in each case that (i) such transaction will not cause ARPI to incur a material prohibited transaction tax under Section 857(b)(6) of the Code, (ii) the realized amounts are at least 90% of the fair value of the applicable property value per the Zillow.com price, and (iii) the proceeds of which are used to repay ARPI's existing revolving credit facility and (B) pledges or encumbrances of direct or indirect equity interests in entities from time to time under ARPI's existing revolving credit facility that (1) acquire properties that are the subject of ARPI Pending Acquisitions, or (2) are not currently included in ARPI's borrowing base under ARPI's existing revolving credit facility and are set forth on Section 6.1(b)(x) of the ARPI Disclosure Letter;

            (xi)  incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of ARPI or any of the ARPI Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned ARPI Subsidiary), except (A) Indebtedness incurred under ARPI's existing revolving credit facility for working capital purposes in the ordinary course of business consistent with past practice in an aggregate principal amount which does not cause the outstanding principal amount of such credit facility (including utilization of letters of credit) to exceed $355,000,000 (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii)) or (B) as set forth on Section 6.1(b)(xi) of the ARPI Disclosure Letter;

           (xii)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, trustees, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than (A) by ARPI or a wholly-owned ARPI Subsidiary to ARPI or a wholly-owned ARPI Subsidiary, and (B) loans or advances required to be made pursuant to obligations in effect on the date hereof under any of the ARPI Leases, ground leases pursuant to which any third party is a lessee or sublessee on any ARPI Property or any existing joint venture arrangements to which an ARPI Subsidiary is a party as of the date hereof;

          (xiii)  enter into, renew, modify, amend, supplement or terminate, or waive, release, compromise or assign any rights or claims under, any ARPI Material Contract (or any contract that, if existing as of the date hereof, would be an ARPI Material Contract), other than (A) any termination (including any non-renewal) upon the expiration of the current term of any ARPI Material Contract, or renewal of any ARPI Material Contract on substantially the same terms, in each case in the ordinary course of business and in accordance with the terms of such ARPI Material Contract, or (B) as otherwise expressly permitted by this Section 6.1(b);

          (xiv)  waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of ARPI or any ARPI Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Section 6.1(b);

           (xv)  except with respect to the matters set forth on Section 6.1(b)(xv) of the ARPI Disclosure Letter, waive, release, assign, settle or compromise the ICM Litigation or any other Action, other than waivers, releases, assignments, settlements or compromises of any Action other than the ICM Litigation that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $500,000 individually or in the aggregate, (B) do not involve the imposition of any injunctive relief against ARPI or any ARPI Subsidiary, (C) do not provide for any admission of liability by ARPI or any of the ARPI Subsidiaries, and (D) with respect to any legal Action involving any present, former or purported holder or group of holders of shares of ARPI Common Stock or ARP OP Units, are entered into in accordance with Section 7.8;

          (xvi)  except as required by applicable Law or as set forth on Section 6.1(b)(xvi) of the ARPI Disclosure Letter, (A) hire any officer (with a title of vice president or higher) of ARPI or any ARPI Subsidiary or promote or appoint any Person to a position of officer (with a title of vice president or higher) of ARPI or any ARPI Subsidiary (other than to the extent reasonably necessary to replace the services of any officer that departs after the date of this Agreement), (B) increase in any manner the amount, rate or terms of compensation or benefits of any directors or officers of ARPI or any ARPI Subsidiary not required by any plan or Contract as in effect on the date hereof, (C) enter into, adopt, amend or terminate any employment, bonus, severance, retention or retirement contract or other compensation, collective bargaining agreement or ARPI Employee Benefit Plan or any Employee Benefit Plan that if entered into or adopted would be an ARPI Employee Benefit Plan, except for annual increases in base cash salary in the ordinary course of business and consistent with past practice in the case of non-officer employees, (D) accelerate the vesting or payment of any award under the ARPI Equity Incentive Plan, including any LTIP Units, or of any other compensation or benefits except as required pursuant to the terms thereof in effect on the date hereof as a result of the Mergers, or (E) grant any awards under the ARPI Equity Incentive Plan or any bonus, incentive, performance or other compensation plan or arrangement or pay any bonuses to officers except as set forth on Section 6.1(b)(xvi) of the ARPI Disclosure Letter;

         (xvii)  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

        (xviii)  enter into any new line of business;

          (xix)  fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

           (xx)  except as set forth in Section 6.1(b)(xx) of the ARPI Disclosure Letter, enter into or modify in a manner adverse to ARPI or AMH any ARPI Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file any federal income Tax Return (except to the extent prepared in a manner in accordance with past practice of ARPI or the ARPI Subsidiaries, except as required applicable law) or amend any material income Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve ARPI's qualification as a REIT under the Code or (y) to qualify or preserve the status of any ARPI Subsidiary as a disregarded entity or partnership for federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

          (xxi)  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization other than the Mergers;

         (xxii)  form any new funds or joint ventures;

        (xxiii)  except (A) pursuant to ARPI's budget as set forth on Section 6.1(b)(xxiii) of the ARPI Disclosure Letter and (B) capital expenditures in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any of the ARPI Properties or as is necessary in the event of an emergency situation, after prior notice to AMH (provided that if the nature of such emergency renders prior notice to AMH impracticable, ARPI shall provide notice to AMH as promptly as reasonably practicable after making such capital expenditure), make or commit to make any capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate;

        (xxiv)  amend or modify the compensation terms or any other obligations of ARPI contained in the engagement letter with the financial advisor as such terms and obligations are described in Section 4.23 or engage other financial advisors in connection with the transactions contemplated by this Agreement;

          (xxv)  except as set forth in Section 6.1(b)(xxiv) of the ARPI Disclosure Letter, enter into any transaction between ARPI or any ARPI Subsidiary, on the one hand, and any officer or other Affiliate (other than ARPI Subsidiaries) of ARPI or any ARPI Subsidiary, or any of the affiliates or related persons of such Person, on the other hand;

        (xxvi)  enter into or renew any rental or lease agreement with respect to any ARPI Property unless such agreement (A) is in the ordinary course of business consistent with past practice, (B) provides for lease payments that are no less than market rates and (C) contains a lease term of 13 months or less, provided, that for purposes of this clause (C), lease agreements for no more than 10% of the ARPI Properties may have a lease term of greater than 13 months but no more than 24 months;

       (xxvii)  adopt or approve any budget or operating plan under any JV Agreement for any period anticipated to relate to any time after the Closing Date to the extent such budget or operating plan differs from the budget or operating plan for the prior fiscal year by more than 5%;

      (xxviii)  except to the extent permitted by this Agreement, including Section 7.4, take any action that would reasonably be expected to prevent or delay the consummation of transactions contemplated by this Agreement; or

         (xxix)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) ARPI from taking any action, at any time or from time to time, that in the reasonable judgment of the ARPI Board, upon advice of outside counsel to ARPI, is necessary for ARPI to avoid or to continue to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Partnership Merger Effective Time, including making dividend or other distribution payments to stockholders of ARPI in accordance with this Agreement or otherwise, or to qualify or preserve the status of any ARPI Subsidiary as a disregarded entity or partnership for federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) ARP OP from taking any action, at any time or from time to time, as ARP OP reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any ARPI Tax Protection Agreement, and (B) avoid liability for any indemnification or other payment under any ARPI Tax Protection Agreement.

        Section 6.2    Conduct of Business by AMH.

          (a)   Each AMH Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by ARPI (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.2(a) or Section 6.2(b) of the AMH Disclosure Letter, the AMH Parties shall, and shall cause each of the other AMH Subsidiaries to conduct its business in the ordinary course and in a manner consistent in all material respects with past practice, including maintaining the status of AMH as a REIT.

          (b)   Each AMH Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by ARPI (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.2(a) or Section 6.2(b) of the AMH Disclosure Letter, the AMH Parties shall not, and shall not cause or permit any other AMH Subsidiary to, do any of the following:

              (i)  amend or propose to amend the AMH Declaration of Trust, the AMH Bylaws, the AMH OP Agreement or certificate of limited partnership of AMH OP, in each case in such a manner as would cause holders of ARPI Common Stock that will receive AMH Common Shares in connection with the Parent Merger, or holders of ARP OP Units or ARPI LTIP Units that will receive AMH OP Units in connection with the Partnership Merger, to be treated in a manner materially and disproportionately adverse to the manner that other holders of AMH Common Shares or AMH OP Units, as applicable, are treated (it being acknowledged and agreed that the issuance of units of the AMH OP as consideration for the acquisition of properties by AMH or any AMH Subsidiary shall be deemed to not be disproportionately adverse to the holders of ARPI Common Stock);

             (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of AMH or the AMH OP;

            (iii)  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of beneficial interest of AMH or any AMH Subsidiary or other equity securities or ownership interests in AMH or any AMH Subsidiary, except for (A) the declaration and payment by AMH of regular quarterly dividends, aggregated and paid quarterly in accordance with past practice; provided, however, that with respect to any quarterly dividend for any quarter ending after January 1, 2016, that the record and payment dates for AMH's dividends pursuant to this Section 6.2(b)(iii)(A) shall be coordinated to be the same as ARPI's record and payment dates, to the extent that such dates were not declared prior to the date of this Agreement), (B) the distributions that are required to be made in respect of the AMH OP Units in connection with any dividends paid on the AMH Common Shares, (C) the declaration and payment of dividends or other distributions to AMH by any directly or indirectly wholly-owned AMH Subsidiary, (D) distributions by any AMH Subsidiary that is not wholly-owned, directly or indirectly, by AMH, in accordance with the requirements of the organizational documents of such AMH Subsidiary, and (E) distributions by AMH or the AMH OP in respect of any class of shares or units (other than the AMH Common Shares) in accordance with the AMH Declaration of Trust (including any articles supplementary thereto) or the AMH OP Agreement; provided, however, that, notwithstanding anything herein to the contrary, AMH and any AMH Subsidiary shall be permitted to make (or increase) distributions, including under Sections 858 or 860 of the Code, reasonably necessary for AMH to maintain its status as a REIT under the Code and/or avoid or reduce the imposition of any entity-level income or excise Tax under the Code;

            (iv)  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of AMH or an AMH Subsidiary, other than (A) the acquisition by AMH of AMH Common Shares in connection with the surrender of AMH Common Shares by holders of AMH Options in order to pay the exercise price of the AMH Option in connection with the exercise of AMH Options, (B) the repurchase of AMH "excess shares" pursuant to the AMH Declaration of Trust, (C) the withholding of AMH Common Shares to satisfy withholding Tax obligations with respect to outstanding awards granted pursuant to the AMH Equity Incentive Plans, (D) of AMH OP Units under the AMH OP Agreement, (E) the redemption of any class of preferred shares or preferred units in accordance with the AMH Declaration of Trust (including any articles supplementary thereto) or the AMH OP Agreement and (F) repurchases of AMH Common Shares pursuant to the share repurchase program announced by AMH on September 21, 2015;

             (v)  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

            (vi)  enter into any new material line of business, except to the extent reasonably related or ancillary to the current business of AMH and the AMH Subsidiaries;

           (vii)  fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

          (viii)  adopt a complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution or bankruptcy reorganization;

            (ix)  except to the extent permitted by this Agreement, including Section 7.4, take any action that would reasonably be expected to prevent or delay in any material respect the consummation of transactions contemplated by this Agreement (it being understood that the foregoing shall not be construed to restrict AMH from entering into or consummating any transaction not restricted hereby that has to be described or reflected in the Prospectus/Proxy Statement); or

             (x)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) AMH from taking any action, at any time or from time to time, that in the reasonable judgment of the AMH Board, upon advice of outside counsel to AMH, is necessary for AMH to avoid or to continue to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Partnership Merger Effective Time, including making dividend or other distribution payments to shareholders of AMH in accordance with this Agreement or otherwise, or to qualify or preserve the status of any AMH Subsidiary as a disregarded entity or partnership for federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) AMH OP from taking any action, at any time or from time to time, as AMH OP reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any AMH Tax Protection Agreement, and (B) avoid liability for any indemnification or other payment under any AMH Tax Protection Agreement.

        Section 6.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give ARPI, directly or indirectly, the right to control or direct AMH's or any AMH Subsidiary's operations prior to the Partnership Merger Effective Time, and nothing contained in this Agreement shall give AMH, directly or indirectly, the right to control or direct ARPI's or any ARPI Subsidiary's operations prior to the Partnership Merger Effective Time. Prior to the Partnership Merger Effective Time, each of ARPI and AMH shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Preparation of Prospectus/Proxy Statement; Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement, and in any event no later than 15 Business Days after the date hereof, (i) ARPI and AMH shall jointly prepare the Prospectus/Proxy Statement in preliminary form for inclusion in the Form S-4, (ii) AMH shall prepare and cause to be filed with the SEC the Form S-4, which will include the Prospectus/Proxy Statement, and (iii) AMH shall prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the AMH Common Shares issuable in the Parent Merger on the NYSE. Each of ARPI and AMH shall use its reasonable best efforts to (x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after its filing, (w) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act, (x) mail or deliver the final Prospectus/Proxy Statement to ARPI's stockholders as promptly as practicable after the Form S-4 is declared effective and (y) keep the Form S-4 effective for so long as necessary to complete the Mergers. AMH shall use its reasonable best efforts to have the application for the listing of the AMH Common Shares issuable in connection with the Parent Merger accepted by the NYSE as promptly as practicable following its submission. Each of ARPI and AMH shall furnish all information as may be reasonably requested concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4, the final Prospectus/Proxy Statement and the preparation and filing of the NYSE listing application. The Form S-4, the Prospectus/Proxy Statement and the NYSE listing application shall include all information reasonably requested by such other Party to be included therein. Each of ARPI and AMH shall promptly notify the other upon the receipt of any comments from the SEC or the NYSE or any request from the SEC for amendments or supplements to the Form S-4 or Prospectus/Proxy Statement or from the NYSE for amendments of supplements to the NYSE listing application, and shall, as promptly as practicable after receipt thereof, (i) provide the other with copies of all correspondence between it or its Representatives, on one hand, and the SEC or the NYSE, on the other hand, and all written comments with respect to the Prospectus/Proxy Statement or the Form S-4 received from the SEC or to the NYSE listing application from the NYSE and (ii) advise the other of any oral comments with respect to the Prospectus/Proxy Statement or the Form S-4 received from the SEC or to the NYSE listing application from the NYSE. Each of ARPI and AMH shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Prospectus/Proxy Statement, and AMH shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Form S-4 and to any comments from the NYSE with respect to the NYSE listing application. Notwithstanding the foregoing, prior to (x) filing the Form S-4 (or any amendment or supplement thereto) or mailing the final Prospectus/Proxy Statement (or any amendment or supplement thereto) or responding to any comments from the SEC with respect thereto, or (y) submitting the NYSE listing application to the NYSE or responding to any comments from the NYSE with respect thereto, each of ARPI and AMH shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give reasonable and good faith consideration to any comments thereon made by the other or its counsel and, with respect to clause (x) above, each of ARPI and AMH also shall have consented to the filing and mailing contemplated therein (which consent shall not be unreasonably withheld, conditioned or delayed). AMH shall advise ARPI, promptly after it receives notice thereof, (A) of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the AMH Common Shares issuable in connection with the Parent Merger for offering or sale in any jurisdiction, and AMH shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated and (B) of the time the NYSE listing application is accepted. AMH shall take any other action required to be taken under the Securities Act, the Exchange Act, NYSE rules and regulations, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the AMH Common Shares in connection with the Parent Merger, and ARPI shall furnish all information concerning ARPI and the holders of the shares of ARPI Common Stock as may be reasonably requested in connection with any such actions. AMH shall also take any other action required to be taken under the Securities Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the New AMH OP Units in connection with the Partnership Merger, and ARPI shall furnish all information concerning ARPI, ARP OP and the holders of the ARP OP Units as may be reasonably requested in connection with any such actions.

          (b)   If, at any time prior to the receipt of the ARPI Stockholder Approval, any information relating to ARPI or AMH, or any of their respective Affiliates, should be discovered by ARPI or AMH which, in the reasonable judgment of ARPI or AMH, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Prospectus/Proxy Statement, respectively, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and ARPI and AMH shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Prospectus/Proxy Statement or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of ARPI. For purposes of Section 4.15, Section 5.14 and this Section 7.1, any information concerning or related to ARPI, its Affiliates or the ARPI Stockholder Meeting will be deemed to have been provided by ARPI, and any information concerning or related to AMH or its Affiliates will be deemed to have been provided by AMH. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a).

          (c)   Subject to the exercise of ARPI's rights with respect to a Superior Proposal in accordance with Section 7.4, ARPI shall, in accordance with applicable Law and the ARPI Charter and the ARPI Bylaws, establish a record date (which shall be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold, the ARPI Stockholder Meeting; provided that such record date shall not be more than 60 days prior to the date of the ARPI Stockholder Meeting. ARPI shall use its reasonable best efforts to cause the Prospectus/Proxy Statement to be mailed to the stockholders of ARPI entitled to vote at the ARPI Stockholder Meeting and, subject to the exercise of ARPI's rights with respect to a Superior Proposal in accordance with Section 7.4, to hold the ARPI Stockholder Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act and in any event not more than 40 days thereafter without AMH's prior written consent. ARPI shall, through the ARPI Board, recommend to its stockholders that they vote in favor of the Parent Merger, include such recommendation in the Prospectus/Proxy Statement and solicit and use its reasonable best efforts to obtain the ARPI Stockholder Approval, except to the extent that the ARPI Board shall have made a Change in ARPI Recommendation as permitted by Section 7.4(b) and subject to the exercise of ARPI's rights with respect to a Superior Proposal in accordance with Section 7.4. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the ARPI Stockholder Meeting is scheduled, ARPI has not received proxies representing a sufficient number of shares of ARPI Common Stock to obtain the ARPI Stockholder Approval, whether or not a quorum is present, ARPI shall, upon the request of AMH, make one or more successive postponements or adjournments of the ARPI Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the Parent Merger and the other transactions contemplated hereby; provided that the ARPI Stockholder Meeting shall not be postponed or adjourned to a date that is (i) more than 30 days after the date for which the ARPI Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law), (ii) more than 60 days following the record date established in accordance with this Section 7.1(c), or (iii) later than the Outside Date.

          (d)   Subject to the exercise of ARPI's rights with respect to a Superior Proposal in accordance with Section 7.4, ARPI will use its reasonable best efforts to hold the ARPI Stockholder Meeting as soon as reasonably practicable after the date of this Agreement.

        Section 7.2    Access to Information.

          (a)   During the Interim Period, to the extent permitted by applicable Law and contracts, and subject to reasonable protocols described in writing implemented from time to time upon advice of outside counsel, each of ARPI and AMH shall, and shall cause each of the ARPI Subsidiaries and the AMH Subsidiaries, respectively, to, afford to the other Party and to the Representatives of such other Party reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel and records and, during such period, each of ARPI and AMH shall, and shall cause each of the ARPI Subsidiaries and the AMH Subsidiaries, respectively, to, (i) furnish reasonably promptly to the other Party a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, except to the extent such materials are otherwise publicly available, and (ii) furnish, upon reasonable request, all other information (financial or otherwise) concerning its business, properties and personnel as such other party may reasonably request. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2 is made and the Parties may not rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article IV or Article V, and no investigation under this Section 7.2 or otherwise shall affect any of the representations and warranties of the ARPI Parties or of the AMH Parties, respectively, contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, neither ARPI nor AMH shall be required by this Section 7.2 to provide the other Party or the Representatives of such other Party with access to or to disclose information (x) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if ARPI or AMH, as applicable, has used its reasonable best efforts to obtain permission or consent of such Third Party to such disclosure), (y) the disclosure of which would violate any Law or legal duty of the Party or any of its Representatives (if ARPI or AMH, as applicable, has used its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or legal duty) or (z) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of a loss of privilege to the disclosing Party (if ARPI or AMH, as applicable, has used its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege). Each of ARPI and AMH will use its reasonable best efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Prior to the Partnership Merger Effective Time, (A) each of the ARPI Parties and each of the AMH Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which the other Party has a business relationship (including tenants/subtenants), regarding the business of such other Party or this Agreement and the transactions contemplated hereby without the prior written consent of such other Party not to be unreasonably withheld, conditioned or delayed, and (B) the ARPI Parties shall use commercially reasonable efforts, at AMH's request, to arrange calls or meetings between the AMH Parties and/or their Representatives and the lessees under the Mack Lease and/or Heartland Lease, provided that management of ARPI shall have the option to be present at, and participate, in all such calls or meetings (provided that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict a Party and its Representatives and Affiliates from contacting such parties in pursuing its own business activities (operating in the ordinary course)).

          (b)   ARPI shall provide AMH with audited financial statements that would be required to be included in an Annual Report on Form 10-K with respect to the fiscal year ending December 31, 2015 as promptly as reasonably practicable, but in any event not later than February 28, 2016 or, if earlier, the Closing. In the event that the Closing has not occurred prior to March 31, 2016, ARPI shall begin and continue the review under SAS 71 of its financial statements for the fiscal quarter ending March 31, 2016 with its independent auditors.

          (c)   Any information exchanged pursuant to this Section 7.2 shall be subject to the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination of this Agreement.

          (d)   Each of ARPI and AMH will give prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the ARPI Subsidiaries or the AMH Subsidiaries, respectively, which could reasonably be expected to have, individually or in the aggregate, an ARPI Material Adverse Effect or an AMH Material Adverse Effect, as the case may be.

          (e)   ARPI shall give prompt notice to AMH (i) of any notice or other communication received by ARPI or its Affiliates (A) from any Governmental Authority in connection with this Agreement or the Mergers or the other transactions contemplated hereby, (B) from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Mergers or the other transactions contemplated hereby, or (C) from any Person in connection with any material violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any ARPI Material Contract, (ii) of any Action commenced or, to ARPI's Knowledge, threatened against, ARPI or any ARPI Subsidiaries or otherwise relating to, involving or affecting ARPI or any ARPI Subsidiaries, in each case in connection with, arising from or otherwise relating to the Mergers or any other transaction contemplated hereby, and (iii) upon becoming aware of the occurrence or impending occurrence of any event, change, development or circumstance relating to it or any ARPI Subsidiary which makes or is reasonably likely to make any of the conditions set forth in Article VIII to not be satisfied. The failure to deliver any such notice, in and of itself, shall not result in the failure of, or otherwise affect, any of the conditions set forth in Article VIII.

          (f)    ARPI shall cooperate and participate, as reasonably requested by AMH from time to time, in efforts to oversee the integration of the Parties' operations in connection with, and taking effect upon consummation of, the Mergers subject to applicable Law, including providing such reports on operational matters and participating on such teams and committees as AMH shall reasonably request (including tenant billings and other data files for the purpose of system integration and testing and compensation and payroll data files for the purpose of payroll system integration and testing).

        Section 7.3    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take, or cause to be taken, all actions and to do promptly, or cause to be done promptly, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including, but not limited to, preparing and filing as promptly as practicable all documentation to effect all required filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Mergers and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party agrees to use its reasonable best efforts to (i) cooperate with the other Parties in determining which filings are required to be made prior to the Closing with, and which consents, clearances, approvals, permits or authorizations are required to be obtained prior to the Closing from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby and in timely making all such filings, (ii) promptly furnish the other Parties, subject in appropriate cases of sensitive or proprietary information to appropriate confidentiality agreements to limit disclosure to outside lawyers and consultants, with such information and reasonable assistance as such other Parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registrations and submissions of information to any Governmental Authority with respect to this Agreement or the transactions contemplated hereby, (iii) supply as promptly as reasonably practicable and to the extent necessary any additional information and documentary material that may be requested pursuant to any applicable Laws by any Governmental Authority, and (iv) take or cause to be taken all other actions necessary, proper or advisable to obtain necessary or advisable clearances, consents, authorizations, approvals or waivers and cause the expiration or termination of the applicable waiting periods with respect to the Mergers under any applicable Laws as promptly as reasonably practicable and, in any event, no later than the Outside Date.

          (b)   Subject to the terms and conditions of this Agreement, each of the Parties shall, in connection with the efforts referenced in Section 7.3(a), use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party with respect to this Agreement or the transactions contemplated hereby; (ii) promptly notify the other Parties of any material communication concerning this Agreement or any of the transactions contemplated hereby to that Party from or with any Governmental Authority and consider in good faith the views of the other Parties and keep the other Parties reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with copies of any written notices or other material communications received by such Party from, or given by such Party to, any U.S. or foreign Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, except that any materials concerning one Party's valuation of another Party may be redacted; and (iii) to the extent reasonably practicable, permit the other

  Parties to review in draft any proposed written communication to be submitted by it to any Governmental Authority with reasonable time and opportunity to comment, and consult with each other in advance of any in-person or telephonic meeting or conference with any Governmental Authority or, in connection with any proceeding by a private party with respect to this Agreement or the transactions contemplated hereby, with any other Person, and, to the extent permitted by the applicable Governmental Authority or Person, use its reasonable best efforts not to participate in any meeting or discussion with any Governmental Authority relating to any filings or investigations concerning this Agreement or any of the transactions contemplated hereby unless it consults with the other Parties and their Representatives in advance and, so long as it is acceptable to the Governmental Authority, invites the other Parties' Representatives to attend in accordance with applicable Laws. The Parties may, as they deem advisable and necessary, designate competitively sensitive information provided to the other under this Section 7.3 as "outside counsel only." Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.

          (c)   In furtherance and not in limitation of the foregoing, subject to the terms and conditions of this Agreement, each of the Parties shall (i) use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Laws, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Authority vacated or reversed), and (ii) take, or cause to be taken, all such further reasonable actions as may be necessary to resolve such objections, if any, as any Governmental Authority or any other Person may assert under any Law with respect to the Mergers and the other transactions contemplated hereby, and to avoid or eliminate every impediment under any Law so as to enable the Closing to occur as promptly as reasonably practicable and, in any event, no later than the Outside Date. Notwithstanding anything to the contrary in this Agreement, in no event shall AMH or any of its Subsidiaries or Affiliates be required to (x) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of any assets of AMH or any of its Subsidiaries (including ARPI and the ARPI Subsidiaries after the Closing) or Affiliates, or (y) otherwise take or commit to take any actions that after the Closing would limit the freedom of AMH or any of its Subsidiaries' or Affiliates' freedom of action with respect to one or more of AMH's, ARPI's or their Subsidiaries' businesses or assets. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.3 shall limit a Party's right to terminate this Agreement pursuant to Section 9.1 so long as such Party has, prior to such termination, been complying with its obligations under this Section 7.3.

          (d)   Each of AMH and ARPI shall, if any Takeover Statute becomes applicable to this Agreement, the Mergers, or any other transactions contemplated hereby or thereby, grant approvals and use all reasonable best efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such Takeover Statute on this Agreement, the Mergers and the other transactions contemplated hereby.

        Section 7.4    Acquisition Proposals; Changes in Recommendation.

          (a)   ARPI agrees that it shall not, and shall cause its Subsidiaries, and its and their respective officers, trustees, directors, employees and Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer (whether written or oral, binding or nonbinding, publicly announced or confidentially submitted) by or with a Third Party with respect to (A) any merger, consolidation, share exchange, business combination or similar transaction involving ARPI or any of its Subsidiaries, (B) any direct or indirect sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, partnership, business combination or otherwise, of any of ARPI's assets or that of its Subsidiaries (including stock or other ownership interests of its Subsidiaries) representing 20% or more of the consolidated assets, as determined on a book-value basis, or revenues or net income of ARPI and its Subsidiaries, taken as a whole, (C) any issue, sale or other direct or indirect disposition of (including by way of merger, consolidation, reorganization, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of ARPI or any of its Subsidiaries, (D) any tender offer or exchange offer in which any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) shall seek to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of any class of the voting securities of ARPI or any of its Subsidiaries, (E) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a Third Party shall acquire beneficial ownership of 20% or more of the outstanding shares of any class of the voting securities of ARPI or any of its Subsidiaries or (F) any combination of any of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and voting power of securities of ARPI and its Subsidiaries involved is 20% or more (any such inquiry, proposal, offer, announcement or transaction (other than a proposal or offer made by one Party or an Affiliate thereof to the other Party or an Affiliate thereof) contemplating or otherwise relating to, or that could reasonably be expected to lead to any of the foregoing, being hereinafter referred to as an "Acquisition Proposal"), (ii) enter into, engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any confidential information or data to, or otherwise cooperate with, any person relating to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve, recommend, execute or enter into any letter of intent, indication of interest, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding) related to any Acquisition Proposal (an "Acquisition Agreement"), or (iv) propose publicly or agree to do any of the foregoing.

          (b)

              (i)  Notwithstanding the foregoing, the ARPI Board shall be permitted, prior to the ARPI Stockholder Meeting and subject to compliance with the other terms of this Section 7.4 and to first entering into a confidentiality agreement having provisions that are no less favorable to ARPI than those contained in the Confidentiality Agreement (including the standstill provisions therein effective until the Outside Date), to engage in discussions and negotiations with, or provide any nonpublic information or data to, any Third Party in response to an unsolicited bona fide written Acquisition Proposal by such Third Party made after the date of this Agreement (provided ARPI and its representatives did not breach this Section 7.4) and which the ARPI Board concludes in good faith (after consultation with outside legal counsel and financial advisors) constitutes or is reasonably likely to lead to a Superior Proposal, if and only to the extent that the directors of ARPI conclude in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their directors' duties under applicable Law. ARPI shall provide AMH with at least 48 hours' prior notice of any meeting of the ARPI Board at which it is reasonably expected to consider any Acquisition Proposal. ARPI shall provide AMH with a copy of any nonpublic information or data provided to a Third Party pursuant to this Section 7.4(b)(i) prior to or simultaneously with furnishing such information to such Third Party, and in the event any nonpublic information or data is provided orally to such Third Party, ARPI shall promptly (but in no event later than 24 hours) provide AMH with a written summary of such information or data. Neither ARPI nor any of its Subsidiaries shall reimburse or agree to reimburse the expenses of any Third Party in connection with any Acquisition Proposal unless this Agreement shall have been terminated in accordance with the terms hereof.

             (ii)  ARPI shall notify AMH promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to ARPI or any of its Subsidiaries by any person that informs ARPI or any of its Subsidiaries or Representatives that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any person seeking to have discussions or negotiations relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including an unredacted copy thereof if in writing and any related documentation or correspondence and a written description of any oral communications or discussions from or with the Third Party making such Acquisition Proposal). ARPI shall also promptly, and in any event within 24 hours, notify AMH, orally and in writing, if it intends to enter into or enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any person in accordance with this Section 7.4(b) and keep AMH informed in all material respects of the status and terms of any such proposals, offers, discussions or negotiations on a current basis (and in any case within 24 hours), including whether such Acquisition Proposal or request has been withdrawn or rejected, any material change to the terms thereof and concurrently providing a copy of all material documentation or correspondence relating thereto and a written summary of any material oral communications or discussions relating thereto. ARPI agrees that it and its Affiliates will not enter into any agreement with any Person that prohibits ARPI from providing any information to AMH in accordance with, or otherwise complying with, this Section 7.4.

            (iii)  Except as provided in Section 7.4(b)(iv) or Section 7.4(b)(v), neither the ARPI Board nor any committee thereof shall withhold, withdraw, qualify or modify in any manner adverse to AMH, or propose publicly to withhold, withdraw, qualify or modify in any manner adverse to AMH, the approval, recommendation or declaration of advisability by the ARPI Board or any committee thereof with respect to this Agreement or the transactions contemplated hereby (a "Change in ARPI Recommendation"). Except as provided in Section 7.4(b)(iv), the ARPI Board shall publicly reaffirm its approval, recommendation and declaration of advisability of the Mergers and the transactions contemplated hereby within four Business Days after requested from time to time to do so by AMH and any failure to do so shall constitute a Change in ARPI Recommendation as used herein.

            (iv)  Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the ARPI Board may make a Change in ARPI Recommendation (and in the event that the ARPI Board determines such Acquisition Proposal to be a Superior Proposal, in accordance with this Section 7.4, terminate this Agreement pursuant to Section 9.1), if and only if (A) an unsolicited bona fide written Acquisition Proposal is made to ARPI after the date hereof and is not withdrawn and ARPI has not breached this Section 7.4, (B) the ARPI Board has concluded in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the directors of ARPI have concluded in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their directors' duties under applicable Law, (D) four Business Days (the "Notice Period") shall have elapsed since

    ARPI has given written notice to AMH advising AMH that ARPI intends to take such action and specifying in reasonable detail the reasons therefor, including the terms and conditions of any such Superior Proposal that is the basis of the proposed action and any information and materials required to be delivered under Section 7.4(b)(ii) that have not yet been provided to AMH (including an unredacted copy of the most recent version of any written agreement relating to the transaction that constitutes a Superior Proposal or, if no such agreement exists, a written summary of the material terms and conditions of such Superior Proposal) and any other related available documentation and correspondence, including all draft or executed financing commitments related thereto (a "Notice of Recommendation Change"), (E) during such Notice Period, ARPI has, and has caused its Representatives to, (if requested by AMH) negotiate with AMH and its Representatives in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases, in the good faith judgment of the ARPI Board (after consultation with outside legal counsel and financial advisors), to constitute a Superior Proposal, if AMH, in its sole discretion, determines to make such adjustments, and (F) the directors of ARPI, following such Notice Period, again reasonably determine in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of this Agreement proposed by AMH) that failure to do so would be inconsistent with their directors' duties under applicable Law; provided, however, that (1) if, during the Notice Period, any material revisions are made to the Superior Proposal (it being understood that a material revision shall include any change in the purchase price or form or timing of payment of consideration in such Superior Proposal), the ARPI Board shall give a new written notice to AMH and shall comply with the requirements of this Section 7.4(b)(iv) with respect to such new written notice and (2) in the event the ARPI Board determines to make a Change in ARPI Recommendation, pursuant to this Section 7.4 with respect to another Superior Proposal or an amendment to a prior Superior Proposal, the foregoing procedures referred to in this Section 7.4(b)(iv) shall apply anew and shall also apply to any subsequent withdrawal, amendment or change with respect thereto.

             (v)  Nothing contained in this Section 7.4 shall prohibit ARPI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including Section 7.1(c), and provided, further, that any such disclosure that addresses the approval, recommendation or declaration of advisability by the ARPI Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change in ARPI Recommendation unless the ARPI Board, in connection with such communication publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed.

          (c)   For purposes of this Agreement, "Superior Proposal" means an unsolicited written bona fide Acquisition Proposal (except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to 20% shall be replaced by "50%") made by a Third Party, on terms that the ARPI Board determines in its good faith judgment, after consultation with outside legal counsel and financial advisors, taking into account all financial, legal, regulatory, timing and any other aspects of the transaction described in such proposal and such other relevant factors (including the identity of the Person making such proposal, the form of consideration, ability to finance the Acquisition Proposal, any break-up fees, expense reimbursement provisions, conditions to consummation and feasibility and certainty of consummation (including whether consummation is reasonably capable of being completed on a timely basis on the terms proposed and whether such transaction constitutes a strategic transaction or change of control or break-up of ARPI), as well as any changes to the financial terms of this Agreement proposed by AMH in response to such proposal or otherwise), would, if consummated, be more favorable to ARPI and its stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

          (d)   ARPI agrees that (i) it will and will cause its Subsidiaries, and its and their Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal and cause, at AMH's request, the prompt return or destruction of all confidential information previously furnished in connection therewith, and (ii) it will not release any Third Party from, or waive or fail to enforce any provisions of, any (A) confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal or (B) applicable Takeover Statute. ARPI agrees that it will use its reasonable best efforts to promptly inform its and its Subsidiaries' respective Representatives of the obligations undertaken in this Section 7.4.

              (i)  Notwithstanding any Change in ARPI Recommendation, unless such Change in ARPI Recommendation is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 9.1, ARPI shall cause the adoption of this Agreement to be submitted to a vote of its stockholders at the ARPI Stockholder Meeting in accordance with Section 7.1.

             (ii)  Without the prior written consent of AMH (which shall not be unreasonably withheld, conditioned or delayed), a proposal to approve the Parent Merger is the only proposal, other than any say-on-golden parachute vote that may be required pursuant to Section 14A(b)(2) of the Exchange Act and Rule 14a-21(c) thereunder and a proposal to approve the adjournment of the ARPI Stockholders Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the ARPI Stockholders Meeting, to obtain the approval of ARPI's stockholders, which ARPI shall propose to be acted on by its stockholders at the ARPI Stockholders Meeting.

            (iii)  Notwithstanding anything to the contrary set forth in this Section 7.4 or elsewhere in this Agreement, if ARPI receives a written Acquisition Proposal from any Third Party following the date hereof that is or may reasonably be expected to result in a Superior Proposal and ARPI has not breached this Section 7.4, then ARPI or its respective Representatives may contact such Third Party in writing solely for the purpose of clarifying such Acquisition Proposal (the "Clarification Request"); provided, however, that ARPI shall deliver a copy of all Clarification Requests to AMH concurrently with the delivery of such Clarification Requests to any Third Party.

          (e)   References in this Section 7.4 to the ARPI Board shall mean the board of directors of ARPI or a duly authorized committee thereof.

          (f)    ARPI shall not submit to the vote of its stockholders any proposal relating to any Acquisition Proposal or Superior Proposal other than the Mergers prior to the termination of this Agreement in accordance with its terms.

          (g)   ARPI shall ensure that its Subsidiaries and Representatives are aware of the provisions of this Section 7.4 and any violation of the restrictions contained in this Section 7.4 by any of its Subsidiaries or Representatives shall be deemed to be a breach of this Section 7.4 by ARPI. Any breach of this Section 7.4 shall be deemed to be a material breach of this Agreement.

        Section 7.5    Public Announcements.     Except with respect to any Change in ARPI Recommendation in accordance with Section 7.4(b)(iv) or any action taken by ARPI or the ARPI Board pursuant to and in accordance with Section 7.4, so long as this Agreement is an effect, the

Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties' consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a Party may, without obtaining the other Parties' consent, issue such press release or make such public statement or filing (a) as may be required by Law, Order or the applicable rules of any stock exchange if for any reason it is not reasonably practicable to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement or (b) to the extent such press release or public statement or filing contains information set forth in any previous press release, public statement or filing made by any of the Parties in compliance with this Section 7.5. The Parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement and shall make such joint press release no later than one Business Day following the date on which this Agreement is signed.

        Section 7.6    Indemnification; Directors' and Officers' Insurance.

          (a)   AMH agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Parent Merger Effective Time now existing in favor of the current or former trustees, directors, officers, agents or fiduciaries of ARPI or any of the ARPI Subsidiaries (the "Indemnified Parties") as provided in the ARPI Charter, the ARPI Bylaws, the ARP OP Agreement, any similar organizational documents of any ARPI Subsidiary (the "Organizational Documents") and any indemnification agreement set forth on Section 7.6(a) of the ARPI Disclosure Letter (the "Indemnification Agreements"), in each case, as in effect as of immediately prior to the execution and delivery of this Agreement, shall survive the Parent Merger and shall continue in full force and effect in accordance with their terms, including by providing for such provisions in the organizational documents of the surviving entities in each of the Mergers. For a period of six years from the Parent Merger Effective Time, (i) AMH shall and shall cause the AMH Subsidiaries (including AMH Merger Sub and OP Merger Sub) to honor and fulfill in all respects the obligations of AMH and the AMH Subsidiaries (including AMH Merger Sub and OP Merger Sub) to the Indemnified Parties under the Organizational Documents and any Indemnification Agreement and (ii) the Organizational Documents, which provisions shall not be amended, repealed or otherwise modified with respect to acts or omissions occurring at or prior to the Parent Merger Effective Time for a period of six years from the Parent Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Parent Merger Effective Time, were directors, officers, trustees, agents or fiduciaries of ARPI or any of the ARPI Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

          (b)   Prior to the Partnership Merger Effective Time, ARPI shall purchase, and AMH shall cause to be maintained in full force and effect (and the obligations under to be honored), during the six-year period beginning on the date of the Partnership Merger Effective Time, a "tail" prepaid insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers), of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors, officers, agents or fiduciaries of ARPI or any of the ARPI Subsidiaries as ARPI's and the ARPI Subsidiaries' existing policy or policies, for the benefit of the current and former trustees, directors, officers, agents or fiduciaries of ARPI and each ARPI Subsidiary with a claims period of six years from the Partnership Merger Effective Time with respect to directors' and officers' liability, employment practices liability and errors and omissions liability, insurance for claims arising from facts or events that occurred on or prior to the Partnership Merger Effective Time; provided, however, that in no event shall the aggregate premium payable for such "tail" insurance policy or policies for its or their entire period exceed an amount per year of coverage equal to 225% of the current annual premium paid by ARPI for such insurance (such amount being the "Maximum Premium"). If ARPI is unable to obtain the "tail" insurance described in the first sentence of this Section 7.6(b) for an amount equal to or less than the Maximum Premium, ARPI shall be entitled to obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium. If ARPI is unable to purchase such "tail" insurance contemplated in the two preceding sentences, AMH shall, at ARPI's request, purchase, and maintain in full force and effect (and honor the obligations under), during the six-year period beginning on the date of the Partnership Merger Effective Time, a "tail" insurance policy from one or more insurance carriers believed to be sound and reputable with respect to directors' and officers' liability insurance and fiduciary liability insurance and employment practices liability insurance and errors and omissions liability insurance of at least the same coverage and amounts and containing terms and conditions no less favorable in the aggregate to directors, officers, agents, or fiduciaries of ARPI or any of the ARPI Subsidiaries as ARPI or any of the ARPI Subsidiaries' existing policy or policies for the benefit of the current and former directors, officers, agents or fiduciaries of ARPI or any ARPI Subsidiary with a claims period of six years from the Partnership Merger Effective Time; provided, however, that in no event shall AMH be required to pay more than the Maximum Premium as the aggregate premium for such "tail" insurance policy or policies for its entire period, in which case AMH will obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium.

          (c)   If any of AMH, AMH OP or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of AMH or AMH OP, as applicable, shall assume the obligations set forth in this Section 7.6.

          (d)   The provisions of this Section 7.6 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Person (who are intended to be third-party beneficiaries of this Section 7.6), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of AMH and ARPI, and shall not be amended in a manner that is adverse to the Indemnified Person (including the successors, assigns and heirs) without the prior written consent of the Indemnified Person (including the successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.6 shall be in addition to, and not in substitution for, any other rights to indemnification or exculpation which an Indemnified Person is entitled, whether pursuant to applicable Law, contract or otherwise.

          (e)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to ARPI, any of the ARPI Subsidiaries or any of the respective directors, officers, employees, agents or representatives thereof for any of their respective trustees, directors, managers, officers or other employees.

        Section 7.7    Appropriate Action; Consents.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of ARPI and AMH shall, and shall cause the ARPI Subsidiaries and the AMH Subsidiaries, respectively, to use its and their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VIII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Persons (other than Governmental Authorities, which are addressed in Section 7.3) necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) subject to Section 7.8(e), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

          (b)   In connection with and without limiting the foregoing, each of AMH and ARPI shall use its reasonable best efforts to give (or shall cause the AMH Subsidiaries or the ARPI Subsidiaries, respectively, to use their reasonable best efforts to give) any notices to third parties, and each of AMH and ARPI shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third-party consents not covered by Section 7.7(a) that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 7.7, neither AMH nor ARPI, nor any of their respective Subsidiaries, shall be required to pay any consent fee or other consideration or accept any material concessions in order to obtain the consent or waiver of any Third Party.

        Section 7.8    Notification of Certain Matters; Transaction Litigation.

          (a)   The ARPI Parties shall give prompt notice to the AMH Parties, and the AMH Parties shall give prompt notice to the ARPI Parties, of any notice or other communication received by such Party from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

          (b)   The ARPI Parties shall give prompt notice to the AMH Parties, and the AMH Parties shall give prompt notice to the ARPI Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, the ARPI Parties shall give prompt notice to the AMH Parties, and the AMH Parties shall give prompt notice to the ARPI Parties, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed.

          (c)   Notwithstanding anything to the contrary in this Agreement, the failure by the ARPI Parties or the AMH Parties to provide notice under Section 7.8(a), Section 7.8(b) or Section 7.8(d) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b) .

          (d)   Each of the Parties agrees to give prompt written notice to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the other ARPI Subsidiaries or the other AMH Subsidiaries, respectively, which could reasonably be expected to have, individually or in the aggregate, an ARPI Material Adverse Effect or an AMH Material Adverse Effect, as the case may be.

          (e)   The ARPI Parties shall give prompt notice to the AMH Parties and keep the AMH Parties reasonably informed on a current basis, and the AMH Parties shall give prompt notice to the ARPI Parties and keep the ARPI Parties reasonably informed on a current basis, of any Action commenced or, to such Party's Knowledge, threatened against, relating to or involving such Party or any of the other ARPI Subsidiaries or the other AMH Subsidiaries, respectively, which relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The ARPI Parties shall give the AMH Parties the opportunity to reasonably participate in the defense and settlement of any litigation against the ARPI Parties or their directors or trustees relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without AMH's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The AMH Parties shall give the ARPI Parties the opportunity to reasonably participate in the defense and settlement of any litigation against the AMH Parties or their trustees or directors relating to this Agreement and the transactions contemplated hereby.

        Section 7.9    OP Merger Sub.     AMH shall take all actions necessary to ensure that, prior to the Partnership Merger Effective Time, OP Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.

        Section 7.10    Section 16 Matters.     Prior to the Partnership Merger Effective Time, ARPI and AMH shall, as applicable, take all such steps to cause any dispositions of shares of ARPI Common Stock (including derivative securities with respect to shares of ARPI Common Stock) or acquisitions of AMH Common Shares resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ARPI to be exempt under Rule 16b-3 promulgated under the Exchange Act. Upon request, ARPI shall promptly furnish AMH with all requisite information for AMH to take the actions contemplated by this Section 7.10.

        Section 7.11    Certain Tax Matters.

          (a)   Each of AMH and ARPI shall use its respective commercially reasonable efforts (before and, as relevant, after the Parent Merger Effective Time) to cause the Parent Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Provided ARPI shall have received the opinion of counsel referred to in Section 8.3(f), the Parties shall treat the Parent Merger as a "reorganization" under Section 368(a) of the Code and no Party shall take any position for tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   AMH and ARPI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. Subject to Section 3.5(c)(iii), from and after the Partnership Merger Effective Time, AMH and AMH OP (or ARP OP) shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of shares of ARPI Common Stock, all Transfer Taxes.

          (c)   The Parties agree and acknowledge that the income, assets and operations of AMH OP and certain AMH Subsidiaries will affect the ability of ARPI to qualify as a REIT for its taxable year ending at the Parent Merger Effective Time. The Parties shall cooperate (and shall cause their Affiliates, agents, and advisors to cooperate) and to take such actions (or, as applicable, refrain from taking actions) as reasonably deemed necessary by ARPI or AMH to permit ARPI to qualify as a REIT for its taxable year ending at the Parent Merger Effective Time including, without limiting the foregoing, filing elections to treat each corporation in which ARPI acquires an interest as a result of the Partnership Merger as a Taxable REIT Subsidiary of ARPI on or prior to the Closing Date of the Parent Merger.

        Section 7.12    Voting of Shares.     AMH shall vote all shares of ARPI Common Stock beneficially owned by it or any of the AMH Subsidiaries as of the record date for the ARPI Stockholder Meeting, if any, in favor of approval of the Parent Merger.

        Section 7.13    Termination of ARPI Employee Benefits Plans.

          (a)   Prior to the Partnership Merger Effective Time, the ARPI Board shall adopt such resolutions or take such other actions as may be required by the ARPI Equity Incentive Plan no later than immediately prior to the Partnership Merger Effective Time to effect the intent of Article III.

          (b)   If requested by AMH, ARPI shall (or shall cause each applicable ARPI Subsidiary to) (i) take all action necessary to cease contributions to and terminate each ARPI Employee Benefit Plan intended to be qualified within the meaning of Section 401(k) of the Code (the "ARPI 401(k) Plan") as of the Business Day prior to the Closing Date (but contingent upon the occurrence of the Mergers), (ii) adopt written resolutions, the form and substance of which shall be subject to AMH's prior review and comment and shall be reasonably satisfactory to AMH, (a) to terminate the ARPI 401(k) Plan, (b) to 100% vest all participants under the ARPI 401(k) Plan, and (c) to adopt all required compliance amendments, in each case effective as of the Business Day prior to the Closing Date (but contingent upon the occurrence of the Mergers)), and (iii) prior to the Closing Date, (a) prepare (or cause to be prepared) all termination-related documentation, notices and filings for the ARPI 401(k) Plan and its related trusts, insurance contracts and other agreements, and (b) take all action necessary to coordinate with and to provide proper notice to all service providers for the ARPI 401(k) Plan with respect to termination of the ARPI 401(k) Plan. AMH reserves the right to suspend the distribution of benefits from the ARPI 401(k) Plan until the later of the receipt of a favorable determination letter from the IRS with respect to the termination of such plan and the completion of final testing and recordkeeping for such plan.

        Section 7.14    Governance.     Prior to the Partnership Merger Effective Time, the AMH Board shall adopt resolutions (subject to and effective immediately following the Partnership Merger Effective Time), and the AMH Board shall take all other actions necessary so that, effective immediately following the Partnership Merger Effective Time, the number of directors that will comprise the full AMH Board shall be nine as set forth in, and in accordance with, Section 2.5.

        Section 7.15    Tax Representation Letters.

          (a)   The ARPI Parties shall (i) use their reasonable best efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.2(e) and Section 8.3(f), (ii) deliver to Hunton & Williams LLP, counsel to ARPI, and Hogan Lovells US LLP, counsel to AMH, or other counsel described in Section 8.2(e) and Section 8.3(e), respectively, a tax representation letter, dated as of the effective date of the Form S-4 (as relevant) and the Closing Date and signed by an officer of ARPI for itself and for ARP GP, as general partner of ARP OP, in form and substance as set forth in Exhibit B, which representations shall be subject to such changes or modifications from the language set forth on such exhibit as may be deemed necessary or appropriate by Hunton & Williams LLP or Hogan Lovells US LLP and shall be reasonably acceptable to and approved by AMH (which approval shall not be unreasonably conditioned, withheld or delayed), containing representations of the ARPI Parties for purposes of rendering the opinions described in Section 8.2(e) and Section 8.3(e) (and any similar opinion dated as of the effective date of the Form S-4), and (iii) deliver to Hogan Lovells US LLP, counsel to AMH, and Hunton & Williams LLP, counsel to ARPI, or other counsel described in Section 8.3(f), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of ARPI for itself and for ARP GP, as general partner of ARP OP, in form and substance as shall be mutually agreeable to ARPI and AMH, containing representations of the ARPI Parties as shall be reasonably necessary or appropriate to enable Hogan Lovells US LLP to render an opinion on the effective date of the Form S-4 and on the Closing Date, as described in Section 8.2(f), respectively, and Hunton & Williams LLP to render an opinion on the effective date of the Form S-4 and on the Closing Date, as described in Section 8.3(f), respectively.

          (b)   The AMH Parties shall (i) use their reasonable best efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.3(e), (ii) (A) deliver to Hogan Lovells US LLP, counsel to AMH, or other counsel described in Section 8.2(e) (and any similar opinion dated as of the effective date of the Form S-4), a tax representation letter, dated as of the effective date of the Form S-4 and the Closing Date and signed by an officer of AMH and AMH OP, in form and substance as set forth in Exhibit C-1, containing representations of the AMH Parties for purposes of rendering the opinion described in Section 8.3(e), and (B) to deliver to Hunton & Williams LLP, counsel to ARPI, or other counsel described in Section 8.2(e), a tax representation letter, dated as of the Closing Date and signed by an officer of AMH for itself and as general partner of AMH OP, in form and substance as set forth in Exhibit C-2, containing representations of the AMH Parties for purposes of rendering the opinion described in Section 8.2(e), which representations in Exhibits C-1 and C-2 shall be subject to such changes or modifications from the language set forth on such exhibit as may be deemed necessary or appropriate by Hunton & Williams LLP (or such counsel rendering the opinion) or Hogan Lovells US LLP (or such other AMH counsel rendering such opinion) and shall be reasonably acceptable to and approved by ARPI (which approval shall not be unreasonably conditioned, withheld or delayed), and (iii) deliver to Hogan Lovells US LLP, counsel to AMH, and Hunton & Williams LLP, counsel to ARPI, or other counsel described in Section 8.3(f), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of AMH for itself and for ARP GP as general partner of AMH OP, in form and substance as shall be mutually agreeable to ARPI and AMH, containing representations of the AMH Parties as shall be reasonably necessary or appropriate to enable Hogan Lovells US LLP to render an opinion on the effective date of the Form S-4 and on the Closing Date, and Hunton & Williams LLP to render an opinion on the effective date of the Form S-4 and on the Closing Date, as described in Section 8.3(f), respectively.

        Section 7.16    Termination of ARPI Stock Repurchase Program.     As soon as reasonably practicable following the date of this Agreement, the ARPI Board shall (i) adopt such resolutions or take such other actions as may be required to suspend any stock repurchase program of ARPI effective immediately, (ii) ensure that no shares of ARPI Common Stock are repurchased by ARPI pursuant to any stock repurchase program during the Interim Period, and (iii) ensure that no repurchase or other rights under any stock repurchase program enable the holder of such rights to cause AMH or any AMH Subsidiary to repurchase AMH Common Shares issued in connection with the transaction contemplated by this Agreement as a result of such repurchase or other rights at or after the Partnership Merger Effective Time.

        Section 7.17    Employment Matters.

          (a)   During the period commencing on the Closing and ending on the date that is six months after the Closing (or if earlier, the date of the employee's termination of employment with AMH and the AMH Subsidiaries (including AMH Merger Sub and OP Merger Sub)), AMH shall, and shall cause each AMH Subsidiary (including AMH Merger Sub and OP Merger Sub), as applicable, to, provide each individual who is an employee of ARPI or any ARPI Subsidiary immediately prior to the Closing and who remains employed by ARPI, any ARPI Subsidiary, AMH or any AMH Subsidiary (including AMH Merger Sub and OP Merger Sub) immediately following the Closing (each a "Continuing Employee" and, collectively, the "Continuing Employees") with (i) an aggregate annual base salary and target bonus opportunity (excluding equity-based, retention-based, and Mergers-based compensation) at least equal to that provided by ARPI and the ARPI Subsidiaries immediately prior to the Closing, and (ii) severance and other benefits that are no less favorable in the aggregate to those provided by ARPI and the ARPI Subsidiaries immediately prior to the date hereof.

          (b)   AMH shall, and shall cause the AMH Subsidiaries (including AMH Merger Sub and OP Merger Sub) to, provide credit for each Continuing Employee's length of service with ARPI and the ARPI Subsidiaries (as well as service with any predecessor employer of ARPI or any ARPI Subsidiary) for purposes of eligibility to participate in (but not for purposes of any benefit accrual under any defined benefit pension plan) under each plan, program, policy, agreement or arrangement of AMH or the AMH Subsidiaries (including AMH Merger Sub and OP Merger Sub) and for determining levels of vacation and paid time-off to the same extent that such service was recognized under a similar plan, program, policy, agreement or arrangement of ARPI or any ARPI Subsidiary, except that no such prior service credit will be required or provided to the extent that (i) it results in a duplication of benefits, or (ii) such service was not recognized under the corresponding ARPI Employee Benefit Plan.

          (c)   To the extent permitted by applicable Law, AMH shall cause each AMH Employee Benefit Plan in which any Continuing Employee participates that provides health or welfare benefits to (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service conditions with respect to participation and coverage requirements applicable to Continuing Employees, other than limitations applicable under the corresponding ARPI Employee Benefit Plan or to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable ARPI Employee Benefit Plan and (ii) use commercially reasonable efforts to honor any payments, charges and expenses of Continuing Employees (and their eligible dependents) that were applied toward the deductible and out-of-pocket maximums under the corresponding ARPI Employee Benefit Plan in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a corresponding AMH Employee Benefit Plan during the calendar year in which the Closing occurs.

          (d)   Nothing in this Section 7.17 shall (i) confer any rights upon any Person, including any Continuing Employee or former employee of ARPI or the ARPI Subsidiaries, other than the parties to this Agreement and their respective successors and permitted assigns, (ii) constitute or create an employment agreement or create any right in any Continuing Employee or any other Person to any continued employment or service with or for ARPI, the ARPI Subsidiaries, AMH, or the AMH Subsidiaries, or to any compensation or benefits of any nature or kind whatsoever, (iii) constitute or be treated as an amendment, modification, adoption, suspension or termination of any employee benefit plan, program, policy, agreement or arrangement of ARPI, the ARPI Subsidiaries, AMH, or the AMH Subsidiaries, or (iv) alter or limit the ability of ARPI, the ARPI Subsidiaries, AMH, or the AMH Subsidiaries to amend, modify or terminate any benefit plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

        Section 7.18    Transfer of Assets.     Upon request by AMH, ARPI and ARP OP shall cause the transfer of all or any of the real property owned by ARP OP to a direct or indirect wholly-owned Subsidiary of ARP OP prior to the Partnership Merger Effective Time.

        Section 7.19    Takeover Statutes.     ARPI shall use its reasonable best efforts (a) to take all action necessary so that no Takeover Statute or Section 7.2 of the ARPI Charter (the "Charter Restrictions") is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute or Charter Restrictions are or become applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the Charter Restrictions on the Mergers and the other transactions contemplated by this Agreement. ARPI shall not take any action to exempt any Person (other than AMH and its Affiliates) from any Takeover Statute or the Charter Restrictions that may purport to be applicable to the Mergers and the other transactions contemplated by this Agreement or otherwise cause any restrictions in any Takeover Statute or the Charter Restrictions not to apply to any such Person, except in connection with the concurrent termination of this Agreement and entry into a definitive agreement relating to a Superior Proposal in accordance with Section 9.1(e).

        Section 7.20    Exchangeable Notes.     As promptly as practicable following the public announcement of the transactions contemplated by this Agreement, ARP OP shall provide the notice required to be delivered to the Notes Trustee and the holders of Exchangeable Notes pursuant to Section 13.01(b)(iv) of the Notes Indenture. AMH shall use its reasonable best efforts to take all action necessary (i) to execute with the Notes Trustee (as defined below) the supplemental indenture required by Section 13.05 of the Notes Indenture (as defined below) in respect of the Mergers and (ii) to deliver to the Notes Trustee the officer's certificate and the opinion of counsel required by Section 10.01 of the Notes Indenture in respect of the Mergers. Notwithstanding anything to the contrary contained herein or in the Notes Indenture, in no event will AMH issue more than 19.99% of the outstanding shares of AMH Common Shares as of immediately prior to the Closing (which equates to approximately 52,448,199 shares as of the date hereof, subject to adjustment in the event of stock splits or combinations) in connection with the Mergers as contemplated by Article III hereunder together with any exchange of the Exchangeable Notes pursuant to the Notes Indenture (whether occurring at or after the Closing), unless or until such time as AMH shall have obtained shareholder approval to issue shares in excess of such amount in accordance with the NYSE Listed Company Manual. For the avoidance of doubt, AMH shall have no duty, obligation or commitment to seek shareholder approval to issue shares in excess of such amount. If any such exchange of the Exchangeable Notes would result in the issuance of more than such number of shares of AMH Common Stock and no shareholder approval has been obtained, such exchanges shall be settled in cash (along with any other exchanges required to be settled in a similar fashion pursuant to the Notes Indenture).

ARTICLE VIII

CONDITIONS PRECEDENT

        Section 8.1    Conditions to Each Party's Obligation to Effect the Mergers.     The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Parties at or prior to the Partnership Merger Effective Time of the following conditions:

          (a)    Stockholder Approval.    The ARPI Stockholder Approval shall have been obtained.

          (b)    Registration Statement.    The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened by the SEC and not withdrawn.

          (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction or any Law or other legal restraint or prohibition enjoining, making illegal or preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect.

          (d)    Listing.    The AMH Common Shares to be issued in the Parent Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, at, or prior to, the Closing.

        Section 8.2    Conditions to Obligations of the AMH Parties.     The obligations of the AMH Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by AMH, at or prior to the Partnership Merger Effective Time, of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties set forth in Section 4.1(a) and Section 4.1(b) (Organization and Qualification; Subsidiaries), Section 4.3 (Capital Structure) (except the first two sentences of Section 4.3(a)), Section 4.4 (Authority), Section 4.5(c) (No Conflicts), clause (ii) of Section 4.10 (No Default) (solely as it relates to the ARPI Credit Facility and the Notes Indenture), the last four sentences of Section 4.18(g) (Properties), Section 4.22 (Opinion of Financial Advisor), Section 4.23 (Vote Required), Section 4.24 (Brokers) and Section 4.26 (Takeover Statutes), shall be true and correct in all material respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, (ii) the representations and warranties set forth in the first two sentences of Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, and (iii) each of the other representations and warranties of the ARPI Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "ARPI Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, an ARPI Material Adverse Effect.

          (b)    Performance of Covenants and Obligations of the ARPI Parties.    Each ARPI Party shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Partnership Merger Effective Time.

          (c)    Delivery of Certificates.    ARPI shall have delivered to AMH a certificate, dated the date of the Closing and signed by its chief executive officer or chief financial officer on behalf of the ARPI Parties, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(d) have been satisfied.

          (d)    Material Adverse Change.    Since the date of this Agreement, there shall not have been any event, change, or occurrence that, individually, or in the aggregate, has had or would reasonably be expect to have, individually or in the aggregate, an ARPI Material Adverse Effect.

          (e)    Opinion Relating to REIT Qualification.    AMH shall have received the written opinion of Hunton & Williams LLP, dated as of the Closing Date and in the form attached hereto as Exhibit D, to the effect that for all taxable periods commencing with its taxable year of formation through the Parent Merger Effective Time, ARPI has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and Section 7.15(b)(ii)(B)).

          (f)    Section 368 Opinion.    AMH shall have received the written opinion of Hogan Lovells US LLP, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Parent Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon the tax representation letters described in Section 7.15(a)(iii) and Section 7.15(b)(iii).

          (g)    Third-Party Consents.    The consents and approvals set forth in Section 8.2(g) of the ARPI Disclosure Letter and Section 8.2(g) of the AMH Disclosure Letter shall have been obtained and shall be in full force and effect, and all conditions to such consents shall be satisfied.

          (h)    Exchangeable Notes Obligations.

              (i)  ARPI shall have prepared and AMH shall, pursuant to Section 9.01 of that certain Indenture (the "Notes Indenture") for the ARP OP 3.25% Exchangeable Senior Notes due 2018 ("Exchangeable Notes"), dated as of November 27, 2013, among ARP OP, ARPI, and U.S. Bank National Association, as trustee (the "Notes Trustee"), have executed with the Notes Trustee the supplemental indenture required by Section 13.05 of the Notes Indenture in respect of the Mergers; and

             (ii)  ARPI shall have delivered to the Notes Trustee the officer's certificate and the opinion of counsel required by Section 10.01 of the Notes Indenture in respect of the Mergers.

            (iii)  The ARPI Board shall have taken such actions necessary such that the directors of Merger Sub, after giving effect to the Parent Merger, constitute "Continuing Directors" for purposes of the Notes Indenture.

          (i)    Ratings Confirmation.    AMH or AMH OP shall have received the Rating Agency Confirmation contemplated in the Securitization Facility so as to be a "Qualified Manager" for purposes thereof, if required, and as of the Closing Date, after giving effect thereto, there shall be no Event of Default or Default under the Securitization Facility, and the Loan thereunder shall be outstanding in principal amount no less than $341,000,000.

          (j)    Payoff Letter.    AMH shall have received a payoff letter on behalf of the lenders to the ARPI Credit Facility (or any credit facility or Indebtedness incurred in connection with the refinancing of the ARPI Credit Facility) indicating the outstanding amount due thereunder (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such Indebtedness) and an agreement that if such aggregate amount is paid in full on the Closing Date in accordance with the payment instructions set forth in such payoff letter, that all liabilities thereunder and all Liens or other guarantees affecting any real or personal property of ARPI or any ARPI Subsidiaries will be released.

          (k)    Approval of Limited Partners.    The affirmative vote of the holders of a "Majority in Interest" (as defined in the ARP OP Agreement) approving the Parent Merger and the Partnership Merger shall have been obtained.

        Section 8.3    Conditions to Obligations of the ARPI Parties.     The obligations of the ARPI Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by ARPI, at or prior to the Partnership Merger Effective Time, of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties set forth in Section 5.3(a) (Capital Structure) and Section 5.4 (Authority), shall be true and correct in all material respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, and (ii) each of the other representations and warranties of the AMH Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "AMH Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, an AMH Material Adverse Effect.

          (b)    Performance of Covenants or Obligations of the AMH Parties.    Each AMH Party shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Partnership Merger Effective Time.

          (c)    Delivery of Certificates.    AMH shall have delivered to ARPI a certificate, dated the date of the Closing and signed by its chief executive officer or chief financial officer on behalf of the AMH Parties, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(d) have been satisfied.

          (d)    Material Adverse Change.    Since the date of this Agreement, there shall not have been any event, change, or occurrence that, individually, or in the aggregate, has had or would reasonably be expect to have, individually or in the aggregate, an AMH Material Adverse Effect.

          (e)    Opinion Relating to REIT Qualification.    ARPI shall have received the written opinion of Hogan Lovells US LLP, dated as of the Closing Date in the form attached hereto as Exhibit E, to the effect that for all taxable periods commencing with its taxable year of formation, AMH has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its past, current and intended future organization and operations will permit AMH to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the Parent Merger Effective Time and thereafter (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and Section 7.15(b)(ii)(A) ).

          (f)    Section 368 Opinion.    ARPI shall have received the written opinion of Hunton & Williams LLP (or other counsel reasonably satisfactory to ARPI), dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Parent Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon the tax representation letters described in Section 7.15(a)(iii) and Section 7.15(b)(iii).

ARTICLE IX

TERMINATION AND AMENDMENT

        Section 9.1    Termination.     This Agreement may be terminated at any time prior to the Partnership Merger Effective Time, by action taken or authorized by the AMH Board or the ARPI Board, as applicable, as follows:

          (a)   by mutual consent of AMH and ARPI in a written instrument;

          (b)   by either AMH or ARPI, upon written notice to the other Party, if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining or otherwise prohibiting the Mergers, and such order, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, such action;

          (c)   by either AMH or ARPI, upon written notice to the other Party, if the Mergers shall not have been consummated on or before 5:00 p.m. (New York time) on May 31, 2016 (such date and time referred to as the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of any condition precedent to such Party's obligations to effect the Mergers to be satisfied or the failure of the Mergers to occur on or before such date;

          (d)   by either AMH or ARPI, upon written notice to the other Party, if there shall have been a breach by the other Party of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other Party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.2(a) or (b) or Section 8.3(a) or (b), as the case may be, unless such breach is reasonably capable of being cured, and the other Party shall continue to use its reasonable best efforts to cure such breach, prior to the Outside Date; provided that a Party shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if such Party is then in breach of any of its own respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.2(a) or (b) or Section 8.3(a) or (b), as the case may be, would not be satisfied;

          (e)   by either AMH or ARPI if the ARPI Stockholder Approval shall not have been obtained upon a vote taken thereon at the duly convened ARPI Stockholders Meeting or any duly convened postponement or adjournment thereof in accordance herewith, in each case at which a vote on such approval was taken; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to ARPI where a failure to obtain the ARPI Stockholder Approval was caused by any action or failure to act of an ARPI Party that constitutes a breach of its obligations under Section 7.1 or Section 7.4;

          (f)    by AMH if (i) at any time prior to the receipt of the ARPI Stockholder Approval, the ARPI Board shall have effected a Change in ARPI Recommendation (whether or not permitted by Section 7.4), failed to publicly reaffirm the approval, recommendation or declaration of advisability by the ARPI Board (or any committee thereof) within five Business Days after receipt of any written request to do so from AMH, (ii) ARPI shall have committed a material breach of its obligations under Section 7.4 or its obligations to call, convene and hold the ARPI Stockholder

  Meeting pursuant to Section 7.1(c), or (iii) a tender offer or exchange offer for outstanding shares of ARPI Common Stock shall have been publicly disclosed and, prior to the earlier of (A) the ARPI Stockholder Meeting and (B) 10 Business Days after the commencement of such tender offer or exchange offer pursuant to Rule 14e-2 under the Exchange Act, the ARPI Board fails to publicly recommend against acceptance of such offer; or

          (g)   by ARPI, by written notice to AMH, if at any time prior to the receipt of the ARPI Stockholder Approval in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 7.4; provided, however, that this Agreement may not be so terminated unless the payment required by Section 9.3(a)(iv) is made in full to AMH substantially concurrently with the occurrence of such termination and the entry into such Acquisition Agreement with respect to such Superior Proposal, and in the event that such Acquisition Agreement is not substantially concurrently entered into and such payment is not concurrently made, such termination shall be null and void.

        Section 9.2    Effect of Termination.

          (a)   In the event that this Agreement is terminated pursuant to Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and subject to compliance with Section 9.3, this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any Party hereto, and all rights and obligations of any Party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary (a) no such termination shall relieve any Party hereto of any liability or damages resulting from or arising out of common law fraud or any intentional breach of this Agreement; and (b) the Confidentiality Agreement, Section 7.2(b), this Section 9.2, Section 9.3, Article X (other than Section 10.1) and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement to the extent applicable pursuant to Section 9.1. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made. For purposes of the foregoing, "intentional breach" shall mean a material breach that is a consequence of an act knowingly undertaken by the breaching Party with the intent of causing a breach of this Agreement.

        Section 9.3    Termination Fee and Expense Amount.

          (a)   If, but only if, this Agreement is terminated:

              (i)  by ARPI pursuant to Section 9.1(c) (provided Section 9.3(a)(ii) does not apply), or by ARPI pursuant to Section 9.1(d), in each case as a result of an intentional breach by AMH of this Agreement and provided that all of the conditions precedent to the obligations of the AMH Parties to effect the Mergers have been satisfied or waived by the AMH Parties, then AMH shall pay, or cause to be paid, to ARPI a fee (in lieu of any liability or damages under Section 9.2(a) or otherwise) equal to the Termination Fee, plus the Expense Amount by wire transfer of same day funds to an account designated by ARPI, within two Business Days after such termination;

             (ii)  by either AMH or ARPI pursuant to Section 9.1(c) or Section 9.1(e) and ARPI (x) receives or has received an Acquisition Proposal (whether or not conditional) with respect to ARPI, which proposal has been publicly announced or otherwise communicated or made known to the ARPI Board or holders of ARPI Common Stock prior to or on the date of the ARPI Stockholder Meeting or any postponement or adjournment thereof (with respect to a termination under Section 9.1(e)) or prior to the termination of this Agreement (with respect to a termination under Section 9.1(c)) and (y) within 12 months of the termination of this Agreement, consummates a transaction regarding, or executes a definitive agreement which is later consummated (whether or not during such 12-month period) with respect to, an Acquisition Proposal (whether or not involving the Acquisition Proposal referred to in clause (x) above or a different Acquisition Proposal), then ARPI shall pay, or cause to be paid, to AMH the Termination Fee, plus the Expense Amount, unless the Expense Amount has been previously paid pursuant to Section 9.3(a)(iii), by wire transfer of same day funds to an account designated by AMH, not later than the consummation of such transaction relating to such Acquisition Proposal; provided, however, that for purposes of this Section 9.3(a)(ii), the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "50%";

            (iii)  by either AMH or ARPI pursuant to Section 9.1(e) because the ARPI Stockholder Approval shall not have been obtained, then ARPI shall pay, or cause to be paid, to AMH the Expense Amount (by wire transfer to an account designated by AMH) within two Business Days of such termination; provided, that if at the time of such termination pursuant to Section 9.1(e), AMH had a right to terminate this Agreement pursuant to Section 9.1(f), then ARPI shall pay, or cause to be paid, to AMH, in lieu thereof, the Termination Fee, plus an amount equal to the Expense Amount, unless the Expense Amount has been previously paid pursuant to this Section 9.3(a)(iii), by wire transfer of same day funds to an account designated by AMH within two Business Days of such termination;

            (iv)  by AMH pursuant to Section 9.1(f) or by ARPI pursuant to Section 9.1(g), then ARPI shall pay, or cause to be paid, to AMH the Termination Fee, plus the Expense Amount, unless the Expense Amount has been previously paid pursuant to Section 9.3(a)(iii), by wire transfer of same day funds to an account designated by AMH within two Business Days of such termination.

          (b)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that:

              (i)  under no circumstances shall AMH or ARPI be required to pay the Termination Fee or the Expense Amount on more than one occasion; and

             (ii)  neither AMH nor ARPI shall be required to pay any amount in excess of the Termination Fee or any portion of the other Party's Expenses, except as set forth in Section 9.3(c) or as provided in Section 9.2.

          (c)   Each of the Parties hereto acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Termination Fee, the Expense Amount nor any other amount payable pursuant to this Section 9.3 is a penalty, and (iii) without these agreements, the Parties would not enter into this Agreement; accordingly, if AMH or ARPI, as the case may be, fails to timely pay any amount due pursuant to this Section 9.3 and, in order to obtain such payment, either AMH or ARPI, as the case may be, commences a suit that results in a judgment against the other Party for the payment of any amount set forth in this Section 9.3, such paying Party shall pay the other Party its costs and Expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate of Citibank, N.A. in effect on the date of payment for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

          (d)    Limitations on Payment

              (i)  If one Party to this Agreement (the "Fee Payor") is required to pay another Party to this Agreement (the "Fee Payee") the Expense Amount and/or the Termination Fee, the

    Expense Amount and/or the Termination Fee, as applicable, shall be paid into escrow on the date such payment is required to be paid by the Fee Payor pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 9.3(d). In the event that the Fee Payor is obligated to pay the Fee Payee the Expense Amount and/or the Termination Fee, as applicable, the amount payable to the Fee Payee in any tax year of the Fee Payee shall not exceed the lesser of (i) the Expense Amount and/or the Termination Fee, as applicable, of the Fee Payee, and (ii) the sum of (A) the maximum amount that can be paid to the Fee Payee without causing the Fee Payee to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code ("Qualifying Income") and the Fee Payee has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by the Fee Payee's independent accountants, plus (B) in the event the Fee Payee receives either (x) a letter from the Fee Payee's counsel indicating that the Fee Payee has received a ruling from the IRS as described below in this Section 9.3(d) or (y) an opinion from the Fee Payee's outside counsel as described below in this Section 9.3(d), an amount equal to the excess of the Expense Amount and/or the Termination Fee, as applicable, less the total amount paid under clause (A) above.

             (ii)  To secure the Fee Payor's obligation to pay these amounts, the Fee Payor shall deposit into escrow an amount in cash equal to the Expense Amount or the Termination Fee, as applicable, with an escrow agent selected by the Fee Payor on such terms (subject to this Section 9.3(d)) as shall be mutually agreed upon by the Fee Payor, the Fee Payee and the escrow agent. The payment or deposit into escrow of the Expense Amount or the Termination Fee, as applicable, pursuant to this Section 9.3(d) shall be made at the time the Fee Payor is obligated to pay the Fee Payee such amount pursuant to Section 9.3 by wire transfer. The escrow agreement shall provide that the Expense Amount or the Termination Fee, as applicable, in escrow or any portion thereof shall not be released to the Fee Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Fee Payee's independent accountants indicating the maximum amount that can be paid by the escrow agent to the Fee Payee without causing the Fee Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and the Fee Payee has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to the Fee Payee, or (ii) a letter from the Fee Payee's counsel indicating that (A) the Fee Payee received a ruling from the IRS holding that the receipt by the Fee Payee of the Expense Amount and/or Termination Fee, as applicable, would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) the Fee Payee's outside counsel has rendered a legal opinion to the effect that the receipt by the Fee Payee of the Expense Amount and/or the Termination Fee, as applicable, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Expense Amount and/or the Termination Fee, as applicable, to the Fee Payee. The Fee Payor agrees to amend this Section 9.3(d) at the reasonable request of the Fee Payee in order to (i) maximize the portion of the Expense Amount and/or the Termination Fee, as applicable, that may be distributed to the Fee Payee hereunder without causing the Fee Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve the Fee Payee's chances of securing a favorable ruling described in this Section 9.3(d) or (iii) assist the Fee Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.3(d). Any amount of the Expense Amount and/or the Termination Fee, as applicable, that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.3(d) , provided that the obligation of the Fee Payor to pay the unpaid portion of the Expense Amount and/or the Termination Fee, as applicable, shall terminate on the December 31 following the date which is five years from the date of this Agreement. Any costs and expenses of the escrow agent shall be borne solely by the Fee Payee.

Any payment due to a Party described in Section 9.3(c) shall be subject to the same limitations on payment as set forth in this Section 9.3(d).

          (e)   Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses whether or not the Mergers are consummated.

          (f)    The Parties each agree that in the event that the Termination Fee and, if applicable, the actual, documented Expenses of the recipient Party up to the Expense Amount, are paid or payable pursuant to Section 9.3, the payment of the Termination Fee and, if applicable, the actual, documented Expenses of the recipient Party up to the Expense Amount, together, if applicable, with the costs, expenses and interest set forth in Section 9.3(c), shall be the sole and exclusive remedy of the recipient Party and its Affiliates against the paying Party or any of its Affiliates for, and in no event will any of the Parties or any of their Affiliates be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to, (1) any loss suffered as a result of the failure of the Mergers to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement, or (4) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement.

        Section 9.4    Amendment.     To the extent permitted by applicable Law, this Agreement may be amended by the Parties hereto, by action taken or authorized by the ARPI Board or the AMH Board, as applicable, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of ARPI or holders of ARP OP Units, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders or holders without such further approval by such stockholders or holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

        Section 9.5    Extension; Waiver.     At any time prior to the Partnership Merger Effective Time, the Parties hereto, by action taken or authorized by the ARPI Board or the AMH Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Non-Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Partnership Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Partnership Merger Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

        Section 10.2    Notices.     All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be delivered personally, by a recognized courier service, or by registered or certified mail, return receipt requested, postage prepaid, and in each case shall be deemed duly given on the date of actual delivery, upon confirmation of receipt. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice, and a copy of each notice shall also be sent via e-mail.

(a) if to the AMH Parties, to:
American Homes 4 Rent
30601 Agoura Rd., Suite 200
Agoura Hills, CA 91301
Telephone:	(855) 774-4663
Attention:	Chief Legal Officer
with copies to:
Hogan Lovells US LLP
1999 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067
Telephone:	(310) 785-4600
Attention:	Barry L. Dastin, Justin C. Johnson
(b) if to the ARPI Parties, to:
American Residential Properties, Inc.
7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
Telephone:	(480) 474-4800
Attention:	Stephen G. Schmitz
Chief Executive Officer
with copies to:
Hunton & Williams LLP
Riverfront Plaza—East Tower
951 East Byrd Street
Richmond, VA 23219
Telephone:	(804) 788-7366
Attention:	Daniel M. LeBey, Mark W. Wickersham

        Section 10.3    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 10.4    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (i) the rights, benefits and remedies granted to the Indemnified Parties under Section 7.6, (ii) after the Partnership Merger Effective Time, the rights of the holders of AMH OP Units to receive the consideration set forth in Article III in accordance with the provisions of this Agreement, (iii) after the Parent Merger Effective Time, the rights of the holders of shares of ARPI Common Stock to receive the Merger Consideration, and (iv) the right of ARPI and AMH, on behalf of its respective shareholders, to pursue claims for damages and other relief, including equitable relief, for the other Parties' intentional breach of this Agreement, to the extent recovery is otherwise permitted under Section 9.2. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.5    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of the Mergers that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 10.6    Assignment.     Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

        Section 10.7    Governing Law.     This Agreement and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to choice of laws among different jurisdictions.

        Section 10.8    Specific Performance; Venue.     The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article IX, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the any state or federal court within the State of Maryland, and each Party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in any state or federal court within the State of Maryland, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby; provided that if any such legal action or proceeding is brought in a state court within the State of Maryland, each Party hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of such legal action or proceeding to the Business and Technology Case Management Program of the Circuit Court for Baltimore City (Maryland). Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Maryland, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 10.9    Waiver of Jury Trial.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.9.

        Section 10.10    Authorship.     The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, AMH, AMH OP, AMH Merger Sub, OP Merger Sub, ARPI, ARP GP and ARP OP have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

AMERICAN HOMES 4 RENT
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer
AMERICAN HOMES 4 RENT, L.P.
By:	AMERICAN HOMES 4 RENT its sole general partner
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer
SUNRISE MERGER SUB, LLC
By:	AMERICAN HOMES 4 RENT its managing member
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer

[Signature Page 1 of 3 to Agreement and Plan of Merger]

OP MERGER SUB, LLC
By:	AMERICAN HOMES 4 RENT, L.P. its managing member
By:	AMERICAN HOMES 4 RENT its sole general partner
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer

[Signature Page 2 of 3 to Agreement and Plan of Merger]

AMERICAN RESIDENTIAL PROPERTIES, INC.
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
	Title:	Chairman of the Board and Chief Executive Officer
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By:	AMERICAN RESIDENTIAL GP, LLC, its general partner
By:	AMERICAN RESIDENTIAL PROPERTIES, INC.
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
	Title:	Chairman of the Board and Chief Executive Officer
AMERICAN RESIDENTIAL GP, LLC.
By:	AMERICAN RESIDENTIAL PROPERTIES, INC. its managing member
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page 3 of 3 to Agreement and Plan of Merger]

Annex B

745 Seventh Avenue New York, NY 10019 United States

December 2, 2015

Board of Directors
American Residential Properties, Inc.
7047 East Greenway Parkway
Suite 350
Scottsdale, AZ 85254

Members of the Board of Directors:

        We understand that American Residential Properties, Inc., a Maryland corporation (the "Company") intends to enter into a transaction (the "Proposed Transaction") with American Homes 4 Rent, a Maryland real estate investment trust ("AMH"), pursuant to which the Company will merge with and into Sunrise Merger Sub, LLC, a Delaware limited liability company and a subsidiary of AMH ("Merger Sub") with Merger Sub being the surviving corporation (the "Merger"), and each outstanding share of common stock, $0.01 par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock to be retired in accordance with the terms of the Agreement (as defined below)) will be converted into the right to receive 1.135 (the "Exchange Ratio") validly issued, fully paid and non-assessable Class A common shares of beneficial interest, $0.01 par value per share, of AMH ("AMH Common Shares"), without interest (with such Exchange Ratio subject to adjustment pursuant to the Agreement). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of December 3, 2015, among the Company, American Residential Properties OP, L.P., a Delaware limited partnership (the "Company Operating Partnership"), AMH, American Homes 4 Rent, L.P., a Delaware limited partnership, Merger Sub and Sunrise OP Merger Sub, LLC, a Delaware limited liability company (the "Agreement"). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to the Company's stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and AMH that we believe to be relevant to our analysis, including the Company's most recent Annual Report on Form 10-K, AMH's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q of the Company and AMH for the fiscal quarters ended September 30, 2015 and the Registration Statement on Form S-11 of the Company; (3) financial and operating information with respect to the business, operations and prospects of the Company, including financial projections of the Company prepared by management of the Company, as approved for our use by the Company (the "Company Projections");

(4) financial and operating information with respect to the business, operations and prospects of AMH; (5) a trading history of the Company Common Stock and the common stock of AMH over the 52 weeks preceding November 27, 2015 and December 1, 2015 respectively and a comparison of that trading history with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company and AMH with each other and with those of other companies that we deemed relevant; (7) a comparison of the financial terms for the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (8) the relative contributions of the Company and AMH to the historical and future financial performance of the combined company on a pro forma basis; (9) the potential value in connection with a liquidation of the Company's assets, based on assumptions relating to costs and timing of such a liquidation; (10) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (11) published estimates of independent research analysts with respect to the future financial performance, net asset value and price targets of the Company and AMH. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and the potential strategic benefits of the Proposed Transaction, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company and AMH that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. At the direction of the Company, we have relied on such projections in performing our analysis and arriving at our opinion. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or of AMH and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or of AMH. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which the Company Common Stock or the AMH Common Shares would trade following the announcement or consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the AMH Common Shares to be held by the stockholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of Company Common Stock owned by such stockholders at any time prior to the announcement or consummation of the Proposed Transaction.

        We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company and AMH in the past, and we may perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, (i) we are currently a lender in the Company Operating Partnership's $450,000,000 million unsecured line of credit and, in 2013, acted as joint book-runner in connection with the Company's $115,000,000 convertible notes offering, and (ii) we have not received any fees for investment banking and financial services from AMH.

        Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and AMH for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to, or whether to accept the consideration to be offered to the stockholders in connection with, the Proposed Transaction.

Very Truly Yours,
/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

Annex C

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of December 3, 2015 (this "Agreement"), between American Homes 4 Rent, a Maryland real estate investment trust ("Parent"), and the Person listed as "Stockholder" on the signature page hereto ("Stockholder").

        WHEREAS, as a condition and inducement to Parent's and AMH Merger Sub, LLC's, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Sunrise Merger Sub"), American Homes 4 Rent, L.P.'s, a Delaware limited partnership ("Sunrise OP"), and OP Merger Sub, LLC's, a Delaware limited liability company and wholly-owned subsidiary of Sunrise OP, willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with American Residential Properties, Inc., a Maryland corporation ("Terroir"), American Residential Properties OP, L.P., a Delaware limited partnership ("Terroir OP"), and American Residential GP, LLC, a Delaware limited liability company and sole general partner of Terroir OP, Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock of Terroir, $0.01 par value per share, that Stockholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Common Stock"), and all limited partnership interests in Terroir OP designated as a "Common Unit," an "LTIP Unit," a "Partnership Interest" or a "Partnership Unit" (collectively, the "Terroir OP Units" and collectively with the Common Stock, as applicable, the "Securities") under that certain Agreement of Limited Partnership of Terroir OP, dated as of May 11, 2012, as amended, modified or supplemented from time to time and in effect on the date hereof (the "Terroir OP Agreement"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

        Section 1.1    Voting Agreement.     Stockholder hereby agrees to vote or exercise Stockholder's right to consent with respect to all Securities that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Mergers and all agreements and actions contemplated by the Merger Agreement at any meeting of the stockholders of Terroir, or the holders of Terroir OP Units, as applicable, and at any adjournment thereof, at which the Merger Agreement and agreements contemplated thereby (or any amended version thereof), or actions contemplated thereby, are submitted for the consideration and vote of the stockholders of Terroir, or the holders of Terroir OP Units, as applicable, or in any action by written consent in lieu thereof. Stockholder hereby agrees that Stockholder will not vote any Securities in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of Terroir or Terroir OP or any other extraordinary transaction involving Terroir other than the Merger, (iii) action the consummation of which could frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters, including the Mergers.

        Section 1.2    Irrevocable Proxy.     Stockholder hereby revokes any and all previous proxies granted with respect to any of the Securities. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder's attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Securities. The proxy granted by

Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. The proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder represents and warrants to Parent that:

        Section 2.1    Authorization.     The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate, company, partnership or other action. This Agreement constitutes a legally valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If Stockholder is married and any of the Securities set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the legally valid and binding agreement of, such Stockholder's spouse, enforceable against such Stockholder's spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

        Section 2.2    Non-Contravention.     The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Stockholder, if any, (ii) violate any applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice of lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any contract, agreement or other instrument or document ("Contract") binding on Stockholder or any of Stockholder's properties or assets, including the Securities or (iv) result in the imposition of any Lien on any asset of Stockholder.

        Section 2.3    Ownership of Securities.     Stockholder (together with Stockholder's spouse if Stockholder is married and the Securities set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable Law) is the beneficial owner of such Securities, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Securities). None of such Securities is subject to any voting trust or other Contract with respect to the voting of such Securities (including Common Stock underlying such Terroir OP Units), except as set forth in this Agreement.

        Section 2.4    Total Securities.     Except for the Securities set forth on the signature page hereto (including Common Stock underlying the Terroir OP Units), Stockholder does not beneficially own any (i) shares of capital stock or voting securities of Terroir or Terroir OP, as applicable, (ii) securities of Terroir or Terroir OP, as applicable, convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Terroir or Terroir OP or (iii) options or other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) from Terroir or Terroir OP, as applicable, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Terroir.

        Section 2.5    Finder's Fees.     No broker, investment banker or other Person is entitled to any broker's, finder's or similar fee or commission in connection with the Mergers or any transactions contemplated by the Merger Agreement based upon any arrangements made by or on behalf of Stockholder.

        Section 2.6    No Litigation.     There is no Action pending or, to the knowledge of Stockholder, threatened against or affecting Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of Stockholder to perform Stockholder's obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Stockholder:

        Section 3.1    Authorization.     The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the real estate investment trust powers of Parent and have been duly authorized by all necessary real estate investment trust actions. This Agreement constitutes a legally valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

ARTICLE 4

COVENANTS OF STOCKHOLDER

        Stockholder hereby covenants and agrees that:

        Section 4.1    No Proxies for, Encumbrances on or Disposition of Securities.

            (i)  Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (a) grant any proxies or enter into any voting trust or other Contract with respect to the voting of any Securities, (b) sell, assign, transfer, encumber or otherwise dispose of, or enter into any Contract with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities during the term of this Agreement or (c) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the timely performance of Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the foregoing actions, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

           (ii)  Notwithstanding the foregoing clause (i), Stockholder may transfer Securities to (a) any member of Stockholder's immediate family or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family or (b) if Stockholder is a partnership or limited liability corporation, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

        Section 4.2    Waiver of Appraisal and Dissenters' Rights and Actions.     Stockholder hereby (i) waives and agrees not to exercise any rights to demand appraisal of any Securities or rights to dissent from either of the Mergers, if applicable, and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Action, against Parent, any of the Sunrise Parties, Terroir, any of the Terroir Parties or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any Action (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any duty of the Board of Directors of Terroir in connection with the Merger Agreement or the transactions contemplated thereby.

        Section 4.3    Communications.     Stockholder, and each of Stockholder's Subsidiaries, if any, shall not, and shall cause their respective officers, trustees, directors, employees or other Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent and Terroir of Stockholder's identity and holding of Securities, and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, and any other information that Parent or Terroir determines to be necessary in any SEC disclosure document in connection with the Mergers or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent and Terroir of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

        Section 4.4    Additional Securities.     In the event that Stockholder acquires beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to Terroir , or any of its Subsidiaries, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number and type, as applicable, of Securities set forth on the signature page hereto will be deemed amended accordingly. Stockholder shall promptly notify Parent of any such event.

ARTICLE 5

MISCELLANEOUS

        Section 5.1    Other Definitional and Interpretative Provisions.     Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one Person are joint and several. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.2    Further Assurances.     Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        Section 5.3    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of the completion of the Closing or the termination of the Merger Agreement in accordance with its terms; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

        Section 5.4    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 5.5    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Stockholder may not assign, delegate or otherwise transfer any of Stockholder's rights or obligations under this Agreement without the prior written consent of Parent. Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

        Section 5.6    Governing Law.     This Agreement shall be governed by and construed in accordance with and governed by the laws of the State of Maryland, without regard to the conflicts of law rules of such State that would result in the application of any law other than the law of the State of Maryland.

        Section 5.7    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective. Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.8    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a manner which is valid, legal and enforceable in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 5.9    Specific Performance.     The parties hereto agree that irreparable damage to Parent would occur, damages would be incalculable and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any provision of this

Agreement were not performed by Stockholder in accordance with the terms hereof, and that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically Stockholder's performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

        Stockholder hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent and any obligations to prove damages or post a bond or other security.

        Section 5.10    Entire Agreement.     This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

        Section 5.11    Action in Stockholder's Capacity Only.     Stockholder, if a director or officer of Terroir, does not make any agreement or understanding herein as a director or officer of Terroir. Stockholder signs this Agreement solely in Stockholder's capacity as a beneficial owner of the Securities and nothing herein shall limit or affect any actions taken in Stockholder's capacity as an officer or director of Terroir, including complying with or exercising such Stockholder's directors' duties as a member of the Board of Directors of Terroir.

        Section 5.12    Notices.     All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be delivered personally, by a recognized courier service, or by registered or certified mail, return receipt requested, postage prepaid, and in each case shall be deemed duly given on the date of actual delivery, upon confirmation of receipt. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice, and a copy of each notice shall also be sent via e-mail.

        (a)  if to Parent, to:

American Homes 4 Rent 30601 Agoura Road, Suite 200 Agoura Hills, California 91301
Telephone:	(805) 413-5300
Attention:	David P. Singelyn
Chief Executive Officer
with copies to:
Hogan Lovells US LLP 1999 Avenue of the Stars, Suite 1400 Los Angeles, CA 90067 Telephone: (310) 785-4600 Attention: Barry L. Dastin, Justin C. Johnson

        (b)  if to Stockholder, to: the address for notice set forth on the signature page hereof with a copy to:
American Residential Properties, Inc. 7047 East Greenway Parkway, Suite 3500 Scottsdale, Arizona 85254
Telephone:	(480) 474-4800
Attention:	Stephen G. Schmitz
Chief Executive Officer

with copies to:
Hunton & Williams LLP Riverfront Plaza—East Tower 951 East Byrd Street Richmond, VA 23219
Telephone:	(804) 788-7366
Attention:	Daniel M. LeBey, Mark W. Wickersham

        Section 5.13    Submission to Jurisdiction.     Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of any state or federal court within the State of Maryland for any actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees not to commence any action or proceeding relating thereto except in such court and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 5.12 hereof, shall be effective service of process for any such action or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

        Section 5.14    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 5.15    Rules of Construction.     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 5.16    Waiver.     No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        Section 5.17    No Ownership Interest.     All rights, ownership and economic benefits of and relating to the Securities contemplated hereby shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Securities, except as otherwise specifically provided herein, or in the performance of Stockholder's duties or responsibilities as a stockholder of Terroir or as a limited partner of Terroir OP.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN HOMES 4 RENT
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer
STOCKHOLDER
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
Address for notices:
SPOUSE OF STOCKHOLDER:
Name:

Solely for purposes of Section 4.1(i)(c)
AMERICAN RESIDENTIAL PROPERTIES, INC.
By:	/s/ LAURIE A. HAWKES
	Name:	Laurie A. Hawkes
	Title:	President
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: AMERICAN RESIDENTIAL GP, LLC,
its general partner
By:	/s/ LAURIE A. HAWKES
	Name:	Laurie A. Hawkes
	Title:	President

Signature Page to Voting Agreement

Class of Stock	Securities Beneficially Owned
Shares of Common Stock	500
Terroir OP Units	396,620	(1)

(1)
Amount includes 175,000 OP units owned by American Residential Management, Inc. ("ARM"), which is jointly owned by Stephen G. Schmitz and Laurie A. Hawkes. Accordingly, Mr. Schmitz and Ms. Hawkes share dispositive power over these OP Units. Except to the extent of their pecuniary interest in ARM, each of Mr. Schmitz and Ms. Hawkes disclaims beneficial ownership of these OP Units. Amount does not include an aggregate of 23,062 unvested LTIP Units subject to time-based vesting and an aggregate of 184,322 unvested LTIP Units subject to performance-based vesting.

Annex D

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of December 3, 2015 (this "Agreement"), between American Homes 4 Rent, a Maryland real estate investment trust ("Parent"), and the Person listed as "Stockholder" on the signature page hereto ("Stockholder").

        WHEREAS, as a condition and inducement to Parent's and AMH Merger Sub, LLC's, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Sunrise Merger Sub"), American Homes 4 Rent, L.P.'s, a Delaware limited partnership ("Sunrise OP"), and OP Merger Sub, LLC's, a Delaware limited liability company and wholly-owned subsidiary of Sunrise OP, willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with American Residential Properties, Inc., a Maryland corporation ("Terroir"), American Residential Properties OP, L.P., a Delaware limited partnership ("Terroir OP"), and American Residential GP, LLC, a Delaware limited liability company and sole general partner of Terroir OP, Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock of Terroir, $0.01 par value per share, that Stockholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Common Stock"), and all limited partnership interests in Terroir OP designated as a "Common Unit," an "LTIP Unit," a "Partnership Interest" or a "Partnership Unit" (collectively, the "Terroir OP Units" and collectively with the Common Stock, as applicable, the "Securities") under that certain Agreement of Limited Partnership of Terroir OP, dated as of May 11, 2012, as amended, modified or supplemented from time to time and in effect on the date hereof (the "Terroir OP Agreement"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

        Section 1.1    Voting Agreement.     Stockholder hereby agrees to vote or exercise Stockholder's right to consent with respect to all Securities that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Mergers and all agreements and actions contemplated by the Merger Agreement at any meeting of the stockholders of Terroir, or the holders of Terroir OP Units, as applicable, and at any adjournment thereof, at which the Merger Agreement and agreements contemplated thereby (or any amended version thereof), or actions contemplated thereby, are submitted for the consideration and vote of the stockholders of Terroir, or the holders of Terroir OP Units, as applicable, or in any action by written consent in lieu thereof. Stockholder hereby agrees that Stockholder will not vote any Securities in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of Terroir or Terroir OP or any other extraordinary transaction involving Terroir other than the Merger, (iii) action the consummation of which could frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters, including the Mergers.

        Section 1.2    Irrevocable Proxy.     Stockholder hereby revokes any and all previous proxies granted with respect to any of the Securities. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder's attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Securities. The proxy granted by

Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. The proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder represents and warrants to Parent that:

        Section 2.1    Authorization.     The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate, company, partnership or other action. This Agreement constitutes a legally valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If Stockholder is married and any of the Securities set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the legally valid and binding agreement of, such Stockholder's spouse, enforceable against such Stockholder's spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

        Section 2.2    Non-Contravention.     The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Stockholder, if any, (ii) violate any applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice of lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any contract, agreement or other instrument or document ("Contract") binding on Stockholder or any of Stockholder's properties or assets, including the Securities or (iv) result in the imposition of any Lien on any asset of Stockholder.

        Section 2.3    Ownership of Securities.     Stockholder (together with Stockholder's spouse if Stockholder is married and the Securities set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable Law) is the beneficial owner of such Securities, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Securities). None of such Securities is subject to any voting trust or other Contract with respect to the voting of such Securities (including Common Stock underlying such Terroir OP Units), except as set forth in this Agreement.

        Section 2.4    Total Securities.     Except for the Securities set forth on the signature page hereto (including Common Stock underlying the Terroir OP Units), Stockholder does not beneficially own any (i) shares of capital stock or voting securities of Terroir or Terroir OP, as applicable, (ii) securities of Terroir or Terroir OP, as applicable, convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Terroir or Terroir OP or (iii) options or other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) from Terroir or Terroir OP, as applicable, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Terroir.

        Section 2.5    Finder's Fees.     No broker, investment banker or other Person is entitled to any broker's, finder's or similar fee or commission in connection with the Mergers or any transactions contemplated by the Merger Agreement based upon any arrangements made by or on behalf of Stockholder.

        Section 2.6    No Litigation.     There is no Action pending or, to the knowledge of Stockholder, threatened against or affecting Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of Stockholder to perform Stockholder's obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Stockholder:

        Section 3.1    Authorization.     The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the real estate investment trust powers of Parent and have been duly authorized by all necessary real estate investment trust actions. This Agreement constitutes a legally valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

ARTICLE 4

COVENANTS OF STOCKHOLDER

        Stockholder hereby covenants and agrees that:

        Section 4.1    No Proxies for, Encumbrances on or Disposition of Securities.

            (i)  Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (a) grant any proxies or enter into any voting trust or other Contract with respect to the voting of any Securities, (b) sell, assign, transfer, encumber or otherwise dispose of, or enter into any Contract with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities during the term of this Agreement or (c) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the timely performance of Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the foregoing actions, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

           (ii)  Notwithstanding the foregoing clause (i), Stockholder may transfer Securities to (a) any member of Stockholder's immediate family or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family or (b) if Stockholder is a partnership or limited liability corporation, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

        Section 4.2    Waiver of Appraisal and Dissenters' Rights and Actions.     Stockholder hereby (i) waives and agrees not to exercise any rights to demand appraisal of any Securities or rights to dissent from either of the Mergers, if applicable, and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Action, against Parent, any of the Sunrise Parties, Terroir, any of the Terroir Parties or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any Action (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any duty of the Board of Directors of Terroir in connection with the Merger Agreement or the transactions contemplated thereby.

        Section 4.3    Communications.     Stockholder, and each of Stockholder's Subsidiaries, if any, shall not, and shall cause their respective officers, trustees, directors, employees or other Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent and Terroir of Stockholder's identity and holding of Securities, and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, and any other information that Parent or Terroir determines to be necessary in any SEC disclosure document in connection with the Mergers or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent and Terroir of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

        Section 4.4    Additional Securities.     In the event that Stockholder acquires beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to Terroir , or any of its Subsidiaries, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number and type, as applicable, of Securities set forth on the signature page hereto will be deemed amended accordingly. Stockholder shall promptly notify Parent of any such event.

ARTICLE 5

MISCELLANEOUS

        Section 5.1    Other Definitional and Interpretative Provisions.    Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one Person are joint and several. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.2    Further Assurances.     Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        Section 5.3    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of the completion of the Closing or the termination of the Merger Agreement in accordance with its terms; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

        Section 5.4    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 5.5    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Stockholder may not assign, delegate or otherwise transfer any of Stockholder's rights or obligations under this Agreement without the prior written consent of Parent. Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

        Section 5.6    Governing Law.     This Agreement shall be governed by and construed in accordance with and governed by the laws of the State of Maryland, without regard to the conflicts of law rules of such State that would result in the application of any law other than the law of the State of Maryland.

        Section 5.7    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective. Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.8    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a manner which is valid, legal and enforceable in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 5.9    Specific Performance.     The parties hereto agree that irreparable damage to Parent would occur, damages would be incalculable and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any provision of this

Agreement were not performed by Stockholder in accordance with the terms hereof, and that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically Stockholder's performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

        Stockholder hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent and any obligations to prove damages or post a bond or other security.

        Section 5.10    Entire Agreement.     This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

        Section 5.11    Action in Stockholder's Capacity Only.     Stockholder, if a director or officer of Terroir, does not make any agreement or understanding herein as a director or officer of Terroir. Stockholder signs this Agreement solely in Stockholder's capacity as a beneficial owner of the Securities and nothing herein shall limit or affect any actions taken in Stockholder's capacity as an officer or director of Terroir, including complying with or exercising such Stockholder's directors' duties as a member of the Board of Directors of Terroir.

        Section 5.12    Notices.     All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be delivered personally, by a recognized courier service, or by registered or certified mail, return receipt requested, postage prepaid, and in each case shall be deemed duly given on the date of actual delivery, upon confirmation of receipt. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice, and a copy of each notice shall also be sent via e-mail.

(a) if to Parent, to:
American Homes 4 Rent
30601 Agoura Road, Suite 200
Agoura Hills, California 91301
Telephone:	(805) 413-5300
Attention:	David P. Singelyn
Chief Executive Officer
with copies to:
Hogan Lovells US LLP
1999 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067
Telephone:	(310) 785-4600
Attention:	Barry L. Dastin, Justin C. Johnson
(b) if to Stockholder, to: the address for notice set forth on the signature page hereof with a copy to:
American Residential Properties, Inc.
7047 East Greenway Parkway, Suite 3500
Scottsdale, Arizona 85254
Telephone:	(480) 474-4800
Attention:	Stephen G. Schmitz
Chief Executive Officer

with copies to:
Hunton & Williams LLP
Riverfront Plaza—East Tower
951 East Byrd Street
Richmond, VA 23219
Telephone:	(804) 788-7366
Attention:	Daniel M. LeBey, Mark W. Wickersham

        Section 5.13    Submission to Jurisdiction.     Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of any state or federal court within the State of Maryland for any actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees not to commence any action or proceeding relating thereto except in such court and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 5.12 hereof, shall be effective service of process for any such action or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

        Section 5.14    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 5.15    Rules of Construction.     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 5.16    Waiver.     No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        Section 5.17    No Ownership Interest.    All rights, ownership and economic benefits of and relating to the Securities contemplated hereby shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Securities, except as otherwise specifically provided herein, or in the performance of Stockholder's duties or responsibilities as a stockholder of Terroir or as a limited partner of Terroir OP.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN HOMES 4 RENT
By:	/s/ DAVID P. SINGELYN
	Name:	David P. Singelyn
	Title:	Chief Executive Officer
STOCKHOLDER
By:	/s/ LAURIE A. HAWKES
	Name:	Laurie A. Hawkes
Address for notices:
SPOUSE OF STOCKHOLDER:

Name:

Solely for purposes of Section 4.1(i)(c)
AMERICAN RESIDENTIAL PROPERTIES, INC.
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
	Title:	Chief Executive Officer
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By:	AMERICAN RESIDENTIAL GP, LLC, its general partner
By:	/s/ STEPHEN G. SCHMITZ
	Name:	Stephen G. Schmitz
	Title:	Chief Executive Officer

Signature Page to Voting Agreement

Class of Stock	Securities Beneficially Owned
Shares of Common Stock	500
Terroir OP Units	396,620	(1)

(1)
Amount includes 175,000 OP units owned by American Residential Management, Inc. ("ARM"), which is jointly owned by Stephen G. Schmitz and Laurie A. Hawkes. Accordingly, Mr. Schmitz and Ms. Hawkes share dispositive power over these OP Units. Except to the extent of their pecuniary interest in ARM, each of Mr. Schmitz and Ms. Hawkes disclaims beneficial ownership of these OP Units. Amount does not include an aggregate of 23,062 unvested LTIP Units subject to time-based vesting and an aggregate of 184,322 unvested LTIP Units subject to performance-based vesting.

AMERICAN RESIDENTIAL PROPERTIES, INC. 7047 EAST GREENWAY PARKWAY SUITE 350 SCOTTSDALE, AZ 85254

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 25, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 25, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you

vote FOR proposals 1 and 2.	For	Against	Abstain

1                 Approval of the merger of American Residential Properties, Inc. with and into a wholly owned subsidiary of American Homes 4 Rent pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, as it may be amended from time to time, and the other transactions contemplated by the merger agreement.

	☐	☐	☐

2 Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of proposal 1.	☐	☐	☐

NOTE: American Residential Properties, Inc. is not aware of any other business that may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000261792_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Special Meeting of Stockholders

February 26, 2016 8:00 AM (MST)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Patricia B. Dietz and Shant Koumriqian, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMERICAN RESIDENTIAL PROPERTIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholders to be held on February 26, 2016 at 08:00 AM (MST) at the company's headquarters at 7047 East Greenway Parkway, Suite 350, Scottsdale, AZ 85254, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000261792_2 R1.0.0.51160